Exhibit 2.1

Execution Version

AGREEMENT

for the sale and purchase of securities in

the capital

of Cucina Lux Investments Limited

dated

19 February 2016

by

(1) THE INSTITUTIONAL SELLERS

and

(2) THE MANAGEMENT WARRANTORS

and

(3) SYSCO CORPORATION

Baker & McKenzie LLP 100 New Bridge Street London EC4V 6JA United Kingdom www.bakermckenzie.com

Table of contents

1.	Interpretation	1

2.	Sale and Purchase of Sale Securities	21

3.	Consideration	21

4.	Conditions Precedent	22

5.	Pre-Completion Obligations	24

6.	Completion	29

7.	Locked Box	30

8.	Substitute Purchaser	31

9.	Institutional Seller Warranties	33

10.	Purchaser Warranties	36

11.	Post-Completion Undertakings	37

12.	Payments	42

13.	Institutional Sellers’ Representative	43

14.	Managers’ Representatives	44

15.	Announcements, Confidentiality and Return of Information	45

16.	Counterparts	46

17.	Further Assurance	46

18.	Variation, Waiver and Consent	46

19.	Rights and remedies	47

20.	Entire Agreement	47

21.	Default Interest	48

22.	Notices	48

23.	Costs	49

24.	Third Party Rights	49

25.	Continuing Effect	50

26.	Assignment	50

27.	Governing Law and Agent for Service of Process	50

28.	Non-recourse	51

i

Schedule 1

The Company, the Subsidiaries, the Institutional Sellers and the Management Warrantors

Part 1

Details of the Company

Part 2

Details of the Subsidiaries

Part 3

The Institutional Sellers

Part 4

The Management Warrantors

Schedule 2

Pre-Completion Obligations

Schedule 3

Completion

Part 1

Institutional Sellers’ delivery obligations at Completion

Part 2

Institutional Sellers’ other obligations at Completion

Part 3

Purchaser’s Obligations at Completion

Schedule 4

Warranties

Schedule 5

Limitations on Liability

Schedule 6

The Properties

Part 1

Leasehold

Part 2

Freehold

Part 3

Sub-leases granted by the Group

Schedule 7

Intellectual Property

Schedule 8

Material Contracts

Schedule 9

Restricted Employees

ii

Agreement

This agreement is dated 19 February 2016

Between

1.	The Institutional Sellers, being those entities whose respective names and addresses are set out in column 1 of Part 3 of Schedule 1 (the “Institutional Sellers”, provided that an entity listed in Part 3 of Schedule 1 shall not be an Institutional Seller under this agreement if, immediately prior to Completion, it does not hold any Sale Securities);

2.	The Management Warrantors, being those persons whose names and addresses are set out in column 1 of Part 4 of Schedule 1 (the “Management Warrantors”); and

3.	Sysco Corporation, a Delaware corporation (the “Purchaser”).

Recitals

A.	The Institutional Sellers have agreed to sell, and the Purchaser has agreed to purchase, the Sale Securities on the terms set out in this agreement. The Cucina Management Minority Interestholders and the Menigo Managers have agreed (or will agree) to sell, and a Group Company has agreed (or will agree) to purchase, their respective Minority Interests on the terms set out in the relevant Minority Interest Purchase Agreements.

B.	The Institutional Sellers and the Management Warrantors have agreed to give certain warranties relating to their capacity and authority to enter into and perform their obligations under this agreement. The Management Warrantors have also agreed to give certain warranties relating to the business of the Group on the terms set out in this agreement.

C.	On the date of this agreement, the Bain Funds have entered into the Bain Fund Commitment Letter with respect to certain of the obligations of the Institutional Sellers.

It is agreed as follows:

1.	Interpretation

1.1	Defined terms

In this agreement, the following words and expressions shall have the following meanings:

“Affiliate” means, in relation to any person, any other person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with that person;

“Alternative PIK Restructure” has the meaning given to it in clause 5.4(c);

“Anti-Bribery Law” means: (i) the UK Bribery Act 2010, (ii) the US Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations issued thereunder, and (iii) any other Law relating to bribery or corruption which is applicable to the business of any member of the Group;

“Authorisations” means the material licences, permissions, permits, authorisations and consents required by each member of the Group for carrying on its business in the places and in the manner in which such business is now carried on;

“Authority” means any government, quasi-government, governmental department, ministry, commission, board, bureau, court, agency, statutory or regulatory authority, instrumentality or administrative body;

“Bain Contracts” means the following contracts:

(a)	the transaction services agreement dated 12 September 2007 between CAUK, Bain Capital, Ltd. and Bain Capital Partners, LLC (as amended on 14 March 2012);

(b)	the consulting services agreement dated 12 September 2007 between BBL, Portfolio Company Advisors Limited and Bain Capital Partners, LLC;

(c)	the assignment agreement relating to a Transaction Services Agreement dated 21 December 2012 between Cucina Lux, Bain Capital, Ltd. and Bain Capital Partners, LLC; and

(d)	the transaction services agreement dated 21 December 2012 between Cucina Lux, Bain Capital, Ltd. and Bain Capital Partners, LLC;

“Bain Fees Leakage” has the meaning given to it in clause 5.2(h)(iii)

“Bain Fund Commitment Letter” means the commitment letter entered into on the date of this agreement by the Bain Funds in favour of the Institutional Sellers and the Purchaser with respect to the performance of certain of the Institutional Sellers’ obligations under this agreement;

“Bain Funds” means Bain Capital Fund IX, L.P. and Bain Capital Fund VIII-E L.P.;

“BBL” means Brake Bros Limited, a company incorporated under the laws of England and Wales with registered number 02035315 and whose registered office is at Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG;

“Brakes Bros Members” means members of the Brakes Final Salary Pension Scheme who were transferred from the Brake Bros plc Retirement and Death Benefit Scheme to the Brakes Final Salary Pension Scheme on 6 April 2001;

“Brake Bros plc Retirement and Death Benefit Scheme” means the scheme established by a declaration of trust dated 29 September 1972 under the name of the Brake Bros (Poultry Packers) Limited Retirement and Death Benefit Scheme;

“Brakes Capital” means Brakes Capital, an exempted company incorporated with limited liability under the laws of the Cayman Islands with its registered office at PO Box 1093, Queensgate House, South Church Street, Grand Cayman KY1-1102, Cayman Islands;

“Brakes Final Salary Pension Scheme” means the Brakes Final Salary Pension Scheme currently governed by a consolidated trust deed and rules dated 6 April 2001 (as amended from time to time);

“Brakes Investors” means CFIL and CAUK;

“Business Day” means a day (excluding Saturdays, Sundays and public holidays) on which banks generally are open in the City of London and New York City for the transaction of normal banking business;

“Business Plan” means the five-year business plan for the Group for the period from 1 January 2016 to 31 December 2020, in the agreed form;

“Business Warranties” means the warranties set out in Schedule 4 of this agreement;

“C&B Equity Interest” means the shares held in the capital of Cearns & Brown Limited by any person who is not a Group Company;

“CA 2006” means the Companies Act 2006;

“CAUK” means Cucina Acquisition (UK) Limited, a company incorporated under the laws of England and Wales with registered number 06279225 and whose registered office is at Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG;

“CFFL” means Cucina Fresh Finance Limited, a company incorporated under the laws of England and Wales with registered number 09300710 and whose registered office is at Bicester Distribution Park, Charbridge Way, Bicester, Oxfordshire, OX26 4SW;

“CFHL” means Cucina French Holdings Limited, a company incorporated under the laws of England and Wales with registered number 09669103 and whose registered office is at Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG;

“CFHL Preference Shares” means the 91,800,000 preference shares of €1.00 each in the capital of CFHL, held by Nestlé;

“CFIL” means Cucina Fresh Investments Limited, a company incorporated under the laws of England and Wales with registered number 09410125 and whose registered office is at Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG;

“Cidron” means Cidron Food Holdings S.à r.l, a private limited liability company organised under the laws of the Grand Duchy of Luxembourg with registered office address at 5, rue Guillaume Kroll, L-1882 Luxembourg;

“Company” means Cucina Lux Investments Limited, short particulars of which are set out in Part 1 of Schedule 1;

“Competition Authority” means any Authority, in any jurisdiction, which is responsible for applying merger control or other competition or antitrust legislation in such jurisdiction and, for the avoidance of doubt, includes the notion of “competent authority” as that term is used in the EU Merger Regulation;

“Completion” means completion of the sale and purchase of the Sale Securities in accordance with clause 6;

“Completion Date” means the date upon which Completion takes place in accordance with this agreement;

“Conditions” means the conditions precedent set out in clauses 4.1(a) and (b);

“Confidential Information” means know-how, trade secrets and other information of a confidential nature;

“Consideration” means the aggregate of: (a) the Equity Consideration; and (b) the face value and accrued interest of any amount of the PIK Facility which is acquired by a Group Company pursuant to the PIK Debt Restructuring;

“Control” means:

(a)	the ownership of or the ability to direct:

(i)	in the case of a company:

(A)	a majority of the issued shares entitled to vote for the election of directors (or analogous persons) of such company;

(B)	the appointment or removal of directors having a majority of the voting rights exercisable at meetings of the board of directors (or analogous body or bodies, including management boards and supervisory boards) of such company on all, or substantially all, matters; or

(C)	a majority of the voting rights exercisable at general meetings of the members of such company on all, or substantially all, matters; or

(ii)	in the case of any other person, a majority of the voting rights in such person; or

(b)	the direct or indirect possession of the power to direct, or cause the direction of, the management and policies of any person (whether through the ownership of voting securities, by contract or otherwise), and “Controlled” shall be construed accordingly;

“Costs” means losses, damages, costs (including reasonable legal costs, whether in connection with the enforcement of obligations hereunder or otherwise) and expenses (including Taxation) in each case of any nature whatsoever;

“Cucina” means Cucina Investments (UK) Limited, a company incorporated under the laws of England and Wales with registered number 06305246 and whose registered office is at Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG;

“Cucina EBT” means the employee benefit trust which holds securities in each of Cucina 3 and Cucina;

“Cucina Finance” means Cucina Finance (UK) Limited, a company incorporated under the laws of England and Wales with registered number 06305253 and whose registered office is at Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG;

“Cucina Management Minority Interest” means any debt or equity securities held by any manager, former manager or an employee benefit trust in Cucina, Cucina 2 and/or Cucina 3;

“Cucina Management Minority Interestholder” means any manager, former manager or an employee benefit trust in Cucina, Cucina 2 and/or Cucina 3 (and their respective assignees and successors);

“Cucina 2” means Cucina Investments (UK) 2 Limited, a company incorporated under the laws of England and Wales with registered number 07259037 and whose registered office is at Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG;

“Cucina 2 Pre-Completion Articles” means the articles of association of Cucina 2 in place immediately prior to Completion;

“Cucina 3” means Cucina Investments (UK) 3 Limited, a company incorporated under the laws of England and Wales with registered number 08204703 and whose registered office is at Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG;

“Cucina 3 Pre-Completion Articles” means the articles of association of Cucina 3 in place immediately prior to Completion;

“C&B Members” means members of the Brakes Final Salary Pension Scheme who joined the scheme before 6 April 2001;

“Daily Accrued Amount” means a sum equal to the Equity Consideration multiplied by 6% and divided by 365;

“Data Room” means the collection of documents, materials and information made available for inspection by the Purchaser and its advisers in a virtual data room hosted by R. R. Donnelley & Sons Company as at 01:00 on 16 February 2016, a copy of which is contained on the DVD and annexed to the Disclosure Letter and the index of which is in the agreed form;

“Davigel SPA” means a share transfer agreement entered into on 22 July 2015 by Nestlé France SAS, Nestlé España, S.A. (as the sellers) and Davigel Equity Holdings SAS (as the buyer);

“Debt Commitment Agreement” means the debt commitment letter delivered by the Purchaser to the Institutional Seller on the date hereof, together with any engagement letter and fee letters (in a customarily redacted form), in each case, as amended, supplemented or replaced in compliance with this agreement relating to the provision of financing to the Purchaser or any of its Affiliates for the purpose of the Transaction;

“Debt Financing Sources” means the persons, other than the Purchaser or any of its Affiliates, that have committed to provide or arrange or otherwise entered into agreements (including any commitment letters, engagement letters or financing agreements), in each case, in connection with the financings in connection with the Transaction, and parties to any joinder agreements, indentures or credit agreements entered pursuant thereto or relating thereto, together with their respective former, current or future general or limited partners, direct or indirect stockholders, managers, members, Affiliates, officers, directors, employees, agents, representatives, successors and assigns and any former, current or future general or limited partners, direct or indirect stockholder, manager, member, Affiliate, officer, director, employee, agent, representative, successors or assign of any of the foregoing;

“Debt Facilities” means:

(a)	the senior secured facilities agreement dated 12 October 2007 (as amended on 10 December 2007 and 11 July 2008, and amended and restated on 30 November 2012, 24 December 2013 and 23 June 2014), between CAUK, Barclays Capital, J.P. Morgan PLC and The Royal Bank of Scotland PLC as arrangers, the financial institutions named therein as original lenders and the Senior Facilities Agent and Senior Security Agent, providing for senior secured bank facilities comprising: (i) a £294,700,000 D Term Loan Facility; (ii) a £75,000,000 revolving credit facility; and (iii) a £583,500,000 E Term Loan Facility;

(b)	the senior secured facility agreement dated 27 October 2015, between Brakes Capital, the financial institutions named therein as original lenders, Elavon Financial Services Limited, as Agent and U.S. Bank National Association as Security Agent, providing for a €130,000,000 senior secured bank facility;

(c)	the term loan and revolving facilities agreement dated 12 September 2014 (as amended and/or restated by agreements dated 6 October 2014, 16 February 2015 and 20 March 2015) between, inter alia, Menigo Food Service AB and Swedbank AB as facility agent and security agent, providing for senior secured bank facilities comprising: (i) a SEK250,000,000 amortising loan Facility A; and (ii) a SEK50,000,000 revolving term loan Facility B;

(d)	the £125,000,000 receivables financing facility between Barclays Bank PLC and Brake Bros Receivables Limited dated 29 November 2005, amended and restated on 12 October 2007 and in 2011;

(e)	the PIK Facility;

(f)	the invoice discounting facility agreement dated 20 February 2015 entered into between, inter alia, Fresh Direct Group Limited (under its former name KEYFD 2 Limited), Lloyds Bank Plc (as mandated lead arranger, security agent, agent and trustee) and Lloyds Bank Commercial Finance Limited (as ID administrator);

(g)	the senior facilities agreement dated 20 February 2015 between CFFL (under its former name KEYFD Limited), Fresh Direct Group Limited (under its former name KEYFD 2 Limited), Lloyds Bank Plc (as mandated lead arranger, agent and security agent) and lenders providing for the secured term facility (up to £15,000,000), the unsecured term facility (up to £25,000,000) and the bridge facility (up to £5,000,000); and

(h)	the Loan Notes;

“Debt Facilities Amount” means the aggregate amount required to discharge all outstanding amounts owing by the Group under the Debt Facilities at Completion (excluding any amounts of the PIK Facility owned by the Group and the Loan Notes) on or prior to Completion) and to release all security in relation to such Debt Facilities;

“Debt Facilities Repayment Amount” means the aggregate amount required to discharge all outstanding amounts owing by the Group under the Debt Facilities which are repayable at Completion as notified by the Purchaser in good faith to the Institutional Sellers or the Institutional Sellers’ Representative (excluding any amounts of the PIK Facility owned by the Group and the Loan Notes) on or prior to Completion) and to release all security in relation to such Debt Facilities;

“Debt Restructuring and HYB Fees” has the meaning given to it in clause 5.2(h)(i);

“Deed of Adherence” means a deed of adherence in the agreed form;

“Defaulting Party” has the meaning given to it in clause 21.1;

“Directors” means the persons listed as directors of the Company and each Subsidiary in Part 1 and Part 2 of Schedule 1;

“Disclosed” means all matters fairly disclosed in the Disclosure Documents, and all matters revealed by the Public Searches, and “Disclosure” shall be construed accordingly;

“Disclosed Plans” means the Brakes Final Salary Pension Scheme, Brakes Money Purchase Pension Plan, the National Employment Savings Trust, the Brakes Group Personal Pension Plan, a UK stakeholder pension plan with AEGON, a French mandatory funded defined contribution scheme operated by Brake France Développement, a French supplementary retirement scheme operated by Brake France Service SAS, the Plan de Pensiones de Promicion conjunta de las empresas del Grupo Nestle, the occupational pension plan ITP in Sweden and the occupational pension plan SAF-LO in Sweden;

“Disclosure Bundle” means the bundle of files numbered 1 to 25 provided to the Purchaser’s solicitors by e-mail on 17 February 2016 and indexed in the schedule 1 to the Disclosure Letter;

“Disclosure Documents” means:

(a)	the documents and information contained in the Data Room;

(b)	the Disclosure Letter; and

(c)	the documents and information contained in the Disclosure Bundle;

“Disclosure Letter” means the letter (including the contents of any schedule or appendix thereto) from the Management Warrantors to the Purchaser executed and delivered immediately before the signing of this agreement;

“Economic Sanctions Law” means any economic or financial sanctions administered by OFAC, the US State Department, the United Nations, the European Union or any member state thereof, or any other national economic sanctions authority;

“Encumbrance” means any mortgage, charge, pledge, lien, restriction, restriction notice, assignment, hypothecation, security interest, title retention or any other agreement or arrangement the effect of which is the creation of security, or any other interest, equity or other right of any person (including any right to acquire, option, right of first refusal or right of pre-emption), or any agreement or arrangement to create any of the same;

“Equity Consideration” means £594,000,000;

“Escrow Agent” means the financial institution agreed between the Institutional Sellers and the Purchaser (each acting reasonably) to act in the capacity of escrow agent;

“Escrow Agreement” has the meaning given to it in clause 5.2(d);

“EU Merger Regulation” has the meaning given to it in clause 4.1(a);

“FD Conditional SPA” means the conditional sale and purchase agreement between the FD Investor, CAUK, CFIL and CFFL dated 28 January 2016 in relation to the acquisition of FD NH Equity Interests;

“FD Investor” means Nigel Harris;

“FD Management Completion Bonus” means the completion bonus up to an aggregate maximum amount of £3,000,000 payable by the Group to certain FD Managers pursuant to the terms of the FD Management Implementation Letter;

“FD Management Equity Excess Price” means the purchase consideration payable by any Group Company or the Purchaser (as the case may be) to acquire the FD Management Equity Interests on or following the FD Minority Inception Date, less £900,000 (provided always that such amount shall not be less than £0);

“FD Management Equity Interests” means class D ordinary shares held by the FD Managers in CFFL;

“FD Management Implementation Letter” means the letter entered into between David Burns, CAUK and CFIL dated 28 January 2016 in relation to the FD Management Equity Interests;

“FD Managers” means David Burns, Andrew Farnworth, Ian Humphreys, Nick Fowler, Mark Gibson, Mark Hale, Ian Stuart, Stephen High, Nicholas Allen and Martin Bott;

“FD Minority Inception Date” means 29 July 2016;

“FD NH Equity Interests” means class A ordinary shares and class C ordinary shares held by the FD Investor in CFFL;

“FD Payments” means the payment of the Contingent Deferred Consideration and Further Cash Amount (in each case as defined in the FD Sale Agreement) and being an aggregate amount of £30,000,000 payable in accordance with the FD Sale Agreement and the FD Conditional SPA;

“FD Sale Agreement” means the agreement for the purchase of Fresh Holdings Limited and each of its subsidiary undertakings between, amongst others, the FD Investor and the Company, dated 15 November 2014 (as amended);

“FD SHA” means the Shareholders’ Agreement dated 23 February 2015 (as amended) in relation to CFFL between the Brakes Investors, the FD Investor, the FD Managers and CFFL;

“Filings” means the appropriate notifications, submissions and filings required in order to satisfy the Conditions and a “Filing” means any of them;

“Financial Year” shall be construed in accordance with s390 CA 2006;

“Fundamental Business Warranties” means the Warranties set out in paragraph 1, 4.7 and 15 of schedule 4;

“Group” means the group of companies comprising the Company and the Subsidiaries and “member of the Group” and “Group Company” shall be construed accordingly;

“Group IP” means the Intellectual Property registered in or applied for in the name of any member of the Group, as listed in Schedule 7;

“Group’s Irish Business” means the business activities, assets and personnel of the Group currently located and carried on by the Group in the Republic of Ireland or Northern Ireland but excluding: (i) any business activities, assets or personnel of the Group currently located or carried on outside the Republic of Ireland or Northern Ireland; and (ii) any goods or services currently provided by the Group from outside the Republic of Ireland or Northern Ireland in or into the Republic of Ireland or Northern Ireland to support the business activities or personnel of the Group currently located and carried on by the Group in the Republic of Ireland or Northern Ireland;

“IFRS” means the International Financial Reporting Standards;

“Indebtedness” means, in respect of any company, any borrowing or indebtedness in the nature of borrowing;

“In Progress Contracts” means the arrangements proposed to be entered into by the Group in the ordinary course of business following the date hereof as indexed in schedule 2 to the Disclosure Letter;

“Institutional Sellers’ Representative” means the individual appointed in accordance with clause 13 from time to time;

“Institutional Sellers’ Account” means the account as notified by the Institutional Sellers’ Representative to the Purchaser no later than 10 Business Days prior to Completion;

“Institutional Sellers’ Group” means the group of companies comprising the Institutional Sellers, their respective Affiliates and any funds managed or advised by Bain Capital Investors, LLC or any of their Affiliates, including for the avoidance of doubt each entity which is owed Bain Fees but excluding any member of the Group and “member of the Institutional Sellers’ Group” shall be construed accordingly;

“Intellectual Property” means Confidential Information, patents, registered designs, copyrights (including rights in computer software), rights in databases, design rights, rights in knowhow, utility models, topography rights, trade marks, domain names, business names, and any other intellectual property rights, and all rights or forms of protection, subsisting now or in the future, having equivalent or similar effect to the rights referred to above in each case: (i) anywhere in the world; (ii) whether unregistered or registered (including all applications, rights to apply and rights to claim priority); and (iii) including all divisionals, continuations, continuations-in-part, reissues, extensions, re-examinations and renewals anywhere in the world in any country;

“Investor Directors” means each director and any secretary of any Group Company nominated for appointment to such position by any member of the Institutional Sellers’ Group;

“IPO Aborted Costs” means all costs paid or accrued, from time to time, by any member of the Group in respect of the proposed initial public offering of the Group;

“IT Contract” means any third party contract under which an IT System is licensed, leased, supplied, maintained or supported;

“IT Systems” means the information and communications technologies used by the Group Companies, including hardware, software, networks, and associated documentation;

“JD LTIP” means the cash long-term bonus incentive plan set out in the letter from the Group to Jacques Deronzier dated 5 February 2016 and providing for a maximum aggregate payment over the term of the plan of €5,000,000;

“Law” means all civil and common, statutes, subordinate legislation, treaties, regulations, directives, decisions, by-laws, ordinances, circulars, codes, orders, notices, demands, decrees, injunctions, resolutions or judgments of any Authority in any jurisdiction having in each case the force of law;

“Leakage” means:

(a)	any payments (whether in cash or in kind) made or benefits conferred by any member of the Group to or on behalf of or for the benefit of any member of the Institutional Sellers’ Group, any Minority Interestholder and any FD Manager;

(b)	any interest payment, dividend or distribution (whether in cash or in kind) declared, made or paid by any member of the Group to or on behalf of or for the benefit of any member of the Institutional Sellers’ Group, any Minority Interestholder and any FD Manager;

(c)	any monitoring or director fees or other corporate finance type fees paid by any member of the Group to any member of the Institutional Sellers’ Group, any Minority Interestholder and any FD Manager;

(d)	the payment of, or incurring of any obligation by any member of the Group to pay, any amounts (including any payments or contributions made or agreed to be made to or in respect of any pension plans) in connection with or triggered by the Transaction to any current or former employee or director of any member of the Group;

(e)	the waiver, deferral, settlement, compromise or release by any member of the Group of any amount owed to that member of the Group by any member of the Institutional Sellers’ Group, any Minority Interestholder and any FD Manager;

(f)	the creation of an Encumbrance over any asset, rights or other interests in any member of the Group in favour of or for the benefit of any member of the Institutional Sellers’ Group, any Minority Interestholder and any FD Manager;

(g)	the payment by any member of the Group of, or incurring of any obligation to pay, any Transaction Costs; and

(h)	the payment, incurrence or assumption of any Tax by or on behalf of any member of the Group in respect of any of the matters set out in (a) to (g) (inclusive) above,

but does not include: (i) any Permitted Leakage; or (ii) any amounts that are recoverable by the Group or the Purchaser’s Group pursuant to equivalent leakage provisions in any Management Sale Agreement and, for the avoidance of doubt, there shall be no double-counting of items as Leakage;

“Leakage Claim Period” means the period from the Completion Date to the date falling six months after the Completion Date;

“Loan Notes” means the £657,359,000 loan agreement dated 11 September 2007 between Cucina (BC) Finance S.à r.l. Luxco and the Company;

“Loan Note Value Amount” means the aggregate principal and accrued interest outstanding under the Loan Notes from time to time;

“Locked Box Accounts” means:

(a)	the audited consolidated balance sheet of the Group as at the Locked Box Date; and

(b)	the audited consolidated profit and loss account and cash flow statement of the Group in respect of the Financial Year ending on the Locked Box Date,

together	in each case with all notes, reports and statements included in or annexed to them, in the agreed form;

“Locked Box Date” means 31 December 2015;

“Longstop Date” means 27 November 2016 or as otherwise agreed by the Institutional Sellers’ Representative and the Purchaser;

“Main Residence” has the meaning given to it in paragraph 5 of Schedule 5;

“Management Sale Agreement” means an agreement between a Group Company and one or more Cucina Management Minority Interestholders or Menigo Managers pursuant to which such Minority Interestholders agree to transfer their Minority Interests for cash to a Group Company conditional upon Completion occurring under this agreement, in respect of the Cucina Management Minority Interestholders in the agreed form and, in respect of any of the Menigo Managers or the Cucina EBT, in a form similar to that agreed with respect to the Cucina Management Minority Interestholders, amended as appropriate to reflect the rights of the Menigo Managers or the Cucina EBT in relation to their respective Minority Interests;

“Managers’ Representatives” means the individuals appointed in accordance with clause 14 from time to time and “Managers’ Representative” shall mean any one of them;

“Material Completion Obligation” means: (i) in respect of the Institutional Sellers, all those obligations at completion set out in Parts 1 (excluding paragraph 7) and 2 of Schedule 3; and (ii) in respect of the Purchaser, those obligations at completion set out in paragraphs 1 to 5 (inclusive) of Part 3 of Schedule 3;

“Material Contracts” means:

(a)	the top ten customer and supplier contracts of the Group (by revenue or expenditure in the region) in each of France and Sweden; and

(b)	the top twenty customer contracts (by revenue) and top twenty supplier contracts (by expenditure) in the UK.

and which are listed in Schedule 8, and “Material Contract” shall mean any one of them;

“Member State” means any member state of the European Union or, with the exception of Switzerland, of the European Free Trade Association;

“Menigo Drag Right” means the drag along rights enjoyed by the Company with respect to all of the Menigo Management Equity Interests;

“Menigo IA” means the investment agreement relating to Cidron entered into between the Company, BBL, Nordic and Cidron dated 25 February 2010 (as amended);

“Menigo Management Equity Interests” means Menigo Managers’ equity interests in Cidron pursuant to and in accordance with the Menigo Management Warrants and the Menigo Management MIAs;

“Menigo Management MIAs” means the management investment agreements relating to Cidron (and dated on various dates in 2010 and 2014), in each case between Nordic, BBL, the Company, Cidron and a Menigo Manager (as amended);

“Menigo Management Warrants” means the “A” and “B” warrant agreements relating to ordinary shares in the capital of Cidron (and dated on various dates in 2010 and 2014), in each case between, amongst others, a Menigo Manager and Cidron;

“Menigo Managers” means Jonas Köhler, Jörgen Johansson, Martin Sagne, M. Anund, P. Feledy, T. Eriksson, Ellinor Löfström, J. Prom, O.Uhrström and G.Sundberg, and a “Menigo Manager” shall mean any one of them;

“Minority Interestholders” means the FD Investor, Nestlé, the Menigo Managers, Nordic, any Cucina Management Minority Interestholder, any holder of an Other Equity Interest, and, if Completion will take place on or following the FD Minority Inception Date, the FD Managers, and “Minority Interestholder” shall mean any one of them;

“Minority Interests” means all or any of (as the context may require):

(a)	the FD NH Equity Interests;

(b)	the CFHL Preference Shares;

(c)	the Nordic Equity Securities;

(d)	the Nordic Jersey Shareholder Loan;

(e)	the Menigo Management Equity Interests;

(f)	the Cucina Management Minority Interests; and

(g)	if Completion will take place on or following the FD Minority Inception Date, the FD Management Equity Interests; and

(h)	any other equity interest in any Group Company (excluding (i) Restaurangakademien AB and RVE SAS (ii) the C&B Equity Interests and (iii) the FD Management Equity Interests) held by any person at any time during the period from the date of this agreement and as at Completion, other than the Institutional Sellers or another Group Company;

“Minority Interest Buyout Price” means the purchase consideration payable by any Group Company or the Purchaser (as the case may be) to acquire the Minority Interests of a Minority Interestholder:

(i)	as set out in a Minority Interest Purchase Agreement; or

(j)	finally determined pursuant to a Minority Interest Compulsory Buyout Process; or

(k)	if such price has not yet been finally determined pursuant to a Minority Interests Compulsory Buyout Process on or prior to the Unconditional Date, the Institutional Sellers’ Representative’s good faith estimate of the purchase consideration for such Minority Interests due to that Minority Interestholder (as agreed with the Purchaser, such agreement not to be unreasonably withheld), and shall exclude any Transfer Costs, but include: (i) all other tax, social security or national insurance contributions that will or would (in the case of an estimated consideration amount) be borne by any member of the Group in connection with such consideration or estimated consideration; and (ii) in the case of any Partially Accreted Seller, any Non-Accreted Distribution Amount, provided that, with respect to the FD Management Equity Interests (A) no amount shall be included in the Minority Interest Buyout Price if Completion takes place prior to the FD Minority Inception Date, and (B) if Completion will take place on or following the FD Minority Inception Date, the amount included in the Minority Interest Buyout Price shall be equal to the FD Management Equity Excess Price (if any);

“Minority Interest Compulsory Buyout Process” means:

(a)	in respect of the FD Investor, the exercise by the Brakes Investors of the call option in respect of all of the FD NH Equity Interests, pursuant to and in accordance with the FD SHA;

(b)	if Completion has not taken place prior to the FD Minority Inception Date, in respect of the FD Managers, the exercise by the Brakes Investors of the call option in respect of all of the FD Management Equity Interests, pursuant to and in accordance with the FD SHA;

(c)	in respect of Nestlé, the exercise by CAUK of the Nestlé Call Option in respect of all of the CFHL Preference Shares, pursuant to and in accordance with the Nestlé Option Agreement;

(d)	in respect of Nordic, the exercise by BBL of the Nordic Drag Right in respect of all of the Nordic Equity Securities, pursuant to and in accordance with the Menigo IA;

(e)	in respect of Nordic Jersey, the repayment by Cidron of the Nordic Jersey Shareholder Loan pursuant to and in accordance with the terms of such loan;

(f)	in respect of the Menigo Managers: (i) the exercise by BBL (or other member of the Group) of the Menigo Drag Right in respect of all of the Menigo Management Warrants, pursuant to and in accordance with the Menigo Management Warrants and the Menigo Management MIAs; or (ii) the exercise by BBL of the leaver provisions in each of the Menigo Management MIAs in respect of the Menigo Management Equity Interests; and

(g)	in respect of any Cucina Management Minority Interestholder: (i) the exercise by the Company of the drag-along rights in respect of any Cucina Management Minority Interests and/or the repayment of such person’s debt securities in Cucina 2 or Cucina 3 (as the case may be), pursuant to and in accordance with the articles of association of Cucina, Cucina 2 or Cucina 3 (as the case may be); or (ii) the exercise by Cucina 2 or Cucina 3 (as the case may be) of the leaver provisions in the articles of Cucina 2 or Cucina 3 (as the case may be);

“Minority Interest Key Documents” means:

(a)	any Minority Interest Purchase Agreement;

(b)	the FD SHA;

(c)	the articles of association of CFFL;

(d)	the Nestlé Option Agreement;

(e)	the articles of association of CFHL;

(f)	the investment deed relating to Cucina 2 entered into between the Company, relevant members of management, Cucina 2 and the Cucina Employee Benefit Trust dated 16 July 2010;

(g)	the articles of association of Cucina 2;

(h)	the investment deed relating to Cucina 3 entered into between the Company, relevant members of management, Cucina 3 and the Cucina Employee Benefit Trust dated 23 November 2012;

(i)	the articles of association of Cucina 3;

(j)	the investment agreement relating to Cidron entered into between the Company, BBL, Nordic and Cidron dated 25 February 2010;

(k)	the articles of association of Cidron; and

(l)	each Menigo Management MIA;

“Minority Interest Purchase Agreement” means:

(a)	any Management Sale Agreement;

(b)	the FD Conditional SPA;

(c)	the Nestlé Conditional SPA;

(d)	the Nordic Conditional SPA; or

(e)	any other agreement between a Group Company or the Purchaser (as the case may be) and a Minority Interestholder pursuant to which that Minority Interestholder:

(i)	agrees to transfer its Minority Interests for cash to a Group Company or the Purchaser (as the case may be);

(ii)	provides substantially similar warranties to those set out at clause 9.1(a); and

(iii)	undertakes to deliver to the relevant Group Company or the Purchaser (as the case may be), against payment of the consideration due to it:

(A)	duly executed and, where applicable, stamped transfer instruments in respect of all of the Minority Interests held by it into the name of the relevant Group Company (or its nominee) or the Purchaser (as the case may be);

(B)	relevant share certificates (or indemnities in respect thereof); and

(C)	duly executed letters of resignation of any directors of a Group Company appointed or nominated by the relevant Minority Interestholder;

“Minority Interest Overpayment Amount” has the meaning given to it in clause 11.2(c);

“Minority Interest Settlement Cost” has the meaning given to it in clause 11.2(b);

“MIOA Accreted Amount” has the meaning given to it in the relevant Management Sale Agreement;

“MIOA Non-Accreted Amount” has the meaning given to it in the relevant Management Sale Agreement;

“MIOA Notice” has the meaning given to it in clause 11.2(d);

“Nestlé” means Centre de Coordination Nestlé S.A;

“Nestlé Call Option” means Nestlé‘s call option in respect of all of the CFHL Preference Shares in connection with Completion, pursuant to and in accordance with the Nestlé Option Agreement;

“Nestlé Conditional SPA” means the conditional sale and purchase agreement to be entered into between Nestlé and Brakes Group plc relating to the acquisition of the CFHL Preference Shares;

“Nestlé Option Agreement” means the put and call option agreement dated 2 November 2015 between CFHL, Nestlé France SAS and CAUK;

“Non-Accreted Distribution Amount” has the meaning given to it in the relevant Management Sale Agreement;

“Non-Accreted Escrow Account” means the account (specified in the Escrow Agreement) into which the Non-Accreted Distribution Amounts payable by the Purchaser at Completion pursuant to paragraph 3(ii) of Part 3 of Schedule 3 shall be paid;

“Nordic” means Nordic Wholesale Services S.à r.l, a private limited liability company incorporated under the laws of the Grand Duchy of Luxembourg with registered number B 120.759;

“Nordic Conditional SPA” means the conditional sale and purchase agreement to be entered into between Nordic, BBL, Cidron and Brakes Group plc relating to the acquisition of the Nordic Shares and the repayment of the Nordic Jersey Shareholder Loan;

“Nordic Drag Right” means the drag along rights enjoyed by the Company with respect to all of the equity interests held by Nordic in Cidron;

“Nordic Equity Securities” means the ordinary shares held by Nordic in the capital of Cidron;

“Nordic Jersey” means Nordic Wholesale Services Limited, a private limited liability company incorporated under the laws of Jersey with registered number 94266;

“Nordic Jersey Shareholder Loan” means the shareholder loan advanced by Nordic Jersey to Cidron pursuant to the loan agreement dated 11 February 2010;

“Notice” has the meaning given to it in clause 22.1;

“Notified Transaction Costs” has the meaning given to it in clause 5.3(b);

“Outstanding Minority Escrow Account” means the account specified in the Escrow Agreement into which the amount payable by the Purchaser at Completion pursuant to paragraph 4 of Part 3 of Schedule 3 shall be paid;

“Outstanding Minority Interests” has the meaning given to it in clause 11.2(a);

“Partially Accreted Seller” has the meaning given to it in the relevant Management Sale Agreement;

“Pensions Regulator” means the UK regulator of work-based pension schemes established pursuant to Part 1 of the Pensions Act 2004;

“Permitted Assignee” means any member or members of the Purchaser’s Group which is the legal and/or beneficial owner from time to time of any or all of the Shares and assets of the Group Companies;

“Permitted Leakage” means any of:

(a)	the reimbursement of reasonable travel expenses incurred by any director, employee or consultant, up to a maximum of £150,000 in aggregate;

(b)	reasonable third party advisory costs of the Group incurred in the ordinary course of business and consistent with past practice (and not in connection with the Transaction or any other transaction relating to the sale of some or all of the Sale Securities and/or the Minority Interests) in respect of company secretarial work, legal services, tax and accounting up to a maximum of a sum equal to £150,000 per month from the Locked Box Date to Completion;

(c)	the payments of emoluments to employees or directors of any member of the Group or to the FD Investor in connection with his consultancy arrangements in place with the Group, in each case in the ordinary course of business and consistent with past practice (and not in connection with the Transaction or any other transaction relating to a liquidity transaction of some or all of the Sale Securities and/or the Minority Interests) (including, for the avoidance of doubt, (A) pension contributions and (B) bonuses in relation to the performance of the Group in accordance with the Group’s existing bonus arrangements);

(d)	the Minority Interest Buyout Price;

(e)	the Notified Transaction Costs;

(f)	the accrual of interest and payment of any amounts due under the PIK Facility in accordance with its terms as Disclosed;

(g)	the FD Payments;

(h)	the deferred consideration in the amount of €10,000,000 payable to Nestlé in accordance with the Davigel SPA upon completion of a successful IT Transition (as defined in the Davigel SPA);

(i)	amounts payable to the WorldPay group in connection with the Group’s ordinary course trading arrangements with the WorldPay group;

(j)	the accrual (but not the payment) of interest to Minority Interestholders and any FD Manager in relation to any loan notes or other debt securities held by Minority Interestholders or FD Managers in the Group;

(k)	entry into, and any payments in accordance with the terms as at the date of this agreement of, the JD LTIP;

(l)	entry into, and any payments in accordance with the terms as at the date of this agreement of, the incentive arrangements in place with Jörgen Johansson as set out the letter dated 27 January 2016 in connection with his appointment as Chairman of the Constellation initiative;

(m)	amounts payable to Nestlé or any of its Affiliates in connection with the Group’s ordinary course trading arrangements and the transitional services arrangements entered into in connection with the acquisition of Davigel by the Group;

(n)	any Tax paid, incurred or assumed by or on behalf of any member of the Group in respect of any of the matters set out in (a) to (m) (inclusive) above, other than withholding tax in respect of the matter set out in (f);

(o)	any Transfer Costs; and

(p)	any payment made or to be made by or on behalf of any member of the Group to the extent that it is otherwise specifically agreed to as “Permitted Leakage” in writing by the Purchaser,

and, for the avoidance of doubt, there shall be no double-counting of items as Permitted Leakage;

“PIK Debt Restructuring” means the transactions and steps to be implemented prior to Completion in relation to the PIK Facility as described in the PIK Debt Restructuring Paper or pursuant to any Alternative PIK Restructure;

“PIK Debt Restructuring Paper” means the document entitled “Project Lemongrass - Exit considerations” in the agreed form;

“PIK Facility” means the agreement dated 12 October 2007 (as subsequently amended on 11 July 2008 and amended and restated on 25 April 2014), entered into between Cucina Finance as borrower, Cucina Holdings (UK) Limited as guarantor, Barclays Capital, J.P. Morgan PLC and The Royal Bank of Scotland PLC as arrangers, Barclays Bank PLC, JPMorgan Chase Bank, N.A. and The Royal Bank of Scotland PLC as original lenders and J.P. Morgan Europe Limited as facility agent and security agent;

“Portfolio Companies” means the portfolio companies of those funds managed or advised by Bain Capital Investors, LLC or any of its Affiliates;

“Properties” means the properties short particulars of which are set out in Schedule 6;

“Public Searches” means the following publicly available searches carried out on the date specified below:

(a)	of the files maintained by the Registrar of Companies in England and Wales and

(b)	at the Central Registry of Winding-up Petitions,

in each case, as conducted on 16 February 2016 and in relation to each Group Company incorporated in England and Wales;

“Purchaser Guarantee” has the meaning given to it in clause 8.3(a);

“Purchaser’s Group” means the group of companies comprising the Purchaser and its Affiliates (including, following Completion, any member of the Group), and “member of the Purchaser’s Group” shall be construed accordingly;

“Relevant Proportion” means in respect of an Institutional Seller, the proportion (expressed as a percentage) as is notified by the Institutional Sellers’ Representatives to the Purchaser pursuant to clause 5.3, provided always that the aggregate of such Relevant Proportions is equal to 100%;

“Relief” includes, unless the context otherwise requires, any allowance, credit, deduction, exemption or set off in respect of any Tax or relevant to the computation of any income, profits or gains for the purposes of any Tax, or any right to or actual repayment of or saving of Tax (including any repayment supplement, fee or interest in respect of Tax);

“Representatives” means, in relation to a party, its respective Affiliates and the directors, officers, employees, agents, advisers, accountants and consultants of that party and/or of its respective Affiliates;

“Restricted Employee” means any of the individuals listed in Schedule 9;

“Reverse Leakage” means:

(a)	a sum equal to £7,500,000 of the IPO Aborted Costs; and

(b)	a sum equal to the aggregate of any amounts which are paid and the amount known at the time of the notice served under clause 5.3 that will be paid to the Group by or on behalf of any Minority Interestholder on or prior to Completion as a result of:

(i)	the repayment by such Minority Interestholder of any loan amount it owes to the Group as at the date of this agreement; and/or

(ii)	the exercise by any Menigo Manager of his share warrants,

in each case, less any Tax paid, incurred or assumed thereon;

(c)	a sum equal to the amount (if any) by which the purchase price adjustment received by any member of the Group under the Davigel SPA after the Locked-Box Date and prior to Completion exceeds EUR3,500,000 (less any Tax paid, incurred or assumed thereon);

“Ruling” means any consent, ruling, confirmation or clearance from any Tax Authority;

“Sale Securities” means the Loan Notes and the Sale Shares;

“Sale Shares” means the entire issued share capital of the Company to be sold by the Institutional Sellers at Completion, the details of which as at the date of this agreement are set out in part 1 of Schedule 1 and which shall include the ordinary shares in the capital of the Company to be issued by the Company pursuant to the PIK Debt Restructuring (as notified by the Institutional Sellers to the Purchaser pursuant to clause 5.3), being the entire issued share capital of the Company;

“Sanctioned Person” means any person, organisation or vessel:

(a)	designated on the OFAC list of “Specially Designated Nationals and Blocked Persons”, or on any list of targeted persons issued under the Economic Sanctions law of any other country;

(b)	that is, or is part of, a government of a Sanctioned Territory;

(c)	owned or controlled by, or acting on behalf of, any of the foregoing;

(d)	located within or operating from a Sanctioned Territory; or

(e)	otherwise targeted under any Economic Sanctions Law;

“Sanctioned Territory” means any country or other territory subject to a general export, import, financial or investment embargo under any Economic Sanctions Law (including, but not limited to, Iran, Syria and North Korea);

“SAP Claim” means the potential claim by SAP against the Group relating to the Group’s usage of SAP licences as set out in the document entitled “SAP Licensing Requirements” dated 10 February 2016 and issued by SAP to Brake Bros Foodservice Limited;

“SAP Claim Settlement Amount” means (i) the aggregate amount of any payments made or to be made by any Group Company in final settlement of the SAP Claim pursuant to clause 5.6 up to a maximum amount of £6,422,026, together with the Costs incurred by the Group in relation to such settlement, or (ii) if the SAP Claim has not been settled by the Group prior to the date on which the notice is issued by the Institutional Sellers’ Representative pursuant to clause 5.3, the amount of £6,422,026 together with the Costs incurred by the Group between the date hereof and Completion in relation to the settlement of the SAP Claim;

“Seller Equity Proceeds” has the meaning given to it in clause 3.1;

“Sellers’ Solicitors” means Baker & McKenzie LLP of 100 New Bridge Street, London EC4V 6JA;

“Service Provider” means, in relation to a company, a person (including any director, officer, employee, agent or other intermediary) who performs services for or on behalf of that company;

“Stop Notice” has the meaning given to it in clause 5.4(b);

“Subsidiaries” means the companies details of which are given in Part 2 of Schedule 1 and any reference to a “Subsidiary” is a reference to any of them;

“Substitute Purchaser” has the meaning given to it in clause 8.1;

“Substitute Notice” has the meaning given to it in clause 8.1;

“Tax” means all forms of taxation and all withholdings, duties, imposts, levies, social security contributions and rates imposed, assessed or enforced by any local, municipal, governmental, state, federal or other body or authority in any jurisdiction, in all cases being in the nature of taxation and any interest, penalty, surcharge or fine in connection therewith;

“Tax Authority” means any Authority competent to impose Tax;

“Total Daily Accrued Amount” means the amount equal to the aggregate of the Daily Accrued Amount for each day from (and including) the day immediately following the Locked Box Date up to (and including) the Completion Date;

“Transaction” means the acquisition by the Purchaser of the Sale Securities pursuant to the terms of this agreement;

“Transaction Costs” means all costs and expenses (including Transaction bonuses and any fees to the Institutional Sellers’ Group, but excluding any Transfer Costs and breakage costs in relation to the Debt Facilities) incurred by any member of the Group to the extent that no specific allowance, provision or reserve has been made in the Locked Box Accounts in respect of such costs and expenses, in each case together with any unrecoverable value added tax thereon, in connection with the preparation, negotiation, contemplation or termination of the documentation and other arrangements relating to (i) the possible sale of the business of or shares of any member of the Group; (ii) an initial public offering of the same; (iii) the Minority Interests; or (iv) any similar transaction;

“Transaction Documents” means this agreement, the Disclosure Letter, any side letter or other document ancillary to this agreement entered into by any or all of the parties hereto and each document required to be entered into by any or all of the parties hereto on or before Completion pursuant to the terms of this agreement;

“Transaction Proceeds” means the Transaction proceeds actually received by a Management Warrantor in each case on an after-Tax basis, as set out in the Transaction Proceeds Letter;

“Transaction Proceeds Letter” means the letter from the Institutional Sellers’ Representative to the Purchaser dated on or around the date of this agreement confirming the proceeds (whether in respect of securities or pursuant to any Transaction bonus) that each Management Warrantor will receive in relation to the Transaction (on an after-Tax basis);

“Transfer Costs” means a sum equal to the aggregate of:

(a)	all stamp duty payable in respect of (a) the transfer of the Sale Shares pursuant to this Agreement (b) the transfer of the Minority Interests pursuant to a Minority Interest Purchase Agreement or Minority Interest Compulsory Buyout Process; and

(b)	0.5% of the aggregate face value and accrued interest of any amount of the PIK Facility transferred by members of the Institutional Sellers’ Group to the Group pursuant to the PIK Debt Restructuring;

“Unconditional Date” means the date on which both of the Conditions are fulfilled or waived in accordance with clause 4.2; and

“Warranties” means the Business Warranties and the warranties set out in clause 9.1.

1.2	Awareness

The knowledge, awareness or belief of a Management Warrantor (or an expression of similar import) shall be deemed to be a reference to the actual knowledge, awareness or belief of that Management Warrantor at the date of this agreement having made reasonable enquiry of each other Management Warrantor. A Management Warrantor shall not be imputed with the knowledge of any other person (including of any other Management Warrantor) other than as a result of the actual knowledge acquired following making reasonable enquiry of the other Management Warrantors.

1.3	Statutory provisions

All references to statutes, statutory provisions, enactments, EU directives or EU regulations shall include references to any consolidation, re-enactment, modification or replacement of the same, any statute, statutory provision, enactment, EU directive or EU regulation of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force under any of the same from time to time except to the extent that any consolidation, re-enactment, modification or replacement enacted after the date of this agreement would extend or increase the liability of any party to another under this agreement.

1.4	Holding company and subsidiary

A company or other entity shall be a “holding company” for the purposes of this agreement if it falls within either the meaning attributed to that term in s1159 CA 2006 or the meaning attributed to the term “parent undertaking” in s1162 CA 2006, and a company or other entity shall be a “subsidiary” for the purposes of this agreement if it falls within either the meaning attributed to that term in s1159 CA 2006 or the meaning attributed to the term “subsidiary undertaking” in s1162 CA 2006, and the terms “subsidiaries” and “holding companies” are to be construed accordingly.

1.5	Agreed form

Any reference to a document in the “agreed form” is to the form of the relevant document in the terms agreed between the Institutional Sellers and the Purchaser prior to the execution of this agreement and initialled for identification purposes only by or on behalf of the Institutional Sellers’ Representative and the Purchaser (in each case with such amendments as may be agreed by or on behalf of the Institutional Sellers’ Representative and the Purchaser).

1.6	Recitals, schedules, etc.

References to this agreement include the recitals and schedules which form part of this agreement for all purposes. References in this agreement to the parties, the recitals, schedules and clauses are references respectively to the parties and their legal personal representatives, successors and permitted assigns, the recitals and schedules to and clauses of this agreement.

1.7	Meaning of references

Save where specifically required or indicated otherwise:

(a)	words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing any person and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof;

(b)	references to a person shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality. References to a company shall be construed so as to include any company, corporation or other body corporate wherever and however incorporated or established;

(c)	references to the word “include” or “including” (or any similar term) are not to be construed as implying any limitation;

(d)	references to any English statutory provision or legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept, state of affairs or thing shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English statutory provision or legal term or other legal concept, state of affairs or thing;

(e)	any reference to “writing” or “written” includes any method of reproducing words or text in a legible and non-transitory form, including e-mail;

(f)	references to “sterling” or “£” or “pounds” are to the lawful currency of the United Kingdom, references to “krona” or “SEK” are to the lawful currency in Sweden and references to “Euro” or “€” are to the lawful currency of the Eurozone of the European Union, in each case as at the date of this agreement; and

(g)	references to times of the day are to that time in London and references to a day are to a period of 24 hours running from midnight to midnight.

1.8	Headings

Clause and paragraph headings and the table of contents are inserted for ease of reference only and shall not affect construction.

1.9	Currency conversion

For the purposes of determining any amount which is expressed in a currency other than Sterling, such amount shall be deemed for the purposes of this agreement to be an amount in Sterling translated at the exchange rate quoted on the relevant page of Bloomberg (or equivalent service) at the close of business on the last Business Days before the relevant date.

2.	Sale and Purchase of Sale Securities

2.1	Sale and purchase of Sale Securities

Subject to the terms of this agreement, each Institutional Seller agrees to sell with full title guarantee, and the Purchaser agrees to purchase, the Sale Securities as referenced opposite that Institutional Seller’s name in column 2 of Part 3 of Schedule 1 free from any Encumbrance, subject to and with effect from Completion and with all rights attaching to them from Completion.

2.2	Waiver of restrictions on transfer

Each Institutional Seller hereby irrevocably waives and agrees to procure the waiver of any restrictions on transfer (including rights of pre-emption) which may exist in relation to the Sale Securities, whether under the articles of association of the Company or otherwise.

3.	Consideration

3.1	Total price

The total price for the Sale Securities to be paid by the Purchaser to the Institutional Sellers is:

(a)	the Consideration; plus

(b)	the Total Daily Accrued Amount; less

(c)	the amount of the Notified Transaction Costs; less

(d)	£15,000,000, representing 50% of the FD Payments; less

(e)	the amount of the Minority Interest Buyout Price; plus

(f)	any Reverse Leakage; less

(g)	the SAP Claim Settlement Amount; and

(h)	less the amount by which the aggregate Transfer Costs exceeds £3,000,000 or plus the amount by which the aggregate Transfer Costs are less than £3,000,000,

(such net amount being the “Seller Equity Proceeds”).

3.2	Payment obligation

Each Institutional Seller shall be entitled to its Seller Equity Proceeds in accordance with clause 3.5. Payment in accordance with paragraph 1 of Part 3 of Schedule 3 shall be an absolute discharge for the Purchaser of its obligation to pay the Seller Equity Proceeds to the Institutional Sellers and any obligation pursuant to clause 3.5. In no event shall the Purchaser be required to pay any amount in excess of the Seller Equity Proceeds (as adjusted in accordance with clauses 3.3, 11.2(c)(iii), 11.3(c) and 11.6 of this agreement) to the Institutional Sellers in respect of the purchase of the Sale Securities.

3.3	Payments adjust Seller Equity Proceeds

If any payment is made by the Institutional Sellers or the Management Warrantors to the Purchaser under or for breach of this agreement, or from the Purchaser to the Institutional Sellers or the Management Warrantors under or for breach of this agreement, the payment shall adjust the Seller Equity Proceeds, which shall be reduced or increased (as applicable) by the amount of such payment.

3.4	Shareholder Loan

The Institutional Sellers shall procure that an amount of the Loan Note Value Amount shall be waived by Cucina (BC) Luxco S.à r.l. on Completion as is equal to (a) the Loan Note Value Amount (prior to the application of this Clause 3.4) less (b) (i) the Seller Equity Proceeds (prior to any increase thereof pursuant to any steps taken pursuant to the PIK Debt Restructuring) minus (ii) £100,000 (the “Total Waiver Amount”).

3.5	Allocation

The Seller Equity Proceeds will be allocated as follows:

(a)	firstly, an amount will be allocated to the Loan Notes equal to the Loan Note Value Amount (following the application of clause 3.4); and

(b)	secondly, the remaining Seller Equity Proceeds will, be allocated to the Sale Shares in accordance with the rights thereof.

4.	Conditions Precedent

4.1	Conditions

Completion is conditional on:

(a)	either:

(i)	the European Commission having adopted a decision and formally notified the Purchaser declaring that neither the Transaction nor any part of it falls within the scope of Council Regulation (EC) No 139/2004 (the “EU Merger Regulation”); or

(ii)	the European Commission having adopted and formally notified the Purchaser of (or having been deemed to have adopted) all decisions and approvals necessary pursuant to the EU Merger Regulation to allow completion of the Transaction;

and if the Transaction has been referred back (or deemed to have been referred back) in part to the Competition Authority of any Member State under Article 4(4) or Article 9 of the EU Merger Regulation, the European Commission having adopted the decision or decisions referred to in either paragraphs (i) or (ii) above in respect of any and all parts of the Transaction not so referred to a Competition Authority of a Member State; and

(b)	to the extent that the European Commission refers (or is deemed to have referred) the Transaction in whole or in part to any such Competition Authority under Article 4(4) or Article 9 of the EU Merger Regulation:

(i)	all consents and approvals of any such Competition Authority related to the part of the Proposed Transaction so referred and which are required to be obtained before the Transaction may be completed having been obtained; and

(ii)	all applicable waiting periods in connection with any such filings, submissions or notification having expired or been terminated.

4.2	Process

(a)	The Purchaser shall give notice to the Institutional Seller promptly upon becoming aware of the fulfilment of the Conditions.

(b)	Each of the Institutional Seller and the Purchaser undertake to use all reasonable endeavours to ensure that the Conditions are fulfilled as soon as reasonably practicable and in any event by the Longstop Date.

(c)	Each of the Conditions may be waived by notice in writing from the Purchaser.

(d)	The Purchaser agrees in connection with the Conditions that it will, subject to the fulfilment of the Institutional Sellers’ obligations in clauses 4.2(b) and (e) and 4.3:

(i)	at its own expense, be responsible for obtaining all consents, approvals and taking all actions which are required in order to satisfy the Conditions and shall use all reasonable endeavours for that purpose, including making appropriate submissions, notifications and filings (together, the “Filings” and each, a “Filing”), in consultation with the Institutional Seller, as soon as reasonably practicable after the date of this agreement;

(ii)	submit a draft notification (Form CO) to the European Commission for pre-notification review as soon as reasonably practicable following the date of this agreement.

(e)	The Purchaser and each Institutional Seller agree in connection with the Conditions that they will:

(i)	supply as soon as reasonably practicable any additional information and documentary material that may be requested by any Competition Authority in connection with the Conditions;

(ii)	keep the others regularly informed of the processing of any Filings and inform the others as soon as reasonably practicable if it becomes aware of material information that could result in the satisfaction of the Conditions being delayed;

(iii)	provide the others as soon as reasonably practicable, and to the extent permitted by Law, with drafts and final versions of all relevant documents concerning the Filings, together with any material additional and documentary material that is reasonably requested by any Competition Authority in connection with the Conditions (provided that each party shall not be required to provide the other with any confidential information or business secrets, but such information is to be provided to the others´ external counsel on an external counsel to counsel only basis) before the filing or supply of these documents and material to any Competition Authority, affording the others a reasonable opportunity to comment in advance; and

(iv)	if requested by the others, and to the extent permitted by Law, permit the others and their counsel and other advisers to participate in all meetings and discussions with any Competition Authority, and each party undertakes to give the others reasonable advance notice before any meetings with any Competition Authority in order to allow the others to participate in such meetings.

(f)

The Purchaser agrees in connection with the Conditions that it shall, subject to the fulfilment of the Institutional Sellers’ obligations in clauses 4.2(b) and (e) and 4.3, at its sole cost, propose, offer, negotiate, agree, and give effect to any conditions, commitments, remedies and/or obligations to or with any Competition Authority where this is necessary to procure the satisfaction of the Conditions, only to the extent that such conditions, commitments, remedies and/or obligations comprise: (i)

agreeing to hold separate or dispose of any part of the Group’s Irish Business and/or; (ii) entering into agreements which restrict the manner in which, or whether, any part of the Group´s Irish Business may carry on business. For the avoidance of doubt, neither this clause 4.2(f) nor any other provision of this agreement shall oblige the Purchaser to propose, offer, negotiate, agree, or give effect to any conditions, commitments, remedies and/or obligations to hold separate or dispose of any other part of the business of the Group or any part of the business of the Purchaser´s Group or restrict the manner in which, or whether, any other part of the business of the Group or any part of the business of the Purchaser´s Group may carry on business.

4.3	Institutional Sellers’ cooperation

Each Institutional Seller agrees, at its own cost, to cooperate with the Purchaser and to as soon as reasonably practicable deliver to the Purchaser all information reasonably required by the Purchaser for the purpose of making the relevant Filings and satisfying the Conditions. Any competitively sensitive information shall be limited to the Purchaser’s external counsel on an external counsel to counsel only basis. Each Institutional Seller shall as soon as reasonably practicable inform the Purchaser of any contact from any Competition Authority in relation to the Transaction to any member of the Institutional Sellers’ Group or the Group and shall procure that no member of the Institutional Sellers’ Group or the Group shall initiate or respond to any contact with or from any such Competition Authority without prior consultation with and the prior approval of the Purchaser.

4.4	Costs

Each party shall bear the fees and charges incurred by it in connection with any notifications or filings pursuant to this clause 4.

4.5	Failure to fulfil Conditions or deliver Material Completion Obligations

If:

(a)	any of the Conditions have not been fulfilled prior to the Longstop Date; or

(b)	a party notifies the other parties of its wish to terminate this agreement pursuant to clause 6.5(c),

this agreement (other than clauses 1 (Interpretation), 15 (Announcements, Confidentiality and Return of Information), 16 (Counterparts), 20 (Entire Agreement), 22 (Notices), 23 (Costs), 24 (Third Party Rights), 26 (Assignment), and 27 (Governing Law and Submission to Jurisdiction)) shall automatically terminate and no party shall have any claim hereunder against the other parties (save in respect of claims arising out of any antecedent breach of this agreement).

5.	Pre-Completion Obligations

5.1	Minority Interests

(a)	If, by the date of this agreement, a Minority Interest Purchase Agreement has not been entered into with any Cucina Management Minority Interestholder, Menigo Manager, Nestlé or Nordic in respect of any Minority Interest, the Institutional Sellers shall, for a period of 20 Business Days following the date of this agreement (or such other period as may be agreed in writing between the Institutional Sellers’ Representative and the Purchaser from time to time), use all reasonable endeavours to negotiate with the relevant Minority Interestholder with a view to a Group Company or the Purchaser (as the case may be) entering into a Minority Interest Purchase Agreement in respect of such Minority Interest.

(b)	If, following expiry of the negotiation period referred to above, any Cucina Management Minority Interestholder, any Menigo Manager, Nestlé or Nordic has not entered into a Minority Interest Purchase Agreement, the Institutional Sellers shall promptly procure that the relevant Group Companies implement the Minority Interest Compulsory Buyout Process in respect of each such Minority Interest.

(c)	The Institutional Sellers shall:

(i)	use their respective reasonable endeavours to procure that the Company completes the acquisition of the Minority Interests (whether pursuant to a Minority Interest Purchase Agreement or a Minority Interest Compulsory Buyout Process) on or prior to Completion;

(ii)	in the case of the C&B Equity Interest only, use their respective reasonable endeavours to commence proceedings to liquidate or strike off Cearns & Brown Limited on or prior to Completion; and

(iii)	perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution or delivery of) such further documents, as the Purchaser may reasonably request to give effect to any of the transactions contemplated by any Minority Interest Purchase Agreement or Minority Interest Buyout Process.

5.2	Pre-Completion covenants

(a)	As from the date of this agreement until Completion, each Institutional Seller and each Management Warrantor undertakes to the Purchaser that, to the fullest extent possible within the confines of any applicable competition law, it shall procure the performance and observance of those matters listed in Schedule 2.

(b)	If the Institutional Sellers’ Representative and/or Management Warrantors have requested the Purchaser’s consent pursuant to Schedule 2 of this agreement and the Purchaser has failed to notify the Institutional Sellers’ Representative or relevant Management Warrantors (as applicable) of its objection to a proposed action or requested further details (only reasonably) within a period of five Business Days, the Purchaser shall be deemed to have consented to such proposed action. If, following the provision to the Purchaser of the relevant information reasonably requested, the Purchaser has failed to notify the Institutional Sellers’ Representative or the relevant Management Warrantor of its objection within a further five Business Days, the Purchaser shall be deemed to have consented to such proposed action.

(c)	Each Institutional Seller undertakes to the Purchaser to use all reasonable endeavours (including arranging such meetings as the Purchaser may reasonably require) to obtain:

(i)	a waiver from Fazer Food Services AB of its rights arising from or in connection with the change of control of the Group which will occur at Completion pursuant to the Menigo Foodservice AB and Fazer Food Services AB effective from 1 October 2010;

(ii)	a waiver from Scotland Excel of its rights arising from or in connection with the change of control of the Group which will occur at Completion pursuant to the agreement between Brake Bros Limited and Scotland Excel effective from 1 May 2012; and

(iii)	a waiver from Société Bretonne de Volaille SAS of its rights arising from or in connection with the indirect change of control of RVE SAS which will occur at Completion,

and, in each case, promptly upon such waiver having been obtained, provide evidence of the same to the Purchaser. For the avoidance of doubt, the failure by the Institutional Sellers to obtain any such waiver shall not give rise to any right of the Purchaser to terminate or rescind this agreement.

(d)	The Institutional Sellers and the Purchaser shall execute (and use commercially reasonable endeavours to procure that the Escrow Agent executes), and deliver (or ensure that there is delivered) their respective signed counterparts to the other and the Escrow Agent of, an agreement (the “Escrow Agreement”) with the Escrow Agent in respect of the Outstanding Minority Escrow Account and the Non-Accreted Escrow Account no later than 20 Business Days following the date of this agreement.

(e)	The Institutional Sellers shall, prior to Completion, procure the legal assignment by Brakes Group plc to a member of the Group of all of its rights under the Nordic Conditional SPA and the Nestlé Conditional SPA.

(f)	Cucina (BC) Luxco S.à r.l shall, prior to Completion, repay the loan owed by it to BBL pursuant to a loan agreement dated 10 November 2010 in full in immediately available funds and provide evidence reasonably satisfactory to the Purchaser that such repayment has been made.

(g)	The Institutional Sellers shall, promptly following (and in any event within 20 Business Days of) the date of this agreement, arrange a meeting between the Purchaser and the trustees of the Brakes Final Salary Pensions Scheme.

(h)	Treatment of Bain fees

(i)	In the period prior to the Unconditional Date, the Institutional Sellers and the Purchaser shall work together in good faith to agree such steps as are required for the waiver, forgiveness or other release in full discharge of such obligations for no consideration by each relevant member of the Institutional Sellers’ Group of the outstanding corporate finance fees of £17,500,000 arising from the services provided by members of the Institutional Sellers’ Group in connection with the 2012 restructuring of the Group’s credit facilities and the Group’s 2013/2014 high yield bond offering (the “Debt Restructuring and HYB Fees”).

(ii)	The Institutional Sellers shall procure that the relevant members of the Institutional Sellers’ Group shall only waive, forgive or otherwise release the Debt Restructuring and HYB Fees in accordance with such agreed steps.

(iii)	If such agreement cannot be reached in the relevant period:

(A)	the Institutional Sellers shall procure that no member of the Institutional Sellers’ Group shall waive, forgive or otherwise release the Debt Restructuring and HYB Fees owed to it; and

(B)	the Debt Restructuring and HYB Fees shall be paid in full at Completion (such fees, if any, being “Bain Fees Leakage”) and deducted from the consideration payable to the Institutional Sellers in accordance with paragraph 1 of part 3 of schedule 3. There shall be no double-counting in respect of such matter and if Bain Fees Leakage is so deducted in accordance with the foregoing sentence it shall not also be counted as Leakage or Transaction Costs.

5.3	Pre-Completion notification

No more than 5 Business Days after the Unconditional Date (and to be refreshed no later than 10 Business Days prior to the date of Completion where there has been a delayed Completion pursuant to clause 6.5(a)(ii) or otherwise), the Institutional Sellers’ Representative shall deliver to the Purchaser a notice setting out the following:

(a)	the Debt Facilities Amount (including a breakdown of such amount between each of the relevant Debt Facilities together with a copy of the redemption statement or other written evidence of final redemption or repayment amount from the relevant lender or facility agent (as applicable) in respect of each Debt Facility) calculated by reference to the expected date of Completion;

(b)	the amount of the Transaction Costs which remain outstanding or which have been paid by the Group following the Locked Box Date (the “Notified Transaction Costs”) including a breakdown of those which have been paid and not paid and comprehensive details of amounts due to, and bank account details or other relevant payment details of, the relevant recipients;

(c)	the Minority Interest Buyout Price (including a breakdown of such amount between each of the relevant Minority Interests and specifying the amount of any Non-Accreted Distribution Amount in respect of any Cucina Management Minority Interestholder);

(d)	the Sale Securities that will be held by each Institutional Seller immediately prior to Completion following any implementation of the PIK Debt Restructuring or the waiver of an amount of the Loan Note Value Amount, in each case in accordance with the terms of this agreement;

(e)	the Relevant Proportion for each Institutional Seller;

(f)	the amount of any Bain Fees Leakage;

(g)	the amount of the Reverse Leakage;

(h)	the Loan Note Value Amount (before and after any amount is waived under this agreement) and the Total Waiver Amount;

(i)	the amount of any Transfer Costs; and

(j)	the SAP Claim Settlement Amount.

5.4	PIK Debt Restructuring

(a)	The parties acknowledge that the Institutional Sellers wish to implement the PIK Debt Restructuring following the date of this agreement and prior to Completion. The parties undertake to work together in good faith to review the PIK Debt Restructuring Paper to confirm that the steps provided therein do not result in any adverse effect for the Group or any member of the Purchaser’s Group.

(b)	The Purchaser may, at any point during the 45 day period following the date hereof, notify the Institutional Sellers’ Representative that the Purchaser considers, acting reasonably, that the steps contemplated by the PIK Debt Restructuring Paper may or could result in any adverse effect for the Group or any member of the Purchaser’s Group (other than in respect of stamp duty to the extent such transfer tax is addressed in clause 3.1(h)) (a “Stop Notice”).

(c)	If the Purchaser issues a Stop Notice, the parties undertake to work together in good faith to consider and agree alternative means to achieve the restructuring of the PIK Facility to achieve the same or a substantially similar result to that set out in the PIK Debt Restructuring Paper (such agreed alternative means being an “Alternative PIK Restructure”).

(d)	If the Purchaser issues a Stop Notice and the parties are unable to agree an Alternative PIK Restructure, the Institutional Sellers shall not take any steps to implement a PIK Debt Restructuring.

(e)	If no Stop Notice is issued, the Institutional Sellers shall be entitled to implement the steps set out in the PIK Debt Restructuring Paper by no later than Completion.

(f)	If a Stop Notice is issued and there is subsequently an Alternative PIK Restructure, the Institutional Sellers shall be entitled to implement the steps agreed in the relevant Alternative PIK Restructure by no later than Completion.

(g)	The parties shall cooperate in good faith to agree and effect such changes to this agreement as are required to reflect a change to the number or identity of the Institutional Sellers resulting from the implementation of the steps set out in an Alternative PIK Restructure.

5.5	Pre-Completion cooperation

As from the date of this agreement until Completion, the Institutional Sellers undertake to the Purchaser that, on the reasonable request of the Purchaser, they will cooperate and assist (and procure the cooperation and assistance of the Group and use all reasonable endeavours to procure the cooperation and assistance of the Institutional Sellers’ Group in respect of the PIK Facility only and Brakes Capital) with:

(a)	from the Unconditional Date, giving notices of repayment and/or cancellation in respect of any financing, hedging, discounting or leasing arrangements;

(b)	liaising with any counterparties in relation to any of the Debt Facilities or the arrangements referred to in paragraph (a) above with regards to any amendments, waivers or continuation of such agreements required in connection with Completion, including but not limited to any waiver of change of control termination provisions;

(c)	putting in place any replacements of any of the Debt Facilities or the arrangements referred to in paragraph (a) above; and

(d)	any financing to be entered into by the Purchaser or its Affiliates in connection with this agreement, including but not limited to providing information relating to the Group and the acquisition to the extent that such information is reasonably required by the providers of any financing or in connection therewith.

5.6	SAP Claim

(a)	As from the date of this agreement until the date on which the notice is issued by the Institutional Sellers’ Representative pursuant to clause 5.3, the Institutional Sellers shall use all reasonable endeavours to finally resolve and settle the SAP Claim with SAP.

(b)	Upon settlement of the SAP Claim prior to Completion, the Institutional Sellers’ Representative shall promptly notify the Purchaser accordingly, including as to the quantum of the SAP Claim Settlement Amount and the material terms of such settlement (provided that no Institutional Seller or Group Company shall agree to settle the SAP Claim for non-cash consideration (including, for the avoidance of doubt, any obligation to purchase additional or enhanced services from SAP or its affiliates) without the prior approval of the Purchaser, such approval not to be unreasonably withheld).

6.	Completion

6.1	Timing

Completion shall take place on the date falling 15 Business Days after the Unconditional Date, or on such date as may be otherwise agreed in writing between the Purchaser and the Institutional Sellers’ Representative.

6.2	Location

Completion shall take place at the offices of the Sellers’ Solicitors (or such other place as may be agreed between the Institutional Sellers’ Representative and the Purchaser) when all (but not some only) of the events detailed in this clause 6 shall occur.

6.3	Institutional Sellers’ obligations at Completion

At Completion the Institutional Sellers shall:

(a)	deliver (or cause to be delivered) to the Purchaser the items listed in Part 1 of Schedule 3; and

(b)	procure that all necessary steps have been taken properly to effect the matters listed in Part 2 of Schedule 3 at board meetings of the Company and of each member of the Group and deliver to the Purchaser duly signed minutes of all such board meetings.

6.4	Purchaser’s obligations at Completion

At Completion, the Purchaser shall do or deliver (or cause to be delivered) to the Institutional Sellers or the Institutional Sellers’ Representative (as applicable) the matters or items listed in Part 3 of Schedule 3.

6.5	Failure to comply with obligations at Completion

(a)	If the Institutional Sellers (on the one hand) or the Purchaser (on the other) fails to comply with any Material Completion Obligation, then the other party shall be entitled (in addition to and without prejudice to any other rights and remedies that may be available to that party) by written notice to the party in default on the date Completion would otherwise have taken place, to:

(i)	require Completion to take place so far as practicable having regard to the defaults which have occurred. Without limiting the generality of the foregoing, it is expressly acknowledged by the defaulting party that the non-defaulting party would be irreparably harmed by a failure to satisfy its Material Completion Obligations and that damages alone may not be an adequate remedy; accordingly, the non-defaulting party shall be entitled to the remedies of specific performance and other equitable relief, or any combination of these remedies, for any threatened or actual failure to comply with any Material Completion Obligations, and no proof of special damages will be necessary; or

(ii)	notify the party in default of a new date for Completion (being not more than 10 Business Days after the original date for Completion) in which case the provisions of this clause 6 (other than this clause 6.5) and Schedule 3 shall apply to Completion as so deferred but on the basis that such deferral may only occur once.

(b)	If the Institutional Sellers (on the one hand) or the Purchaser (on the other):

(i)	complies with all its Material Completion Obligations, but fails to comply with any other obligation it has under Schedule 3; or

(ii)	fails to comply with any Material Completion Obligation, and the other party exercises its rights under clause 6.5(a)(i) to require Completion to take place so far as practicable having regard to the defaults which have occurred, then the other party shall be required to proceed to Completion and, to the extent that any such obligation is not complied with at Completion, the defaulting party shall (without affecting any other rights and remedies available to the other party) ensure that such obligation is fulfilled as soon as practicable following Completion.

(c)	If, in accordance with clause 6.5(a)(ii), Completion is deferred and at such deferred Completion a party fails to comply with its Material Completion Obligations, the non-defaulting party shall have the right to notify the other parties that it wishes to terminate this agreement (and the provisions of clause 4.5 shall apply).

6.6	Process

(a)	The Institutional Sellers and the Purchaser shall negotiate in good faith with a view to agreeing before the Completion Date the final form of any Transaction Document which is not in agreed form at the date of this agreement. If not so agreed by the Completion Date, the Transaction Document shall be in the form specified by the Purchaser, acting reasonably, provided it is consistent with the terms of this agreement.

(b)	All documents and items delivered at Completion shall be held by the recipient to the order of the person delivering them until such time as Completion shall take place

7.	Locked Box

7.1	No Leakage

Each Institutional Seller hereby covenants and undertakes to the Purchaser that in the period from (and excluding) the Locked Box Date up to (and including) Completion:

(a)	no Leakage has occurred; and

(b)	no commitment, understanding, arrangement or agreement has been made or will be made in such period that will result in any Leakage (unless such commitment, understanding, arrangement or agreement terminates before Completion without any Leakage or other liability to the Group having occurred).

7.2	Notification of Leakage

If the Purchaser considers that any Leakage has occurred between the Locked Box Date and the Completion Date, it may, from time to time during the Leakage Claim Period, give notice of such fact to the Institutional Sellers setting out in reasonable detail the nature, timing and amount of such Leakage. The liability of the Institutional Sellers pursuant to clauses 7.1 and 7.3 shall terminate on the expiry of the Leakage Claim Period, save: (i) in respect of any

Leakage duly notified by the Purchaser in compliance with this clause to the Institutional Sellers prior to that date; and (ii) to the extent that any claim under or for breach of those provisions (or the delay in discovery of such a claim) is the consequence of, or is increased as a consequence of, dishonesty or other fraud on the part of an Institutional Seller. As from the date of this agreement until Completion, each Institutional Seller shall notify the Purchaser promptly upon becoming aware of the occurrence of any Leakage.

7.3	Indemnity

Subject to clause 7.2, as the sole and exclusive remedy of the Purchaser for any breach of clause 7.1 (save in the case of dishonesty or other fraud on the part of an Institutional Seller), each Institutional Seller undertakes that it shall pay in cash to the Purchaser (or, if so directed by the Purchaser, to any member of the Group) on demand, a sum equal (on a pound for pound basis) to:

(a)	the aggregate amount of any Leakage that has been paid or transferred to it (or that it has received the benefit of); and

(b)	its Relevant Proportion of any Leakage where such Leakage is: (i) to the benefit of a member of the Institutional Sellers’ Group which is not an Institutional Seller or (ii) Leakage under paragraph (g) of the definition of Leakage (Transaction Costs), plus an amount equal to the aggregate of: (i) the amount of such Leakage for which that Institutional Seller is liable under this clause multiplied by 6% and divided by 365 for each day from (and including) the day on which the Leakage occurred and up to (and including) the date of such remedial payment; and (ii) any reasonable Costs incurred by the Purchaser or any other member of the Purchaser’s Group in connection with such Leakage, and, if applicable to such Leakage, each Institutional Seller shall take all reasonable steps to terminate, cancel and rescind any and all agreements or commitments that constitute Leakage.

7.4	Timing

The provisions in clauses 7.1 to 7.3 shall not in any respect be extinguished or affected by Completion but no claim may be brought in respect of these provisions unless and until Completion has occurred.

8.	Substitute Purchaser

8.1	At any time following the date of this agreement up to 10 Business Days after the Unconditional Date, the Purchaser may serve a written notice (a “Substitute Notice”) on the Institutional Sellers’ Representative appointing a company (or companies) whose shares are wholly owned directly or indirectly by the Purchaser to benefit from all or any portion of its rights and to assume all or any portion of its obligations as the Purchaser under this agreement (each a “Substitute Purchaser”). Such notice shall be accompanied by a Deed of Adherence duly executed by the Substitute Purchaser and a copy of the minutes of a duly held meeting of the directors of the Substitute Purchaser (or a duly constituted committee thereof) authorising the execution by the Substitute Purchaser of the Deed of Adherence.

8.2	If a Substitute Notice is served on the Institutional Sellers’ Representative:

(a)	except in relation to obligations pursuant to clause 8.2(c), the Institutional Sellers shall release and discharge the Purchaser from further performance of this agreement and all liabilities, claims and demands howsoever arising under this agreement, whether in contract, tort or otherwise, and, without prejudice to clause 8.2(c), accepts the liability of the Substitute Purchaser under this agreement in place of the liability of the Purchaser;

(b)	the Institutional Sellers shall perform their obligations under this agreement and be bound by the terms of this agreement in every way as if the Substitute Purchaser had at all times been a party to this agreement in place of the Purchaser; and

(c)	the Purchaser:

(i)	irrevocably and unconditionally guarantees to the Institutional Sellers the due and punctual performance of the obligations of the Substitute Purchaser under this agreement and any other Transaction Document;

(ii)	shall pay to the Institutional Sellers from time to time on demand any sum of money which the Substitute Purchaser is liable to pay to the Institutional Sellers and which has not been paid at the time the demand is made; and

(iii)	irrevocably and unconditionally agrees to indemnify (and keep indemnified) the Institutional Sellers on demand against any loss, liability or cost incurred by the Institutional Sellers as a result of any obligation of the Substitute Purchaser referred to in clause 8.2(c)(i) above being or becoming void, voidable or unenforceable as against the Substitute Purchaser for any reason whatsoever.

8.3	The Purchaser acknowledges and agrees that:

(a)	the guarantee set forth in clause 8.2(c) (the “Purchaser Guarantee”) is and at all times shall be a continuing security and that none of its liabilities under such guarantee shall be reduced, discharged or otherwise affected by any act, omission or matter that might operate to release or otherwise exonerate it from its obligations, including:

(i)	any variation, extension, discharge, compromise, dealing with, exchange or renewal of any right or remedy that any Institutional Seller or any Management Warrantor may now or hereafter have from or against the Purchaser or any Substitute Purchaser under and in respect of any Transaction Document;

(ii)	any act or omission by any Institutional Seller or any Management Warrantor or any other person in taking up, perfecting or enforcing any security, indemnity or guarantee from or against the Purchaser, any Substitute Purchaser or any other person;

(iii)	any amendment (however fundamental), variation, novation or supplement of any Transaction Document;

(iv)	any grant of time, indulgence, waiver or concession to the Purchaser, any Substitute Purchaser or any other person;

(v)	any insolvency, bankruptcy, liquidation, administration, winding-up, incapacity, limitation, disability, discharge by operation of law or any change in the constitution of the Purchaser, any Substitute Purchaser or any other person or absorption in, amalgamation with or merger into, or the acquisition of all or part of its or their assets or undertaking by any other person;

(vi)	any invalidity, illegality, unenforceability, irregularity or frustration of any actual or purported obligation of the Purchaser, any Substitute Purchaser or any other person; or

(vii)	any act or omission that would have discharged or affected the liability of the Purchaser under the Guarantee had it been a principal debtor instead of a guarantor or by anything done or omitted by any person that, but for this provision, might operate to exonerate or discharge the Purchaser or otherwise reduce or extinguish its liability under the Guarantee.

8.4	The obligations and liabilities expressed to be undertaken by the Purchaser under the Guarantee are those of primary obligor and not merely as a surety. The Institutional Sellers shall not be obliged before taking steps to enforce any of its rights and remedies under this clause 8:

(a)	to take any action or obtain judgment in any court against the Purchaser or any other person;

(b)	to make or file any claim in a bankruptcy, liquidation, administration or insolvency of the Purchaser or any other person; or

(c)	to make demand, enforce or seek to enforce any claim, right or remedy against the Purchaser or any other person.

9.	Institutional Seller Warranties

9.1	Fundamental Warranties

(a)	Each Institutional Seller warrants to the Purchaser that (with each Warranty being separate and independent and no Warranty being limited by reference to any other Warranty) as at the date of this agreement and as at Completion:

(i)	it and, where applicable, each member of the Group has the requisite power and authority to enter into, and to perform its obligations under, the Transaction Documents to which it is a party;

(ii)	entry into and performance by it and each member of the Group of this agreement and/or any other Transaction Document will not: (i) breach any provision of its constitutional documents; (ii) (subject to fulfilment of the Conditions) result in a breach of any laws or regulations in its jurisdiction of incorporation or of any order, decree or judgment of any court or any governmental or regulatory authority; or (iii) in respect of the Institutional Seller only, breach any provision of any agreement, contract or arrangement to which it is party;

(iii)	it is duly incorporated and validly existing under the laws of the place of its incorporation and has full corporate power and authority to carry on its business as it is being conducted as at the date of this agreement and for the 12 months prior;

(iv)	it has obtained all corporate, governmental, statutory, regulatory and other authorisations, approvals, consents, licences, waivers and exemptions and satisfied any other conditions (save for the Conditions), necessary to execute, and perform its obligations under each of the Transaction Documents to which it is a party where failure to obtain them would adversely affect to a material extent its ability to enter into and perform its obligations under the Transaction Documents;

(v)	each of the Transaction Documents constitutes or will, when executed by it or the relevant member of the Group, constitute legal, valid and binding obligations of it and the relevant member of the Group in accordance with their respective terms;

(vi)	it is (or, in the case of an Institutional Seller other than Cucina (BC) Luxco S.à r.l, at Completion will be) the sole owner of and is entitled to sell and transfer or procure the transfer of the full legal and beneficial title to the Sale Securities referenced opposite its name in column 2 of Part 3 of Schedule 1, free from Encumbrances and with all rights attaching thereto at Completion;

(vii)	the Sale Shares shall, at Completion, comprise the whole of the allotted and issued share capital of the Company and all of the Sale Shares will be, at Completion, fully paid or credited as fully paid and there is no liability to pay any additional contribution on the Sale Shares;

(viii)	it is not a claimant or defendant in or otherwise a party to any material litigation or arbitration or similar proceedings (including any proceedings before any tribunal or in publicly awarded contracts) related to the Group or to the transactions contemplated by this agreement. In this paragraph, material refers to proceedings which could have a cost (including loss of profit), benefit or value of £500,000 or more or any other proceeding involving a non-financial remedy of equivalent value;

(ix)	no member of the Institutional Sellers’ Group is party to any insurance policy which relates to the Group Companies (or any of their businesses or assets) other than the directors and officers policy maintained by Cucina (BC) Luxco S.a.r.l;

(x)	it is not insolvent nor unable to pay its debts within the meaning of any Laws relating to insolvency binding upon it;

(xi)	the shares in each Subsidiary shown in Part 2 of Schedule 1 as being owned by a member of the Group are legally and beneficially owned by such member of the Group, free from any Encumbrance (save as expressly set out in Part 2 of Schedule 1 or fairly disclosed in paragraph 1.1 of the Disclosure Letter) and have been validly issued and allotted and are fully paid up. The information in respect of each Subsidiary set out in Part 2 of Schedule 1 is true, accurate and not misleading;

(xii)	other than the Subsidiaries, the Company has no subsidiaries or subsidiary undertakings;

(xiii)	except for the Minority Interest Purchase Agreements, there are no agreements or arrangements in force which provide for the present or future allotment, issue, transfer, redemption or repayment of, or grant to any person of the right (whether conditional or otherwise) to require the allotment, issue, transfer, redemption or repayment of, any shares in any member of the Group (including any option or right of pre-emption or conversion); and

(xiv)	no Group Company is party to any arrangement or agreement pursuant to which it is liable for Indebtedness in excess of £500,000 (and in aggregate amongst all such items of Indebtedness no more than £1,500,000) save for the Debt Facilities and true, accurate and complete details of the amounts outstanding under such Indebtedness as at the date of this agreement together with true, accurate and complete copies of the material documentation relating to the debt breakage costs arising in respect of such Indebtedness have been Disclosed.

(b)	Without prejudice to Schedule 5, the aggregate total liability of each Institutional Seller in respect of all claims under or for breach of this agreement is limited to that Institutional Seller’s Relevant Proportion of the Seller Equity Proceeds, save that this paragraph shall not apply to: (i) any claim against an Institutional Seller to the extent that the liability of that Institutional Seller in respect of that claim arises from fraud or fraudulent misrepresentation on the part of that Institutional Seller, any other member of the Institutional Sellers’ Group (other than another Institutional Seller), or any current or former officer or employee of that Institutional Seller or the Institutional Sellers’ Group (other than another Institutional Seller); or (ii) any claim under clause 7.3. The Institutional Sellers shall be under no liability in respect of any claim in respect of the Warranty given in clause 9.1(a)(xiv) unless notice of such claim has been served upon the Institutional Sellers by the Purchaser by no later than the 18 month anniversary of the Completion Date.

(c)	Each Management Warrantor warrants to the Purchaser that as at the date of this agreement and as at Completion:

(i)	he has the requisite power and authority to enter into, and to perform its obligations under, the Transaction Documents to which he is a party;

(ii)	he has obtained all corporate, governmental, statutory, regulatory and other authorisations, approvals, consents, licences, waivers and exemptions and satisfied any other conditions (save for the Conditions), necessary to execute, and perform his obligations under each of the Transaction Documents to which he is a party where failure to obtain them would adversely affect to a material extent his ability to enter into and perform his obligations under the Transaction Documents;

(iii)	each of the Transaction Documents to which he is a party constitutes or will, when executed by him, constitute legal, valid and binding obligations of him in accordance with their respective terms;

(iv)	he is not a claimant or defendant in or otherwise a party to any material litigation or arbitration or similar proceedings (including any proceedings before any tribunal or in publicly awarded contracts) related to the Group or to the transactions contemplated by this agreement; and

(v)	he is not bankrupt or unable to pay his debts within the meaning of any Laws relating to bankruptcy applicable to him.

(d)	Without prejudice to Schedule 5, the total liability of a Management Warrantor in respect of all claims under or for breach of this agreement (including clause 9.1(c)) is limited to an amount equal to 100% of that Management Warrantor’s Transaction Proceeds, save that this paragraph shall not apply to any claim against a Management Warrantor to the extent that it is established that the liability of that Management Warrantor in respect of that claim arises from fraud or fraudulent misrepresentation on the part of that Management Warrantor. For the avoidance of doubt, for the purposes of the limit set out in this clause 9.1(d), the liability of a Management Warrantor shall be deemed to include the amount of all costs, expenses and other liabilities (together with any irrecoverable VAT thereon) payable by that Management Warrantor in connection with the satisfaction, settlement or determination of any such claim.

9.2	Business Warranties

(a)	Each Management Warrantor (other than Duncan Gibson, Raj Tugnait and Keith McLeod) severally warrants to the Purchaser on the date of this agreement that, so far as he is aware, each of the Business Warranties is true and accurate.

(b)	Each of Duncan Gibson and Raj Tugnait severally warrants to the Purchaser on the date of this agreement that, so far as he is aware, each of the Business Warranties set out in paragraph 4 of Schedule 4 is true and accurate.

(c)	Keith McLeod severally warrants to the Purchaser on the date of this agreement that, so far as he is aware, each of the Business Warranties set out in paragraph 11 of Schedule 4 is true and accurate.

(d)	The liability of the Management Warrantors in respect of any claim in relation to the Business Warranties shall be limited as set out in Schedule 5.

(e)	The Purchaser undertakes to the Institutional Sellers and each Management Warrantor that (in the absence of fraud) the Purchaser:

(i)	has no rights against; and

(ii)	may not make any claim against,

any employee, director, officer or adviser of a member of the Group (other than, in respect of the Management Warrantors, under or for breach of this agreement) on whom it may have relied before agreeing to any term of, or entering into, this agreement or any other agreement or document referred to herein.

(f)	Each Institutional Seller and each Management Warrantor undertakes to the Purchaser that (in the absence of fraud) it:

(i)	has no rights against; and

(ii)	may not make any claim against,

any employee, director, officer or adviser of it or a member of the Group on whom it may have relied before agreeing to any term of, or entering into, this agreement or any other agreement or document referred to herein.

10.	Purchaser Warranties

10.1	Purchaser Warranties

(a)	The Purchaser warrants to each Institutional Seller and each Management Warrantor that as at the date of this agreement and as at Completion:

(i)	it has the requisite power and authority to enter into, and to perform its obligations under, the Transaction Documents;

(ii)	entry into and performance by the Purchaser of this agreement and/or any other Transaction Document will not: (i) breach any provision of its constitutional documents; (ii) (subject to fulfilment of the Conditions) result in a breach of any laws or regulations in its jurisdiction of incorporation or of any order, decree or judgment of any court or any governmental or regulatory authority; or (iii) breach any provision of any agreement, contract or arrangement to which it is party;

(iii)	it is duly incorporated and validly existing under the laws of the place of its incorporation and has full corporate power and authority to carry on its business as conducted at the date of this agreement;

(iv)	it has obtained or satisfied all corporate, governmental, statutory, regulatory and other authorisations, approvals, consents, licences, waivers and exemptions and satisfied any other conditions, necessary to execute, and perform its obligations under the Transaction Documents where failure to obtain them would adversely affect to a material extent its ability to enter into and perform its obligations under the Transaction Documents;

(v)	each of the Transaction Documents constitutes or will, when executed by the Purchaser, constitute legal, valid and binding obligations of the Purchaser in accordance with their respective terms;

(vi)	the Purchaser is not insolvent or unable to pay its debts within the meaning of any Laws relating to insolvency binding upon the Purchaser;

(vii)	the Purchaser is purchasing the Company for itself beneficially and not wholly or partly as agent for any other person; and

(viii)	the Purchaser has available cash and/or available loan facilities which will provide in immediately available funds the necessary cash resources to meet the Purchaser’s funding obligations under this agreement (the “Required Funds”) and it is not aware of any reason why the Required Funds will not be available when required.

11.	Post-Completion Undertakings

11.1	Information and access

Subject to clause 15.2, the Purchaser acknowledges that the Institutional Sellers may need access from time to time after Completion to certain accounting, tax and other records and information held by the Group to the extent such records and information pertain to events occurring prior to Completion for the purpose of (i) filing their tax returns or dealing with the relevant Tax Authority in respect of such returns and/or (ii) complying with applicable Laws or regulations and, accordingly, the Purchaser agrees that it shall cause each member of the Group:

(a)	to properly retain and maintain such records until the earlier of the date that is seven years after Completion and such time as the Institutional Sellers’ Representative and the Purchaser agree in writing that such retention and maintenance is no longer necessary; and

(b)	upon being given reasonable notice by an Institutional Seller (and subject to the relevant Institutional Seller giving such undertaking as to confidentiality as the Purchaser shall reasonably require), allow the relevant Institutional Seller and its respective officers, employees, professional advisers and auditors to inspect and review such records and information for and only to the extent necessary for that purpose and only during normal working hours on Business Days and at the expense of the relevant Institutional Seller.

11.2	Minority Interestholders

If any of the Minority Interests (“Outstanding Minority Interests”) are not transferred to the Company or relevant member of the Group or the Purchaser (as the case may be) on or prior to the Completion Date:

(a)	in the period:

(i)	to Completion, the Institutional Sellers shall keep the Purchaser updated in relation to material developments with respect to the transfer of the Outstanding Minority Interests to the Company (or its nominee) or the Purchaser; and

(ii)	from Completion, the Purchaser shall keep the Institutional Sellers updated in relation to material developments with respect to the transfer of the Outstanding Minority Interests to the Company (or its nominee) or the Purchaser;

(b)	upon completion of the transfer of any Outstanding Minority Interest to the Company (or its nominee) or the Purchaser, the parties shall procure: (i) the payment to the relevant Minority Interestholder of the purchase consideration set out in the relevant Minority Interest Purchase Agreement or as finally determined pursuant to the Minority Interest Compulsory Buyout Process (less any Non-Accreted Distribution Amount if he is a Partially Accreted Seller); and (ii) in respect of any Partially Accreted Seller, the payment into the Non-Accreted Escrow Account of the amount of any Non-Accreted Distribution Amount (to be held in accordance with the terms of the Non-Accreted Escrow Agreement); and (iii) the payment to the Company of an amount equal to the Group’s reasonable Costs incurred in connection with the share transfer, in each case out of the sums held in the Outstanding Minority Escrow Account (such aggregate amount being the “Minority Interest Settlement Cost”);

(c)	upon Completion of the transfer of all Outstanding Minority Interests to the Company (or its nominee) or the Purchaser, if the aggregate Minority Interest Settlement Cost for the Outstanding Minority Interests is less than the sums held in the Outstanding Minority Escrow Account (any such difference being the “Minority Interest Overpayment Amount”), the parties shall procure the payment of the Minority Interest Overpayment Amount out of the sums held in the Outstanding Minority Escrow Account in accordance with the MIOA Notice provided by the Institutional Sellers’ Representative pursuant to clause 11.2(d) and which shall provide for payments as follows:

(i)	in respect of each Cucina Management Minority Interestholder, the payment to the Purchaser of a sum equal to the aggregate of such Cucina Management Minority Interestholder’s MIOA Accreted Amount and the Purchaser shall then procure the payment of such MIOA Accreted Amount to the relevant Cucina Management Minority Interestholder pursuant to the applicable Management Sale Agreement;

(ii)	in respect of any Partially Accreted Seller, the payment into the Non-Accreted Escrow Account of a sum equal to his MIOA Non-Accreted Amount provided that, if such Partially Accreted Seller is a Leaver (as defined in the Cucina 2 Pre-Completion Articles or Cucina 3 Pre-Completion Articles (as the case may be)) at the relevant time, his MIOA Non-Accreted Amount shall be paid in accordance with clause 11.3(c); and

(iii)	the payment to the Institutional Sellers’ Account of an amount equal to the Minority Interest Overpayment Amount less the aggregate of the amounts paid pursuant to clauses 11.2(c)(i) and (ii) above. Any amount paid to the Institutional Sellers pursuant to this clause 11.2(c)(iii) shall adjust the Seller Equity Proceeds by an equal amount. Each Institutional Seller shall be entitled to its Relevant Proportion of the amount of the Minority Interest Overpayment Amount paid pursuant to this clause 11.2(c)(iii). Payment of an amount equal to the amount referenced in the first sentence of this clause 11.2(c)(iii) to the Institutional Sellers shall be an absolute discharge for the Purchaser of its obligation to pay the relevant part of the Minority Interest Overpayment Amount to the Institutional Sellers.

(d)	If there is a Minority Interest Overpayment Amount, then as soon as reasonably practicable following Completion of the transfer of all Outstanding Minority Interests, the Institutional Sellers’ Representative shall provide notice (“MIOA Notice”) to the Purchaser:

(i)	setting out the amounts payable (i) to each Cucina Management Minority Interestholder, and (ii) in respect of any Partially Accreted Seller, to the Non-Accreted Escrow Account, and (iii) to the Institutional Sellers, pursuant to clause 11.2(c) which, in aggregate, shall be equal to the Minority Interest Overpayment Amount; and

(ii)	including a warranty from each Institutional Seller that the information and amounts set out therein have been calculated in accordance with all relevant constitutional documents and agreements on their terms as at Completion.

Payment of the amounts as set out in and in accordance with the MIOA Notice shall be an absolute discharge for the Purchaser of its obligation to make any payments under clause 11.2(c).

11.3	Non-Accreted Distribution Amounts

(a)	The parties agree that each Partially Accreted Seller’s Non-Accreted Distribution Amount shall continue to accrue to such person in accordance with the Cucina 2 Pre-Completion Articles or Cucina 3 Pre-Completion Articles (as the case may be).

(b)	No later than 20 Business Days prior to a Non-Accreted Distribution Amount (or part thereof) becoming due for payment to a Partially Accreted Seller in accordance with the Cucina 2 Pre-Completion Articles or Cucina 3 Pre-Completion Articles (as the case may be) and clause 11.3(a) above, the Institutional Sellers’ Representative shall notify the Purchaser in writing, setting out the amount of the Non-Accreted Distribution Amount due to such Partially Accreted Seller and including a warranty from each Institutional Seller that the information and amounts set out therein have been calculated in accordance with all relevant constitutional documents and agreements on their terms as at Completion (“Distribution Release Notice”). As soon as reasonably practicable following such notification and not later than 15 Business Days thereafter, the parties shall procure the release and payment of such amount to the Purchaser out of the sums held in the Non-Accreted Escrow Account and the Purchaser shall then promptly procure the payment of such amount to the Partially Accreted Seller pursuant to the terms of the relevant Management Sale Agreement. Payment by the Purchaser of the amounts as set out in and in accordance with the Distribution Release Notice shall be an absolute discharge for the Purchaser of its obligation to make any payments under clause 11.3(b).

(c)	Upon any Partially Accreted Seller becoming a Leaver (as defined in the Cucina 2 Pre-Completion Articles or Cucina 3 Pre-Completion Articles (as the case may be)), the Purchaser shall promptly and not later than five Business Days thereof, notify the Institutional Sellers’ Representative in writing of the same and, in relation to such person’s remaining Non-Accreted Distribution Amount (such amount to be confirmed by the Institutional Sellers’ Representative by written notice, such notice including a warranty from each Institutional Seller that the information and amounts set out therein have been calculated in accordance with all relevant constitutional documents and agreements on their terms as at Completion (“Leaver Release Notice”) to the Purchaser as soon as reasonably practicable following receipt of the Purchaser’s notice pursuant to this clause 11.3(c)):

(i)	with respect to any portion that relates to securities in Cucina 2, the parties shall promptly procure the release and payment to the Institutional Sellers’ Account of the entire amount of such remaining Non-Accreted Distribution Amount from the sums held in the Non-Accreted Escrow Account;

(ii)	with respect to any portion that relates to securities in Cucina 3:

(A)	if the Partially Accreted Seller is a Good Leaver (as defined in the Cucina 3 Pre-Completion Articles), the parties shall promptly procure the release and payment to the Purchaser of such entire remaining Non-Accreted Distribution Amount from the sums held in the Non-Accreted Escrow Account and the Purchaser shall then promptly procure the payment of such amount to the Partially Accreted Seller in accordance with the terms of the relevant Management Sale Agreement; and

(B)	if the Partially Accreted Seller is a Bad Leaver (as defined in the Cucina 3 Pre-Completion Articles), the parties shall promptly procure the release and payment to the Institutional Sellers’ Account of such entire remaining Non-Accreted Distribution Amount from the sums held in the Non-Accreted Escrow Account.

Any amount paid to the Institutional Sellers pursuant to this clause 11.3(c) shall adjust the Seller Equity Proceeds by an equal amount. Payment of the amounts as set out in and in accordance with the Leaver Release Notice shall be an absolute discharge for the Purchaser of its obligation to make any payments under clause 11.3(c).

(d)	If any claim is made against any member of the Purchaser’s Group which gives rise to a claim by the Purchaser against the Institutional Sellers with respect to the warranties referred to in any of clauses 11.2(d)(ii), 11.3(b) or 11.3(c), the Purchaser shall promptly notify the Institutional Sellers’ Representative of the same and shall procure that each other member of the Purchaser’s Group shall (subject to the Purchaser and each relevant other member of the Purchaser’s Group being indemnified to its reasonable satisfaction by the Institutional Sellers against all reasonable Costs which may properly be incurred by reason of such action):

(i)

promptly and diligently take all such action as the Institutional Sellers may reasonably request, including the institution of proceedings and the instruction of professional advisers approved by the Institutional Sellers (such approval not to be unreasonably withheld) to act on behalf of the relevant member of the Purchaser’s Group, to avoid, dispute, resist, compromise, defend or appeal against any such claim against the relevant member of the Purchaser’s Group in accordance with the instructions of the Institutional

Sellers, to the intent that such action shall be delegated entirely to the Institutional Sellers (which shall include, if the Institutional Sellers so require, assigning to the Institutional Sellers (or as the Institutional Sellers may direct) any rights of action which any member of the Purchaser’s Group may have against the third party in respect of the claim); and

(ii)	not make any admission of liability or settle or compromise any liability or claim which has given or may give rise to a claim against any of the Institutional Sellers without the prior written consent of the Institutional Sellers which consent shall not be unreasonably withheld or delayed.

11.4	Protective covenants

(a)	For 12 months after Completion, each Institutional Seller:

(i)	shall procure that no member of the Institutional Sellers’ Group (excluding any Portfolio Company) shall (whether alone, jointly with another, directly or indirectly); and

(ii)	undertakes that it shall not take any active steps to (directly or indirectly) encourage, advise or request any Portfolio Company to,

offer to employ or seek to entice away from any Group Company or any member of the Purchaser’s Group, or conclude any contract for services with, any Restricted Employee (provided that such person in each case remains employed by a Group Company immediately prior to the relevant breach of this clause), except in respect of such person being appointed to the board of directors or other supervisory board of a member of the Institutional Sellers’ Group in a non-executive capacity where such role does not give rise to an actual or potential conflict of interest with the relevant person’s role with the Group. In addition, if any Portfolio Company approaches any member of the Institutional Sellers’ Group (other than a Portfolio Company) with respect to the proposed employment of any Restricted Employee in the 12 months after Completion, the Institutional Sellers shall direct (and procure that the relevant member of the Institutional Sellers’ Group who is not an Institutional Seller directs) that Portfolio Company not to hire, entice away or conclude any contract for services with that Restricted Employee.

(b)	The undertaking in clause 11.4(a) is given to the Purchaser and to each of its Affiliates. The Institutional Sellers acknowledge that each is an entirely independent restriction and is no greater than is reasonably necessary to protect the interests of the Purchaser and its Affiliates. If any such restriction shall be held void or unenforceable but would be valid if deleted in part or reduced in its application, then that restriction shall apply with such modifications as may be necessary to make it valid and effective.

(c)	The undertaking in clause 11.4(a) shall not apply to a recruitment offer made to, or employment of, any person whose employment with the Group has been terminated by a Group Company.

11.5	Waiver of outstanding shareholder debt

The Institutional Sellers shall, and shall procure that each member of the Institutional Sellers’ Group shall, waive any amount owed to it by the Group at Completion if and to the extent it is not an amount owing under a Debt Facility.

11.6	FD Management Completion Bonus

If, following Completion, any amount of the FD Management Completion Bonus (“Unallocated Amount”) is no longer payable to a FD Manager in accordance with the terms of the FD Management Implementation Letter (as a result of that person becoming a Bad Leaver (as defined in the FD Management Implementation Letter)), the Purchaser shall:

(a)	promptly notify the Institutional Sellers’ Representative of such matter; and

(b)	within 10 Business Days of any such amount becoming an Unallocated Amount, pay to the Institutional Sellers in cash the Unallocated Amount, such amount to be paid to the Institutional Sellers’ Account.

Any amount paid to the Institutional Sellers pursuant to this clause 11.6 shall adjust the Seller Equity Proceeds by an equal amount. Each Institutional Seller shall be entitled to its Relevant Proportion of the Unallocated Amount. Payment in accordance with clause 11.6(b) shall be an absolute discharge for the Purchaser of its obligation to pay the Unallocated Amount to the Institutional Sellers.

11.7	Release of liability

With effect from Completion, the Purchaser:

(a)	shall procure that the Company and each relevant Subsidiary releases the Investor Directors from all liability (other than liability arising from fraud or wilful misconduct) in connection with their position as board members of any Group Company in the period up to (and including) Completion (each a “Director Liability”); and

(b)	shall not bring or threaten to bring (and to procure that no member of the Group brings or threatens to bring) any claim, proceeding, suit or action against any Investor Director in respect of any Director Liability (and each Investor Director shall be entitled to enforce this clause 11.7).

12.	Payments

12.1	All sums payable under this agreement or for any breach of this agreement shall be paid free and clear of all deductions or withholdings whatsoever, save only as provided in this agreement or as required by law.

12.2	If any deduction or withholding is required by law from any payment by any party to another party under or for any breach of this agreement then, except in relation to interest or any payment of, or payment that increases, the Seller Equity Proceeds, the payor shall pay the other party such additional amount as will, after such deduction or withholding has been made, leave the payee with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

12.3	If any sum paid by any party to another party under or for any breach of this agreement is required by law to be brought into charge to Tax by the payee then, except in relation to interest or any payment of, or payment that increases, the Seller Equity Proceeds, the payor shall pay such additional amount as shall be required to ensure that the total amount paid, less the Tax chargeable on such amount (or that would be chargeable but for any Relief), is equal to the amount that would otherwise be payable.

12.4	Paragraph 12.3 shall apply in respect of any amount deducted or withheld as contemplated by paragraph 12.2 as it applies to sums paid to the relevant payee, save to the extent that in computing the Tax chargeable the payee is able to obtain a credit for the amount deducted or withheld.

12.5	To the extent that any deduction, withholding or Tax in respect of which an additional amount has been paid under paragraphs 12.2 or 12.3 above results in the payee obtaining a Relief, the payee shall pay to the payor, within 10 Business Days of obtaining and utilising the benefit of the Relief, an amount equal to the lesser of the value of the Relief obtained and the additional sum paid under paragraphs 12.2 or 12.3.

13.	Institutional Sellers’ Representative

13.1	Each Institutional Seller hereby appoints Cucina (BC) Luxco S.à.r.l as its representative to act on its behalf under this agreement for the purpose of:

(a)	accepting notices on behalf of such Institutional Seller;

(b)	taking any and all actions that may be necessary or desirable in connection with this agreement, including any claim under this agreement;

(c)	granting any consent, approval or waiver on behalf of such Institutional Seller under this agreement; and

(d)	generally taking any and all other actions and doing any and all other things provided in or contemplated by this agreement to be performed by such Institutional Seller.

13.2	Power of Attorney

Each Institutional Seller hereby irrevocably (by way of security for the performance of his obligations under this agreement) appoints the Institutional Sellers’ Representative as his attorney with full authority on his behalf and in his name or otherwise to do all acts and to execute and deliver such documents or agreements as are required by Law or as may, in the reasonable opinion of the Institutional Sellers’ Representative, be required to give effect to the matters described in clause 13.1(a).

13.3	Replacement of Individual Sellers’ Representative

(a)	The Institutional Sellers may at any time appoint a different person to act as the Institutional Sellers’ Representative and the Institutional Sellers’ Representative may at any time elect to no longer act as such, provided that in each case the replacement shall be determined by the unanimous consent of the Institutional Sellers. Following such agreement, the Institutional Sellers shall give written notice of such new appointment to the Purchaser.

(b)	If no replacement Institutional Sellers’ Representative is appointed when required pursuant to clause 13.3(a) within 10 Business Days of such representative ceasing to act, the Purchaser may by notice in writing to the Institutional Sellers appoint any Institutional Seller to be the Institutional Sellers’ Representative.

13.4	Limitation of Institutional Sellers’ Representative’s liability

The Purchaser, each Institutional Seller and each Management Warrantor acknowledges that in exercising the powers and authorities conferred by this clause 13 upon the Institutional Sellers’ Representative, the Institutional Sellers’ Representative shall not be acting, or be construed as acting, as trustee on behalf of any Seller, and save in the case of fraud or bad faith, no Institutional Seller shall be entitled to make any claim against any Institutional Sellers’ Representative in relation to the exercise, enforcement or giving, in good faith, by such Institutional Sellers’ Representative of any such right, discretion, direction, consent, approval or notice and each Institutional Seller shall indemnify any Institutional Sellers’ Representative for any losses incurred by the Institutional Sellers’ Representative in connection with any claim brought in breach of this clause 13.4.

13.5	Miscellaneous

Notwithstanding clause 13.4, the Purchaser shall be entitled to rely on the exercise of the powers and authorities conferred on the Institutional Sellers’ Representative as if the relevant Institutional Seller is exercising such powers and authorities. For the avoidance of doubt, the Purchaser shall not be required to make any enquiries to establish the capacity or power of the Institutional Sellers’ Representative.

14.	Managers’ Representatives

14.1	Managers’ Representatives

Each Management Warrantor hereby appoints Ken McMeikan and Phil Wieland (acting jointly) as his sole representatives to act on his behalf for all purposes under this agreement including for the purpose of:

(a)	accepting notices on behalf of such Management Warrantor;

(b)	taking any and all actions that may be necessary or desirable in connection with this agreement, including any claim under this agreement;

(c)	granting any consent, approval or waiver on behalf of such Management Warrantor under this agreement; and

(d)	generally taking any and all other actions and doing any and all other things provided in or contemplated by this agreement to be performed by such Management Warrantor.

14.2	Power of Attorney

Each Management Warrantor hereby irrevocably (by way of security for the performance of his obligations under this agreement) appoints the Managers’ Representatives as his attorneys (acting together) with full authority on his behalf and in his name or otherwise to do all acts and to execute and deliver such documents or agreements as are required by Law or as may, in the reasonable opinion of the Managers’ Representatives, be required to give effect to the matters described in clause 14.1.

14.3	Replacement of a Managers’ Representative

(a)	The Management Warrantors may at any time appoint a different person to act as a Managers’ Representative and the Managers’ Representative may at any time elect to no longer act as such, provided that in each case the replacement shall be determined by the consent of Management Warrantors who, in aggregate, received not less than 75 per cent of the aggregate Transaction Proceeds. Following such agreement, the Management Warrantors shall give written notice of such new appointment to the Purchaser.

(b)	If no replacement Managers’ Representative is appointed when required pursuant to clause 14.3(a) within 10 Business Days of such representative ceasing to act, the Purchaser may by notice in writing to the Management Warrantors (copied to the Institutional Sellers’ Representative) appoint any Management Warrantor to be the replacement Managers’ Representative.

14.4	Limitation of Managers’ Representatives’ liability

The Purchaser, each Institutional Seller and each Management Warrantor acknowledges that in exercising the powers and authorities conferred by this clause 14 upon the Managers’ Representatives, the Managers’ Representatives shall not be acting, or be construed as acting, as trustee on behalf of any Management Warrantor, and save in the case of fraud or bad faith, no Management Warrantor shall be entitled to make any claim against any Managers’ Representative in relation to the exercise, enforcement or giving, in good faith, by such Managers’ Representative of any such right, discretion, direction, consent, approval or notice and each Management Warrantor shall indemnify any Managers’ Representative for any losses incurred by that Managers’ Representative in connection with any claim brought in breach of this clause 14.4.

14.5	Miscellaneous

Notwithstanding clause 14.4, the Purchaser shall be entitled to rely on the exercise of the powers and authorities conferred on the Managers’ Representatives as if the relevant Management Warrantor is exercising such powers and authorities. For the avoidance of doubt, the Purchaser shall not be required to make any enquiries to establish the capacity or power of the Managers’ Representatives.

15.	Announcements, Confidentiality and Return of Information

15.1	Prior approval of announcements

No disclosure or announcement relating to the existence or subject matter of this agreement shall be made or issued by or on behalf of the Institutional Sellers, the Management Warrantors or the Purchaser without the prior written approval of the Managers’ Representatives, the Institutional Sellers’ Representative and the Purchaser, provided that these restrictions shall not apply to any disclosure or announcement if required by any law, applicable securities exchange, supervisory, regulatory or governmental body or to any announcement that is consistent with the announcements already made through no breach of this clause 15.

15.2	Confidentiality

Each party shall (and shall ensure that each of its Representatives shall) treat as strictly confidential and not disclose any information received or obtained by it or its officers, employees, agents or advisers as a result of entering into or performing this agreement which relates to:

(a)	the provisions of this agreement, or any document or agreement entered into pursuant to this agreement;

(b)	the negotiations leading up to or relating to this agreement;

(c)	(in relation to the obligations of the Purchaser) any information received or held by the Purchaser (or any of its Representatives) relating to the Institutional Sellers’ Group;

(d)	(in relation to the obligations of the Institutional Sellers) any information received or held by the Institutional Sellers (or any of their Representatives) relating to the Purchaser’s Group; or

(e)	any of the other parties,

provided that these restrictions shall not apply to any disclosure of information if and to the extent the disclosure is:

(i)	required by the law of any jurisdiction;

(ii)	required or requested by any applicable securities exchange, supervisory or regulatory or governmental body to which the relevant party is subject or submits, wherever situated, whether or not the requirement for disclosure has the force of law;

(iii)	to a Competition Authority, required for the purpose of satisfying the Conditions or undertaking any necessary preparatory work or consultation related to the satisfaction of the Conditions;

(iv)	made to the relevant party’s professional advisers, auditors or bankers or the professional advisers, auditors or bankers of any other member of the relevant party’s group of companies;

(v)	made to a broker or insurer (who is under a similar duty of confidentiality owed to the disclosing party) in connection with the Purchaser obtaining warranty and indemnity insurance (or any similar product);

(vi)	made by an Institutional Seller to:

(A)	any manager, general partner or limited partner of any member of the Institutional Sellers’ Group or the professional advisers of any such person; or

(B)	any investor or potential investor (whether direct or indirect) in any member of the Institutional Sellers’ Group or the professional advisers of any such person;

(vii)	required for the purpose of any arbitral or judicial proceedings arising out of this agreement or any of the Transaction Documents; or

(viii)	of information that has already come into the public domain through no fault of the relevant party or any other member of that party’s group of companies.

15.3	Return of Information

If for any reason whatsoever the transactions contemplated by this agreement are not consummated, the Purchaser shall return to the Institutional Seller or destroy (1) all books and records relating or belonging to any member of the Group; and (2) the Disclosure Letter.

16.	Counterparts

This agreement may be executed in any number of counterparts and by each party to it on separate counterparts and each such counterpart shall constitute an original of this agreement but all of which together constitute one and the same instrument. Delivery of a counterpart of this agreement by e-mail attachment or post shall be an effective mode of delivery.

17.	Further Assurance

17.1	Each of the parties shall perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as the others may reasonably require, whether on or after Completion, to implement and/or give effect to the agreement and the transactions contemplated by this agreement.

18.	Variation, Waiver and Consent

18.1	No variation (or waiver of any provision or condition of this agreement) shall be effective unless it is in writing and signed by or on behalf of the Institutional Sellers’ Representative and the Purchaser (or, in the case of a waiver, by or on behalf of the party waiving compliance).

18.2	This clause 18 and clauses 24.1, 27.4 and 28 (and any related definitions to the extent a modification, waiver or termination of such definitions would modify the substance of any of the foregoing clauses) may not be modified, waived or terminated in a manner that is adverse in any material respect to the Debt Financing Sources without the prior written consent of such Debt Financing Sources.

18.3	Unless expressly agreed, no variation or waiver of any provision or condition of this agreement shall constitute a general variation or waiver of any provision or condition of this agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this agreement which have already accrued up to the date of variation or waiver, and the rights and obligations of the parties under or pursuant to this agreement shall remain in full force and effect, except and only to the extent that they are so varied or waived.

18.4	Any consent granted under this agreement shall be effective only if given in writing and signed by the consenting party and then only in the instance and for the purpose for which it was given.

19.	Rights and remedies

19.1	No failure or delay by a party in exercising any right or remedy provided by law or under this agreement or any Transaction Document shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy.

19.2	The rights and remedies of the Purchaser under this agreement shall not be affected, and the liabilities of the Institutional Sellers and the Management Warrantors under this agreement shall not be released, discharged or impaired by:

(a)	Completion;

(b)	any investigation made into the affairs of the Institutional Sellers’ Group or any knowledge held or gained of any such affairs by or on behalf of the Purchaser. Notwithstanding the foregoing, the Purchaser shall not be entitled to bring any claim in respect of the Business Warranties or the Warranty in clause 9.1(a)(xiv) to the extent that the facts and circumstances giving rise to the claim are specifically known by the Purchaser on the date hereof;

(c)	any event or matter, other than a specific and duly authorised written waiver or release by the Purchaser.

19.3	No party shall be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once for the same loss, damage, deficiency or breach.

19.4	Nothing in this clause 19 shall operate to limit or exclude any liability of a party for, or remedy against a party in respect of, any fraudulent misrepresentation on the part of such party.

20.	Entire Agreement

20.1	The Transaction Documents together represent the whole and only agreement between the parties in relation to the sale and purchase of the Sale Securities and supersede any previous agreement (whether written or oral) between the parties in relation to the subject matter of any such document save that nothing in this agreement shall exclude any liability for, or remedy in respect of, fraudulent misrepresentation.

20.2	It is agreed that:

(a)	no party has relied on or shall have any claim or remedy arising under or in connection with any statement, representation, warranty or undertaking made by or on behalf of the other party in relation to the sale and purchase of the Sale Securities that is not expressly set out in this agreement or any other Transaction Document;

(b)	the only right or remedy of a party in relation to any provision of this agreement or any other Transaction Document shall be for breach of this agreement or the relevant Transaction Document;

(c)	no party shall have any right to rescind this agreement; and

(d)	except for any liability in respect of a breach of this agreement or any other Transaction Document, no party shall owe any duty of care or have any liability in tort or otherwise to the other party in relation to the sale and purchase of the Sale Securities.

21.	Default Interest

21.1	If any party which is required to pay any sum under this agreement fails to pay any sum payable by it under this agreement on the due date for payment (the “Defaulting Party”), it shall pay interest on such sum for the period from and including the due date up to the date of actual payment (after as well as before judgement) in accordance with this clause 21.

21.2	The Defaulting Party shall pay interest at the annual rate which is the aggregate of 2% per annum and the base rate from time to time of Barclays Bank plc.

21.3	Interest under this clause 21 shall accrue on the basis of the actual number of days elapsed and a 365-day year and shall be paid by the Defaulting Party on demand. Unpaid interest shall compound monthly.

22.	Notices

22.1	Any notice, demand or other communication (“Notice”) to be given by any party under, or in connection with, this agreement shall be in writing in English and signed by or on behalf of the party giving it. Any Notice shall be served by sending it to the email address set out in clause 22.2, or delivering it by hand to the address set out in clause 22.2 and in each case marked for the attention of the relevant party set out in clause 22.2 (or as otherwise notified from time to time in accordance with the provisions of this clause 22). Any Notice so served by email or hand shall be deemed to have been duly given or made as follows:

(a)	if delivered by email, at the time of transmission; or

(b)	in the case of delivery by hand, when delivered;

provided that in each case where delivery by hand occurs after 6pm on a Business Day or at any time on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day.

References to time in this clause are to local time in the country of the addressee.

22.2	The addresses and email address of the parties for the purpose of clause 22.1 are as follows:

(a)	Institutional Sellers – the addresses set out in column (1) of Part 3 of Schedule 1 or email addresses set out in column (2) of Part 3 of Schedule 1

(b)	Management Warrantors – the addresses set out in column (1) of Part 4 of Schedule 1 or email addresses set out in column (2) of Part 4 of Schedule 1

(c)	Purchaser

Address: Sysco Corporation, 1390 Enclave Parkway, Houston, TX 77077-2099

Email: Libby.Russell@corp.sysco.com and skorecki.adam@corp.sysco.com

For the attention of: Russell T. Libby and Adam Skorecki

Copy (which shall not constitute notice) to:

Address: Freshfields Bruckhaus Deringer, 65 Fleet St, London EC4Y 1HS, United Kingdom and Freshfields Bruckhaus Deringer, 601 Lexington Ave, New York, NY 10022, United States

Email: piers.prichardjones@freshfields.com and matthew.herman@freshfields.com

For the attention of: Piers Prichard Jones and Matthew Herman

22.3	A party may notify all other parties to this agreement of a change to its name, relevant addressee, address or email address for the purposes of this clause 22, provided that such notice shall only be effective on:

(a)	the date specified in the notification as the date on which the change is to take place; or

(b)	if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

22.4	In proving service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered to the address shown thereon.

23.	Costs

Save for the Notified Transaction Costs (which will be paid by a Group Company) and as otherwise expressly set out in this agreement, each of the parties shall be responsible for its own legal, accountancy and other costs, charges and expenses incurred in connection with the negotiation, preparation and implementation of the Transaction Documents and any other agreement incidental to or referred to in this agreement.

24.	Third Party Rights

24.1	The specified third party beneficiaries of the undertakings or commitments referred to in clauses 9.2(e) and (f) and clause 11.4(a) and the Debt Financing Sources referred to in clauses 18.2, 27.4 and 28 shall, in each case, have the right to enforce the relevant terms by reason of the Contracts (Rights of Third Parties) Act 1999. The rights of any such third party beneficiary and Debt Financing Sources, respectively, are subject to (i) the rights of the parties to amend or vary this agreement without the consent of that third party or Debt Financing Source (subject to clause 18.2) and (ii) the other terms and conditions of this agreement.

24.2	Save as set out in clause 24.1 above, the parties do not intend that any term of this agreement shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this agreement.

25.	Continuing Effect

Each provision of this agreement shall continue in full force and effect after Completion, except to the extent that a provision has been fully performed on or before Completion.

26.	Assignment

26.1	Except as provided in clause 8 (relating to Substitute Purchasers), this clause 26 or unless the Institutional Sellers and the Purchaser specifically agree in writing, no party may assign, transfer, charge or otherwise deal with all or any of its rights or obligations under this agreement nor grant, declare, create or dispose of any right or interest in it.

26.2	The Purchaser or any Substitute Purchaser may assign the benefit of this agreement and/or of any other Transaction Document to which it is a party (in whole or in part) to, and it may be enforced by, any Permitted Assignee as if it were the Purchaser under this agreement. Any Permitted Assignee to whom an assignment is made in accordance with the provisions of this clause 26 may itself make an assignment as if it were the Purchaser under this clause 26. For this purpose, a “Permitted Assignee” means any member or members of the Purchaser’s Group which is the legal and/or beneficial owner from time to time of any or all of the Shares and assets of the Group Companies.

26.3	The Purchaser or any Substitute Purchaser may assign its rights under this agreement and/or under any other Transaction Document to which it is a party by way of security to any bank(s) and/or financial institution(s) lending money or making other banking facilities available to the Purchaser or any member of the Purchaser’s Group. The Purchaser acknowledges and agrees that the rights conferred on any such assignee shall only be exercisable at the same time as it exercises its security under such finance arrangements.

27.	Governing Law and Agent for Service of Process

27.1	Governing law

The construction, validity and performance of this agreement and all non-contractual obligations arising from or connected with this agreement shall be governed by, and interpreted in accordance with, the laws of England.

27.2	Submission to jurisdiction

The parties to this agreement irrevocably agree that the courts of England shall have exclusive jurisdiction over any claim or matter arising under or in connection with this agreement and that accordingly any proceedings in respect of any such claim or matter may be brought in such court.

27.3	Appointment of agent for service of process

(a)

Each Institutional Seller hereby irrevocably appoints Bain Capital Europe LLP of Devonshire House, Mayfair Place, London, W1J 8AJ as its agent to receive and acknowledge on its behalf service of any service document in England and Wales and undertakes not to revoke the authority of such agent. If for any other reason the agent named above (or its successor) no longer serves as agent of that Institutional Seller for this purpose, that Institutional Seller shall promptly appoint a successor agent and notify the Purchaser and the Management Warrantors thereof. Until the Purchaser and/or the Management Warrantors receive such notification, such party shall be entitled to treat the agent named above (or its said successor) as the agent of each Institutional Seller for the purposes of this clause. Each Institutional Seller agrees that any such service document shall be sufficiently and effectively served on it if delivered to such agent for service at its address for the time being in England and Wales whether or not such agent gives notice thereof to that Institutional Seller.

(b)	The Purchaser hereby agrees that, within 5 Business Days of the date hereof, it shall (i) irrevocably appoint an agent to receive and acknowledge on its behalf service of any service document in England and Wales and (ii) notify the Management Warrantors and the Institutional Sellers of the identity and address of such agent, and undertakes not to revoke the authority of such agent. If for any other reason the agent notified pursuant to the foregoing (or its successor) no longer serves as agent of the Purchaser for this purpose, the Purchaser shall promptly appoint a successor agent and notify the Management Warrantors and the Institutional Sellers thereof. Until the Management Warrantors and/or the Institutional Sellers (as the case may be) receive such notification, such party shall be entitled to treat the agent named above (or its said successor) as the agent of the Purchaser for the purposes of this clause. The Purchaser agrees that any such service document shall be sufficiently and effectively served on it if delivered to such agent for service at its address for the time being in England and Wales whether or not such agent gives notice thereof to it.

27.4	Notwithstanding the provisions of this clause 27, each of the parties: (i) agrees that it will not bring or support any action, claim, suit, arbitration, litigation or proceeding of any kind or description, whether in law or in equity, whether in contract or tort or otherwise, against the Debt Financing Sources in any way relating to this agreement, the financings contemplated by the Debt Commitment Agreements or any of the transactions contemplated hereby or thereby, including any dispute arising out of or relating in any way to the Debt Commitment Agreements or any other letter or contract related to the financings contemplated by the Debt Commitment Agreements or the performance thereof, in any forum other than any State or Federal court sitting in the Borough of Manhattan in the City of New York; and (ii) agrees that any such action, claim, suit, arbitration, litigation or proceeding shall be governed by an construed in accordance with the laws of the State of New York.

28.	Non-recourse

28.1	Each Institutional Seller covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, a legal proceeding (whether based in contract, tort, fraud, strict liability, other laws or otherwise) arising under or in connection with, this agreement, the Debt Commitment Agreements or the transactions contemplated hereby against any of the Debt Financing Sources (including for any alleged damage or loss relating to this agreement or the performance of or failure to perform any transactions contemplated by it) and that none of the Debt Financing Sources shall have any liability or obligations (whether based in contract, tort, fraud, strict liability, other laws or otherwise) to the Institutional Seller or any of its Affiliates or any of their respective successors, heirs or representatives thereof arising out of or relating to this agreement, the Debt Commitment Agreement or the transactions contemplated hereby or thereby. This clause 28 shall apply only as between the Institutional Sellers and the Debt Financing Sources, shall not constitute an agreement between the Institutional Sellers and the Purchaser, the Purchaser shall not have any rights under this clause 28, and this clause 28 shall not affect or amend in any way the agreement between the parties provided for in this agreement.

28.2	Each Institutional Seller acknowledges that it has no direct relationship with any of the Debt Financing Sources with respect to any of the transactions contemplated by this agreement and is not an intended beneficiary of any arrangements that the Purchaser may have with any Debt Financing Sources.

The parties have shown their acceptance of the terms of this agreement by executing and delivering it as a deed on the date written above.

Schedule 1

The Company, the Subsidiaries, the Institutional Sellers and the Management Warrantors

Part 1

Details of the Company

Name:	Cucina Lux Investments Limited

Date of Incorporation:	6 July 2007

Place of Incorporation:	England and Wales

Company number:	06305255

Registered office:	Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG

Charges:	None

Directors:	Matthias Michel Pierre Boyer-Chammard

Dwight Macvicar Poler

Jeffrey Scherer

Secretary:	Dwight Macvicar Poler

Issued share capital:	20,680,979 fully-paid ordinary shares of £1 each

Shareholder(s):	Cucina (BC) Luxco S.a r.l. 20,680,979 ordinary shares

Accounting reference date:	31 December

Part 2

Details of the Subsidiaries

1) Name:	Cucina Investments (UK) 3 Limited

Date of Incorporation:	6 September 2012

Place of Incorporation:	England and Wales

Company number:	08204703

Registered office:	Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG

Charges:	None

Directors:	Dwight Macvicar Poler

Jeffrey Scherer

Philip Robert Wieland

Kennedy McMeikan

Ian Robert Goldsmith

Geoffrey Ian Cooper

Matthias Michel Pierre Boyer-Chammard

Secretary:	Sarah Leanne Whibley

Issued share capital:

208,239,099 fully-paid ordinary shares, divided into:

•    1,000 A shares of £0.001 each;

•    49,989,969 A shares of £0.06278 each;

•    3,701,026 B shares of £0.007261 each;

•    12,870 B shares of £0.007261 each;

•    114,424,200 C shares of £0.0001 each;

•    10,156,014 W shares of £0.005761 each;

•    35,316 W shares of £0.005761 each;

•    9,019,903 X shares of £0.004261 each;

•    31,366 X shares of £0.004261 each;

•    18,644,254 Y shares of £0.002761 each;

•    64,833 Y shares of £0.002761 each;

•    2,150,828 Z shares of £0.001261 each;

•    7,479 Z shares of £0.001261 each; and

•    41 ZZ shares of £0.0001 each.

Shareholder(s):	See disclosure bundle doc no. 23.

Accounting reference date:	31 December

2) Name:	Cucina Investments (UK) 2 Limited

Date of Incorporation:	19 May 2010

Place of Incorporation:	England and Wales

Company number:	07259037

Registered office:	Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG

Charges:	None

Directors:	Matthias Michel Pierre Boyer-Chammard

Ian Robert Goldsmith

Dwight Macvicar Poler

Jeffrey Scherer

Philip Robert Wieland

Secretary:	Sarah Leanne Whibley

Issued share capital:

25,827,915,725 fully-paid ordinary shares, divided into:

•    21,967,889,960 A shares of £0.00113 each;

•    518,401,855 B shares of £0.00113 each;

•    1,670,811,955 C shares of £0.00030 each; and

•    1,670,811,955 D shares of £0.00015 each.

Shareholder(s):	See disclosure bundle doc no. 23.

Accounting reference date:	31 December

3) Name:	Cucina Investments (UK) Limited

Date of Incorporation:	6 July 2007

Place of Incorporation:	England and Wales

Company number:	06305246

Registered office:	Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG

Charges:	None

Directors:	Matthias Michel Pierre Boyer-Chammard

Ian Robert Goldsmith

Dwight Macvicar Poler

Jeffrey Scherer

Philip Robert Wieland

Secretary:	Sarah Leanne Whibley

Issued share capital:	2,624,382,700 fully-paid ordinary shares, divided into: • 521,463,952 B shares of £0.01 each; and • 2,102,918,748 A shares of £0.01 each.

Shareholder(s):	Cucina Investments (UK) 2 Limited 2,102,327,491 A ordinary shares 3,062,097 B ordinary shares Cucina Employee Benefit Trust 591,257 A ordinary shares 3,062,097 B ordinary shares

Accounting reference date:	31 December

4) Name:	Cucina Holdings (UK) Limited

Date of Incorporation:	28 June 2007

Place of Incorporation:	England and Wales

Company number:	06296678

Registered office:	Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG

Charges:	Share Charge dated 18 October 2007 granted by Cucina Holdings (UK) Limited in favour of JP Morgan Europe Limited.

Directors:	Matthias Michel Pierre Boyer-Chammard

Ian Robert Goldsmith

Kennedy McMeikan

Dwight Macvicar Poler

Jeffrey Scherer

Philip Robert Wieland

Secretary:	Sarah Leanne Whibley

Issued share capital:	20,680,979 fully-paid ordinary shares of £1 each

Shareholder(s):	Cucina Investments (UK) Limited 20,680,979 ordinary shares

Accounting reference date:	31 December

5) Name:	Cucina Finance (UK) Limited

Date of Incorporation:	6 July 2007

Place of Incorporation:	England and Wales

Company number:	06305253

Registered office:	Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG

Charges:

Debenture dated 12 September 2007 granted by Cucina Finance (UK) Limited and Cucina Acquisition Limited in favour of Barclays Bank PLC (as Security Trustee).

Share charge dated 12 October 2007 granted by Cucina Finance (UK) Limited in favour of Barclays Bank PLC (as Security Agent)

Supplemental deed of charge dated 21 November 2013 granted by Cucina Finance (UK) Limited in favour of Barclays Bank PLC (as Security Agent)

Supplemental deed of charge dated 28 May 2014 granted by Cucina Finance (UK) Limited in favour of Barclays Bank plc (as Trustee) in relation to the share charge dated 12 October 2007 and supplemental charge dated 21 November 2013

Supplemental deed of charge dated 2 November 2015 granted by Cucina Finance (UK) Limited in favour of Barclays Bank plc (as Trustee) n relation to the share charge dated 12 October 2007 and supplemental charges dated 21 November 2013 and 28 May 2014

Supplemental deed of charge dated 12 November 2015 granted by Cucina Finance (UK) Limited in favour of Barclays Bank plc (as Trustee) in relation to the share charge dated 12 October 2007 and the supplemental charges dated 21 November 2013, 28 May 2014 and 2 November 2015

Directors:	Matthias Michel Pierre Boyer-Chammard

Ian Robert Goldsmith

Kennedy McMeikan

Dwight Macvicar Poler

Jeffrey Scherer

Philip Robert Wieland

Secretary:	Sarah Leanne Whibley

Issued share capital:	20,680,979 fully-paid ordinary shares of £1 each

Shareholder(s):	Cucina Holdings (UK) Limited 20,680,979 ordinary shares

Accounting reference date:	31 December

6) Name:	Cucina Acquisition (UK) Limited

Date of Incorporation:	14 June 2007

Place of Incorporation:	England and Wales

Company number:	06279225

Registered office:	Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG

Charges:

Debenture dated 12 September 2007 granted by Cucina Finance (UK) Limited and Cucina Acquisition Limited in favour of Barclays Bank PLC (as Security Trustee).

Debenture dated 12 October 2007 granted by Cucina Acquisition (UK) Limited in favour of Barclays Bank plc (as Security Agent).

Supplemental deed of charge dated 21 November 2013 granted by Cucina Finance (UK) Limited in favour of Barclays Bank plc (as Trustee) in relation to the debenture dated 12 October 2007.

Supplemental deed of charge dated 28 May 2014 granted by Cucina Acquisition (UK) Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture dated 12 October 2007 and supplemental charge dated 21 November 2013.

Supplemental deed of charge dated 2 November 2015 granted by Cucina Acquisition (UK) Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture dated 12 October 2007 and supplemental charges dated 21 November 2013 and 28 May 2014.

Supplemental deed of charge dated 12 November 2015 granted by Cucina Acquisition (UK) Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture dated 12 October 2007 and supplemental charges dated 21 November 2013, 28 May 2014 and 2 November 2015

Directors:	Stuart Paul Smith

Ian Robert Goldsmith

Kennedy McMeikan

Sarah Leanne Whibley

Philip Robert Wieland

Secretary:	Sarah Leanne Whibley

Issued share capital:	20,680,979 fully-paid ordinary shares of £1 each

Shareholder(s):	Cucina Finance (UK) Limited 20,680,979 ordinary shares

Accounting reference date:	31 December

7) Name:	Brake Bros Holding I Limited

Date of Incorporation:	19 June 2002

Place of Incorporation:	England and Wales

Company number:	04465140

Registered office:	Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG

Charges:

Debenture pursuant to a debenture accession deed dated 10 December 2007 granted by Brake Bros Holding I Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture entered into by Cucina Acquisition (UK) Limited in favour of Barclays Bank plc dated 12 October 2007.

Supplemental deed of charge dated 21 November 2013 granted by Brake Bros Holding I Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture dated 12 October 2007.

Supplemental deed of charge dated 28 May 2014 granted by Brake Bros Holding I Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture dated 12 October 2007 and supplemental charge dated 21 November 2013.

Supplemental deed of charge dated 2 November 2015 granted by Brake Bros Holding I Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture dated 12 October 2007 and supplemental charges dated 21 November 2013 and 28 May 2014.

Supplemental deed of charge dated 12 November 2015 granted by Brake Bros Holding I Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture dated 12 October 2007 and supplemental charges dated 21 November 2013, 28 May 2014 and 2 May 2015

Directors:	Ian Robert Goldsmith

Kennedy McMeikan

Sarah Leanne Whibley

Philip Robert Wieland

Secretary:	Sarah Leanne Whibley

Issued share capital:

2,019,121,642 fully-paid ordinary shares, divided into:

•    11,921,647 A shares of £0.01 each;

•    437,926 B shares of £0.01 each;

•    333,217 C1 shares of £0.01 each;

•    386,720 C2 shares of £0.01 each;

•    70,902 C3 shares of £0.01 each;

•    470,499 C4 shares of £0.01 each; and

•    2,005,500,731 deferred shares of £0.01 each.

Shareholder(s):	Cucina Acquisition (UK) Limited 13,620,911 ordinary shares 2,005,500,731 deferred shares

Accounting reference date:	31 December

8) Name:	Brake Bros Holding II Limited

Date of Incorporation:	21 June 2002

Place of Incorporation:	England and Wales

Company number:	04467547

Registered office:	Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG

Charges:

Debenture pursuant to a debenture accession deed dated 10 December 2007 granted by Brake Bros Holding II Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture entered into by Cucina Acquisition (UK) Limited in favour of Barclays Bank plc dated 12 October 2007.

Supplemental deed of charge dated 21 November 2013 granted by Brake Bros Holding II Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture dated 12 October 2007.

Supplemental deed of charge dated 28 May 2014 granted by Brake Bros Holding II Limited in relation to the debenture dated 12 October 2007 and supplemental charge dated 21 November 2013.

Supplemental deed of charge dated 2 November 2015 granted by Brake Bros Holding II Limited in favour of Barclays Bank plc in relation to the debenture dated 12 October 2007 and supplemental charges dated 21 November 2013 and 28 May 2014.

Supplemental deed of charge dated 12 November 2015 granted by Brake Bros Holding II Limited in favour of Barclays Bank plc in relation to the debenture dated 12 October 2007 and the supplemental charges dated 21 November 2013, 28 May 2014 and 2 November 2015.

Corporate guarantee and indemnity dated on or around 29 November 2005 granted by Brake Bros Holding II Limited to Barclays Bank PLC.

Directors:	Ian Robert Goldsmith

Kennedy McMeikan

Sarah Leanne Whibley

Philip Robert Wieland

Secretary:	Sarah Leanne Whibley

Issued share capital:	20,050,000 fully-paid ordinary shares of £1 each

Shareholder(s):	Brake Bros Holding I Limited 20,050,000 ordinary shares

Accounting reference date:	31 December

9) Name:	Brake Bros Holding III Limited

Date of Incorporation:	24 July 2002

Place of Incorporation:	England and Wales

Company number:	04494132

Registered office:	Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG

Charges:

Debenture pursuant to a debenture accession deed dated 10 December 2007 granted by Brake Bros Holding III Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture entered into by Cucina Acquisition (UK) Limited in favour of Barclays Bank plc dated 12 October 2007.

Supplemental deed of charge dated 21 November 2013 granted by Brake Bros Holding III Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture dated 12 October 2007.

Supplemental deed of charge dated 28 May 2014 granted by Brake Bros Holding III Limited in relation to the debenture dated 12 October 2007 and supplemental charge dated 21 November 2013.

Supplemental deed of charge dated 2 November 2015 granted by Brake Bros Holding III Limited in favour of Barclays Bank plc in relation to the debenture dated 12 October 2007 and supplemental charges dated 21 November 2013 and 28 May 2014.

Supplemental deed of charge dated 12 November 2015 granted by Brake Bros Holding II Limited in favour of Barclays Bank plc in relation to the debenture dated 12 October 2007 and the supplemental charges dated 21 November 2013, 28 May 2014 and 2 November 2015.

Directors:	Ian Robert Goldsmith

Kennedy McMeikan

Sarah Leanne Whibley

Philip Robert Wieland

Secretary:	Sarah Leanne Whibley

Issued share capital:	170,050,000 fully-paid ordinary shares of £1 each

Shareholder(s):	Brake Bros Holding II Limited 170,050,000 ordinary shares

Accounting reference date:	31 December

10) Name:	Brake Bros Receivables Limited

Date of Incorporation:	7 September 2005

Place of Incorporation:	England and Wales

Company number:	05556703

Registered office:	Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG

Charges:

Fixed charge dated on or around 29 November 2005 granted by Brake Bros Receivables Limited to Barclays Bank PLC.

Fixed charge and security assignment dated 29 July 2011 granted by Brake Bros Receivables Limited in favour of Barclays Bank plc.

Directors:	Ian Robert Goldsmith

Kennedy McMeikan

Sarah Leanne Whibley

Philip Robert Wieland

Secretary:	Sarah Leanne Whibley

Issued share capital:	1 fully-paid ordinary share of £1

Shareholder(s):	Brake Bros Holding II Limited 1 ordinary share

Accounting reference date:	31 December

11) Name:	Brake Bros Finance Limited

Date of Incorporation:	7 June 2002

Place of Incorporation:	England and Wales

Company number:	04456791

Registered office:	Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG

Charges:

Debenture pursuant to a debenture accession deed dated 10 December 2007 granted by Brake Bros Finance Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture granted by Cucina Acquisition (UK) Limited in favour of Barclays Bank plc dated 12 October 2007

Supplemental deed of charge dated 21 November 2013 granted by Brake Bros Finance Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture dated 12 October 2007

Supplemental deed of charge dated 28 May 2014 granted by Brake Bros Finance Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture dated 12 October 2007 and supplemental charge dated 21 November 2013

Supplemental deed of charge dated 2 November 2015 granted by Brake Bros Finance Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture dated 12 October 2007 and supplemental charges dated 21 November 2013 and 28 May 2014

Supplemental deed of charge dated 12 November 2015 granted by Brake Bros Finance Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture dated 12 October 2007 and supplemental charges dated 21 November 2013, 28 May 2014 and 2 November 2015

Directors:	Ian Robert Goldsmith

Kennedy McMeikan

Sarah Leanne Whibley

Philip Robert Wieland

Secretary:	Sarah Leanne Whibley

Issued share capital:	269,950,000 fully-paid ordinary shares of £1 each

Shareholder(s):	Brake Bros Holding III Limited 269,950,000 ordinary shares

Accounting reference date:	31 December

12) Name:	Brake Bros Acquisition Limited

Date of Incorporation:	7 June 2002

Place of Incorporation:	England and Wales

Company number:	04456807

Registered office:	Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG

Charges:

Debenture pursuant to a debenture accession deed dated 10 December 2007 granted by Brake Bros Acquisition Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture granted by Cucina Acquisition (UK) Limited in favour of Barclays Bank plc dated 12 October 2007.

Supplemental deed of charge dated 21 November 2013 granted by Brake Bros Acquisition Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture dated 12 October 2007.

Supplemental deed of charge dated 28 May 2014 granted by Brake Bros Acquisition Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture dated 12 October 2007 and supplemental charge dated 21 November 2013

Supplemental deed of charge dated 2 November 2015 granted by Brake Bros Acquisition Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture dated 12 October 2007 and supplemental charges dated 21 November 2013 and 28 May 2014

Supplemental deed of charge dated 12 November 2015 granted by Brake Bros Acquisition Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture dated 12 October 2007 and supplemental charges dated 21 November 2013, 28 May 2014 and 2 November 2015.

Directors:	Ian Robert Goldsmith

Kennedy McMeikan

Sarah Leanne Whibley

Philip Robert Wieland

Secretary:	Sarah Leanne Whibley

Issued share capital:	269,950,000 fully-paid ordinary shares of £1 each

Shareholder(s):	Brake Bros Finance Limited 269,950,000 ordinary shares

Accounting reference date:	31 December

13) Name:	Brake Bros Limited

Date of Incorporation:	8 July 1986

Place of Incorporation:	England and Wales

Company number:	02035315

Registered office:	Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG

Charges:

Debenture pursuant to a debenture accession deed dated 10 December 2007 granted by Brake Bros Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture granted by Cucina Acquisition (UK) Limited in favour of Barclays Bank plc dated 12 October 2007.

Mortgage deed dated 10 December 2007 granted by Brake Bros Limited in relation to land under title numbers including (amongst others) K864709, HD373019, HD258904, HD375271, HD276879, LT194956 and EX700456.

Scottish standard security dated 10 November 2007 granted by Brake Bros Limited over subjects at 14 Dunnet Way, East Mains Industrial Estate, Broxburn, West Lothian registered under Title Number WLN30144

Mortgage deed dated 18 February 2008 granted by Brake Bros Limited in relation to land under Title Numbers NN180271 and NN229657

Security Agreement dated 19 March 2009 granted by Brake Bros Limited in favour of Adrian John Whitehead, Ian David Clarke, Martin Pannifer and HR Trustees Limited as Trustees of the Brakes

Final Salary Pension Scheme in relation to Enterprise House, Nicholas Road, Eureka Sciences and Business Park, Ashford, Kent under Title Number KT759232.

Security Agreement dated 19 March 2009 granted by Brake Bros Limited in favour of Adrian John Whitehead, Ian David Clarke, Martin Pannifer and HR Trustees Limited as Trustees of the Brakes Final Salary Pension Scheme in relation to Unit A, Riverside Business Park, Ayelsford, Kent under Title Number K864709.

Mortgage deed dated 29 January 2013 granted by Brake Bros Limited in relation to a lease of land granted out of Title Numbers LL104832 and LL185145 and the lease of units under Title Numbers NK289532, NK124076 and NK208883

Charge over deposit dated 26 February 2013 granted by Brake Bros Limited in favour of Omega Warrington Limited.

Mortgage deed dated 20 March 2013 granted by Brake Bros Limited in favour of Barclays Bank plc (as Security Agent) in relation to a lease of land at Victoria Business Park, Roche, Bodmin.

Mortage containing fixed charge dated 11 July 2013 granted by Brake Bros Limited in favour of Barclays Bank plc (as Security Agent) in relation to a lease of land at 41 Parham Drive, Boyatt Word Industrial Estate, Eastleigh under Title Number HP155527

Supplemental deed of charge dated 21 November 2013 granted by Brake Bros Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture granted by Cucina Acquisition (UK) Limited in favour of Barclays Bank plc dated 12 October 2007.

Mortgage deed dated 21 November 2013 granted by Brake Bros Limited in favour of Barclays Bank in relation to a lease of land granted out of title number HP763154.

Mortgage deed dated 21 November 2013 granted by Brake Bros Limited in favour of Barclays Bank plc (as Security Agent) in relation to a lease of land granted out of title number CL298300.

Mortgage deed dated 21 November 2013 granted by Brake Bros Limited in favour of Barclays Bank plc (as Security Agent) in relation to a lease of land granted out of title numbers LL339612 and NK426191.

Mortgage deed dated 21 November 2013 granted by Brake Bros Limited in favour of Barclays Bank plc (as Security Agent) in relation to land under title numbers including (amongst others) K864709, HD373019, HD258904, HD375271, HD276879, LT194956 and EX700456.

Scottish standard security dated 27 November 2013 granted by Brake Bros Limited in favour of Barclays Bank plc as Security Agent and Trustee over subjects at 14 Dunnet Way, East Mains Industrial Estate, Broxburn, West Lothian registered under Title Number WLN30144

Mortgage deed dated 15 January 2014 granted by Brake Bros Limited in favour of Barclays Bank plc as Security Agent in relation to land under title numbers NN180271 and NN229657

Scottish standard security dated 22 May 2014 granted by Brake Bros Limited over subjects at 14 Dunnet Way, East Mains Industrial Estate, Broxburn, West Lothian registered under Title Number WLN30144.

Supplemental deed of charge dated 28 May 2014 granted by Brake Bros Limited in favour of Barclays Bank plc (as Security Agent) in relation to a debenture dated 12 October 2007 and a supplemental charge dated 21 November 2013.

Mortgage deed dated 28 May 2014 granted by Brake Bros Limited in favour of Barclays Bank plc (as Security Agent) in relation to a lease of land granted out of title number CL298300.

Mortgage deed dated 28 May 2014 granted by Brake Bros Limited in favour of Barclays Bank plc (as Security Agent) in relation to a lease of land granted out of title number HP763154.

Mortgage deed dated 28 May 2014 granted by Brake Bros Limited in favour of Barclays Bank plc (as Security Agent) in relation to land under title numbers including (amongst others) K864709, HD373019, HD258904, HD375271, HD276879, LT194956 and EX700456.

Mortgage deed dated 28 May 2014 granted by Brake Bros Limited in favour of Barclays Bank plc (as Security Agent) in relation to a lease of land granted out of title numbers LL339612 and NK426191.

Mortgage deed dated 28 May 2014 granted by Brake Bros Limited in favour of Barclays Bank plc (as Security Agent) in relation to land under title numbers NN180271 and NN229657.

Scottish standard security dated 3 June 2014 granted by Brake Bros Limited in favour of Barclays Bank plc (as Security Agent and Trustee) over subjects at 14 Dunnet Way, East Mains Industrial Estate, Broxburn, West Lothian registered under Title Number WLN30144

Supplemental deed of charge dated 2 November 2015 granted by Brake Bros Limited in favour of Barclays Bank plc (as Security Agent) in relation to a debenture dated 12 October 2007 and supplemental charges dated 21 November 2013 and 28 May 2014

Mortgage deed dated 2 November 2015 granted by Brake Bros Limited in favour Barclays Bank PLC (as Security Agent) in relation to land under (among others) title numbers HP763154, NN180271, NN229657 and CL298300.

Scottish standard security dated 9 November 2015 granted by Brake Bros Limited in favour of Barclays Bank plc (as Security Agent) over subjects at 14 Dunnet Way, East Mains Industrial Estate, Broxburn, West Lothian registered under Title Number WLN30144.

Supplemental deed of charge dated 12 November 2015 granted by Brake Bros Limited in favour of Barclays Bank plc (as Security Agent) in relation to a debenture dated 12 October 2007 and supplemental charges dated 21 November 2013, 28 May 2014 and 2 November 2015

Mortgage deed dated 12 November 2015 granted by Brake Bros Limited in favour of Barclays Bank plc (as Security Agent) in relation to land under (among others) title numbers HP763154, NN180271, NN229657 and CL298300

Scottish standard security dated 20 November 2015 granted by Brake Bros Limited in favour of Barclays Bank plc (as Security Agent) over subjects at 14 Dunnet Way, East Mains Industrial Estate, Broxburn, West Lothian registered under Title Number WLN30144.

Directors:	Ian Robert Goldsmith

Paul George McIntyre

Kennedy McMeikan

Stuart Paul Smith

Philip Robert Wieland

Sarah Leanne Whibley

Secretary:	Sarah Leanne Whibley

Issued share capital:	53,776,540 fully-paid ordinary shares of £0.10 each

Shareholder(s):	Brake Bros Acquisition Limited 53,776,540 ordinary shares

Accounting reference date:	31 December

14) Name:	W. Pauley & Co Limited

Date of Incorporation:	28 January 1988

Place of Incorporation:	England and Wales

Company number:	02214989

Registered office:	Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG

Charges:

Debenture accession deed dated 10 December 2007 entered into by W. Pauley & Co Limited in favour of Barclays Bank plc (as Security Agent).

Mortgage deed dated 10 December 2007 granted by W. Pauley & Co Limited in favour of Barclays Bank plc (as Security Agent) in relation to land granted out of title numbers NN180271 and NN229657

Supplemental deed of charge dated 21 November 2013 granted by W. Pauley & Co Limited in favour of Barclays Bank plc (as Security Agent) in relation to a debenture dated 12 October 2007.

Mortgage deed dated 21 November 2013 granted by W. Pauley & Co. Limited in favour of Barclays Bank plc (as Security Agent) in relation to land under title numbers NN180271 and NN229657

Supplemental deed of charge dated 28 May 2014 granted by W. Pauley & Co Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture dated 12 October 2007 and supplemental charge dated 21 November 2013

Supplemental deed of charge dated 2 November 2015 granted by W. Pauley & Co Limited in relation to the debenture dated 12 October 2007 and supplemental charges dated 21 November 2013 and 28 May 2014

Supplemental deed of charge dated 12 November 2015 granted by W. Pauley & Co Limited in relation to the debenture dated 12 October 2007 and supplemental charges dated 21 November 2013, 28 May 2014 and 2 November 2015

Directors:	David Robert Lodge

Sarah Leanne Whibley

Secretary:	Sarah Leanne Whibley

Issued share capital:	100 fully-paid ordinary shares of £1 each and 100 fully-paid redeemable preference shares of £1 each

Shareholder(s):	Brake Bros Limited 100 ordinary shares Brake Bros Holding I Limited 100 fully-paid redeemable

Accounting reference date:	31 December

15) Name:	Freshfayre Limited

Date of Incorporation:	24 May 1983

Place of Incorporation:	England and Wales

Company number:	01725853

Registered office:	Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG

Charges:	Deposit deed dated 29 April 2005 granted by Freshfayre Limited in favour of Slough Estates (Warrington) Limited in relation to a lease dated 29 April 2005.

Directors:	Ian Robert Goldsmith

Paul George McIntyre

Kennedy McMeikan

Philip Robert Wieland

Secretary:	Sarah Leanne Whibley

Issued share capital:	2,696,550 fully-paid ordinary shares divided into: • 2,646,000 A shares of £0.0000008 each; and • 50,550 B shares of £0.0000008 each.

Shareholder(s):	Brake Bros Limited 2,696,550 ordinary shares

Accounting reference date:	31 December

16) Name:	Brake Bros Foodservice Limited

Date of Incorporation:	30 October 1961

Place of Incorporation:	England and Wales

Company number:	00706764

Registered office:	Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG

Charges:

Debenture pursuant to debenture accession deed dated 10 December 2007 granted by Brake Bros Foodservice Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture entered into by Cucina Acquisition (UK) Limited in favour of Barclays Bank plc dated 12 October 2007.

Standard security dated 10 December 2007 granted by Brake Bros Foodservice Limited in favour of Barclays Bank plc as Agent and Trustee in relation to land at Mossbell Road, Belshitt under title number LAN113483

Standard security dated 10 December 2007 granted by Brake Bros Foodservice Limited in favour of Barclays Bank in relation to land at Inchinnan Road, Belshill Industrial Estate, Belshill under title number LAN47430

Mortgage deed dated 29 January 2013 granted by Brake Bros Limited in relation to land granted out of title numbers LL104832, LL185145, NK289532, NK124076 and NK208883.

Mortgage deed dated 20 March 2013 granted by Brake Bros Limited in relation to land granted out of title numbers CL173554 and CL77013.

Mortgage deed dated 11 July 2013 granted by Brake Bros Limited in relation to land granted out of title number HP155527.

Supplemental deed of charge dated 21 November 2013 granted by Brake Bros Foodservice Limited in favour of Barclays Bank plc (as Security Agent) in relation to a debenture dated 12 October 2007

Scottish standard security dated 27 November 2013 granted by Brake Bros Foodservice Limited in favour of Barclays Bank plc (as Security Agent and Trustee) over subjects at Inchinnan Road, Bellshill Industrial Estate, Bellshill registered under Title Number LAN47430

Scottish standard security dated 27 November 2013 granted by Brake Bros Foodservice Limited in favour of Barclays Bank plc (as Security Agent and Trustee) over subjects on the North West and South East of Mossbell Road, Bellshill, registered under Title Number LAN113483

Supplemental deed of charge dated 28 May 2014 granted by Brake Bros Foodservice Limited in relation to a debenture dated 12 October 2007 and supplemental charge dated 21 November 2013.

Scottish standard security dated 3 June 2014 granted by Brake Bros Foodservice Limited in favour of Barclays Bank plc (as Security Agent and Trustee) over subjects on the North West and South East of Mossbell Road, Bellshill, registered under Title Number LAN113483.

Scottish standard security dated 3 June 2014 granted by Brake Bros Foodservice Limited in favour of Barclays Bank plc (as Security Agent and Trustee) over subjects at Inchinnan Road, Bellshill Industrial Estate, Bellshill registered under Title Number LAN47430

Supplemental deed of charge dated 2 November 2015 granted by Brake Bros Foodservice Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture dated 12 October 2007 and supplemental charges dated 21 November 2013 and 28 May 2014

Scottish standard security dated 9 November 2015 granted by Brake Bros Foodservice Limited in favour of Barclays Bank plc (as Security Agent) over subjects at Inchinnan Road, Bellshill Industrial Estate, Bellshill, registered under Title Number LAN47430

Scottish standard security dated 9 November 2015 granted by Brake Bros Foodservice Limited in favour of Barclays Bank plc (as Security Agent) over subjects on the North West and South East of Mossbell Road, Bellshill, registered under Title Number LAN113483

Supplemental deed of charge dated 12 November 2015 granted by Brake Bros Foodservice Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture dated 12 October 2007 and supplemental charges dated 21 November 2013, 28 May 2014 and 2 November 2015

Scottish standard security dated 20 November 2015 granted by Brake Bros Foodservice Limited in favour of Barclays Bank plc (as Security Agent) over subjects on the North West and South East of Mossbell Road, Bellshill, registered under Title Number LAN113483

Scottish standard security dated 20 November 2015 granted by Brake Bros Foodservice Limited in favour of Barclays Bank plc (as Security Agent) over subjects at Inchinnan Road, Bellshill Industrial Estate, Bellshill, registered under Title Number LAN47430

Directors:	Ian Robert Goldsmith

Paul George McIntyre

Kennedy McMeikan

Philip Robert Wieland

Sarah Leanne Whibley

Stuart Paul Smith

Secretary:	Sarah Leanne Whibley

Issued share capital:	4,000,000 fully-paid ordinary shares of £1 each

Shareholder(s):	Brake Bros Limited 4,000,000 ordinary shares

Accounting reference date:	31 December

17) Name:	Stockflag Limited

Date of Incorporation:	22 September 1997

Place of Incorporation:	England and Wales

Company number:	03437935

Registered office:	Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG

Charges:

Debenture pursuant to a debenture accession deed dated 10 December 2007 granted by Stockflag Limited in favour of Barclays Bank plc (as Security Agent) in relation to the debenture dated 12 October 2007 granted by Cucina Acquisition (UK) Limited in favour of Barclays Bank plc

Supplemental deed of charge dated 21 November 2013 granted by Stockflag Limited in favour of Barclays Bank plc (as Security Agent) in relation to a debenture dated 12 October 2007

Supplemental deed of charge dated 28 May 2014 granted by Stockflag Limited in favour of Barclays Bank plc (as Security Agent) in relation to a debenture dated 12 October 2007 and supplemental charge dated 21 November 2013

Supplemental deed of charge dated 2 November 2015 granted by Stockflag Limited in favour of Barclays Bank plc (as Security Agent) in relation to a debenture dated 12 October 2007 and supplemental charges dated 21 November 2013 and 28 May 2014

Supplemental deed of charge dated 12 November 2015 granted by Stockflag Limited in favour of Barclays Bank plc (as Security Agent) in relation to a debenture dated 12 October 2007 and supplemental charges dated 21 November 2013, 28 May 2014 and 2 November 2015.

Directors:	David Robert Lodge

Sarah Leanne Whibley

Secretary:	Sarah Leanne Whibley

Issued share capital:

25,376,049 fully-paid shares divided into:

•    9,201,052 Deferred shares of £1 each;

•    25,000 Ordinary A shares of £1 each;

•    5,975,000 Preference A shares of £0.90 each;

•    6,170 Ordinary B shares of £1 each;

•    867,775 Preference B shares of £1 each;

•    100,000 Ordinary C shares of £0.01 each;

•    68,830 Ordinary Y shares of £0.01 each; and

•    9,132,222 Preference Y shares of £0.01 each.

Shareholder(s):	Brake Bros Limited 9,201,052 deferred 5,975,000 preference A 867,775 preference B 9,132,222 Preference Y 200,000 ordinary shares

Accounting reference date:	31 December

18) Name:	M&J Seafood Holdings Limited

Date of Incorporation:	6 September 1983

Place of Incorporation:	England and Wales

Company number:	01750668

Registered office:	Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG

Charges:

Deed of charge dated 7 April 1995 entered into in favour of Bowmann Contract Hire Limited in relation to sub-hiring agreements.

Deed of charge dated 20 March 1997 entered into in favour of Mevc Contract Hire Limited in relation to sub-hiring agreements.

Deed of charge dated 3 November 1997 entered into in favour of Mevc Contract Hire Limited in relation to sub-hiring agreements.

Deed of charge dated 16 April 1998 entered into in favour of Mevc Contract Hire Limited in relation to sub-hiring agreements.

Deed of charge dated 8 May 1997 entered into in favour of Mevc Contract Hire Limited in relation to sub-hiring agreements.

Deed of charge dated 22 May 1998 entered into in favour of Mevc Contract Hire Limited in relation to sub-hiring agreements.

Deed of charge dated 27 October 1998 entered into in favour of Mevc Contract Hire Limited in relation to sub-hiring agreements.

Two deeds of charge dated 4 December 1998 entered into in favour of Mevc Contract Hire Limited in relation to sub-hiring agreements.

Two deeds of charge dated 23 December 1998 entered into in favour of Mevc Contract Hire Limited in relation to sub-hiring agreements.

Deed of charge dated 8 January 1999 entered into in favour of Mevc Contract Hire Limited in relation to sub-hiring agreements.

Deed of charge dated 15 January 1999 entered into in favour of Mevc Contract Hire Limited in relation to sub-hiring agreements.

Deed of charge dated 16 April 1999 entered into in favour of Mevc Contract Hire Limited in relation to sub-hiring agreements.

Deed of charge dated 19 July 1999 entered into in favour of Mevc Contract Hire Limited in relation to sub-hiring agreements.

Deed of charge dated 20 September 1999 entered into in favour of Mevc Contract Hire Limited in relation to sub-hiring agreements.

Deed of charge dated 4 November 1999 entered into in favour of Mevc Contract Hire Limited in relation to sub-hiring agreements.

Deed of charge dated 17 February 2000 entered into in favour of Mevc Contract Hire Limited in relation to sub-hiring agreements.

Deed of charge dated 15 May 2000 entered into in favour of Mevc Contract Hire Limited in relation to sub-hiring agreements.

Deed of charge dated 12 September 2000 entered into in favour of Mevc Contract Hire Limited in relation to sub-hiring agreements.

Deed of charge dated 25 October 2000 entered into in favour of Mevc Contract Hire Limited in relation to sub-hiring agreements.

Deed of charge dated 30 November 2000 entered into in favour of Mevc Contract Hire Limited in relation to sub-hiring agreements.

Deed of charge dated 12 March 2001 entered into in favour of Mevc Contract Hire Limited in relation to sub-hiring agreements.

Deed of charge dated 2 July 2001 entered into in favour of Mevc Contract Hire Limited in relation to sub-hiring agreements.

Debenture accession deed dated 10 December 2007 entered into by, among others, Brake Bros Limited and Barclays Bank PLC (as Security Agent) in relation to the Debenture dated 12 October 2007.

Mortgage deed dated 10 December 2007 granted by M&J Seafood Limited in relation to land granted out of title number LT183375.

Supplemental deed of charge dated 21 November 2013 granted by Cucina Finance (UK) Limited in favour of Barclays Bank PLC (as Security Agent) in relation to the debenture dated 12 October 2007.

Supplemental deed of charge dated 28 May 2014 granted by (amongst others) Cucina Acquisition (UK) Limited in relation to the debenture dated 12 October 2007 and supplemental charge dated 21 November 2013.

Supplemental deed of charge dated on or about 2 November 2015 granted by (amongst others) Cucina Acquisition (UK) Limited in relation to the debenture dated 12 October 2007 and supplemental charges dated 21 November 2013 and 28 May 2014.

Supplemental deed of charge dated on or about 12 November 2015 granted by (amongst others)

Cucina Acquisition (UK) Limited in relation to the debenture dated 12 October 2007 and supplemental charges dated 21 November 2013 and 28 May 2014.

Debenture dated 27 March 2015 granted by M&J Seafood Limited in favour of Lloyds Bank plc (as Security Agent).

Directors:	Paul George McIntyre

Sarah Leanne Whibley

Kennedy McMeikan

Philip Robert Wieland

Secretary:	Sarah Leanne Whibley

Issued share capital:

399,999 fully-paid shares divided into:

•    5,000 Ordinary A shares of £1 each;

•    100,000 Ordinary B shares of £1 each;

•    66,666 Ordinary C shares of £1 each;

•    195,000 Deferred Convertible shares of £1 each; and

•    33,333 Ordinary D shares of £1 each.

Shareholder(s):	Stockflag Limited 195,000 deferred shares 204,999 ordinary shares

Accounting reference date:	31 December

19) Name:	Cucina Fresh Investments Limited

Date of Incorporation:	28 January 2015

Place of Incorporation:	England and Wales

Company number:	09410125

Registered office:	Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG

Charges:	NA

Directors:	Sarah Leanne Whibley

Philip Robert Wieland

Secretary:	Sarah Leanne Whibley

Issued share capital:	65,545,002 fully-paid ordinary shares for £1 each.

Shareholder(s):	Brake Bros Limited 32,117,051 ordinary shares M&J Seafood Holdings Limited 33,427,951 ordinary shares

Accounting reference date:	31 December

20) Name:	Cucina Fresh Finance Limited

Date of Incorporation:	7 November 2014

Place of Incorporation:	England and Wales

Company number:	09300710

Registered office:	Bicester Distribution Park, Charbridge Way, Bicester, Oxfordshire, OX26 4SW

Charges:	Share charge dated 20 February 2015 granted by Cucina Fresh Finance Limited in favour of Lloyds Bank plc (as Security Agent).

Directors:	Martin Clive Bott

David John Burns

Colin James Harris

Nigel John Harris

Kennedy McMeikan

Jeff Scherer

Adam Patrick Uttley

Philip Robert Wieland

Secretary:	Sarah Leanne Whibley

Issued share capital:	112,217,763 fully-paid ordinary shares divided into: • 35,550,588 A shares of £0.9724 each; • 75,545,000 B shares of £1 each; • 561,089 C shares of £0.85 each; and • 561,086 D shares of £0.85 each.

Shareholder(s):

Nigel Harris

35,550,558 A ordinary shares

561,089 C ordinary shares

Cucina Acquisition (UK) Limited

10,000,000 B ordinary shares

90,279 D ordinary shares

Cucina Fresh Investments Limited

65,545,000 B ordinary shares

Nick Allen

12,400 D ordinary shares

Martin Bott

23,116 D ordinary shares

David Burns

255,800 D ordinary shares

Andy Farnworth

61,888 D ordinary shares

Nick Fowler

28,896 D ordinary shares

Mark Gibson

10,324 D ordinary shares

Mark Hale

4,544 D ordinary shares

Stephen High

24,744 D ordinary shares

Ian Humphryes

41,240 D ordinary shares

Ian Stuart

7,855 D ordinary shares

Accounting reference date:	31 December

21) Name:	Fresh Direct Group Limited

Date of Incorporation:	7 November 2014

Place of Incorporation:	England and Wales

Company number:	09301324

Registered office:	Bicester Distribution Park, Charbridge Way, Bicester, Oxfordshire, England and Wales, OX26 4SW

Charges:	Debenture dated 20 February 2015 granted by Fresh Direct Group Limited in favour of Lloyds Bank plc (as Security Agent).

Directors:	Martin Clive Bott

David John Burns

Colin James Harris

Nigel John Harris

Kennedy McMeikan

Jeff Scherer

Adam Patrick Uttley

Philip Robert Wieland

Secretary:	Sarah Leanne Whibley

Issued share capital:	101 fully-paid ordinary shares divided into: • 1 share for £1 each; and • 100 shares for £655,450 each.

Shareholder(s):	Cucina Fresh Finance Limited 101 ordinary shares

Accounting reference date:	31 December

22) Name:	Fresh Direct Limited

Date of Incorporation:	9 February 2015

Place of Incorporation:	England and Wales

Company number:	09429182

Registered office:	Bicester Distribution Park, Charbridge Way, Bicester, Oxfordshire, England and Wales, OX26 4SW

Charges:	Debenture dated 27 March 2015 granted by Fresh Direct Limited in favour of Lloyds Bank plc (as Security Agent).

Directors:	David John Burns

Adam Patrick Uttley

Sarah Leanne Whibley

Secretary:	Sarah Leanne Whibley

Issued share capital:	1 ordinary share of £1.

Shareholder(s):	Fresh Direct Group Limited 1 ordinary share

Accounting reference date:	31 December

23) Name:	M&J Seafood Limited

Date of Incorporation:	7 November 2014

Place of Incorporation:	England and Wales

Company number:	09301346

Registered office:	Bicester Distribution Park, Charbridge Way, Bicester, Oxfordshire, England and Wales, OX26 4SW

Charges:	Debenture dated 27 March 2015 granted by M&J Seafood Limited in favour of Lloyds Bank plc (as Security Agent).

Directors:	David John Burns

Adam Patrick Uttley

Sarah Leanne Whibley

Secretary:	Sarah Leanne Whibley

Issued share capital:	1 ordinary share of £1.

Shareholder(s):	Fresh Direct Group Limited 1 ordinary share

Accounting reference date:	31 December

24) Name:	Pauleys Produce Limited

Date of Incorporation:	7 November 2014

Place of Incorporation:	England and Wales

Company number:	09301354

Registered office:	Bicester Distribution Park, Charbridge Way, Bicester, Oxfordshire, England and Wales, OX26 4SW

Charges:	Debenture dated 27 March 2015 granted by Pauleys Produce Limited in favour of Lloyds Bank plc (as Security Agent).

Directors:	David John Burns

Adam Patrick Uttley

Sarah Leanne Whibley

Secretary:	Sarah Leanne Whibley

Issued share capital:	1 ordinary share of £1.

Shareholder(s):	Fresh Direct Group Limited 1 ordinary share

Accounting reference date:	31 December

25) Name:	Wild Harvest Limited

Date of Incorporation:	21 June 1993

Place of Incorporation:	England and Wales

Company number:	02828572

Registered office:	Bicester Distribution Park, Charbridge Way, Bicester, Oxfordshire, England and Wales, OX26 4SW

Charges:

Debenture dated 27 March 2015 granted by Wild Harvest Limited in favour of Lloyds Bank plc (as Security Agent).

Deed of deposit dated 2 December 2011 by Wild Harvest Limited in favour of Covent Garden Market Authority in relation to Trading Units B59 - B60 in the North Building forming part of the New Covent Garden Market.

Rent deposit deed dated 21 June 2011 by Wild Harvest Limited in favour of Covent Garden Market Authority in relation to Trading Units B59 - B60 in the North Building forming part of the New Covent Garden Market.

Directors:	David John Burns

Adam Patrick Uttley

Sarah Leanne Whibley

Secretary:	Sarah Leanne Whibley

Issued share capital:	440,061 fully-paid ordinary shares, divided into: • 440,008 A shares for £1 each; and • 53 B shares for £1 each.

Shareholder(s):	Pauleys Produce Limited 440,061 ordinary shares

Accounting reference date:	31 December

26) Name:	Fresh Holdings Limited

Date of Incorporation:	20 June 2007

Place of Incorporation:	England and Wales

Company number:	06286751

Registered office:	Bicester Distribution Park, Charbridge Way, Bicester, Oxfordshire, England and Wales, OX26 4SW

Charges:	Debenture dated 27 March 2015 granted by Fresh Holdings Limited in favour of Lloyds Bank plc (as Security Agent).

Directors:	David John Burns

Adam Patrick Uttley

Sarah Leanne Whibley

Secretary:	Sarah Leanne Whibley

Issued share capital:	645,172 fully-paid ordinary shares for £1 each

Shareholder(s):	Fresh Direct Group Limited 645,172 ordinary shares

Accounting reference date:	31 December

27) Name:	Fresh Direct (UK) Limited

Date of Incorporation:	5 May 1995

Place of Incorporation:	England and Wales

Company number:	03053702

Registered office:	Bicester Distribution Park, Charbridge Way, Bicester, Oxfordshire, England and Wales, OX26 4SW

Charges:	Debenture dated 23 February 2015 granted by Fresh Direct (UK) Limited in favour of Lloyds Bank plc (as Security Agent).

Directors:	David John Burns

Adam Patrick Uttley

Sarah Leanne Whibley

Secretary:	Sarah Leanne Whibley

Issued share capital:	645,162 fully-paid ordinary shares for £1 each

Shareholder(s):	Fresh Holdings Limited 645,162 ordinary shares

Accounting reference date:	31 December

28) Name:	Brakes Foodservice NI Limited

Date of Incorporation:	20 September 2007

Place of Incorporation:	Northern Ireland

Company number:	NI066355

Registered office:	221 Hillhall Road, Lisburn, Co Antrim, BT27 5JQ

Charges:	NA

Directors:	Ian Robert Goldsmith

Paul George McIntyre

Kennedy McMeikan

Philip Robert Wieland

Secretary:	Sarah Leanne Whibley

Issued share capital:	100 fully-paid ordinary shares divided into:

• 80 A ordinary shares of £1 each; and • 20 B ordinary shares of £1 each.

Shareholder(s):	Brake Bros Limited 100 ordinary shares

Accounting reference date:	31 December

29) Name:	Brake Bros Foodservice Ireland Limited

Date of Incorporation:	29 April 2009

Place of Incorporation:	Ireland

Company number:	470304

Registered office:	Unit 18 Park West Road, Park West, Industrial Estate, Dublin 12

Directors:	As of 28/09/2015: Ian Robert Goldsmith

Philip Robert Wieland

Kennedy McMeikan

Secretary:	Sarah Leanne Whibley

Issued share capital:	1 ordinary share of €1

Shareholder(s):	Brakes Foodservice NI Limited 1 ordinary share

Accounting reference date:	31 December

30) Name:	Cucina French Holdings Limited

Date of Incorporation:	3 July 2015

Place of Incorporation:	England and Wales

Company number:	09669103

Registered office:	Enterprise House, Eureka Business Park, Ashford, Kent, United Kingdom, TN25 4AG

Charges:	NA

Directors:	Ian Robert Goldsmith

Kennedy McMeikan

Philip Robert Wieland

Sarah Leanne Whibley

Secretary:	Sarah Leanne Whibley

Issued share capital:	£103,522,595 divided into: • 11,722,595 ordinary shares of £1 each and • 91,800,000 preferred shares of £1 each.

Shareholder(s):	Brake Bros Limited 11,722,595 ordinary shares Centre De Coordination Nestlé S.A. 91,800,000 preferred shares

Accounting reference date:	31 December

31) Name:	Cidron Food Holding S.à r.l

Date of Incorporation:	23 February 2010

Place of Incorporation:	Luxembourg

Company number:	B 151.735

Registered office:	7, rue Lou Hemmer, L-1748 Luxembourg-Findel, Grand Duchy of Luxembourg

Directors:	Maria Neeve

Ganash Lokanathen

Wilhelmina Von Alwyn-Steennis

Issued share capital:	300,000,000 ordinary shares of SEK1 each

Shareholder(s):	Nordic Wholesale Services S.a r.l. 100,000,000 ordinary shares Brake Bros Limited 200,000,000 ordinary shares

Accounting reference date:	31 December

32) Name:	Cidron Food Services S.a.r.l

Date of Incorporation:	10 December 2009

Place of Incorporation:	Luxembourg

Company number:	B 150.036

Registered office:	7, rue Lou Hemmer, L-1748 Luxembourg-Findel, Grand Duchy of Luxembourg

Charges	Share pledge agreement dated 29 January 2010 granted by Nordic Wholesale Services S.A R.L and Nordic Wholesale Services Limited in favour of Swedbank AB (publ)

Directors:	Maria Neeve

Ganash Lokanathen

Wilhelmina Von Alwyn-Steennis

Issued share capital:	445,585 ordinary shares of SEK500 each

Shareholder(s):	Cidron Food Holdings S.a.r.l 445,585 ordinary shares

Accounting reference date:	31 December

33) Name:	Davigel Belgilux

Date of Incorporation:	14 November 1991

Place of Incorporation:	Belgium

Company/VAT BE number:	0445.725.886

Registered office:	221, rue de Birmingham, B-1070, Brussels, Belgium

Directors:	Jacques Deronzier

Jerome Jouanin

Cyril Bender

Olivier Ternynck

Tom Desmet

Issued share capital:	€1,487,361.15 divided into ordinary 6000 shares

Shareholder(s):	Davigel SAS 5999 ordinary shares

Brake Bros Limited 1 ordinary share

Accounting reference date:	31 December

34) Name:	Davigel Espana S.A.

Date of Incorporation:	13 September 1977

Place of Incorporation:	Spain

Company number:	A07049968

Registered office:	Carretera Reial, 122 4 2 Sant Just Desvern

Charges:

Mortgage formalized in a public deed on 20 February 1980 in favour of Caja De Pensiones Para La Vejez Y De Ahorros De Cataluña Y Baleares.

Mortgage formalized in a public deed on 20 February 1980 in favour of Caja De Pensiones Para La Vejez Y De Ahorros De Cataluña Y Baleares.

Mortgage formalized in a public deed on 29 December 1978 in favour of Caja De Pensiones Para La Vejez Y De Ahorros De Cataluña Y Baleares.

Mortgage formalized in a public deed granted 29 December 1978.in favour of Caja De Pensiones Para La Vejez Y De Ahorros De Cataluña Y Baleares.

Mortgage formalized in a public deed granted on 29 December 1978 in favour of Caja De Pensiones Para La Vejez Y De Ahorros De Cataluña Y Baleares.

Mortgage formalized in a public deed on 29 December 1978 in favour of Caja De Pensiones Para La Vejez Y De Ahorros De Cataluña Y Baleares.

Directors:	Josep Guasp Gabriel

Jacques Deronzier

Jerome Jouanin

Secretary:	Josep Guasp Gabriel

Issued share capital:	€8,698,848.00

Shareholder(s):	Davigel SAS €8,698,848.00

Accounting reference date:	31 December

35) Name:	SCI Le Dauphin

Date of Incorporation:	30 October 2002

Place of Incorporation:	Manosque

Company number:	443 901 251

Registered office:	ZA - rue Lopuise Michel Chateau Arnoux - 04160 Château Arnoux Saint-Auban

Charges:	NA

Manager (Gérant):	Mr Jacques Deronzier

Secretary:	NA under French law

Issued share capital:	€ 164,461.99

Shareholder(s):	Brake France Service SAS € 164,461.99

Accounting reference date:	31 December

36) Name:	Societe Civile Immobiliere De Boiseau

Date of Incorporation:	27 March 2009

Place of Incorporation:	Lyon

Company number:	397 700 568

Registered office:	Parc du Puy d’Or, 140 Allée des Frênes - 69760 Limonest

Charges:	NA

Manager (Gérant):	Mr Jacques Deronzier

Secretary:	NA under French law

Issued share capital:	€ 15,244.90

Shareholder(s):	Brake France Service SAS

€ 15,229.6551 Brake France SAS € 15.2449

Accounting reference date:	31 December

37) Name:	Societe Civile Immobiliere De Garcelles

Date of Incorporation:	8 April 2009

Place of Incorporation:	Lyon

Company number:	409 417 276

Registered office:	140 Allée des Frênes, Parc du Puy d’Or - 69760 Limonest

Charges:	NA

Manager (Gérant):	Mr Jacques Deronzier

Secretary:	NA under French law

Issued share capital:	€ 7,622.45

Shareholder(s):	Brake France Service SAS € 7,607.2051 Brake France SAS € 15.2449

Accounting reference date:	31 December

38) Name:	Societe Civile Immobiliere J.D. Lanjouan

Date of Incorporation:	11 February 1992

Place of Incorporation:	Saint-Brieuc

Company number:	384 350 997

Registered office:	3 rue de la Saudraie, ZI de Lanjouan, 22400 Lamballe

Charges:	10 share pledges dated 10 July 2007 granted in favour of Caisse Régionale de Crédit Agricole Mutuel des Cotes d’Armor, Banque commerciale pour le marché de l’entreprise, Crédit industriel de l’Ouest, Banque populaire de l’Ouest and Banque de Bretagne in relation to a multi-tranche syndicated loan in the amount of € 2,880,000.

Manager (Gérant):	Mr Jacques Deronzier

Secretary:	NA under French law

Issued share capital:	€ 1,707.43

Shareholder(s):	Rault Lamballe SAS € 1,280.5716 Groupe Rault SAS € 426.8572

Accounting reference date:	31 December

39) Name:	Societe Civile Immobiliere Bianchi-Montegut

Date of Incorporation:	10 October 1981

Place of Incorporation:	Auch

Company number:	322 813 619

Registered office:	“Baylac”, 32550 Montégut

Charges:	NA

Manager (Gérant):	Mr Jacques Deronzier

Secretary:	NA under French law

Issued share capital:	€ 7,622.45

Shareholder(s):	Brake France Service SAS € 7,622.45

Accounting reference date:	31 December

40) Name:	Brake France Developpement

Date of Incorporation:	9 August 2006

Place of Incorporation:	Lyon

Company number:	353 752 975

Registered office:	Parc du Puy d’Or, 140 Allée des Frênes, 69760 Limonest

Charges:	NA

Manager (Gérant):	Mrs Sarah Rocke

Secretary:	NA under French law

Issued share capital:	€ 152,449.02

Shareholder(s):	Brake France SAS € 152,449.02

Accounting reference date:	31 December

41) Name:	Brake France SAS

Date of Incorporation:	6 July 2006

Place of Incorporation:	Lyon

Company number:	388 458 846

Registered office:	Parc du Puy d’Or, 140 allée des Frênes - 69760 Limonest

Charges:	NA

President (Président):	Brake Bros Limited

General Manager (Directeur Général):	Mr Jacques Deronzier

Secretary:	NA under French law

Issued share capital:	€ 91,159,890

Shareholder(s):	Brake Bros Limited € 91,159,890

Accounting reference date:	31 December

42) Name:	Brake France Service

Date of Incorporation:	6 March 2002

Place of Incorporation:	Lyon

Company number:	316 807 015

Registered office:	Parc du Puy d’Or, 140 Allée des Frênes, 69760 Limonest

Charges:	NA

President (Président):	Brake Bros Limited

General Manager (Directeur Général):	Mr Jacques Deronzier

Secretary:	NA under French law

Issued share capital:	€ 72,000,000

Shareholder(s):	Brake France SAS € 72,000,000

Accounting reference date:	31 December

43) Name:	Financiere Du Rohein

Date of Incorporation:	12 March 2004

Place of Incorporation:	Saint-Brieuc

Company number:	452 474 992

Registered office:	3 rue de la Saudraie, ZI de Lanjouan, 22400 Lamballe

Charges:	NA

President (Président):	Mr Kennedy McMeikan

Secretary:	NA under French law

Issued share capital:	€ 498,000

Shareholder(s):	Brake France Service € 498,000

Accounting reference date:	31 December

44) Name:	Groupe Rault

Date of Incorporation:	23 October 1984

Place of Incorporation:	Saint-Brieuc

Company number:	330 915 752

Registered office:	ZI de Lanjouan, rue de la Saudraie - 22400 Lamballe

Charges:	NA

President (Président):	Mr Kennedy McMeikan

Secretary:	NA under French law

Issued share capital:	€ 876,000

Shareholder(s):	Financiere Du Rohein € 876,000

Accounting reference date:	31 December

45) Name:	Rault Lamballe

Date of Incorporation:	1 June 2004

Place of Incorporation:	Saint-Brieuc

Company number:	453 707 333

Registered office:	3 rue de la Saudraie, ZI de Lanjouan - 22400 Lamballe

Charges:	NA

President (Président):	Mr Kennedy McMeikan

Secretary:	NA under French law

Issued share capital:	€ 804,000

Shareholder(s):	Groupe Rault € 804,000

Accounting reference date:	31 December

46) Name:	Rault Vendome - Le Service Alimentaire

Date of Incorporation:	24 October 2003

Place of Incorporation:	France

Company number:	379 862 378

Registered office:	ZI de la Garenne 41100 Saint-Firmin-des-Prés

Encumbrances:	Pledge over a business as going concern dated September 13, 2006, for a total amount of 16,788 euros in favour of La Caisse de Crédit Agricole

Managers (Gérants)	Jacques Deronzier

Kennedy McMeikan

Issued share capital:	€1,800

Shareholder(s):	Groupe Rault €1,800

Accounting reference date:	31 December

Name:	Rault Sud

Date of Incorporation:	15 April 2005

Place of Incorporation:	Toulouse

Company number:	435 706 830

Registered office:	10 avenue du Petit Paradis, ZI du Petit Paradis, 311150 Bruguières

Charges:	NA

President (Président):	Mr Kennedy McMeikan

Secretary:	NA under French law

Issued share capital:	€ 103,000

Shareholder(s):	Groupe Rault € 103,000

Accounting reference date:	31 December

47) Name:	Rault Vendome - Le Service Alimentaire

Date of Incorporation:	24 October 2003

Place of Incorporation:	Blois

Company number:	379 862 378

Registered office:	ZI de la Garenne - 41100 Saint-Firmin-des-Prés

Charges:	Pledge over the company as a going concern (fonds de commerce) dated 21 September 2006 granted in favour of La Caisse de Crédit Agricole in relation to a loan in the amount of € 16,788.

Managers (Gérants):	Mr Jacques Deronzier Mr Kennedy McMeikan

Secretary:	NA under French law

Issued share capital:	€ 1,800

Shareholder(s):	Groupe Rault € 1,800

Accounting reference date:	31 December

48) Name:	Houdebine

Date of Incorporation:	15 July 1980

Place of Incorporation:	Lorient

Company number:	319 331 849

Registered office:	Zone Industrielle de Kerguilloten - 56920 Noyal-Pontivy

Charges:	NA

President (Président):	Brake Bros Limited

General Manager (Directeur Général):	Mr Jacques Deronzier

Secretary:	NA under French law

Issued share capital:	€ 726,000

Shareholder(s):	Davigel SAS € 726,000

Accounting reference date:	31 December

49) Name:	Davigel SAS

Date of Incorporation:	14 August 1963

Place of Incorporation:	Dieppe

Company number:	632 750 139

Registered office:	Section d’Etran - 76370 Martin-Eglise

Charges:	NA

President (Président):	Brake Bros Limited

General Manager (Directeur Général):	Mr Jacques Deronzier

Secretary:	NA under French law

Issued share capital:	€ 116,547,025

Shareholder(s):	Davigel Equity Holdings SA € 116,547,025

Accounting reference date:	31 December

50) Name:	Davigel Equity Holdings

Date of Incorporation:	20 July 2015

Place of Incorporation:	Dieppe

Company number:	812 618 502

Registered office:	Section d’Etran - 76370 Martin-Eglise

Charges:	NA

President (Président):	Brake Bros Limited

General Manager (Directeur Général):	Mr Jacques Deronzier

Secretary:	NA under French law

Issued share capital:	€ 103,622,594

Shareholder(s):	Cucina French Holdings Limited € 103,622,594

Accounting reference date:	31 December

51) Name:	Rohan Viandes Elaboration

Date of Incorporation:	20 October 1991

Place of Incorporation:	Vannes

Company number:	383 273 257

Registered office:	Les Cinq Chemins - 56580 Crédin

Charges:

Pledge over the company as a going concern (fonds de commerce) dated 20 December 2013 granted in favour of Banque CIC Ouest and CIC Ouest in relation to a loan in the amount of €420,000.

Pledge over the equipment of the company dated 24 January 2013 granted in favour of Arkea Banque Entreprises et Institutionnels in relation to a loan in the amount of €69,600.

President (Président):	Mr Denis Jean Remy Lambert

Secretary:	NA under French law

Issued share capital:	€ 300,000

Shareholder(s):	Houdebine SAS € 300,000

Accounting reference date:	31 December

52) Name:	Brake Continental Europe Division

Date of Incorporation:	30 June 2015

Place of Incorporation:	Paris

Company number:	812 162 766

Registered office:	104 avenue de France 75013 Paris

Charges:	NA

President (Président):	Mr Kennedy McMeikan

Secretary:	NA under French law

Issued share capital:	€10,000

Shareholder(s):	Brake Bros Limited €10,000

Accounting reference date:	31 December

53) Name:	Menigo Foodservice AB

Date of Incorporation:	23 October 1944

Place of Incorporation:	Stockholm, Sweden

Company number:	556044-4647

Registered office:	Box 1120 721 28 Västerås, Sweden

Charges:

Trademark Pledge Agreement dated 30 September 2014 granted by Menigo Foodservice AB in favour of Swedbank AB (publ) (as Lender)

Insurance Pledge Agreement dated 30 September 2014 granted by Menigo Foodservice AB in favour of Swedbank AB (publ) (as Lender)

Share Pledge Agreement dated 30 September 2014 granted by Cidron Food Services S.À R.L. in favour of Swedbank AB (publ) (as Lender) in relation to the shares held by Cidron Food Services S.À R.L. in Menigo Foodservice AB

Share Pledge Agreement dated 30 September 2014 granted by Menigo Foodservice AB in favour of Swedbank AB (publ) (as Lender) in relation to the shares held by Menigo Foodservice AB in certain of its subsidiaries

Share Pledge Agreement dated 30 September 2014 granted by Menigo Foodservice AB in favour of Swedbank AB (publ) (as Lender) in relation to the shares held by Menigo Foodservice AB in certain of its subsidiaries

Floating charge pledge in a total amount of SEK 325,000,000 granted in favour of Swedbank AB (publ) as a general security for all obligation by Menigo Foodservice AB towards Swedbank AB (publ)

Directors:

Jens Jörgen Johansson (chairman)

Jaan Henrik Armus (employee representative)

Kurt Johnny Matias Engman

Lars Johan Eriksson (employee representative)

Hans Peter Lennarth Hansson

Kennedy McMeikan

Stuart Paul Smith

Philip Robert Weiland

Rolf Jonathan Forsgren (deputy director and employee representative)

Carl Thomas Magnusson (deputy director and employee representative)

Sarah Leanne Whibley (deputy director)

Secretary:	N/A

Managing Director	Jonas Per Josef Köhler

Issued share capital:	SEK 5,000,200

Shareholder(s):	Cidron Food Services S.a r.l. SEK 5,000,200

Accounting reference date:	1 January - 31 December

54) Name:	Servicestyckarna I Johanneshov AB

Date of Incorporation:	14 December 2006

Place of Incorporation:	Stockholm, Sweden

Company number:	556723-3514

Registered office:	c/o Menigo Foodservice AB Box 1120 721 28 Västerås, Sweden

Charges:	Share Pledge Agreement dated 30 September 2014 granted by Menigo Foodservice AB in favour of Swedbank AB (publ) (as Lender) in relation to 100% of the shares held by Menigo Foodservice AB in Servicestyckarna i Johanneshov AB

Directors:	Jonas Per Josef Köhler (chairman) Maria Ellinor Löfström Dan Oscar Uhrström Rolf Thomas Palmqvist (deputy director)

Secretary:	N/A

Managing Director	Claes Göran Bäck

Issued share capital:	SEK 100,000

Shareholder(s):	Menigo Foodservice AB SEK 100,000

Accounting reference date:	1 January - 31 December

55) Name:	Isakssons Frukt & Grönt AB

Date of Incorporation:	4 June 1970

Place of Incorporation:	Stockholm, Sweden

Company number:	556136-9116

Registered office:	c/o Menigo Foodservice AB Box 1120 721 28 Västerås, Sweden

Charges:	Share Pledge Agreement dated 30 September 2014 granted by Menigo Foodservice AB in favour of Swedbank AB (publ) (as Lender) in relation to 100% of the shares held by Menigo Foodservice AB in Isakssons Frukt & Grönt AB

Directors:	Jonas Per Josef Köhler (chairman) Maria Ellinor Löfström Rolf Thomas Palmqvist (deputy director)

Secretary:	N/A

Managing Director	Dan Oscar Uhrström

Issued share capital:	SEK 100,000

Shareholder(s):	Menigo Foodservice AB SEK 100,000

Accounting reference date:	1 January - 31 December

56) Name:	Fruktservice i Helsingborg AB

Date of Incorporation:	1 March 1982

Place of Incorporation:	Helsingborg, Sweden

Company number:	556216-7550

Registered office:	c/o Menigo Foodservice AB Box 1120 721 28 Västerås, Sweden

Charges:	Share Pledge Agreement dated 30 September 2014 granted by Menigo Foodservice AB in favour of Swedbank AB (publ) (as Lender) in relation to 100% of the shares held by Menigo Foodservice AB in Fruktservice i Helsingborg AB

Directors:	Jonas Per Josef Köhler (chairman) Maria Ellinor Löfström Dan Oscar Uhrström Rolf Thomas Palmqvist (deputy director)

Secretary:	N/A

Managing Director	Carl Anders Jonas Emgård

Issued share capital:	SEK 200,000

Shareholder(s):	Menigo Foodservice AB SEK 200,000

Accounting reference date:	1 January - 31 December

57) Name:	Fruktservice i Malmö AB

Date of Incorporation:	28 May 1975

Place of Incorporation:	Malmö, Sweden

Company number:	556190-1470

Registered office:	c/o Menigo Foodservice AB Box 1120 721 28 Västerås, Sweden

Charges:	NA

Directors:	Jonas Per Josef Köhler (chairman) Maria Ellinor Löfström Dan Oscar Uhrström Rolf Thomas Palmqvist (deputy director)

Secretary:	N/A

Managing Director	Carl Anders Jonas Emgård

Issued share capital:	SEK 100,000

Shareholder(s):	Menigo Foodservice AB SEK 100,000

Accounting reference date:	1 January - 31 December

58) Name:	Fastighetsaktiebolaget Guldfrukten i Lund AB

Date of Incorporation:	15 January 2007

Place of Incorporation:	Stockholm, Sweden

Company number:	556727-1126

Registered office:	c/o Menigo Foodservice AB Box 1120 721 28 Västerås, Sweden

Charges:	NA

Directors:	Jonas Per Josef Köhler (chairman) Maria Ellinor Löfström Dan Oscar Uhrström Rolf Thomas Palmqvist (deputy director)

Secretary:	N/A

Managing Director	N/A

Issued share capital:	SEK 100,000

Shareholder(s):	Menigo Foodservice AB SEK 100,000

Accounting reference date:	1 January - 31 December

59) Name:	Menigo Invest 1 AB

Date of Incorporation:	18 June 2007

Place of Incorporation:	Stockholm, Sweden

Company number:	556738-9712

Registered office:	c/o Menigo Foodservice AB Box 1120 721 28 Västerås, Sweden

Charges:	NA

Directors:	Jonas Per Josef Köhler (chairman) Maria Ellinor Löfström Dan Oscar Uhrström (deputy director)

Secretary:	N/A

Managing Director	N/A

Issued share capital:	SEK 100,000

Shareholder(s):	Menigo Foodservice AB SEK 100,000

Accounting reference date:	1 January - 31 December

60) Name:	Menigo Invest 2 AB

Date of Incorporation:	18 June 2007

Place of Incorporation:	Stockholm, Sweden

Company number:	556738-6957

Registered office:	c/o Menigo Foodservice AB Box 1120 721 28 Västerås, Sweden

Charges:	NA

Directors:	Jonas Per Josef Köhler (chairman) Maria Ellinor Löfström Dan Oscar Uhrström (deputy director)

Secretary:	N/A

Managing Director	N/A

Issued share capital:	SEK 100,000

Shareholder(s):	Menigo Foodservice AB SEK 100,000

Accounting reference date:	1 January - 31 December

61) Name:	Restaurangakademien AB

Date of Incorporation:	18 January 1988

Place of Incorporation:	Stockholm, Sweden

Company number:	556321-2850

Registered office:	c/o Saldo Redovisning Upplandsgatan 24 113 60 Stockholm, Sweden

Charges:	NA

Directors:	Jens Jörgen Johansson (chairman) Leif Erik Olausson Maria Cecilia Sundqvist Dan Oscar Uhrström Monica Sander (deputy director) Linda-Mari Södergren (deputy director)

Secretary:	N/A

Managing Director	Hanna Edyta Halpern

Issued share capital:	SEK 100,000

Shareholder(s):	Menigo Foodservice AB 50,000 Arla Foods amba 50,000

Accounting reference date:	1 January - 31 December

62) Name:	Årets Kock AB

Date of Incorporation:	1 July 1997

Place of Incorporation:	Stockholm, Sweden

Company number:	556544-5672

Registered office:	c/o Saldo Redovisning Upplandsgatan 24 113 60 Stockholm, Sweden

Charges:	NA

Directors:

Jens Jörgen Johansson (chairman)

Nils Markus Aujalay

Erik Fredrik Eriksson

Leif Erik Olausson

Maria Cecilia Sundqvist

Dan Oscar Uhrström

Monica Sander (deputy director)

Linda-Mari Södergren (deputy director)

Secretary:	N/A

Managing Director	Hanna Edyta Halpern

Issued share capital:	SEK 100,000

Shareholder(s):	Restaurangakademien AB SEK 100,000

Accounting reference date:	1 January - 31 December

63) Name:	Country Choice Foods Limited

Date of Incorporation:	18 June 1991

Place of Incorporation:	England

Company number:	02621375

Registered office:	Enterprise House, Eureka Science & Business Park, Ashford, Kent, TN25 4AG

Directors:	David Lodge Sarah Whibley

Secretary:	Sarah Whibley

Issued share capital:	500,000 fully-paid ordinary shares of £1 each

Shareholder(s):	Brake Bros Holding I Limited 500,000 ordinary shares

Accounting reference date:	31 December

64) Name:	Cearns and Brown (Southern) Limited

Date of Incorporation:	31 August 1977

Place of Incorporation:	England

Company number:	01327652

Registered office:	Enterprise House, Eureka Science & Business Park, Ashford, Kent, TN25 4AG

Directors:	David Lodge Sarah Whibley

Secretary:	Sarah Whibley

Issued share capital:	5,000 fully-paid ordinary shares of £1 each

Shareholder(s):	Brake Bros Holding I Limited

5,000 ordinary shares

Accounting reference date:	31 December

65) Name:	Creative Foods Limited

Date of Incorporation:	10 November 1980

Place of Incorporation:	England

Company number:	01527292

Registered office:	Enterprise House, Eureka Science & Business Park, Ashford, Kent, TN25 4AG

Directors:	David Lodge Sarah Whibley

Secretary:	Sarah Whibley

Issued share capital:	11,961 fully-paid ordinary shares of £1 each

Shareholder(s):	Brake Bros Holding I Limited 11,961 ordinary shares

Accounting reference date:	31 December

66) Name:	Pennygillam Limited

Date of Incorporation:	14 May 1971

Place of Incorporation:	England

Company number:	01011208

Registered office:	Enterprise House, Eureka Science & Business Park, Ashford, Kent, TN25 4AG

Directors:	David Lodge Sarah Whibley

Secretary:	Sarah Whibley

Issued share capital:	9,700 fully-paid ordinary shares of £1 each

Shareholder(s):	Brake Bros Holding I Limited 9,700 ordinary shares

Accounting reference date:	31 December

67) Name:	Woodward Foodservice Limited

Date of Incorporation:	27 January 1984

Place of Incorporation:	England

Company number:	01786682

Registered office:	Enterprise House, Eureka Science & Business Park, Ashford, Kent, TN25 4AG

Directors:	Ian Goldsmith Sarah Whibley

Secretary:	Sarah Whibley

Issued share capital:	48,008,000 fully-paid ordinary shares of £1 each

Shareholder(s):	Brake Bros Limited 48,008,000 ordinary shares

Accounting reference date:	31 December

68) Name:	Brakes Limited

Date of Incorporation:	10 August 2005

Place of Incorporation:	England

Company number:	05532896

Registered office:	Enterprise House, Eureka Science & Business Park, Ashford, Kent, TN25 4AG

Directors:	David Lodge Sarah Whibley

Secretary:	Sarah Whibley

Issued share capital:	1 fully-paid ordinary share of £1

Shareholder(s):	Brake Bros Limited 1 ordinary share

Accounting reference date:	31 December

69) Name:	John Morris Leasing Limited

Date of Incorporation:	3 September 1946

Place of Incorporation:	England

Company number:	00418590

Registered office:	Enterprise House, Eureka Science & Business Park, Ashford, Kent, TN25 4AG

Directors:	David Lodge Sarah Whibley

Secretary:	Sarah Whibley

Issued share capital:	10,000 fully-paid ordinary shares of £1 each

Shareholder(s):	Brake Bros Limited 10,000 ordinary shares

Accounting reference date:	31 December

70) Name:	Cearns & Brown Limited

Date of Incorporation:	12 December 1894

Place of Incorporation:	England

Company number:	00042760

Registered office:	Enterprise House, Eureka Science & Business Park, Ashford, Kent, TN25 4AG

Directors:	David Lodge Sarah Whibley

Secretary:	Sarah Whibley

Issued share capital:

31,326,900 fully-paid ordinary shares divided into:

•    8,000 preference shares of £1 each;

•    103,972 A ordinary shares of £1 each;

•    31,191,600 B ordinary shares of £0.01 each;

•    13,560 ordinary shares of £1 each; and

•    9,768 preferred ordinary shares of £1 each.

Shareholder(s):	AM Stoddart, PW Bullivant & CF Stoddart

(Ttees Of AM Stoddart No1 1998 Discretionary Settlement LMS)

5990 A ordinary shares

AM Stoddart, PW Bullivant & LM Stoddart (Ttees Of AM Stoddart No3 1998 Disc Settlement SCAS)

5990 A ordinary shares

AM Stoddart, PW Bullivant & LM Stoddart (Ttees Of AM Stoddart No2 1998 Disc Settlement CFS)

5590 A ordinary shares

PW Bullivant, P Jones & (1990) WB Stoddart (Ttess Of WB Stoddart 1990 Settlement)

2594A ordinary shares

PW Bullivant, P Jones & AM Stoddart (Tteesof AM Stoddart 2000 Settlement)

11682 A ordinary shares

PW Bullivant, P Jones & AM Stoddart (Ttees Of AM Stoddart 1990 A&M Settlement)

5031 A ordinary shares

PW Bullivant, P Jones & AM Stoddart (Ttees Of AM Stoddart 1990 Discretionary Settlement)

2595 A ordinary shares

PW Bullivant, P Jones & CF Stoddart (Ttees Of CF Stoddart 2000 Settlement)

3183 A ordinary shares

PW Bullivant, P Jones & (CWS) WB Stoddart (Ttees Of WB Stoddart 1990 Life Interest Settlement CWS)

5967 A ordinary shares

PW Bullivant, P Jones & Craig W Stoddart (Ttees Of CS Stoddart 2000 Settlement)

4166 A ORDINARY SHARES

PW Bullivant, P Jones & ES Stoddart

1500 A ordinary shares

PW Bullivant, P Jones & FC Stoddart (Ttees Of FC Stoddart 2000 Settlement)

4166 A ordinary shares

PW Bullivant, P Jones & (FCSs) WB Stoddart (Ttees Of WB Stoddart 1990 Life Interest Settlement FCS)

5967 A ordinary shares

PW Bullivant, P Jones & GD Stoddart (Ttees Of GD Stoddart 2000 Settlement)

4166 A ordinary shares

PW Bullivant, P Jones & (GDS) WB Stoddart (Ttees Of WB Stoddart Life Interest Settlement GDS)

5967 A ordinary shares

PW Bullivant, P Jones & (HS) Wb Stoddart (Ttees Of WB Stoddart 1990 Life Interest Settlement GDS)

5967 A ordinary shares

PW Bullivant, P Jones & IW Andrews (Ttees Of IW Andrews 2000 Settlement)

1000 A ordinary shares

PW Bullivant, P Jones & JR Pinder (Ttees Of JR Pinder 2000 Settlement)

1500 A ordinary shares

PW Bullivant, P Jones & LM Stoddart (Ttees Of LM Stoddart 2000 Settlement)

3183 A ordinary shares

PW Bullivant, P Jones & MF Fimister

2006 A ordinary shares

PW Bullivant, P Jones & SCA Stoddart (Ttees Of SCA Stoddart 2000 Settlement)

3184 A ordinary shares

PW Bullivant, P Jones & WB Stoddart (Ttees Of WB Stoddart 2000 Settlement)

10666 A ordinary shares

Douglas Archibald Stoddart

932 A ordinary shares

D M Stoddart

145 A ordinary shares

G A Stoddart

145 A ordinary shares

K G Stoddart

145 A ordinary shares

Carolyn Stoddart

145 A ordinary shares

Brake Bros Limited

31191600 B ordinary shares

13560 ordinary shares

8000 preference shares

9768 preferred ordinary shares

Accounting reference date:	31 December

71) Name:	Scotia Campbell Marine Limited

Date of Incorporation:	29 March 1996

Place of Incorporation:	Scotland

Company number:	SC164701

Registered office:	403 Edinburgh Road, Newhouse, Motherwell, Lanarkshire, ML1 5GH

Directors:	David Lodge Sarah Whibley

Secretary:	Sarah Whibley

Issued share capital:	300,000 fully-paid ordinary shares of £1 each

Shareholder(s):	Brake Bros Limited 300,000 ordinary shares

Accounting reference date:	31 December

72) Name:	Watson & Philip Cearns & Brown (South East) Limited

Date of Incorporation:	7 August 1997

Place of Incorporation:	England

Company number:	03416368

Registered office:	Enterprise House, Eureka Science & Business Park, Ashford, Kent, TN25 4AG

Directors:	David Lodge Sarah Whibley

Secretary:	Sarah Whibley

Issued share capital:	10,000 fully-paid ordinary shares of £1 each

Shareholder(s):	Cearns & Brown Limited 10,000 ordinary shares

Accounting reference date:	31 December

73) Name:	Campbell & Neill Limited

Date of Incorporation:	17 July 2000

Place of Incorporation:	Scotland

Company number:	SC209343

Registered office:	403 Edinburgh Road, Newhouse, Motherwell, Lanarkshire, ML1 5GH

Directors:	David Lodge Sarah Whibley

Secretary:	Sarah Whibley

Issued share capital:	2 fully-paid ordinary shares of £1 each

Shareholder(s):	Scotia Campbell Marine Limited 2 ordinary shares

Accounting reference date:	31 December

74) Name:	Fresh Direct Local (Cambridgeshire) Limited

Date of Incorporation:	20 September 2007

Place of Incorporation:	England

Company number:	06377251

Registered office:	Bicester Distribution Park, Charbridge Way, Bicester, Oxfordshire, OX26 4SW

Directors:	David Burns Adam Uttley Sarah Whibley

Secretary:	Sarah Whibley

Issued share capital:	20 fully-paid ordinary shares divided into: • 10 A ordinary shares of £1 each; and • 10 B ordinary shares of £1 each.

Shareholder(s):	Fresh Direct (UK) Limited 20 ordinary shares

Accounting reference date:	31 December

75) Name:	Fresh Direct Local (Scotland) Limited

Date of Incorporation:	14 August 2008

Place of Incorporation:	England

Company number:	06673256

Registered office:	Bicester Distribution Park, Charbridge Way, Bicester, Oxfordshire, OX26 4SW

Directors:	David Burns

Issued share capital:	200 fully-paid ordinary shares divided into: • 100 A ordinary shares of £1 each; and • 100 B ordinary shares of £1 each.

Shareholder(s):	Fresh Direct (UK) Limited 200 ordinary shares

Accounting reference date:	31 December

76) Name:	Fresh Direct Local (London) Limited

Date of Incorporation:	15 October 2009

Place of Incorporation:	England

Company number:	07043901

Registered office:	Bicester Distribution Park, Charbridge Way, Bicester, Oxfordshire, OX26 4SW

Directors:	David Burns

Issued share capital:	100 fully-paid ordinary shares divided into: • 70 A ordinary shares of £1 each; and • 30 B ordinary shares of £1 each.

Shareholder(s):	Fresh Direct (UK) Limited 100 ordinary shares

Accounting reference date:	31 December

77) Name:	Fresh Trading (UK) Limited

Date of Incorporation:	14 August 1996

Place of Incorporation:	England

Company number:	03237622

Registered office:	Bicester Distribution Park, Charbridge Way, Bicester, Oxfordshire, OX26 4SW

Directors:	David Burns

Issued share capital:	79,700 fully-paid ordinary shares of £1 each

Shareholder(s):	Fresh Direct (UK) Limited 79,700 ordinary shares

Accounting reference date:	31 December

78) Name:	Roots of Oxford Limited

Date of Incorporation:	27 May 2008

Place of Incorporation:	England

Company number:	06603587

Registered office:	Bicester Distribution Park, Charbridge Way, Bicester, Oxfordshire, OX26 4SW

Directors:	David Burns

Issued share capital:	1 fully-paid ordinary share of £1

Shareholder(s):	Fresh Direct (UK) Limited 1 ordinary share

Accounting reference date:	31 December

79) Name:	Fresh Prep (UK) Limited

Date of Incorporation:	25 March 2011

Place of Incorporation:	England

Company number:	07578877

Registered office:	Bicester Distribution Park, Charbridge Way, Bicester, Oxfordshire, OX26 4SW

Directors:	David Burns

Issued share capital:	200 fully-paid ordinary shares of £1 each

Shareholder(s):	Fresh Direct (UK) Limited 200 ordinary shares

Accounting reference date:	31 December

80) Name:	Fresh Kitchen Limited

Date of Incorporation:	8 February 2010

Place of Incorporation:	England

Company number:	07149165

Registered office:	Bicester Distribution Park, Charbridge Way, Bicester, Oxfordshire, OX26 4SW

Directors:	David Burns

Issued share capital:	1 fully-paid ordinary share of £1

Shareholder(s):	Fresh Holdings Limited 1 ordinary share

Accounting reference date:	31 December

81) Name:	Country Fresh Direct Limited

Date of Incorporation:	24 July 2008

Place of Incorporation:	England

Company number:	06655171

Registered office:	Bicester Distribution Park, Charbridge Way, Bicester, Oxfordshire, OX26 4SW

Directors:	David Burns

Issued share capital:	1,000 fully-paid ordinary shares of £1 each

Shareholder(s):	Fresh Direct (UK) Limited 1,000 ordinary shares

Accounting reference date:	31 December

82) Name:	Fresh Direct Local (Glasgow) Limited

Date of Incorporation:	5 September 2008

Place of Incorporation:	England

Company number:	06690137

Registered office:	Bicester Distribution Park, Charbridge Way, Bicester, Oxfordshire, OX26 4SW

Directors:	David Burns

Issued share capital:	1 fully-paid ordinary share of £1

Shareholder(s):	Fresh Direct (UK) Limited 1 ordinary share

Accounting reference date:	31 December

83) Name:	Taste of the Wild Limited

Date of Incorporation:	8 December 1994

Place of Incorporation:	England

Company number:	02999776

Registered office:	Bicester Distribution Park, Charbridge Way, Bicester, Oxfordshire, OX26 4SW

Directors:	David Burns Adam Uttley Sarah Whibley

Secretary:	Sarah Whibley

Issued share capital:	3 fully-paid ordinary shares of £1

Shareholder(s):	Wild Harvest Limited 3 ordinary shares

Accounting reference date:	31 December

84) Name:	Fresh Direct France SARL

Date of Incorporation:	25 September 2009

Place of Incorporation:	France

Company number:	508 974 961 R.C.S Creteil

Registered office:	38 Rue Condorcet, 94800 Villejuif, France

Directors:	Phone-Savanh Sithakham

Issued share capital:	€1,000

Shareholder(s):	Fresh Direct (UK) Limited €1,000

Accounting reference date:	31 December

Part 3

The Institutional Sellers

An entity listed below shall not be an Institutional Seller under this agreement if, immediately prior to Completion, it does not hold any Sale Securities.

	(1)	(2)	(3)	(4)	(5)
	Institutional Seller (Name and address)	Sale Shares	Relevant Proportion	Loan Notes	Email addresses and to be sent for the attention of
1.	Cucina (BC) Luxco S.à.r.l 4, Rue Lou Hemmer 1748 Findel Luxembourg	20,680,979 ordinary shares of £1 each	To be notified by the Institutional Sellers to the Purchaser pursuant to clause 5.3	To be notified by the Institutional Sellers to the Purchaser pursuant to clause 5.3	Aurelien Vasseur, Corporate Manager avasseur@baincapital.com With a copy to: David Allen Baker & McKenzie LLP 100 New Bridge Street, London EC4V 6JA david.allen@bakermckenzie.com

2.	Cucina (BC) Group Finance S.à.r.l 4, Rue Lou Hemmer 1748 Findel Luxembourg	Such number of ordinary shares of £1 each as is notified by the Institutional Sellers to the Purchaser pursuant to clause 5.3	To be notified by the Institutional Sellers to the Purchaser pursuant to clause 5.3	To be notified by the Institutional Sellers to the Purchaser pursuant to clause 5.3	Aurelien Vasseur, Corporate Manager avasseur@baincapital.com With a copy to: David Allen Baker & McKenzie LLP 100 New Bridge Street, London EC4V 6JA david.allen@bakermckenzie.com

3.	Cucina Cayman HNW LP (acting through its general partner, Cucina Cayman HNW GP Ltd) c/o Maples Corporate Services Limited PO Box 309 Ugland House Grand Cayman KY1-1104 Cayman Islands	Such number of ordinary shares of £1 each as is notified by the Institutional Sellers to the Purchaser pursuant to clause 5.3	To be notified by the Institutional Sellers to the Purchaser pursuant to clause 5.3	To be notified by the Institutional Sellers to the Purchaser pursuant to clause 5.3	Kelly Henderson, Legal Affairs Director khenderson@baincapital.com With a copy to: David Allen Baker & McKenzie LLP 100 New Bridge Street, London EC4V 6JA david.allen@bakermckenzie.com

4.	Cucina Cayman LP (acting through its general partner Cucina GP) c/o Maples Corporate Services Limited PO Box 309 Ugland House Grand Cayman KY1-1104 Cayman Islands	Such number of ordinary shares of £1 each as is notified by the Institutional Sellers to the Purchaser pursuant to clause 5.3	To be notified by the Institutional Sellers to the Purchaser pursuant to clause 5.3	To be notified by the Institutional Sellers to the Purchaser pursuant to clause 5.3	Kelly Henderson, Legal Affairs Director khenderson@baincapital.com With a copy to: David Allen Baker & McKenzie LLP 100 New Bridge Street, London EC4V 6JA david.allen@bakermckenzie.com

Part 4

The Management Warrantors

	(1)	(2)
	The Management Warrantors (Full name and address)	Email addresses and to be sent for the attention of
1.	Ken McMeikan 12 Wentworth Mansions Keats Grove Hampstead London, NW3 2RL	Ken.McMeikan@brake.co.uk

2.	Phil Wieland Sixpenny Buckle Clodhouse Hill Worplesdon Hill Surrey, GU22 0QS	Phil.Wieland@brake.co.uk

3.	Sarah Whibley 14 Hawthornden Close Kings Hill West Malling Kent, ME19 4GD	Sarah.Whibley@brake.co.uk

4.	Andrew Bush Gate Lodge Burcott Leighton Buzzard W7 0LZ	Andrew.Bush@brake.co.uk

5.	Jacques Deronzier 38 Impasse Des Cotes 74600 Montagny Les Lanches France	Jacques.Deronzier@brakesgroup.eu

6.	Duncan Gibson Partridge Farm Staffhurst Wood Edenbridge Kent	Duncan.Gibson@brake.co.uk

7.	Raj Tugnait Green Tiles Thornton Grove Hatch End, Pinner Middlesex, HA5 4HG	Rajesh.Tugnait@brake.co.uk

8.	Keith McLeod 52 Meadowbank London, NW3 3AY	Keith.McLeod@brake.co.uk

9.	Ian Keilty The Old Mill House Mill End, Standon Hertfordshire SG11 1LR	Ian.Keilty@brake.co.uk

10.	Stuart Smith Elmstone House North Street Biddenden Kent, TN27 8AE	Stuart.Smith@brake.co.uk

11.	Jonas Kohler Skogsliden 12 A 182 73 Stocksund Sweden	jonas.kohler@menigo.se

Schedule 2

Pre-Completion Obligations

1.	Each Institutional Seller and each Management Warrantor undertakes to the Purchaser that, from the date of this agreement until Completion, it/he shall exercise its/his voting rights and other powers of control and influence to the extent possible and subject to applicable Laws to procure that (and the Institutional Sellers shall instruct management accordingly), save as (i) otherwise contemplated in the Business Plan, but excluding any parts of the Business Plan regarding new mergers or acquisitions of businesses and excluding any acceleration or early commencement of any material aspect of the Business Plan, or (ii) required or contemplated by a Minority Interest Purchase Agreement which has been entered into as at or adhered to following the date of this agreement or is otherwise entered into in the agreed form or, in the case of a Management Sale Agreement with the Menigo Managers or the Cucina EBT, in a form similar to that agreed with respect to the Cucina Management Minority Interestholders, amended as appropriate to reflect the rights of the Menigo Managers or the Cucina EBT in relation to their respective Minority Interests, or (iii) as contemplated in connection with the PIK Debt Restructuring, or (iv) otherwise with the prior written consent of the Purchaser, or (v) following consultation in good faith with the Purchaser in respect of the entry into of any contract falling within paragraph 1(x) below which involves income or expenditure of between £2,000,000 - £5,000,000 per annum, or (vi) pursuant to clause 5.6 of this agreement in respect of the settlement of the SAP Claim:

(a)	the business of each Group Company will be operated until Completion in all material respects in the ordinary course in a manner consistent with the operation of the Group’s business prior to the date hereof and the prior six months and in accordance with the Business Plan (including in relation to the recognition of existing unions, works councils or other employee representative bodies and the terms of any collective agreement or similar arrangements at the date of this agreement);

(b)	save for in the ordinary course of business consistent with past practice or in respect of any amounts included in the Notified Transaction Costs, no Group Company will enter into or commit to making any form of bonus or incentive remuneration, whether in the form of cash or shares, including arising from the cancellation of treasury shares, unless full details of the particulars, including amount, have been disclosed to and agreed with the Purchaser prior to the date of this agreement;

(c)	no member of the Group enters into a Minority Interest Purchase Agreement if the Seller Equity Proceeds would be a negative amount as a result thereof;

(d)	no member of the Group enters into any transaction with any member of the Institutional Sellers’ Group;

(e)	all commercially reasonable steps are taken to preserve and protect the assets (including goodwill) of each Group Company in the ordinary course;

(f)	no member of the Group amends, varies or terminates any Minority Interest Key Document, except in respect of those changes to the articles of association of Cucina 2 required to replicate the provisions relating to the drag along right in the articles of association of Cucina 3 as at the date of this agreement;

(g)	the articles of association of CFFL, in the form attached to the FD Conditional SPA as Disclosed, are adopted at or before Completion;

(h)	each member of the Group complies in all material respects with the Minority Interest Key Documents to which it is a party;

(i)	no member of the Group shall make or change any recommendation to, or reach any agreement or arrangement with, the trustees of the Cucina EBT in respect of the payment of any bonus or other payment from such employee benefit trust;

(j)	each member of the Group shall maintain in force policies of insurance with limits of indemnity at least equal to, and otherwise on terms no less favourable than, those policies of insurance currently maintained by it (in all cases to the extent reasonably available to the Group in the then-current market);

(k)	no member of the Group shall incur any capital expenditure not contemplated by the Business Plan;

(l)	no member of the Group enters into (A) any new debt facilities or borrowing arrangements or (B) otherwise incurs any Indebtedness (other than in the ordinary course of trading);

(m)	no member of the Group shall dispose of or agree to dispose of or grant any Encumbrance in respect of the shares in any capital subsidiary or acquire or agree to acquire or dispose of or agree to dispose of any business;

(n)	no member of the Group amends, varies or terminates the Loan Notes or the PIK Facility;

(o)	no member of the Group shall acquire or form any subsidiary, or acquire any shares in any company (except as expressly provided for in a Minority Interest Purchase Agreement) or acquire the whole or any substantial part of the undertaking, assets or business of any other company or any firm or person or enter into any joint venture or partnership with any other person;

(p)	no member of the Group shall create, purchase, redeem, allot or issue or agree to create, purchase, redeem, allot or issue any class of share or loan capital, save for the cancellation by Cucina 3 of any of its shares held in treasury which may be cancelled or redeemed provided that any such cancellation or redemption does not represent a net cost to the Group;

(q)	no member of the Group shall make, declare, authorise or pay any dividend or other distribution (whether in cash, stock or in kind) to its shareholders or reduce, purchase or redeem any part of its paid-up share capital;

(r)	each member of the Group shall in accordance with and as required by Law submit to the relevant Tax Authority all claims, elections and disclaimers which have been assumed to have been made for the purposes of computing any provision or reserve for Tax or any Tax asset (including, in each case, deferred Tax) included in the Locked Box Accounts and shall not make any claim, election or disclaimer which has been assumed not to have been made for the purposes of computing any provision or reserve for Tax or any Tax asset (including, in each case, deferred Tax) included in the Locked Box Accounts;

(s)	no member of the Group shall make any material change (other than those required by Law) to or wind up the Brakes Final Salary Pension Scheme, nor will any member of the Group exercise any power or discretion it or they may have under such scheme where such exercise may affect materially the liabilities of the scheme, or the interests of any of the employees (or any spouse or dependent of any of them) under the scheme;

(t)	no member of the Group shall enter into any agreement with the trustees of the Brakes Final Salary Pension Scheme in relation to any change to the basis or assumptions to be adopted in relation to the funding arrangements of the Brakes Final Salary Pension Scheme since the latest actuarial valuation of the Brakes Final Salary Pension Scheme as at 5 April 2013, including the terms of any replacement recovery plan.

(u)	no member of the Group shall enter into any agreement with the trustees of the Brakes Final Salary Pension Scheme in relation to any change to the investment strategy of the Brakes Final Salary Pension Scheme in respect of which the trustees of the Brakes Final Salary Pension Scheme have consulted the principal employer of the Brakes Final Salary Pension Scheme;

(v)	no member of the Group shall increase the rate of compensation of, or pay or agree to pay any benefit to, any employees where the total staff costs of the Group would be increased in aggregate by more than 3.5 per cent. per annum except as may be required by any Group benefit plan, agreement or arrangement on such terms as are in place on the date of this agreement or as required by applicable local Laws;

(w)	no Management Warrantor is given notice of termination of employment or is dismissed;

(x)	save for the In Progress Contracts, no member of the Group shall enter into or terminate any contract or arrangement: (i) which is or would fall within paragraph (a) or (b) of the definition of Material Contract or (ii) having a value or involving or likely to involve expenditure in excess individually of £2,000,000 per annum or more;

(y)	no member of the Group shall institute or settle any litigation where it could result in a payment to or by a Group Company individually of £500,000 or more or in aggregate of £2,000,000 or more except for collection in the ordinary course of trading debts, none of which exceeds £100,000;

(z)	no member of the Group shall enter into or materially modify any agreement with any trade union or other body representing its employees or relating to any works council;

(aa)	no member of the Group shall amend or vary (or resolve to effect the same) the articles of association of any Group Company, except in respect of those changes to the articles of association of Cucina 2 required to replicate the provisions relating to the drag along right in the articles of association of Cucina 3 as at the date of this agreement; and

(bb)	in connection with the Properties no member of the Group shall: (i) terminate or serve any notice to terminate, surrender or accept any surrender of or waive the terms of any lease, tenancy or licence; and (ii) enter into or vary any agreement, lease, tenancy, licence or other commitment in each case which is material in the context of the Group as a whole.

2.	The Institutional Seller undertakes to the Purchaser that, as soon as reasonably practicable following the date of this agreement, the Institutional Seller will notify the UK Pensions Regulator of the contemplated change in control of Brake Bros Limited, Brake Bros Foodservice Limited and M&J Seafood Holdings Limited (previously M&J Seafood Limited), in accordance with Section 69 of the Pensions Act 2004 and the Pensions Regulator (Notifiable Events) Regulations 2005.

Schedule 3

Completion

Part 1

Institutional Sellers’ delivery obligations at Completion

At or before Completion, the Institutional Sellers shall deliver (or procure the delivery of) to the Purchaser (or shall make available to the Purchaser’s satisfaction):

1.	all necessary documents duly executed or endorsed to enable title of all of the Sale Securities to be transferred fully and effectively by the Institutional Sellers into the name of the Purchaser together with the relevant share certificates (or indemnities in respect thereof) and any documents, such as necessary waivers of pre-emption rights or other consents, as may be required to enable the Purchaser to be registered as the holder of the Sale Securities;

2.	all the statutory and other books (duly written up to, but not including, Completion) of each member of the Group and their respective certificates of incorporation and common seals or such equivalent items in the relevant jurisdiction as are kept by the relevant Group Company or which the law of the jurisdiction of incorporation of the Group Company requires it to keep (such delivery to be made by the statutory records and other books being placed at the registered office/principal place of business of the relevant member of the Group);

3.	certified copies of any powers of attorney under which any of the documents referred to in this Part 1 of this Schedule is executed or evidence reasonably satisfactory to the Purchaser of the authority of any person signing on behalf of the Institutional Sellers;

4.	duly executed irrevocable powers of attorney in the agreed form in respect of the Sale Shares enabling the Purchaser (during the period prior to the registration of the transfer of such Sale Shares) to exercise all voting and other rights attaching to the Sale Shares;

5.	all of the Minority Interest Purchase Agreements that have been entered into with a Minority Interestholder as at Completion, duly executed by and on behalf of all the relevant Minority Interestholders together with duly executed transfers of all relevant Minority Interests into the name of the relevant Group Company or Purchaser together with voting powers of attorney in respect of any transfers of Minority Interests in companies incorporated in England & Wales and the relevant share certificates (or indemnities in respect thereof);

6.	letters of resignation in the agreed form duly executed by each of the Investor Directors and the Institutional Sellers shall use their reasonable endeavours to deliver to the Purchaser letters of resignation in the agreed form from each other Director and secretary (if any) of other Group Companies whom the Purchaser has notified to the Institutional Sellers not more than 10 Business Days after the Unconditional Date that it wishes such person to resign, such resignations to take effect from the close of the meetings referred to in Part 2 of this Schedule;

7.	copies of duly executed notices of assignment in respect of the assignments set out in clause 5.2(e);

8.	a certificate duly executed by each Management Warrantor to the effect that, save for any fact, matter, circumstance or event (of which the Management Warrantor became aware during the period from the date of this agreement until the day immediately prior to Completion) fairly disclosed in such certificate with respect to the Fundamental Business Warranties, each of the Warranties in clause 9.1(c) and each of the Fundamental Business Warranties is true and accurate immediately before Completion;

9.	a certificate duly executed by the Institutional Seller confirming that: (i) each of the Warranties in clause 9.1(a) is true and accurate immediately before Completion; and (ii) from the Locked Box Date, no Leakage has occurred or if any Leakage has occurred, reasonable details thereof including as to quantum;

10.	a termination agreement duly executed by the relevant parties in respect of the termination of the Bain Contracts;

11.	copies of the Bain Fund Commitment Letters, duly executed by the relevant Bain Fund; and

12.	duly executed deeds of debt forgiveness in the Agreed Form in respect of the Loan Notes Value Amount waived pursuant to Clause 3.4.

Part 2

Institutional Sellers’ other obligations at Completion

At Completion, the Institutional Sellers shall cause the Directors to hold a meeting of the board of each member of the Group at which the relevant Directors shall pass resolutions in the agreed form to:

(a)	in the case of the Company only, approve the registration of the Purchaser as a member of the Company subject only to the production of duly stamped and completed transfers in respect of the Sale Shares; and

(b)	appoint such persons as the Purchaser may nominate as directors and secretary of each member of the Group with effect from Completion.

Part 3

Purchaser’s Obligations at Completion

At Completion, the Purchaser shall:

1.	pay by electronic transfer for same day value the sum of the Seller Equity Proceeds less any Bain Fees Leakage to the Institutional Seller’s Account;

2.	procure that there is payment by electronic transfer for same day value of:

(a)	the Debt Facilities Repayment Amount as directed, and take all such other steps, to procure the full and final release of all charges, mortgages, debentures, guarantees and other security given by any member of the Group; and

(b)	to the extent any Notified Transaction Costs have not been paid, such Notified Transaction Costs (as notified by the Institutional Seller’s Representative pursuant to clause 5.3);

3.	in relation to the acquisition of the Minority Interests:

(a)	subject to receiving the applicable deliverables as provided for in the relevant Minority Interest Purchase Agreement or under the relevant Minority Interest Compulsory Buyout Process, pay or procure the payment to that Minority Interestholder of the relevant amount of the Minority Interest Buyout Price (as notified by the Institutional Sellers’ Representative pursuant to clause 5.3 and, in respect of any Partially Accreted Seller, net of any Non-Accreted Distribution Amount) to be paid as consideration for the transfer of such Minority Interestholder’s Minority Interests; and

(b)	in respect of each Partially Accreted Seller, pay into the Non-Accreted Escrow Account (to be held in accordance with the terms of the Escrow Agreement) a sum equal to such Partially Accreted Seller’s Non-Accreted Distribution Amount;

4.	pay into the Outstanding Minority Escrow Account (to be held in accordance with the terms of the Escrow Agreement) a sum equal to the difference between the total Minority Interest Buyout Price notified pursuant to clause 5.3 of this agreement and the aggregate payments made under paragraphs 3(a) and 3(b) above; and

5.	deliver to the Institutional Sellers’ Representative a copy of a resolution of the board of directors of the Purchaser (certified by a duly appointed officer as true and correct) authorising the execution of and the performance by the Purchaser of its obligations under the Transaction Documents and each of the other documents to be executed by the Purchaser.

Schedule 4

Warranties

1.	Corporate Matters

1.1	The shares in each Subsidiary shown in Part 2 of Schedule 1 as being owned by a member of the Group are legally and beneficially owned by such member of the Group, free from any Encumbrance (save as expressly set out in Part 2 of Schedule 1) and have been validly issued and allotted and are fully paid up. The information in respect of each Subsidiary set out in Part 2 of Schedule 1 is true, accurate and not misleading.

1.2	Other than the Subsidiaries, the Company has no subsidiaries or subsidiary undertakings.

1.3	No member of the Group has any place of business, branch or permanent establishment outside its jurisdiction of incorporation.

1.4	Copies of the articles of association or equivalent constitutional documents of each member of the Group have been included in the Data Room and are accurate, complete and up-to-date in all respects.

1.5	The register of members of each member of the Group has been properly kept and is up to date.

1.6	No member of the Group has received any notice of any application or intended application for rectification of its register of members.

1.7	Except for the Minority Interest Purchase Agreements, there are no agreements or arrangements in force which provide for the present or future allotment, issue, transfer, redemption or repayment of, or grant to any person of the right (whether conditional or otherwise) to require the allotment, issue, transfer, redemption or repayment of, any shares in any member of the Group (including any option or right of pre-emption or conversion).

1.8	No Group Company owns or has any interest of any nature in any shares, debentures or other securities issued by any undertaking (other than another Group Company).

1.9	No Group Company operates (including, for this purpose, owning assets in), has sales into or generates (or in the three years prior to the date hereof has operated, has had sales or has generated) revenue or profit from the United States of America.

1.10	Each Group Company is duly incorporated and validly existing under the laws of the place of its incorporation and has full corporate power and authority to carry on its business as it is being conducted as at the date of this agreement and for the 12 months prior.

1.11	Each Group Company has obtained all corporate, governmental, statutory, regulatory and other authorisations, approvals, consents, licences, waivers and exemptions and satisfied any other conditions (save for the Conditions), necessary to execute, and perform its obligations under each of the Transaction Documents to which it is a party where failure to obtain them would adversely affect to a material extent its ability to enter into and perform its obligations under the Transaction Documents.

2.	The Locked Box Accounts

2.1	The Locked Box Accounts were prepared in accordance with CA 2006, IFRS and accounting practices consistent with past practice.

2.2	The Locked Box Accounts give a true and fair view of the state of affairs of the Group at the Locked Box Date, and of the profit or loss of the Group for the Financial Year ended on the Locked Box Date.

2.3	The Group has established and maintained systems of internal accounting controls with respect to their business sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with the general or specific authorisation of the Group’s management; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with IFRS and to maintain accountability for assets; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

3.	Business since the Locked Box Date

3.1	Since the Locked Box Date:

(a)	there has been no event, circumstance, effect, occurrence or state of affairs or any combination of them which is, or is reasonably likely to be, materially adverse to the business, operations, assets, liabilities (including contingent liabilities), Properties, business or financial condition or results of the Group other than as a result of:

(i)	changes in stock markets, interest rates, exchange rates, commodity prices or other general economic conditions;

(ii)	changes in conditions generally affecting the European foodservices industry;

(iii)	changes in laws or regulations; or

(iv)	the entry into force of this agreement or the public announcement of the Transaction,

provided that changes or other occurrences of the kind referred to in sub-clauses (i) through (iv) (inclusive) shall be taken into account in determining whether there has been a material adverse change in the financial or trading position of the Group to the extent that such changes or other occurrences have a disproportionate impact on the Group, as compared to other participants in the industries in which the Group operates, in which case the entire incremental disproportionate impact shall be taken into account;

(b)	the business of each member of the Group has been carried on in the ordinary and usual course;

(c)	no actual or contingent liabilities have been incurred by any of the Group Companies which would have been required pursuant to CA 2006 or IFRS to be included in the Locked Box Accounts had the Locked Box Date been the date hereof except for: (i) liabilities in respect of which a specific allowance, provision or reserve has been made in the Locked Box Accounts; (ii) liabilities incurred in the ordinary and usual course of business since the Locked Box Date which, taken together, are not material to the Group; and (iii) Permitted Leakage;

(d)	no member of the Group has, except in the ordinary and usual course of business, acquired, sold, transferred or otherwise disposed, or agreed to acquire, sell, transfer of otherwise dispose, of any material assets of whatsoever nature;

(e)	no member of the Group has declared, authorised, paid or made any dividend or other distribution (whether in cash, stock or in kind) nor has it reduced paid-up share capital;

(f)	no member of the Group has cancelled, waived, released, compromised, assigned or discontinued any material rights, debts or claims except in the ordinary and usual course of business;

(g)	no member of the Group has undergone any capital reorganisation or change in its capital structure and no member of the Group has repaid or redeemed share or loan capital, or made (whether or not subject to conditions) an agreement or arrangement or undertaken an obligation to do any of those things; and

(h)	no debtor of any Group Company has been released on terms that it pays less than the book value of its debt and no debt owing to any Group Company has been deferred, subordinated or written off or has proved to any extent irrecoverable.

4.	Contractual matters

4.1	No member of the Group is a party to any guarantee or agreement for indemnity or for suretyship in respect of any Indebtedness, liability or obligation of any third party otherwise than in the ordinary course of business.

4.2	No member of the Group is a party to:

(a)	any contract with any Director (other than service agreements) or any member of the Institutional Sellers’ Group;

(b)	any joint venture, agency (other than agency agreements entered into in the ordinary course of trading consistent with past practice), consortium, shareholder, partnership or profit (or loss) sharing arrangement or agreement;

(c)	any agreement or arrangement with any customer of the Group pursuant to which the pricing of products sold to the customer thereunder is determined based upon the cost to the Group of such goods sold thereunder;

(d)	any agreement or arrangement with any customer of the Group which is, in relation to the Group’s business, one of the top thirty customer contracts (based on annual revenue of the Group), that provides that such customer shall be sold products or services at the lowest price the Group charges any customer for such product or services (or any similar ‘most favoured nation’ clause); or

(e)	other than agreements or arrangement entered into in the ordinary course of business, consistent with past practice, any agreement or arrangement of a material nature or magnitude which cannot be performed within its terms within six months after the date on which it was entered into or cannot be terminated without penalty or other compensation on less than six months’ notice.

4.3	In relation to the Material Contracts:

(a)	true and accurate copies of each of the Material Contracts are contained in the Data Room at the Data Room references shown against the name of the corresponding Material Contract in Schedule 8;

(b)	each Material Contract was entered into in the ordinary course of business and on arm’s length terms;

(c)	each Material Contract is in full force and effect and constitutes a legal, valid and binding obligation of the relevant member of the Group;

(d)	during the 3 years prior to the date hereof, no member of the Group has received written notice that it is in material breach or default of its obligations thereunder and there are no current circumstances that are reasonably likely to give rise to such a default;

(e)	(i) no other party will be relieved of any obligation or become entitled to exercise any right (including any termination right or any pre-emption right or other option); (ii) no Group Company will be in default or lose any benefit, right or licence which it currently enjoys; and (iii) no liability or obligation of a Group Company will be created or increased, in each case by virtue of the Transaction;

(f)	the Material Contracts represent:

(i)	in relation to the Group’s business in the UK, the top twenty customer contracts (based on annual revenue of the Group in the UK) and the top ten supplier contracts (based on annual expenditure of the Group in the UK);

(ii)	in relation to the Group’s business in France, the top ten customer contracts (based on annual revenue of the Group in France) and the top ten supplier contracts (based on annual expenditure of the Group in France);

(iii)	in relation to the Group’s business in Sweden, the top ten customer contracts (based on annual revenue of the Group in Sweden) and the top ten supplier contracts (based on annual expenditure of the Group in Sweden; and

(g)	during the 3 years prior to the date hereof, no member of the Group has notified any counterparty to a Material Contract that such counterparty is in default under it and no counterparty with whom any Group Company has entered into a Material Contract is currently in material breach or default under it.

4.4	During the 12 months prior to the date hereof, no customer of or supplier to any Group Company which represents annual income to or expenditure for the Group in excess of £1,500,000 has ceased to deal with that Group Company or has indicated in writing an intention to do so, either in whole or in part and whether as a result of the Transaction or otherwise.

4.5	No member of the Group carries on business under any name other than its own.

4.6	Each member of the Group owns or is entitled to use and enjoy all the rights and assets used in its business as substantially carried on in the 12 months immediately preceding the date of this agreement.

4.7	No Group Company is party to any arrangement or agreement pursuant to which it is liable for Indebtedness in excess of £500,000 (and in aggregate amongst all such items of Indebtedness no more than £1,500,000) save for the Debt Facilities and true, accurate and complete copies of the material documentation relating to each such arrangement and agreement (and any mortgage, charge or other security relating thereto) have been Disclosed.

5.	Litigation and regulatory matters

5.1	No member of the Group is a claimant or defendant in or otherwise party to any litigation or arbitration or similar proceedings including, for the avoidance of doubt, any industrial or trade dispute which is reasonably likely to result in a liability for the Group in excess of £500,000. No such proceedings are in progress nor have such proceedings been threatened or are pending against any member of the Group.

5.2	There are no unfulfilled or unsatisfied judgments against any member of the Group.

5.3	No member of the Group has received notice that it is the subject of any ongoing official investigation or inquiry or proceedings brought or pending by any governmental or other administrative authority.

5.4	Each member of the Group has obtained all material licences, permissions, permits, authorisations and consents (“Authorisations”) required for carrying on its business in the places and in the manner in which such business is now carried on. No member of the Group has received written notice from any relevant Authority that it is in material default under any Authorisation or that such Authorisation is no longer in full force and effect.

5.5	No member of the Group is in material non-compliance with any applicable Laws.

5.6	During the 3 years prior to the date hereof, no member of the Group has received written notice from any Authority or any other third party that it is in material breach of, or has any outstanding material liabilities under, any Laws relating to the environment, health and safety, energy consumption and carbon emissions, and/or product safety or standards in its jurisdiction or that it is in material non-compliance with any Authorisations required for compliance with any such Laws, and there are no current circumstances as a result of which such material breach or non-compliance is reasonably likely to subsist.

6.	Employees

6.1	There has been Disclosed to the Purchaser in the Disclosure Documents a list of all the employees of each member of the Group whose annual salary excluding bonuses exceeds £100,000 (“Senior Employees”), together with details of the remuneration, length of service and location of those employees.

6.2	There has been Disclosed to the Purchaser in the Disclosure Documents copies of all applicable collective bargaining agreements and a copy of the standard terms and conditions of employment of each member of the Group.

6.3	There has been Disclosed to the Purchaser terms of: (i) all share incentive and share option schemes operated by or in respect of any Group Company; and (ii) all profit sharing, cash bonus or other cash incentive schemes applicable to any Senior Employee.

6.4	There are no existing service or other agreements or contracts between any member of the Group and any of their directors or executives or employees which cannot be lawfully terminated by 6 calendar months’ notice or less without giving rise to a claim for damages, reinstatement or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal or, in either case, the equivalent in any relevant jurisdiction).

6.5	No employee of any member of the Group is currently in receipt of benefits under any long-term disability or permanent health insurance scheme and no Senior Employee has been absent from work for longer than 1 month during the 12 months immediately preceding the date of this agreement other than pursuant to their annual leave entitlement.

6.6	No member of the Group recognises any trade union or other body representing its employees for the purpose of collective bargaining or other negotiating purposes.

6.7	Since the Locked Box Date, no Management Warrantor has been given or received formal written notice terminating his contract of employment.

6.8	During the 3 years prior to the date hereof, no member of the Group has in relation to its employees (and, insofar as relevant, to each of its prospective, future or former employees) received notice that it is in material non-compliance with any legislation, agreements with employee representatives or terms of conditions of employment and there are no current circumstances as a result of which such material non-compliance is reasonably likely to subsist.

6.9	No member of the Group has made a loan or advance to or for the benefit of any of its former or present officers or employees which is outstanding.

6.10	There are no terms of employment of any employee of any member of the Group whose annual salary excluding bonuses exceeds £50,000 which provide that a direct or indirect change of control of his employer shall entitle such employee to treat the change of control as amounting to a breach of contract or entitling him to any payment or benefits or entitling him to treat himself as dismissed or released from any obligation.

7.	Insurance

The Data Room contains details of the insurances maintained by or on behalf of each member of the Group. There is no claim outstanding under or in respect of such policies of insurance. The details in that summary are true, accurate and not misleading. Those insurances are in full force and effect and are not void or voidable, all premiums payable to date have been paid and there are no current circumstances which are reasonably likely to lead to the insurers avoiding any liability under them or the premiums being increased other than increases in line with ordinary inflation. Completion will not have the effect of terminating or entitling any insurer to terminate, cover under any such insurance.

8.	Insolvency, etc.

8.1	No order has been made, petition presented or meeting convened for the winding up of any member of the Group or for the appointment of any provisional liquidator (or equivalent in the jurisdiction of its incorporation) or in relation to any other process whereby the business is terminated and the assets of the company concerned are distributed amongst the creditors and/or shareholders to other contributors, and there are no cases or proceedings under any applicable insolvency, reorganisation or similar laws in any relevant jurisdiction, and no events have occurred which, under applicable Laws, would be reasonably likely to justify any such cases or proceedings.

8.2	No petition has been presented for any step, legal proceeding or other administration order to be made in relation to any member of the Group and no administrator or receiver (including any administrative receiver) (or the equivalent in the relevant jurisdiction of incorporation) has been appointed in respect of the whole or any part of any of the property, assets and/or undertaking of any member of the Group nor has any such order been made (including, in any relevant jurisdiction, any other order by which, during the period it is in force, the affairs, business and assets of the company concerned are managed by a person appointed for the purpose by a court, governmental agency or similar body).

8.3	No member of the Group has taken any step with a view to a suspension of payments or a moratorium of indebtedness or has made any voluntary arrangement with any of its creditors or is insolvent or unable to pay its debts as they fall due.

9.	Intellectual Property

9.1	Schedule 7 contains a complete and accurate list of all Intellectual Property which is registered in or applied for in the name of any member of the Group (“Group IP”). The Group IP is valid and not subject to any Encumbrance.

9.2	All licences which have been granted by any member of the Group to third parties relating to Group IP are Disclosed in the Data Room. No member of the Group has received notice of any material breach of such licences in the 24 months immediately preceding the date of this agreement and there are no current circumstances as a result of which such material breach is reasonably likely to subsist.

9.3	All licences granted by third parties to any member of the Group relating to the Intellectual Property used in the business of any member of the Group are Disclosed in the Data Room. None of the parties to them is in material default and there are no grounds on which they might be terminated. No material disputes have arisen in connection with them and there are no current circumstances as a result of which such material dispute is reasonably likely to arise.

9.4	Each member of the Group owns or has authority to use all the Intellectual Property it requires to carry on its business as they were carried on at the date of this agreement and in the last six months.

9.5	No member of the Group has received notice that any of the operations of any member of the Group infringe, or have in the last 24 months infringed, the Intellectual Property of a third party and there are no current circumstances reasonably likely to lead to any such notice being received. No claim has been made by a third party which otherwise disputes the right of any member of the Group to use the Intellectual Property owned or used by it.

9.6	No member of the Group has issued to any person or has received any notice that any third party is infringing or threatening to infringe any Group IP or that the validity or subsistence of such Group IP is the subject of any current or pending proceedings for opposition, cancellation, revocation or rectification.

9.7	All confidential information relating to the Group and its business has been kept confidential and has not been disclosed to third parties except in the ordinary course of business and subject to written confidentiality obligations from the third party. These confidentiality obligations are in force and no member of the Group has notified any third party that it is in breach of the same and there are no current circumstances reasonably likely to lead to any such notice being served by a member of the Group.

10.	Properties

10.1	The Properties comprise all the property owned, leased, used or occupied by members of the Group or in relation to which any member of the Group has any right, interest or liability and the Properties comprise all the rights or interest in land required for the carrying out by the Group of its business in the manner in which such business has been carried out for the last 12 months.

10.2	The information in respect of those Properties set out in Schedule 6 is true, complete and accurate.

10.3	A member of the Group is the sole legal and beneficial owner of (free of any Encumbrance) and is in exclusive occupation (and is entitled to exclusive occupation) of each of the Properties and the Properties are not subject to any restriction, easement or right of way which would materially inhibit the current use of the relevant Property.

10.4	No member of the Group has received written notice that it is in material breach of:

(a)	its obligations under any lease to which it is a party or by which it is bound; or

(b)	any other covenant, restriction, condition or obligation (whether statutory or otherwise) affecting the Properties.

11.	Information technology

11.1	All of the IT Systems are owned by, or validly licensed, leased or supplied under IT Contracts to, a member of the Group and are maintained and supported by a member of the Group or by a third party under an IT Contract.

11.2	All agreements relating to any computer hardware used by any member of the Group in respect of which the continuing payments required to be made for the use of such computer hardware exceed £500,000 per annum are Disclosed in the Data Room.

11.3	All agreements relating to any software used by any member of the Group in respect of which the royalties or continuing payments required to be made for the use of such software exceed £500,000 per annum are Disclosed in the Data Room.

11.4	All agreements relating to the maintenance of computer hardware and software used by any member of the Group in respect of which the continuing payments required to be made for the provision of such maintenance exceed £500,000 per annum are Disclosed in the Data Room.

11.5	In the 12 months immediately preceding the date of this agreement, no member of the Group has suffered any failure, virus or bug in or breakdown of any part of its IT Systems which has caused any material disruption or interruption to the use of such IT Systems. The Group has implemented reasonable measures consistent with industry practice designed to prevent the IT Systems from being affected by viruses, bugs or other things that might distort their proper functioning, permit unauthorised access or disable them without the consent of the user.

11.6	The IT Systems are adequate for the needs of the Group’s businesses as carried out at the date of this agreement.

12.	Data Protection

No member of the Group has received any notice or allegation that any member of the Group has not complied with any applicable data protection laws, guidelines and industry standards relating to data protection within the last 12 months prior to the date hereof and there are no current circumstances as a result of which such non-compliance is reasonably likely to subsist.

13.	Pensions

13.1	Other than the Disclosed Plans and any mandatory, government or social security pension arrangements, there are no legally enforceable arrangements in existence at the date of this agreement to which any member of the Group is legally obliged to contribute for the provision of any pension, lump sum or other like benefit on retirement or death or termination of employment which are for the benefit of any employee of any member of the Group (or the benefit of persons dependent on any such employee).

13.2	The Data Room contains all material documentation relating to the Disclosed Plans including material details of the benefits payable under the Disclosed Plans and governing provisions of the Disclosed Plans.

13.3	During the 3 years prior to the date hereof, no member of the Group has received verbal or written notice that the Disclosed Plans are, or are managed, in material non-compliance with their governing documents, any applicable Laws or other relevant requirements of the appropriate Authorities or been in receipt of legal advice from external legal counsel that any such non-compliance is subsisting.

13.4	There are no actions, suits, claims, disputes, complaints or proceedings outstanding (including claims being dealt with by the Disclosed Plans’ internal dispute resolution procedures), pending or threatened in respect of a Disclosed Plan or against the trustees, managers, administrators, custodians or fiduciaries of the Disclosed Plans (other than routine claims for benefits), whether before a court, ombudsman, tribunal or otherwise.

13.5	To the extent that any contributions are required to be paid by any member of the Group under the Disclosed Plans at the date of this agreement, they have been paid.

13.6	All benefits to be provided under each unfunded Disclosed Plan which have accrued on or prior to the date of this agreement have been duly paid and/or fully and properly reflected on the books and records and other financial reports of the relevant member of the Group in accordance with local legal requirements or generally accepted accounting standards in the relevant jurisdiction.

13.7	Other than in relation to the Disclosed Plans, no employee of any member of the Group in the United Kingdom is entitled to early retirement benefits or any other benefits relating to an occupational pension scheme which do not relate to benefits for old age, invalidity or survivors, and during the 3 years prior to the date hereof, no member of the Group has received verbal or written notice from or on behalf of any such employee that he is entitled to such benefits.

13.8	During the 3 years prior to the date hereof, no member of the Group has received verbal or written notice from any employee of any member of the Group or the trustees of the Brakes Final Salary Pension Scheme from time to time that the benefits payable under the Brakes Final Salary Pension Scheme were not validly equalised as between male and female members for future service accrual with effect on and from 6 April 1992 (in respect of Brake Bros Members) and 1 September 1992 (in respect of C&B Members).

13.9	During the 5 years prior to the date hereof, no member of the Group has received verbal or written notice from the trustees of the Brakes Final Salary Pension Scheme from time to time that the trustees consider themselves to hold, or that they are threatening to exercise, any unilateral right they may have to commence winding up of the scheme under the terms of its trust deed and rules.

13.10	No contribution notice or financial support direction has been made by the Pensions Regulator or warning notice issued against or involving any member of the Group (or any person connected or associated (as defined in section 38(10) of the Pensions Act 2004) with any member of the Group), nor has the Pensions Regulator indicated to any member of the Group that it is considering making such an order, nor is any member of the Group in receipt of written advice from external counsel during the 3 years prior to the date hereof that the Pensions Regulator would make such an order. No type A event (as defined in the current regulatory guidance on clearance issued by the Pensions Regulator) has occurred in relation to the Pension Schemes since 27 April 2004.

14.	Tax

14.1	Compliance

(a)	Each member of the Group has duly submitted all Tax returns within any appropriate time limits and provided all relevant information to the applicable Tax Authority as required by law. All such information was and remains complete and accurate in all material respects and all such returns were and remain complete and accurate in all material respects and were made on the proper basis and there are no current circumstances as a result of which any dispute with any Tax Authority is reasonably likely to arise.

(b)	Each member of the Group has properly and punctually submitted to the relevant Tax Authority all claims, elections and disclaimers which have been assumed to have been made for the purposes of computing any provision or reserve for Tax or any Tax asset (including, in each case, deferred Tax) included in the Locked Box Accounts and has not made any claim, election or disclaimer which has been assumed not to have been made for the purposes of computing any provision or reserve for Tax or any Tax asset (including, in each case, deferred Tax) included in the Locked Box Accounts.

(c)	Each member of the Group has properly and within the applicable time limits paid all Tax which it has become liable to pay and has not in the preceding 3 year period paid or become liable to pay any material penalty, fine, surcharge or interest in respect of Tax.

14.2	Records

Each member of the Group has prepared and maintained all records and documents required by Tax law and has in its possession all such documents.

14.3	Deduction of Tax

Each member of the Group has deducted or withheld all Tax which it has been obliged by law to deduct or withhold from amounts paid by it, has properly accounted to the relevant Tax Authority for all amounts of Tax so deducted or withheld and has otherwise complied with its legal obligations in respect of such deductions or withholdings.

14.4	Value Added Tax

Each member of the Group required by applicable Laws to be registered for VAT is registered for VAT, has been so registered at all times in the last four years that it has been required to be registered, and such registration is not subject to any conditions imposed by or agreed with a Tax Authority which have not been complied with and has complied with all applicable VAT legislation and in particular has filed all returns and made all payments of VAT on a timely basis.

14.5	Disputes

No member of the Group has received written notice of any material dispute with any Tax Authority concerning any matter likely to affect the liability of a member of the Group to Tax. No member of the Group is involved in any material current dispute with any Tax Authority or is or has in the last four years been the subject of any material investigation, non routine enquiry or audit or non routine visit by any Tax Authority. There is no planned investigation or non routine enquiry or audit or non-routine visit of any Group Company by any Tax Authority.

14.6	Penalties, interest and security

Within the past six years, no member of the Group has paid or become liable to pay to any Tax Authority any penalty, fine, surcharge or material amount of interest in respect of Tax. No member of the Group has within the past six years been required to provide any security in respect of any amount of Tax and no asset of a member of the Group is subject to any charge or power of sale in favour of any Tax Authority, other than statutory liens arising by operation of generally applicable Laws.

14.7	Rulings etc.

No transaction in respect of which any consent, ruling, confirmation or clearance (each a “Ruling”) was required or sought from any Tax Authority (in accordance with applicable Laws) has been entered into or carried out by any member of the Group without such Ruling having first been properly and validly obtained for the transaction carried out.

14.8	Special arrangements

No Tax Authority has in the last four years operated or agreed to operate any special arrangement (being an arrangement which is not based on relevant legislation or any published practice) in relation to any member of the Group’s affairs.

14.9	Tax consolidations

No member of the Group has in the last four years formed part of any fiscal unity or Tax consolidation arrangement between two or more companies the effect of which is to treat those companies as a single entity for any Tax purpose.

14.10	Deemed disposals etc. of assets and liabilities

The implementation of the transactions contemplated by this agreement will not give rise to any deemed disposal or realisation by any member of the Group of any asset or liability for any Tax purpose.

14.11	Employees

All national insurance contributions and sums payable to HMRC under the P.A.Y.E. system and any amounts of a corresponding nature (including any social security, social fund or similar contributions) payable to any Tax Authority due and payable by any member of the Group up to the date hereof have been paid, and each member of the Group has made all such deductions and retentions as should have been made under applicable laws and regulations in respect thereof.

14.12	Company Residence etc.

Each member of the Group is and has at all times in the last four years been resident in its country of incorporation for Tax purposes and is not and has not at any time in that period been treated as resident in any other jurisdiction for any Tax purpose (including any double taxation arrangement). No member of the Group is or has in the last four years been subject to Corporation Tax in any jurisdiction other than its place of incorporation by virtue of having a permanent establishment or other place of business in that jurisdiction. No member of the Group is liable for any Tax as the agent of any other person or business or constitutes a permanent establishment of any other person, business or enterprise for any Tax purpose.

14.13	Stamp Taxes

All documents which establish or are necessary to establish the title of any member of the Group to any material asset have been duly stamped and any applicable stamp duties or charges in respect of such documents have been duly accounted for and paid.

15.	Anti-bribery and corruption

15.1	No Group Company nor any person who is or has been a director, officer or employee of a Group Company has, at any time in the two years before the date of this agreement engaged in any activity in violation of applicable Anti-Bribery Law.

15.2	Each Group Company has in place policies, systems, controls and procedures designed to prevent it from violating any applicable Anti-Bribery Law.

15.3	No Service Provider is in violation of any Anti-Bribery Law in respect of its arrangements with the Group.

15.4	No Group Company is, or is owned and controlled by, a Sanctioned Person.

15.5	No Group Company has, during the past five years, entered into any agreement, transaction, dealing or relationship with or for the benefit of any Sanctioned Person (or involving any property thereof) or involving any Sanctioned Territory.

15.6	During the five year period prior to the date of this agreement, no Group Company has carried out any internal investigation, or made a voluntary disclosure to any Authority, in relation to a violation or potential violation of any Anti-Bribery Law or Economic Sanctions Law.

Schedule 5

Limitations on Liability

1.	Scope

Save as otherwise expressly provided in this schedule, the provisions of this schedule shall operate to limit the liability of the Management Warrantors in respect of any claim under the Business Warranties and references to “claim” and “claims” shall be construed accordingly.

2.	Purchaser’s Knowledge

The Management Warrantors shall have no liability in respect of a claim to the extent that the facts and circumstances giving rise to the claim have been Disclosed.

3.	Limitations on Quantum

3.1	The maximum aggregate liability of each Management Warrantor in respect of all claims shall not exceed an amount equal to 35% of his Transaction Proceeds. For the avoidance of doubt, for the purposes of this limit, the liability of the Management Warrantors shall be deemed to include the amount of all Costs, expenses and other liabilities (together with any irrecoverable VAT thereon) payable by the Management Warrantors in connection with the satisfaction, settlement or determination of any such claim.

3.2	The liability of each Management Warrantor in respect of each individual claim shall be limited to such proportion of the claim which his Transaction Proceeds bears to the aggregate Transaction Proceeds actually received by all Management Warrantors as set out in the Transaction Proceeds Letter.

3.3	No liability shall attach to the Management Warrantors in respect of any single claim (and, for these purposes, a number of claims arising out of the same or similar subject matter, facts, events or circumstances may be aggregated and form a single claim) unless the liability of the Management Warrantors in respect of such claim exceeds £1,250,000 in which case the Management Warrantors shall (subject to paragraph 3.4) be liable for, and the Purchaser shall be able to claim and aggregate claims for, the whole of such amount and not merely the excess.

3.4	No liability shall attach to the Management Warrantors unless the aggregate amount of all claims for which they would, in the absence of this provision, be liable shall exceed £15,000,000 and in such event the Management Warrantors shall (subject to paragraph 3.1) be liable for, and the Purchaser shall be entitled to claim, the whole of such amount and not merely the excess. For the avoidance of doubt, the Purchaser may give notice of any single claim irrespective of whether, at the time the notice is given, the amount set out in this paragraph 3.4 has been exceeded.

3.5	Paragraphs 3.1 to 3.4 and 4 shall not apply to any claim against any particular Management Warrantor to the extent that any claim (or the delay in discovery of it) is the consequence of, or is increased as a consequence of, dishonesty or other fraud on the part of that Management Warrantor.

4.	Time Limits

4.1

The Purchaser shall give notice of any claim (stating reasonable details as are then available of the matter in respect of which the claim is made) to the Management Warrantors as soon as reasonably practicable after becoming aware of such claim (provided that failure to comply with this obligation shall not prevent any claim by the Purchaser against the Management Warrantors which is otherwise notified in accordance with this paragraph 4.1, save to the extent the value of the claim has increased as a result of the Purchaser’s failure to comply) and the Management Warrantors shall be under no liability in respect of any claim and any such claim shall be wholly barred and unenforceable unless notice of such claim (stating reasonable details as are then available of the matter in respect of which the claim is made) shall have been served upon the Management Warrantors by the Purchaser:

(a)	in the case of a claim under the Business Warranties (other than the Business Warranties relating to Tax) by no later than the 18 month anniversary of the Completion Date; and

(b)	in the case of a claim under the Business Warranties relating to Tax by no later than the fourth anniversary of the Completion Date,

provided that the liability of any Management Warrantor against which any claim specified in such notice shall have been made shall be deemed to have been withdrawn (if such claim has not been previously satisfied, settled or withdrawn) if legal proceedings in respect of the claim shall not have been commenced against that Management Warrantor by being both properly issued and validly served on that Management Warrantor within 9 months of the giving of such notice.

5.	No recourse to Main Residence

Notwithstanding any other provision in this agreement, the Purchaser shall have no recourse in respect of a claim to the main residence or any interest therein (the “Main Residence”) of any Management Warrantor as of the Completion Date or, where the Main Residence is sold or otherwise transferred, to any subsequent main residence or any interest therein of any Management Warrantor (the “Subsequent Residence”), other than to a proportion which is equal to the proportion of the value of the Subsequent Residence at the date of acquisition which represents the excess of the value of the Subsequent Residence over the value of the Main Residence on the same date.

6.	Commencement, Withdrawal & Settlement of Claims

6.1	The Purchaser undertakes to the Management Warrantors that it shall not make a claim against any of the Management Warrantors unless it joins all Management Warrantors who are known at that time to be in breach of the relevant Business Warranty into the claim or proceedings as co-defendants and prosecutes and seeks to enforce such claim against all such persons.

6.2	The Purchaser may withdraw a claim against a Management Warrantor who is not in breach of the relevant Business Warranty. If the Purchaser withdraws a claim against any of the Management Warrantors for any other reason, the Purchaser shall also withdraw that claim against each of the other Management Warrantors.

6.3	If the Purchaser settles a claim against a Management Warrantor, the Purchaser shall offer to the other Management Warrantors settlement terms which are, so far as practicable, the same (having regard to the percentage of each claim to be borne by and the aggregate liability of such Management Warrantors) as those agreed with that Management Warrantors with whom the Purchaser has settled.

7.	Recovery from Third Parties and Conduct of Claims

7.1	Paragraphs 7.2 and 7.3 shall apply in circumstances where any of the Management Warrantors shall have paid to the Purchaser an amount in respect of a claim and subsequent to the making of such payment any member of the Purchaser’s Group is or may be entitled to recover from some other person a sum which is referable to that payment.

7.2	In relation to any right of recovery referred to in paragraph 7.1 and subject to paragraph 7.3, the Purchaser shall and shall procure that each other member of the Purchaser’s Group shall (subject to the Purchaser or relevant other member of the Purchaser’s Group being indemnified to its reasonable satisfaction by the Management Warrantors against all reasonable Costs which may be incurred by reason of such action) promptly and diligently take all such action as the Management Warrantors may reasonably request, including:

(a)	the institution of proceedings; and

(b)	the instruction of professional advisers approved by the Management Warrantors (such approval not to be unreasonably withheld) to act on behalf of the relevant member of the Purchaser’s Group,

in each case, to make such recovery.

7.3	If the right of recovery referred to in paragraph 7.1is against a material stakeholder of the Purchaser’s Group (the determination of who constitutes a material stakeholder being at the reasonable discretion of the Purchaser) the Purchaser shall be entitled to elect to retain conduct of any right of recovery against such stakeholder and, if it so elects, the Purchaser shall:

(a)	promptly and diligently pursue such right of recovery against the relevant person; and

(b)	keep the Management Warrantors fully informed of all material developments in relation to such right of recovery and reasonably consult with the Management Warrantors in relation to the conduct of such recovery proceedings.

7.4	The Purchaser shall and shall procure that each other member of the Purchaser’s Group shall promptly repay to the Management Warrantors an amount equal to the amount so recovered pursuant to paragraph 7.2 or 7.3 (net of Tax) or, if lower, the amount paid by the Management Warrantors to the Purchaser. The amount payable to each Management Warrantor shall be proportionate to the share of the total sum paid to the Purchaser by that Management Warrantor. Payment to the Management Warrantors in aggregate of an amount equal to the amount recovered pursuant to paragraph 7.2 or 7.3 (net of Tax) or, if lower, the amount paid by the Management Warrantors to the Purchaser shall be an absolute discharge for the Purchaser of its payment obligation under this paragraph.

7.5	The Purchaser shall promptly:

(a)	notify the Management Warrantors of any right of recovery as referred to in paragraph 7.1, as soon as reasonably practicable after any member of the Purchaser’s Group becomes aware of the same; and

(b)	provide to the extent reasonably practicable all such information and documentation as the Management Warrantors shall reasonably request in connection with any recovery.

8.	No liability if loss is otherwise compensated

8.1	Provision or reserve in the Locked Box Accounts

No liability shall attach to any of the Management Warrantors in respect of any claim to the extent that a specific allowance, provision or reserve in respect of the matter or thing giving rise to such claim has been made in the Locked Box Accounts (and not released prior to Completion) or that such matter or thing has been taken into account therein.

8.2	Insurance

No liability shall attach to any of the Management Warrantors in respect of any claim if and to the extent that such claim relates to any loss or damage actually recovered (net of the Purchaser’s Group’s recovery costs) by any member of the Purchaser’s Group under any policy of insurance.

9.	Future Acts

9.1	Change in Legislation

No liability shall attach to any of the Management Warrantors in respect of any claim to the extent that such claim would not have arisen (or the amount of the claim would not have been increased) but for a change in legislation made after the date hereof or a change in the interpretation of the law after the date hereof (which purports to be effective retrospectively) or if such claim would not have arisen (or the amount of the claim would not have been increased) but for any judgement delivered after the date hereof.

9.2	Voluntary Acts and Omissions

No liability shall attach to any of the Management Warrantors in respect of any claim to the extent that such claim would not have arisen but for an omission or a voluntary act (other than an omission or act carried out pursuant to a legally binding obligation created on or before Completion) of any member of the Purchaser’s Group occurring after Completion.

9.3	Accounting Principles

No liability shall attach to any of the Management Warrantors to the extent that any claim occurs wholly or partly out of, or the amount thereof is increased as a result of:

(a)	any change in the accounting principles or practices of the Purchaser’s Group introduced or having effect after the date hereof; or

(b)	any increase in the rates of Tax made after the date hereof; or

(c)	the claim is for Tax which arises in respect of the ordinary course of business of the Company or any member of the Group after the Locked Box Date.

10.	Acts approved by Purchaser

The Purchaser shall not be entitled to bring any claim in respect of any act or omission whatsoever carried out at the written request or with the written approval of the Purchaser prior to Completion or which is expressly authorised by this agreement.

11.	Contingent and Unquantifiable Liabilities

No liability shall attach to any of the Management Warrantors in respect of any claim to the extent that the claim is based upon a liability which is contingent only or is otherwise not capable of being quantified unless and until such liability ceases to be contingent and becomes an actual liability or becomes capable of being quantified, as the case may be. This is without prejudice to the right of the Purchaser to give notice of the claim and to issue and serve proceedings in respect of it before such time. For the avoidance of doubt, the fact that the liability may not have become an actual liability by the relevant date provided in paragraph 4 shall not exonerate the Management Warrantors in respect of any claim properly notified before that date.

12.	Opportunity to Remedy

No liability shall attach to any of the Management Warrantors in respect of any claim if and to the extent that the breach giving rise to such claim is capable of remedy (without cost or loss to any member of the Purchaser’s Group) except to the extent that the relevant breach remains unremedied (without such cost) after the expiry of 20 Business Days following receipt by the Management Warrantors of notice from the Purchaser giving details known to it of the relevant breach and requiring it to be so remedied. If the breach has not been remedied within that 20 Business Day period, then the date on which notice of a claim in respect of that breach shall be deemed to have been given to the Management Warrantors shall be the date on which notice was given under this paragraph 11 , provided that the notice satisfied the other requirements of paragraph 3 above.

13.	Purchaser to provide information to Management Warrantors

Upon any claim being made against any of the Management Warrantors the Purchaser shall and shall procure that each other member of the Purchaser’s Group shall make available to accountants and other professional advisers appointed by the Management Warrantors reasonable access to its personnel and to relevant records and information as the Management Warrantors may reasonably request in connection with such claim.

14.	Change of Control

The Management Warrantors shall not be liable for any claim arising from any loss suffered or payment made by the Purchaser or any member of the Group which would not have been suffered or made had such company not given warranties and/or indemnities, to any person acquiring all or part of the shares, assets or undertaking of any member of the Group after Completion.

15.	Survival of these Provisions

The provisions of this Schedule 5 apply notwithstanding any other provision of this agreement and will not be discharged or cease to have effect in consequence of any rescission or termination of any other provision of this agreement.

16.	Mitigation not affected

Nothing in this agreement shall affect the application of the common law rules on mitigation in respect of any claim or any other matter giving rise to a claim.

17.	Purchaser waives right of set-off

The Purchaser hereby waives and relinquishes any right of set-off or counterclaim, deduction or retention which the Purchaser might otherwise have in respect of any settled or finally determined claim or out of any payments which the Purchaser may be obliged to make (or procure to be made) to the Management Warrantor pursuant to this agreement or otherwise.

Schedule 6

The Properties

Part 1

Leasehold

(1)	(2)	(3)		(4)	(5)
Document	Current Tenant	Date		Original Parties	Demised Premises
UNITED KINGDOM AND IRELAND
Lease	BBL	15 December 1995	1)	Brake Bros Foodservice Limited	Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG
			2)	The Master Fellows & Scholars of Trinity College Cambridge

Lease	BBL	15 October 2014	1) 2)	BBL Trinity College (CSP) Ltd	Parking on Nicholas Road, Enterprise House, Eureka Business Park, Ashford, Kent, TN25 4AG

Lease	BBL	22 July 2005	1) 2)	BBL Vorcon Limited c/o Thomas Eggar LLP Solicitors	Focus House, Bridge Road, Ashford, Kent, TN23 1HA

Lease	BBL	15 December 2015	1) 2)	Gallagher Properties Limited BBL	Carlton Road, Cobbs Wood Industrial Estate, Ashford, Kent

Lease	M&J Seafood Limited	02 December 2014	1)	Coal Pension Properties Limited	Unit 2 & 3 Faraday Road, Aylesbury, Buckinghamshire, HP19 8TU
			2)	M&J Seafood Holdings Limited (formerly M&J Seafood Limited)

Lease	M&J Seafood Limited	02 December 2014	1)	Coal Pension Properties Limited	Unit 4 & 5 Faraday Road, Aylesbury, Buckinghamshire, HP19 8TU
			2)	M&J Seafood Holdings Limited (formerly M&J Seafood Limited)

(1)	(2)	(3)		(4)	(5)
Document	Current Tenant	Date		Original Parties	Demised Premises

Lease	Brake Bros Foodservice Limited	27 February 2006	1)	Threadneedle Pensions Limited	Units 4B & 5B, Oxford Street Industrial Estate, Vulcan Road, Bilston, West Midlands, WV14 7LF
			2)	Brake Bros Foodservice Limited

Lease	BBL	02 June 2005	1)	Giant Property Consortium Limited	Royal Welch Avenue, Kimmel Park, Bodelwyddan, Denbighshire, LL18 5TY
			2)	Woodward Foodservice Limited
			3)	Giant Bidco Limited

Lease	BBL	27 February 2013	1) 2)	Portlemouth Estates Limited BBL	Victoria Business Park, Roche, Cornwall, PL26 8LX

Lease	BBL	30 January 1998	1)	Susan James Securities Limited	Tower Close, Bridgend Industrial Estate, Bridgend, CF31 3TH
			2)	Cearns & Brown Limited

Lease	BBL	29 August 1968	1)	The Mayor Aldermen and Burgesses of the County Borough of Brighton	Crowhurst Road, Holingbury Industrial Estate, Brighton, BN1 8AF
			2)	S.M. Tiday (Haulage) Limited

Lease	BBL	19 February 1991	1) 2)	National Provident Institution BBL	Unit 1, Interplex 16, Ashridge Road, Almondsbury, Bristol, BS32 4QE

Lease	M&J Seafood Limited	16 November 2015	1) 2)	Lunar Holdings S.à r.l. M&J Seafood Holdings Limited (formerly M&J Seafood Limited)	Unit A, Bankside, Love Lane Industrial Estate, Cirencester, Gloucester, GL7 1YG

Lease	M&J Seafood Limited	16 November 2015	1) 2)	Lunar Holdings S. à r.l. M&J Seafood Holdings Limited (formerly M&J Seafood Limited)	Unit B, Bankside, Love Lane Industrial Estate, Cirencester, Gloucester, GL7 1YG

(1)	(2)	(3)		(4)	(5)
Document	Current Tenant	Date		Original Parties	Demised Premises

Lease	M&J Seafood Limited	16 November 2015	1) 2)	Lunar Holdings S. à r.l. M&J Seafood Holdings Limited (formerly M&J Seafood Limited)	Bankside, Love Lane Industrial Estate, Cirencester, Gloucester GL7 1YG

Lease	BBL	04 October 1995	1) 2)	Guardian Nominees Limited Watson & Philip plc	Richardson Way, Crosspoint Business Park, Coventry, CV2 2TP

Lease	BBL	22 May 2014	1) 2)	Iceland Foods Limited Woodward	Beech House, Sixth Avenue, Deeside Industrial Estate, Deeside, Flintshire, CH5 2LB

Licence	BBL	01 October 2015	1) 2)	Edge Transport Limited Woodward	Car Park at Edge Transport Limited, Fourth Avenue, Deeside Industrial Estate, Deeside, Flintshire, CH5 2LB

Lease	M&J Seafood Limited	12 January 2015	1) 2)	Shamim Akhtar Skeikh & Javed Akhtar M&J Seafoods (Wholesale) Limited	Unit A Crescent Wharf, North Woolwich Road, Silvertown, London, E16 2BG

Lease	Brake Bros Foodservice Ireland Limited	14 October 2013	1) 2)	DCC Funding 2007 Limited Brake Bros Foodservice Ireland Limited	Unit 18 Park West Industrial Park, Nangor Road, Dublin 12

Lease	BBL	N/A (please see note in column 4)	1) 2)	BBL Currie European Transport Limited

Car parking space for two lorries at Curria European Transport Limited, Heathhall, Dumfries, DG1 3NX

No written agreement exists between Currie European Transport Limited and BBL in relation to the licence of the car parking spaces.

(1)	(2)	(3)		(4)	(5)
Document	Current Tenant	Date		Original Parties	Demised Premises
Lease	BBL	26 March 2013	1)	Riverside Avenue Properties Limited (In Administration)	Riverside House and Riverside Distribution Centre, Riverside Avenue, Dundee, DD2 1UD
			2)	James Bernard Stephen and Francis Graham Newton (as Administrators)
			3)	BBL

Lease	BBL	29 July 2015	1) 2)	ColCastor A Sarl Logistics	Unit 1 Foster Avenue, Woodside Park, Dunstable, Bedfordshire, LU5 5TA

Lease	BBL	27 November 1995	1)	Windsor Life Assurance Company Limited	Bowburn North Industrial Estate, Bowburn, Durham, DH6 5PF
			2)	Watson & Philip p.l.c

Lease	BBL	20 June 2013	1) 2)	The St Julians Estate Limited BBL	35 Parham Drive, Boyatt Wood Industrial Estate, Eastleigh, Hants, SO50 4NU

Lease	BBL	20 June 2013	1) 2)	Harkalm Investments Limited BBL	41 Parham Drive, Boyatt Wood Industrial Estate, Eastleigh, Hants, SO50 4NU

Lease	M&J Seafood Limited	2 July 2014	1)	Clewin Charles George Hughes	Units H2 & H3, 1 Station Road Industrial Estate, Elmswell, Suffolk, IP30 9HA
			2)	M&J Seafood Limited

Lease	M&J Seafood Limited	30 April 2015	1) 2)	Pace Trustees Limited M&J Seafoods (Wholesale) Limited	Unit 3a, Waverley House, Farnham Trading Estate, Surrey GU9 9NN

Lease	BBL	30 October 2006	1)	Wallace Property Investments Limited	First Floor, Dalziel House, Strathclyde Business Park, Bellshill, ML4 3NJ
			2)	Airwave O2 Limited

(1)	(2)	(3)		(4)	(5)
Document	Current Tenant	Date		Original Parties	Demised Premises

Lease	BBL	13 & 21 January 2015	1) 2)	HFD Construction Group Limited BBL	Overflow Car Park at Strathclyde Business Park, Bellshill, ML4 3NJ

Lease	BBL	20 December 2012	1)	Inflation-Linked Properties LLP	Palmer Road, A1 Triangle, Gonerby Moor, Grantham, Lincs, NG32 2BW.
			2)	BBL

Lease	M&J Seafood Limited	03 July 2015 The Group is currently holding over under the Landlord and Tenant Act. The original lease was dated: 27th July 1989	1) 2)	Unilever UK Holdings M&J Seafood Holdings Limited (formerly M&J Seafood Limited)	Riby Street, Grimsby, DN31 3HF

Lease	M&J Seafood Limited	22 June 2015 The Group is currently holding over under the Landlord and Tenant Act. The original lease was dated: 15th January 1999.	1) 2)	Donald Robert George M&J Seafood Holdings Limited (formerly M&J Seafood Limited)	Riby Street, Grimsby, DN31 3HF (land & buildings on North side)

Lease	BBL	10 July 2014	1) 2)	L&S Distribution V Limited BBL	Flex Meadow, Pinnacles West, Harlow, CM19 5TJ.

Lease	BBL	12 August 2013 (variation of original lease). The original lease was signed and dated 8th November 2007 and the date of entry was 1 November 2007	1) 2)	K G Estates Limited BBL	17 Seafield Road, Inverness, IV1 1SG

Lease	BBL	21 August 2007	1) 2)	Phoenix Life Limited BBL	Unit 2, Maybrook Industrial Estate, Armley Road, Armley, Leeds, LS12 2EJ

(1)	(2)	(3)		(4)	(5)
Document	Current Tenant	Date		Original Parties	Demised Premises

Lease	BBL	21 August 2007	1) 2)	Phoenix Life Limited BBL	Unit 3, Maybrook Industrial Estate, Armley Road, Armley, Leeds, LS12 2EJ

Lease	Vacant (previously occupied by BBL)	21 August 2007	1) 2)	Phoenix Life Limited BBL	Unit 4, Maybrook Industrial Estate, Armley Road, Armley, Leeds, LS12 2EJ

Lease	Vacant (previously occupied by BBL)	21 August 2007	1) 2)	Phoenix Life Limited BBL	Unit 5, Maybrook Industrial Estate, Armley Road, Armley, Leeds, LS12 2EJ

Lease	Vacant (previously occupied by BBL)	21 August 2007	3) 4)	Phoenix Life Limited BBL	Unit 10 & 11, Maybrook Industrial Estate, Armley Road, Armley, Leeds, LS12 2EJ

Lease	Freshfayre Limited	29 September 2008	1)	Merchant Investors Assurance Company Limited	Unit 10, Severn Way Hunslet Industrial Estate, Leeds LS10 1BY
			2)	Freshfayre Limited

Lease	O’Kane Food Service Limited	24 October 2008	1)	Associated Egg Packers Limited	219 / 221 Hillhall Rd, Lisburn BT27 5JQ
			2)	O’Kane Food Service Limited

Lease	Brake Bros Foodservice Limited	31 January 2014	1)	Derwent Valley Central Limited	Tower House, 10 Southampton Street, London, WC2E 7HA
			2)	Brake Bros Foodservice Limited

Lease	Brake Bros Foodservice Limited	31 January 2014	1)	Derwent Valley Central Limited	Tower House, 10 Southampton Street, London, WC2E 7HA
			2)	Brake Bros Foodservice Limited

Lease	Wild Harvest Limited	21 June 2011	1)	Covent Garden Market Authority	Units B61 - B64, New Covent Garden Market, London, SW8 5HH
			2)	Wild Harvest Limited

(1)	(2)	(3)		(4)	(5)
Document	Current Tenant	Date		Original Parties	Demised Premises

Lease	Wild Harvest Limited	02 December 2011	1)	Covent Garden Market Authority	Units B59 & B60, New Covent Garden Market, London, SW8 5HH
			2)	Wild Harvest Limited

Lease	Wild Harvest Limited	19 December 2011	1)	Covent Garden Market Authority	B62, New Covent Garden Market, London, SW8 5HH
			2)	Wild Harvest Limited

Lease	BBL	5 August 2014	1)	Standard Life Assurance Limited	403 Edinburgh Road Newhouse Motherwell ML1 5GH
			2)	BBL

Licence	BBL	N/A (please see note in column 4)	1) 2)	J&S Properties BBL	Bay 3, J&S Stoddarts Premises, Crombie Street, Oban, Argyll We do not have any written agreement in relation to this licence.

Lease	Brake Bros Foodservice Limited (Country Choice)	12 August 2005	1)	Legal & General Linked Life Property Fund	Swan House, New Mill Road, St Paul’s Cray, Orpington, Kent, BR5 3QD
			2)	Brake Bros Foodservice Limited (Country Choice)

Lease	BBL	09 December 1998	1)	Pearl Assurance Public Limited Company	Premier Park, Abbey Road, Park Royal, London, NW10 7NZ

			2)	Cearns & Brown Limited and Cearns & Brown (South East) Limited

Lease	BBL	20 March 2012	1)	Standard Life Assurance Limited	Unit 24, Suttons Business Park, Reading RG6 1AZ
			2)	BBL

Lease	BBL	20 March 2012	1)	Standard Life Assurance Limited	Suttons Business Park, Reading RG6 1AZ
			2)	BBL

(1)	(2)	(3)		(4)	(5)
Document	Current Tenant	Date		Original Parties	Demised Premises

Lease	Freshfayre Limited	04 August 2008	1)	Ravensworth Property Developments	Unit B2 & B3 Green Square Kirkleatham Business Park Redcar TS10 5RS
			2)	Freshfayre Limited

Lease	O’Kane Food Service Limited	Unknown	1)	O’Neills Transport	Lower Main Street, Strabane, BT82 8AR
			2)	O’Kane Food Service Limited

Lease	BBL	26 July 2000	1)	John Benjamin Aucott	Fresh Fields Centre, Bonehill Road, Tamworth, Staffs, B78 3HJ
			2)	Brake Bros Foodservice Limited

Lease	BBL	17 September 2004	1)	Jean Alice Aucott, Benjamin Starne Aucott and Sindy Ruth Aucott as the trustees of the estate of J B Aucott (Deceased)	Fresh Fields Centre, Bonehill Road, Tamworth, Staffs, B78 3HJ
			2)	BBL

Lease	BBL	20 December 2012	1)	Asda Trustees (Nominee) Limited	Units 1-4 Baird Way, Fison Way Industrial Estate, Thetford, Norfolk, IP24 1JA
			2)	BBL

Lease	BBL	09 November 1998	1)	CGU Life Assurance Limited	Alpha Way, Thorpe Industrial Estate, Thorpe, Surrey, TW20 8RZ
			2)	Watson & Philip plc

Lease	BBL	24 September 2015	1)	Tapi Holdings Limited c/o Chemidex House	Crabtree Road, Thorpe Industrial Estate, Egham, Surrey, TW20 8RN
			2)	BBL

Lease	M&J Seafood Limited	02 April 2002	1)	Birchwood Park Estates Limited	209 Cavendish Place, Birchwood Park, Warrington, Cheshire, WA3 6WU
			2)	M&J Seafood Holdings Limited (formerly M&J Seafoods (Wholesale) Limited)

(1)	(2)	(3)		(4)	(5)
Document	Current Tenant	Date		Original Parties	Demised Premises
Lease	BBL	30 August 2013	1)	Northern Ireland Local Government Officers’ Superannuation Committee (statutory body under the local Government Act (Northern Ireland) 1950 c/o LaSalle Investment Management

Unit 3, Lockheed Road, Burtonwood, Warrington WA5 4AH

NB: this the same as lease dated 30 August 2013 in relation to Unit 1(B) Omega North, Warrington referred to in the Data Room (the property has been re-named to Unit 3, Lockheed Road, Burtonwood, Warrington WA5 4AH)

			2)	BBL

Lease	Freshfayre Limited	17 June 2008	1)	In-Site Property Solutions Limited	Unit 4, 194 Commerce Park Stephenson Road, Stephenson Ind Estate Washington NE37 3HR
			2)	Freshfayre Limited

Lease	M&J Seafood Limited	09 November 2009	1)	Mr Dennis Ernest Chapman & Mrs Pamela Chapman	Unit 6, Brook Road Industrial Estate, Wimborne, Dorset, BH21 2BH
			2)	M&J Seafood Limited

Lease	M&J Seafood Limited	20 July 2010	1)	John Henry Morrow, Sarah Kelsey Morrow, Lindsay Jane Fung and Matthew Morrow	Bldg 4, 29 Brook Road Industrial Estate, Wimborne, Dorset, BH21 2BH
			2)	M&J Seafood Limited

Lease	M&J Seafood Limited	12 November 2009	1)	Timothy Neville Fountain	Unit 4, 28 Brook Road Industrial Estate, Wimborne, Dorset, BH21 2BH
			2)	M&J Seafood Limited

Lease	Freshfayre Limited	19 August 2014	1)	Middlebroad Properties Limited	Unit 7, Block 2 Woolwich Dockyard Industrial Estate Woolwich SE18 5PQ
			2)	Freshfayre Limited

Lease	Previously, BBL. Currently sub-let to Holland Bazaar from 4th February 2016	10 December 2013	1)	The Prudential Assurance Company Limited	Unit 1, Beddington Cross Industrial Estate, Croydon, CR0 4XH.
			2)	BBL

(1)	(2)	(3)		(4)	(5)
Document	Current Tenant	Date		Original Parties	Demised Premises
Lease	BBL	Lease is undated. Term commencement is 26 March 2013	1)	Empsall Limited International House	Riverside House and Unit 1, 2 and 3 Riverside Distribution Centre, Riverside Avenue, Dundee, DD2 1UD
			2)	BBL

Lease	BBL	28 March 2011	1)	Riverside Avenue Securities Limited	Unit 4 Riverside Distribution Centre, Riverside Avenue, Dundee, DD2 1UD Note: this sublease has been terminated and the property is currently vacant
			2)	Western Automobile Company Limited
			3)	Riverside Avenue Holdings
			4)	Riverside Avenue Properties Limited

Lease	BBL (sub-let to Fish Property Investment LLP)	12 June 1986	1)	Brentwood Estates	Westmead Industrial Estate, Westlea Down, Swindon, SN5 7YT
			2)	BBL

Lease	Sub-let to Whistl	6 April 1995	1)	Uddingston Assets Limited c/o David Samuel	Tannochside Drive, Tannochside Business Park, Uddingston, Glasgow G71 5PD
			2)	Management Limited BBL
Lease	Fresh Direct (UK) Limited	06 August 2014	1)	Royal Longon (CIS) Limited	Unit 6, Ferrymills, Osney Mead, Oxford
			2)	Fresh Direct (UK) Limited

Lease	Fresh Direct (UK) Limited	01 June 2009	1)	HIPS (Trustees) Limited	Unit A, Bicester Distribution Park (Imagination and also known as Pow Wow)
			2)	Fresh Direct (UK) Limited

Lease	Fresh Direct (UK) Limited	01 August 2001	1)	Laing Property Developments Limited	Unit B (formerly Unit 3) Bicester Distribution Park (Inspiration)
			2)	Fresh Direct (UK) Limited

(1)	(2)	(3)		(4)	(5)
Document	Current Tenant	Date		Original Parties	Demised Premises
Underlease	Fresh Direct (UK) Limited	19 June 2007	1)	Atlas Terex UK Limited (now Atlas Cranes UK Limited)	Underlease Unit 1, Bicester Distribution Park (Logic Building)
			2)	Fresh Direct (UK) Limited

Lease	Fresh Direct (UK) Limited	12 March 2010	1)	Covent Garden Market Authority	Covent Garden, Apron Area B65-70, New Covent Garden Market, Nine Elms, London, SW8 5NX
			2)	The Personal Catering Company Limited
			3)	Fresh Direct (UK) Limited

Lease	Fresh Direct (UK) Limited	12 March 2010	1)	Covent Garden Market Authority	Covent Garden, Trading Units B65-70 North Building, Fruit & Vegetable Market, New Covent Garden Market, Nine Elms, London, SW8 5NX
			2)	The Personal Catering Company Limited
			3)	Fresh Direct (UK) Limited

Lease	Fresh Direct (UK) Limited	12 March 2010	1)	Covent Garden Market Authority	Covent Garden, Apron areas D1-D6, South Building, New Covent Garden Market, Nine Elms, London, SW8 5NX
			2)	The Personal Catering Company Limited
			3)	Fresh Direct (UK) Limited

Lease	Fresh Direct (UK) Limited	12 March 2010	1)	Covent Garden Market Authority	Covent Garden, Trading units D1-6, South Building, New Covent Garden Market, Nine Elms, London, SW8 5NX
			2)	The Personal Catering Company Limited
			3)	Fresh Direct (UK) Limited

Lease	Fresh Direct (UK) Limited	12 March 2010	1)	Covent Garden Market Authority	Covent Garden, Offices D101-103, South Building New Covent Garden Market, Nine Elms, London, SW8 5NX,
			2)	The Personal Catering Company Limited
			3)	Fresh Direct (UK) Limited

(1)	(2)	(3)		(4)	(5)
Document	Current Tenant	Date		Original Parties	Demised Premises
Lease	Fresh Direct (UK) Limited	30 July 2010	1)	Property Alliance Group Limited	Units A3 and A4 South Lancashire Industrial Estate, Lockett Road, Wigan
			2)	Fresh Direct (UK) Limited

Lease	Fresh Direct (UK) Limited	04 December 2013	1)	Kallcall Investments Limited	Hill House, Dereham, Norfolk
			2)	Fresh Direct (UK) Limited

Lease	Fresh Direct (UK) Limited	1 January 2012	1)	Marie Loretto Mackie	Barnhill Farm, Houston Road, Inchinnan, Renfrew, PA4 9LU
			2)	Fresh Direct Local (Scotland) Limited
			3)	Fresh Direct (UK) Limited

Lease	Fresh Direct (UK) Limited	23 January 2002	1)	Artisan (UK) Developments Limited	Cambridge, 19 Chester Road, Colmworth Business Park, Eaton Socon, St. Neots, Cambridgeshire PE19 8YT
			2)	Daily Fresh UK Limited

Lease	Fresh Direct (UK) Limited	11 June 2015	1)	Standard Life Assurance Limited	Unit 13 Thames Gateway Park (Phase 3), Chequers Lane, Dagenham
			2)	Fresh Direct (UK) Limited

Supplemental Lease	Fresh Direct (UK) Limited	30 July 2015	1)	Standard Life Assurance Limited	Overflow Vehicle Park, Chequers Lane, Dagenham
			2)	Fresh Direct (UK) Limited

FRANCE

Lease	Brake France Service	15 January 2012 / 1 May 2012 (grant of additional space)	1)	Brake France Service	Massy (91300) “Carnot Plaza” 14-16 Avenue Carnot
			2)	Selectinvest 1 Crédit Mutuel Pierre 1 LFP Pierre

Lease	Brake France Service	1 July 2013	1)	Brake France Service	Limonest (69760) les jardins d’Eole - 4 allée des séquoias
			2)	LEV ONE

(1)	(2)	(3)		(4)	(5)
Document	Current Tenant	Date		Original Parties	Demised Premises

Lease	Brake France Service	5 November 2015	1) 2)	Brake France Service SCI H SAINT CLOUD 2008	Limonest (69760) ZAC du Puy d’Or 140 Allée des Frênes

Lease	Brake France Service	1 January 2003 and 5 December 2013 (in respect of the grant of a fire post)	1) 2)	Brake France Service BCI (in respect of the fire post, CBEM)	Estrees Mons (80) Route Nationale 29

Lease	Brake France Service	18 July 2011	1) 2)	Brake France Service LEZIERS TRANSPORTS	Carvin (62220) Rue Charles Tellier Parc d’Activités du Château

Lease	Brake France Service	1 December 2009	1) 2)	Brake France Service STEF	Saint-Etienne du Rouvray (76808) Rue du Long Boel

Lease	Brake France Service	1 May 2010	1) 2)	Brake France Service GROUPEMENT DE PRODUITS AVICOLES (GPA)	Sartrouville (78500) 2 à 10 Rue Léon Jouhaux

Lease	Brake France Service	1 January 2000	1) 2)	Brake France Service Brake France	Jarny 54800) Z.I. – Route de Nancy, Lieudit « Sur la route de Mars-la-Tour»

Lease	Brake France Service	Putting at disposal agreement not executed	1) 2)	Brake France Service STEF-TFE	Reims Taissy (51500) 19 Rue Pierre et Marie Curie

Lease	Brake France Service	2 August 2004	1) 2)	Brake France Service STEF	Duppigheim (67) Avenue Jean Précheur

Lease	Brake France Service	12 December 2015	1) 2)	Brake France Service SCI BIV et Sté MJ LOCATION	Ecole-Valentin (25) 6 Rue Saint-Christophe

Lease	Brake France Service	No written agreement has been entered into	1) 2)	Brake France Service TRADIMAR (STEF-TFE Group)	FAUVERNEY (21110) ZAE de Boulouse

(1)	(2)	(3)		(4)	(5)
Document	Current Tenant	Date		Original Parties	Demised Premises
Lease	Brake France Service	1 May 2010	1) 2)	Brake France Service Mr Pascal Mabit	Trignac (44570) 24B Rue J.Baptiste Marcet

Lease	Brake France Service	1 January 2012	1) 2)	Brake France Service TSO	Cleden Poher (29), ZA Kerhervé

Lease	Brake France Service	10 March 2012	1) 2)	Brake France Service SCI JD LANJOUAN	LAMBALLE (22400) La Poterie, ZAC de Lanjouan, 3 Rue de la Saudraie

Lease	Brake France Service	1 November 2008	1) 2)	Brake France Service MODULFROID SARL	LAMBALLE (22400), ZAC de Lanjouan, Rue de la Saudraie

Lease	Brake France Service	3 July 2013	1) 2)	Brake France Service RAULT VENDOME	SAINT-FIRMIN DES PRES (41100), Z.I. de la Garenne

Lease	Brake France Service	16 May 2015	1) 2)	Brake France Service SCI JD DE BOISEAU	SAINT-JEAN DE BOISEAU (44640) Z.I. du Landas, Rue de la Métairie

Lease	Brake France Service	5 November 2015	1) 2)	Brake France Service SCI JD DE GARCELLES	GARCELLES-SECQUEVILLE (14540) Lotissement Artisanal, Route de Falaise

Lease	Brake France Service	1 January 2010	1) 2)	Brake France Service TRANSPORTS BOISSEL SAS	NOSTANG (56690) Parc d’Activités de Kermarhan

Lease	Brake France Service	No written agreement	1) 2)	Brake France Service Maine Denrées (TFE)	LE MANS (72100) 16 Rue Mickael Faraday

Lease	Brake France Service	1 October 2014	1) 2)	Brake France Service SCI Bianchi-Montegut	Montegut (32), “Baylac”

(1)	(2)	(3)		(4)	(5)
Document	Current Tenant	Date		Original Parties	Demised Premises

Lease	Brake France Service	2 January 2012	1) 2)	Brake France Service STEF	LA CRECHE (79260) Centre Routier

Lease	Brake France Service	1 June 2012	1) 2)	Brake France Service Groupe Dominique Sallabery (TDS)	MOUGUERRE (64990) Centre Européen de Fret

Lease	Brake France Service	1 June 2014	1) 2)	Brake France Service STEF Transport	LIMOGES (87280), Chez STEF Transport, Rue Enzo Ferrari

Lease	Brake France Service	17 January 2014	1) 2)	Brake France Service KANEQ SARL	BRUGUIERES (31150) Lotissement Le Petit Paradis - 10 Avenue du Petit Paradis

Lease	Brake France Service	11 April 2014	1) 2)	Brake France Service SCI TRIBOY	SAINT-LAURENT DE BELZAGOT (16190) Lieudit Le Bujateau

Lease	Brake France Service	2 June 2009	1) 2)	Brake France Service Mr BEZIANE and Mr FUSINATO	Chamousset (73) 90 Route Nationale Les Vieux Communaux

Lease	Brake France Service	13 March 2010	1) 2)	Brake France Service YXIME (for Réseau Ferré de France)	Argonay (74), 520 Route de Pringy

Lease	Brake France Service	1 March 2006	1) 2)	Brake France Service AUVERGNE DENREES	Cébazat (63), Z.I. de Ladoux - 1 Rue Verte

Lease	Brake France Service	19 November 2015	1) 2)	Brake France Service ISEVOR INVESTISSEMENTS	VOREPPE (38) Centr’Alp 1, 489 Rue Aristide Berges

Lease	Brake France Service	1 April 2014	1) 2)	Brake France Service CODEPRO-GABINVEST S.A.S.	Vitrolles (13), 10 Voie d’Angleterre

(1)	(2)	(3)		(4)	(5)
Document	Current Tenant	Date		Original Parties	Demised Premises

Lease	Brake France Service	1 April 2004	1) 2)	Brake France Service SCI Les Martinets	Aubagne (13), rue de Lenche

Lease	Brake France Service	8 June 2009	1) 2)	Brake France Service CHABAS FLEURS	Roquebrune sur Argens (83) ZAC du Blavet - La Bouverie, Rue des Entrepreneurs

Lease	Brake France Service	20 February 2010	1) 2)	Brake France Service Carigel	Yssingeaux (43), “Les Verchères”

Lease	Brake France Service	1 January 2013	1) 2)	Brake France Service SCI Le Dauphin	Château - Arnoux (04)

Lease	Brake France Service	1 April 2008	1) 2)	Brake France Service BLANCHER 66	Perpignan (66) Avenue de Londres

Lease	Brake France Service	1 April 2008	1) 2)	Brake France Service SCI AMAZONES IMMOBILIER	Nîmes (30) ZI St-Cézaire, Avenue Joliot Curie

Lease	Brake France Service	21 May 2015	1) 2)	Brake France Service Communauté d’Agglomération Toulon - Provence - Méditerranée	La Valette du Var (83160) Espace Chancel - Rue du Lieutenant Chancel

Lease	Davigel SAS	22 December 2010	1)	SCI 3LF Centre D’expertise Culinaire 75008 Paris	DIEPPE, ZI Louis Delaporte-Dieppe
			2)	Davigel SAS

Lease	Davigel SAS	1 March 2013	1) 2)	SCI Les Lions-Barbezieux St Hilaire Davigel SAS	BARBEZIEUX, 2, rte de Chalais-16300

(1)	(2)	(3)		(4)	(5)
Document	Current Tenant	Date		Original Parties	Demised Premises
Lease	Davigel SAS	1 November 2009	1) 2)	Parking Alpine Davigel SAS	DIEPPE, ZI Louis Delaporte-Dieppe

Lease	Davigel SAS	1 November 2009	1) 2)	Archives Alpine Davigel SAS	DIEPPE, ZI Louis Delaporte-Dieppe

Lease	Davigel SAS	1 January 2007	1) 2)	Prosdim SA, 75013 Paris Davigel SAS	NICE, PAL St Isidore Bât. R 06284 Nice Cedex 3

Lease	Davigel SAS	1 February 1997	1) 2)	M. Delonca, 66130 Ille sur Tet Davigel SAS	PERPIGNAN, Avenue J.B. Biot Polygone Nord 66000 Perpignan

Lease	Davigel SAS	26 October 2009	1)	SCI 3LF Le Luc Froid 75008 Paris	LE LUC, Zac De La Pardiguiere-83340 LE LUC
			2)	Davigel SAS

Lease	Davigel SAS	1 February 2006	1) 2)	Maisadour Davigel SAS	BENQUET, Zone Artisanale 40280 Benquet

Lease	Davigel SAS	5 July 2007	1)	Sté Boissier Logistique, 45800 St Jean de Braye	ORLEANS, 28, Rue Bernard Palissy 45800 St Jean de Braye
			2)	Davigel SAS

Lease	Davigel SAS	1 January 2007	1)	SCI Grenoble Froid, 75008 Paris	GRENOBLE, Chemin du Halage 38340 Voreppe
			2)	Davigel SAS

Lease	Davigel SAS	1 June 2004	1) 2)	PY S.A.-39570 Perrrigny Davigel SAS	LONS LE SAUNIER

Lease	Davigel SAS	16 January 2006	1) 2)	Société LTT-10800 Bucheres Davigel SAS	TROYES, ZI de route de verrières 10800 Buchères

Lease	Davigel SAS	1 March 2013	1) 2)	M. Despax, 64200 Biarritz Davigel SAS	PAU, 245, rue des sarrières 64121 Serres Castet

Lease	Davigel SAS	1 January 2007	1)	SCI Strasbourg Froid, 75008 Paris	STRASBOURG, Parc d’activité du Ried rue ampère 67720 Hoerdt
			2)	Davigel SAS

Lease	Davigel SAS	14 April 2003	1) 2)	TFE Mulhouse Davigel SAS	MULHOUSE, Zone d’activité 68520 Burnhaupt

(1)	(2)	(3)		(4)	(5)
Document	Current Tenant	Date		Original Parties	Demised Premises
Lease	Davigel SAS	25 January 2013	1)	Entrep Frigo. Du Velay, 43700 St. Germain Laprade	LE PUY, Z.I. de Blavozy 43700 St Germain Laprade
			2)	Davigel SAS

Lease	Davigel SAS	1 May 2005	1) 2)	S.T.E.F. Davigel SAS	VALENCE, Rue de Chantecouriol 26000 Valence

Lease	Davigel SAS	1 March 2003	1)	Transports Guebey, 74800 St Pierre en Faucigny (lessee)	ST PIERRE ENFAUCIGNY, 59, Avenue des Jourdies 74800 St Pierre en Faucigny
			2)	Davigel SAS

Lease	Davigel SAS	27 April 2015	1) 2)	Valeyre SAS (lessee) Davigel SAS	ALBERTVILLE, 137, chemin de la Charrette-73200

Lease	Davigel SAS	1 May 2015	1)	SCI La Tour du Grand Arc (lessee)	ALBERTVILLE, 137, chemin de la Charrette-73200
			2)	Davigel SAS

Lease	Davigel SAS	31 March 2013	1) 2)	TFE International Ouest Davigel SAS	RENNES 2, Rue du colonel Dubois35000 Rennes

Lease	Davigel SAS	14 December 2010	1) 2)	SCI Somagriff Davigel SAS	BRIVE 2, Le Griffolet-19270 USSAC

Lease	Davigel SAS	25 June 2012	1) 2)	SCI 3LF Landivisiau Froid Davigel SAS	LANDIVISIAU, ZA du Vern-Lot 1

Lease	Davigel SAS	27 July 2012	1) 2)	SCI 3LF St Aunes Froid Davigel SAS	ST AUNES, Ecoparc St Aunès-245, av de la Marjolaine

Lease	Davigel SAS		1) 2)	Tam Tam 16 Davigel SAS	ROULLET ST EST, Roullet St Estèphe 16

Lease	Davigel SAS	1 January 2013	1) 2)	Jammet Logistics Davigel SAS	LIMOGES, 30à40, rue Paul ClaudelZI de Romanet-87000Limoges

(1)	(2)	(3)		(4)	(5)
Document	Current Tenant	Date		Original Parties	Demised Premises
Lease	Davigel SAS	17 June 2014	1) 2)	Stef-Vannes Davigel SAS	VANNES, ZI Prat RA Gerbault-56037 Vannes

Lease	Davigel SAS	28 April 2014	1) 2)	Stef-Chambery Davigel SAS	GAP, ZA Plan de Lardier-05110 Lardier et Valenca

Lease	Davigel SAS	1 February 2014	1) 2)	PVP Bourgogne Davigel SAS	DIJON, 24, rue des Artisans-21220 Gevrey-Chambertin

Lease	Davigel SAS	1 September 2008	1) 2)	SCI Prosdim St Sulpice Froid Davigel SAS	ST SULPICE, ZAC des Cadaux-81370 ST SULPICE

Lease	Davigel SAS	1 January 2010	1) 2)	SCI 3LF Chanceaux Froid Davigel SAS	TOURS, ZAC du Cassantin-Chanceaux/Choisille

Lease	Davigel SAS	30 June 2008	1)	SCI Prosdim Le Cellier Froid 75008 Paris	NANTES, Rue des Relandières-Le Cellier
			2)	Davigel SAS

Lease	Davigel SAS	15 December 1980	1) 2)	Semmaris Davigel SAS	RUNGIS, 58, Avenue de la Villette Fleurs 387 94637 M.I.N. Rungis Cedex

Lease	Davigel SAS	1 December 2005	1)	Ex Workmann Turnbull nouv:SCI Etchesam	RUNGIS, 23, rue de Chevilly 94260 FRESNES
			2)	Davigel SAS

Lease	Davigel SAS	1 September 2007	1)	SCI Beautot Froid, 75008 Paris	TÔTES, Parc d’Activités “Les Vikings”, 76890 Beautot
			2)	Davigel SAS

Lease	Davigel SAS	6 April 2011	1) 2)	SCI 3LF Metz Froid Davigel SAS	METZ 2, ZA du Parc du Technopole-57000 METZ

Lease	Davigel SAS	14 May 2012	1) 2)	SCI 3LF Lomme Froid Davigel SAS	LILLE 2, Av de la Rotonde-59 LOMME

(1)	(2)	(3)		(4)	(5)
Document	Current Tenant	Date		Original Parties	Demised Premises
SWEDEN

Lease	Menigo Foodservice AB	19 January 2012	1) 2)	Kundvagnen i Stockholm AB Menigo Foodservice AB	Partihandlarvägen 47, Årsta

Lease	Servicestyckar na i Johanneshov AB	1 August 2009	1)	Fastighetsnämnden i Stockholm stad Servicestyckarna	Boskapsvägen 24-26, Stockholm
			2)	i JohanneshovAB

Lease	Menigo Foodservice AB	1 June 2011	1) 2)	Cerep Stadion AB Menigo Foodservice AB	Arenavägen 61, Johanneshov

Lease	Menigo Foodservice AB	1 October 2011	1) 2)	Cerep Stadion AB Menigo Foodservice AB	Arenavägen 61, Johanneshov Globen, Arenan 2 - Förråd

Lease	Menigo Foodservice AB	25 July 2011	1) 2)	Cerep Stadion AB Menigo Foodservice AB	Arenavägen 61, Johanneshov Globen, Arenan 2

Lease	Menigo Foodservice AB	10 October 2008	1) 2)	Panncentralen 1 Fastighets AB Menigo Foodservice AB	Partihandlarvägen 50, Årsta

Lease	Menigo Foodservice AB	30 September 2013	1) 2)	Kundvagnen i Partille AB Menigo Foodservice AB	Gamla Kronvägen 90 Partille, Göteborg

Lease	Menigo Foodservice AB	12 September 2011	1) 2)	Kundvagnen i Sundsvall AB Menigo Foodservice AB	Timmervägen 4 Sundsvall

Lease	Menigo Foodservice AB	8 April 2014	1) 2)	Kungsleden Melker AB Menigo Foodservice AB	Utvecklingsgränd 33 Västerås

Lease	Menigo Foodservice AB	1 September 2014	1) 2)	Tribona i Karlstad AB Menigo Foodservice AB	Brisgatan 4 Karlstad

(1)	(2)	(3)		(4)	(5)
Document	Current Tenant	Date		Original Parties	Demised Premises
Lease	Menigo Foodservice AB	6 July 2012	1) 2)	Kundvagnen i Burlöv AB Menigo Foodservice AB	Lagervägen 4 Arlöv

Lease	Menigo Foodservice AB	16 November 2007	1) 2)	Dagberget Invest AB Menigo Foodservice AB	Fjädervägen 22 Strängnäs

Lease	Fruktservice i Helsingborg AB	27 March 2015	1) 2)	4-You Fastigheter i Helsingborg Fruktservice i Helsingborg	Knut Påls väg 2B Helsingborg

SPAIN

Lease	Davigel España, S.A.	Not confirmed (please see the note to column 5)	1) 2)	Davigel España, S.A. Maxfrio 96, S.L.

Málaga, Polígono Guadalhorce

On expiry of the lease dated 1 April 2013 for this property, Davigel España, S.A. entered into a new lease for the property with the same landlord. We do not have confirmation as to the date of the new lease.

Lease	Davigel España, S.A.	18 January 2010	1) 2)	Davigel España, S.A. Pesban, S.A	Las Palmas de Gran Canaria Parcelas 13 - 18, Manzana 6, segunda fase, Polígono Industrial de Arinaga - Aguimes

Lease	Davigel España, S.A.	1 June 2009	1) 2)	Davigel España, S.A. Hermes Logistica S.A.	Madrid, Polígono Industrial los Ángeles, C/ Herreros 48, Getafe

BELGIUM

Lease	Davigel Belgilux SA	11 December 2012	1) 2)	Warehouses de Pauw SCA Davigel Belgilux SA	Rijksweg19, 2880 Bornem, Belgium

Part 2

Freehold

(1)	(2)	(3)	(4)
Legal Owner	Description	Title No or Root of Title	Occupant

UNITED KINGDOM AND IRELAND

BBL	Unit A, Black Horse Site, New Hythe Lane, Aylesford, Kent, ME20 6SW	K864709	BBL

BBL	Dunmow Road, Bishops Stortford, Hertfordshire, CM23 5PA	HD373019 HD258904 HD375271 HD276879	BBL – The property will be vacant from 26th February 2016.

BBL	14 Dunnet Way, East Mains Industrial Estate, Broxburn, West Lothian, EH52 5NN	WLN30144	BBL

BBL / Country Choice	Beaufort Road, Dukes Park Industrial Estate, Chelmsford, Essex, CM2 6TJ	EX700456	This property is currently vacant and is on market to sell.

BBL	Sondes Road, Willowbrook East Industrial Estate, Corby, Northants, NN17 5XP	NN180271 and NN229657	BBL (Pauley’s)

BBL	Hoyle Mill Road, Kinsley, Nr Pontefract, West Yorkshire WF9 5JB	WYK270765 WYK220511	BBL

BBL	Unit B1 & B2 Bennet Road, Isleport Business Park, Highbridge, Somerset, TA9 4PW	ST120274 / ST77957	BBL

BBL	Station Yard, Montgomery, Powys, Wales, SY15 6HB	WA749611 WA816132 WA844758	BBL

BBL	5-6 Burdon Drive, Peterlee, Co Durham, SR8 2JH	DU189710	BBL

BBL	Whitehouse Industrial Estate, Aston Fields Lane, Runcorn, Cheshire, WA7 3DL	CH272197, CH366013, CH339174 and CH459287.	This property is currently vacant and is under offer for sale.

BBL	Potterton Way, Dartmouth Road, Smethwick, B66 1AU	WM570313	BBL

BBL	Armstrong Way, Great Western Business Park, Yate, Bristol, BS37 5NG	AV185847	BBL

Brake Bros Foodservice Limited	Inchinnan Road, Bellshill Industrial Estate, Bellshill, North Lanarkshire, ML4 3NT	LAN 47430 LAN 113483	This property is currently vacant and is on the market to be sold.

FRANCE

Brake France Service	Meaux (77), Rue Charles Tellier - Z.A. de Beauval (parcel AP n°42)	N/A	Brake France Service

Brake France Service	Meaux (77), Rue Louis Fournier (parcel AP 195)	N/A	Brake France Service

Brake France Service	Estrees-Mons (80), Route Nationale 29 (parcel n°33 “Les Dix”)	N/A	Brake France Service A lease on this property has been granted by Brake France Service to a third party (PETIT FORESTIER LOCATION) commencing from 1 August 2015

Brake France Service	Bondoufle (91) Z.I. La Marinière - 1 Rue du Canal (parcel AH 121 and AH 161)	N/A	Brake France Service

Brake France Service	ST Barthélémy d’Anjou, (49) Carrefour Molière - Parc d’Activités (parcel AB 405)	N/A	Brake France Service

SCI JD LANJOUAN	Lamballe (22400) La Poterie - ZAC de Lanjouan, 3 Rue de la Saudraie (parcel 252 AN, n°176-151-177-203-242-307 and 309)	N/A	Brake France Service (lease granted to Brake France Service by SCI JD Lanjouan)

SCI DE BOISEAU	Saint-Jean de Boiseau (44640) Z.I. du Landas, Rue de la Métairie	N/A	Brake France Service (lease granted to Brake France Service by SCI de Boiseau)

SCI DE GARCELLES	Garcelles-Secqueville (14540) Lotissement artisanal, Route de Falaise	N/A	Brake France Service (lease granted to Brake France Service by SCI de Garcelles)

RAULT VENDOME	Saint-Firmin-des-Prés (41100), ZI de la Garenne (section ZC, N°312)	N/A	Brake France Service (lease granted to Brake France Service by Rault Vendome)

SCI Bianchi Montegut	Montegut- Auch (32) Lieudit “Baylac” (parcel B 484, 487, 594 to 602)	N/A	Brake France Service (lease granted to Brake France Service by SCI Bianchi Montegut)

Brake France Service	Souillac (46) Route de Martel	N/A

Brake France Service

A long term lease of this property has been granted by Brake France Service in favour of a third party (CANOPY APOLLO) commencing 20 March 2012 for the installation on photovoltaic panels on roofs.

Brake France Service	Montmoreau St Cybard (16) 7 Rue du Bujateau (parcel AC, n° 90-91-12-92 and 140)	N/A	Brake France Service

Brake France Service	Serres-Castet (64) Chemin de Pau (parcel AS N°151)	N/A	Brake France Service

Brake France Service	La Brède (33) Z.I. de l’Arnahurt (parcel D n° 1014, 1514, 1522, 1516 and 1519, lieudit “la sauque”)	N/A	Brake France Service

Brake France Service	Corbas (69) 16/18 Avenue Montmartin (parcel AS 27 and AS 26)	N/A	Brake France Service

Brake France Service (formalities re the transfer of property to Brake France Service following the absorption of SCI DU BARIOZ are to be completed)	Argonay (74) 520 Route de Pringy (parcel AB 469)	N/A	Brake France Service

Brake France Service	Argonay (74) (parcels of land AB 612 and AB 614, Lieudit « Domaine du Barioz »)	N/A	Brake France Service

Brake France Service (formalities re the transfer of property to Brake France Service following the absorption of Figel are in progress)	Argonay (74) (parcels of land AB 501 and AB 614, Lieudit « Domaine du Barioz »)	N/A	Brake France Service

Brake France Service	Kingersheim (68), 4 rue du Commerce (parcel s°23 n°147 / 22 and n° 154/22)	N/A	Brake France Service

Brake France	Jarny (54) Z.I. - Avenue de Nancy (parcel AT 58)	N/A	Brake France Service (lease granted to Brake France Service by Brake France)

Brake France	Yssingeaux (43) Z.A. de Verchères (parcels AB 563 and AB 556)	N/A	Brake France Service (lease granted to Brake France Service by Brake France)

SCI Le Dauphin	Château-Arnoux (04) ZA -Rue Louise Michel (parcels AL 756, 757, 758)	N/A	Brake France Service (lease granted to Brake France Service by SCI le Dauphin)

Brake France Service	Beziers (34) Z.I. - Rue Jean-Baptiste Perrin (parcel IP n° 42, 91, 92)	N/A

Brake France Service

A long term lease on this property has been granted by Brake France Service in favour of a third party (CANOPY APOLLO) commencing 20 March 2012 for the installation on photovoltaic panels on roofs.

Brake France Service	Pierrelatte (26) Z.I. de Faveyrolles (parcel W n° 1453, 1454, 1458, 1459, 1464, 1466, 1469, lieu-dit “le claux”)	N/A	Brake France Service

Brake France Service	Mouans Sartoux (06) Z.I. de l’Argile - 460 Avenue de la Quièra (parcel A n° 1802)	N/A	Brake France Service

Davigel SAS	ZI de Douxmesnil - 76550 OFFRANVILLE	N/A	Davigel SAS

Davigel SAS	6, rte de Montmoreau - 16300 BARBEZIEUX	N/A	Davigel SAS

Davigel SAS	ZI de Kerguilloten - 56920 NOYAL PONTIVY	N/A	Davigel SAS

Davigel SAS	ZI de Kerguilloten - 56920 NOYAL PONTIVY	N/A	Davigel SAS

Davigel SAS	ZI Louis Delaporte - 76370 MARTIN EGLISE	N/A	Davigel SAS

Davigel SAS	Zone industrielle - 14650 CARPIQUET	N/A	Davigel SAS

Davigel SAS	Rue du Clos des Mares - 50290 BREHAL	N/A	Davigel SAS

Davigel SAS	41-43, rue du Commerce - 51350 CORMONTREUIL	N/A	Davigel SAS

Davigel SAS	ZI de la Rougearié-AUSSILLOn - 81205 MAZAMET	N/A	Davigel SAS

Davigel SAS	Route de Paris - Nationale 7 - 58461 VARENNES -VAUZELLES	N/A	Davigel SAS

Davigel SAS	51bis, av de Blossac - 79400 ST MAIXENT L ECOLE	N/A	Davigel SAS

Davigel SAS	19, bd Alsace Lorraine - 03300 CUSSET	N/A	Davigel SAS

Davigel SAS	Allée du Moura - ZA de la Négresse - 64200 BIARRITZ	N/A	Davigel SAS

Davigel SAS	Rue des Sauniers - ZA de Bel Aire - 12000 RODEZ	N/A	Davigel SAS

Davigel SAS	Rue Blondel-ZI de l’Arnouzette - 11000 CARCASSONNE	N/A	Davigel SAS

Davigel SAS	ZI de la Verdière - 13880 VELAUX	N/A	Davigel SAS

Davigel SAS	20, avenue de Montmartin-69960 CORBAS	N/A	Davigel SAS

Davigel SAS	ZA du Grand Chemin - 33370 YVRAC	N/A	Davigel SAS

Davigel SAS	Lieu dit ‘La Couture’ - rue de la Paix - 60330 LAGNY LE SEC	N/A	Davigel SAS

Davigel SAS	58, Avenue de la Villette Fleurs 387 94637 M.I.N. Rungis Cedex	N/A	Davigel SAS

Davigel SAS	ZI Louis Delaporte - 76370 MARTIN EGLISE	N/A	Davigel SAS

SPAIN

Davigel España, S.A.	Property nº 47287 located in Urbanización Industrial el Goro, (Las Palmas).	Property Registry of Las Palmas. Volume: 1505 Book: 579 Page: 83.	Duwison Guitian, S.L. Note: Duwison Guitan, S.L. is entitled to purchase the property by virtue of the purchase option and lease agreement dated 1 August 2014.

Davigel España, S.A.	Property nº 46032 located in Calle Asima S/N (Palma de Mallorca).	Property Registry of Palma de Mallorca. Volume: 1101 Book: 757 Page: 197.	Davigel España, S.A.

Davigel España, S.A.	Property nº 46036 located in Calle Asima S/N (Palma de Mallorca).	Property Registry of Palma de Mallorca. Volume: 1101 Book: 757 Page: 201.	Davigel España, S.A.

Davigel España, S.A.	Property nº 51273 located in Calle Asima Módulo I (Palma de Mallorca).	Property Registry of Palma de Mallorca. Volume: 1533 Book: 878 Page: 34.	Davigel España, S.A.

Davigel España, S.A.	Property nº 43843 located in Avenida Gran Via S/N (Palma de Mallorca).	Property Registry of Palma de Mallorca. Volume: 1066 Book: 731 Page: 214.	Davigel España, S.A.

Davigel España, S.A.	Property nº 43847 located in Avenida Gran Via S/N (Palma de Mallorca).	Property Registry of Palma de Mallorca. Volume: 1066 Book: 731 Page: 216.	Davigel España, S.A.

Davigel España, S.A.	Property nº 43851 located in Avenida Gran Via S/N (Palma de Mallorca).	Property Registry of Palma de Mallorca. Volume: 1066 Book: 731 Page: 220.	Davigel España, S.A.

Davigel España, S.A.	Property nº 43855 located in Avenida Gran Via S/N (Palma de Mallorca).	Property Registry of Palma de Mallorca. Volume: 1066 Book: 731 Page: 224.	Davigel España, S.A.

Davigel España, S.A.	Property nº 43859 located in Avenida Gran Via S/N (Palma de Mallorca).	Property Registry of Palma de Mallorca. Volume: 1066 Book: 731 Page: 228.	Davigel España, S.A.

Davigel España, S.A.	Property nº 43863 located in Avenida Gran Via S/N (Palma de Mallorca).	Property Registry of Palma de Mallorca. Volume: 1066 Book: 731 Page: 232.	Davigel España, S.A.

Davigel España, S.A.	Property nº 45873 located in Calle Asima S/N (Palma de Mallorca).	Property Registry of Palma de Mallorca. Volume: 1099 Book: 755 Page: 139.	Davigel España, S.A.

Davigel España, S.A.	Property nº 45877 located in Calle Asima S/N (Palma de Mallorca).	Property Registry of Palma de Mallorca. Volume: 1099 Book: 755 Page: 143.	Davigel España, S.A.

Davigel España, S.A.	Property nº 45881 located in Calle Asima S/N (Palma de Mallorca).	Property Registry of Palma de Mallorca. Volume: 1099 Book: 755 Page: 147.	Davigel España, S.A.

Part 3

Sub-leases granted by the Group

(1)	(2)	(3)	(4)		(5)
Document	Current Occupier	Date	Parties to Sub-Lease		Demised Premises

Sub-Lease	Whistlk UK Limited	15 May 2015	1) 2)	BBL Whistlk UK Limited	Tannochside Drive, Tannochside Business Park, Uddingston, Glasgow G71 5PD

Sub-Lease	Rygor Commercials Limited	05 June 2014	1) 2)	Rygor Commercials Limited BBL	Palmer Road, A1 Triangle, Gonerby Moor, Grantham, Lincs, NG32 2BW

Sub-Lease	Rygor Commercials Limited	15 May 2015	1) 2)	Rygor Commercials Limited BBL	Flex Meadow, Pinnacles West, Harlow, CM19 5TJ.

Sub-Lease	Rygor Commercials Limited	31 January 2013	1) 2)	Rygor Commercials Limited BBL	Bennet Road, Isleport Business Park, Highbridge, Somerset, TA9 4PW

Sub-Lease	Fish Brothers	06 November 2013	1)	BBL	Westmead Industrial Estate, Westlea Down, Swindon, SN5 7YT
			2)	Fish Brothers Property Investment LLP

Sub-Lease	CG Développement	1 October 2011	1) 2)	Brake France Service CG Développement	Thonon les bains (74), 144 bd de la Corniche

Schedule 7

Intellectual Property

Part 1

Trademarks

Trademark Name	Registreringsnummer	Ansökningsdatum	Registreringsdatum	Typ	Proprietor

La Boulangerie din bagerispecialist	502140	26 August 2011	2 December 2011	Figurativt	Menigo

nära dej	381089	6 October 2004	25 May 2006	Figurativt	Menigo

TiME	361941	21 October 2002	4 July 2003	Figurativt	Menigo

nära dej	152606	11 March 1975	5 September 1975	Figurativt	Menigo

Nära dej	150407	15 October 1974	14 February 1975	Figurativt	Menigo

SALUHALLEN	394308	4 October 2007	29 February 2008	Ord	Menigo

AKTIVERA	393463	4 October 2007	4 January 2008	Ord	Menigo

IT’S COOKING	393590	4 October 2007	11 January 2008	Ord	Menigo

TIME	181169	22 October 1981	23 April 1982	Ord	Menigo

Skå - Från Skånska Gårdar Frukservice	410606	26 January 2010	23 April 2010	Ord	Menigo

Trademark Name	Registration No. & Class	Filing Date	Date of entry in register	Renewal Date	Status	Proprietor

EQUIPE	2553218 Class 39	19 July 2010	29 October 2010	19 July 2020	Registered	Fresh Direct (UK) Ltd

Roots Local	2553220 Class 39	19 July 2010	29 October 2010	19 July 2020	Registered	Fresh Direct (UK) Ltd

IDELIVER	2616647 Class 35	4 April 2012	27 July 2012	4 April 2022	Registered	Fresh Direct (UK) Ltd

CHIGLOO	2616648 Class 11	4 April 2012	17 August 2012	4 April 2022	Registered	Fresh Direct (UK) Ltd

‘Buy-Local.net’ logo	2437229 Class 35 & 39	31 October 2006	3 August 2007	31 October 2016	Registered	Roots Foodmarkets Limited

FRESH DIRECT	2567568 Class 35	21 December 2010	2 September 2011	21 December 2020	Registered	Fresh Holdings Ltd

Trademark Name	Image	Registration No. & Class	Filing Date	Date of entry in register	Renewal Date	Status	Proprietor
Fresh Direct logo		2482441 Class 29, 31 & 39	20 March 2008	22 April 2011	20 March 2018	Reg.	Fresh Holdings Ltd

Fresh Direct Local logo	2482442 Class 29, 31 & 39	20 March 2008	20 May 2011	20 March 2018	Reg	Fresh Holdings Ltd

Fresh Direct Local logo	2502011 Class 29, 31 & 39	10 November 2008			Withdrawn	Fresh Holdings Ltd

Fresh Direct logo	2502012 Class 29, 31 & 39	10 November 2008	25 February 2011	10 November 2018	Reg	Fresh Holdings Ltd

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
EM	European Community		16-Dec-2013		Pending	Brake Bros Limited

			12434007		Advertised	B005902/38

AT THE HEART OF YOUR MENU

Class: 11, 16, 21, 29, 30, 32, 35, 39, 43

Goods:

Cooking apparatus; catering equipment, apparatus and appliances; parts and fittings for the aforesaid goods.

Printed matter and publications; cardboard and cardboard articles; books, periodicals, posters, photographs and prints, poster place mats; stationery; cards; pens, pencils; stickers; menus.

Household or kitchen utensils and containers; glassware, porcelain and earthenware not included in other classes.

Meat; meat products; fish, poultry and game; ambient, frozen and chilled food products made from meat, fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; milk based desserts.

Breads, bread rolls, croissants, bagels, ciabattas, crumpets, scones, baguettes, naan breads, pitta breads, rice; pasta, pasta products; snack foods; prepared meals; dumplings; sauces; pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; ice creams; sorbet; chocolate beverages with milk; coffee; tea; artificial coffee; coffee, tea, chocolate and cocoa based drinks; dessert products.

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Wholesale retail services connected with the sale of meat, meat products, fish, poultry, game, ambient, frozen and chilled food products made from meat, fish, poultry or game, prepared meals, fruits and vegetables, all being preserved, dried, cooked or frozen, vegetarian prepared meals, potato chips, eggs, dessert products, milk based desserts, breads, bread rolls, croissants, bagels, ciabattas, crumpets, scones, baguettes, naan breads, pitta breads, rice, pasta, pasta products, snack foods, prepared meals, dumplings, sauces, pastries, cakes and pastry mixes, confectionery, frozen confectionery, ices and sweets, puddings, ice creams, sorbet, chocolate beverages with milk, coffee, tea, artificial coffee, coffee, tea, chocolate and cocoa based drinks, beers, mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices, syrups and other preparations for making beverages, cooking apparatus, catering equipment, apparatus and appliances food, drink and catering equipment, parts and fittings of cooking apparatus, catering equipment, apparatus and appliances, household or kitchen utensils and containers, glassware, porcelain and earthenware not included in other classes.

Country & Trademark Name	Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
Transportation of goods; package and storage of goods; travel arrangements. Restaurants, cafes, cafeterias, snack bars and coffee bars, coffee shops; preparation of food and drink.

Country & Trademark Name	Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
EM	European Community	20-Sep-2002	20-Sep-2002	Registered	Brake Bros Foodservice Limited

		2861011	2861011		B324675
BAKE ‘N’ BITE LOGO

	Class: 29, 30, 32, 33, 39

Goods:

Meat; meat products; fish, poultry and game; ambient frozen and chilled foods products made from meat; fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried; cooked or frozen; vegetarian prepared meals; potato chips; eggs; dessert products; but not including edible oils or edible fats or any goods similar to edible oils or edible fats.

Rice; pasta, pasta products; snack foods; prepared meals; dumplings; sauces; pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; milk based desserts, ice creams; sorbet; breads, bread rolls, croissants, bagels, ciabattas, crumpets, scories, baguettes, naan breads, pitta breads.

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Alcoholic beverages (except beers).

Transportation of goods; package and storage of goods; travel arrangements.

Country & Trademark Name	Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
EM	European Community	01-Apr-1996	01-Apr-1996	Registered	Brake Bros Limited

		207431	207431		B813-027

BRAKE

	Class: 29, 30, 32

Goods:

Class 29: Meat, meat products; fish; poultry and game; frozen and chilled food products made from meat, fish, poultry or game; prepared meals; fruit and vegetables all being preserved, dried, cooked or frozen; vegetarian prepared meals; eggs; milk based desserts. Class 30: Rice, pasta; pasta products, snack foods; prepared meals, dumplings, sauces, pastries, cakes and pastry mixes; potato chips; confectionery; ices and sweets; puddings; dessert products; icecreams; sorbet. Class 32: Non-alcoholic drinks.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
EM	European Community	09-May-2014	16-Dec-2013	16-Dec-2023	Registered	Brake Bros Limited

		12433637	12433637	207431		B005902/37

brakes PROFESSIONAL FOOD MARKET & logo

		Class: 11, 16, 21, 29, 30, 32, 35, 39, 43

Goods:

Cooking apparatus; catering equipment, apparatus and appliances; parts and fittings for the aforesaid goods.

Printed matter and publications; cardboard and cardboard articles; books, periodicals, posters, photographs and prints, poster place mats; stationery; cards; pens, pencils; stickers; menus.

Household or kitchen utensils and containers; glassware, porcelain and earthenware not included in other classes.

Meat; meat products; fish, poultry and game; ambient, frozen and chilled food products made from meat, fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; milk based desserts.

Breads, bread rolls, croissants, bagels, ciabattas, crumpets, scones, baguettes, naan breads, pitta breads, rice; pasta, pasta products; snack foods; prepared meals; dumplings; sauces; pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; ice creams; sorbet; chocolate beverages with milk; coffee; tea; artificial coffee; coffee, tea, chocolate and cocoa based drinks; dessert products.

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Wholesale retail services connected with the sale of meat, meat products, fish, poultry, game, ambient, frozen and chilled food products made from meat, fish, poultry or game, prepared meals, fruits and vegetables, all being preserved, dried, cooked or frozen, vegetarian prepared meals, potato chips, eggs, dessert products, milk based desserts, breads, bread rolls, croissants, bagels, ciabattas, crumpets, scones, baguettes, naan breads, pitta breads, rice, pasta, pasta products, snack foods, prepared meals, dumplings, sauces, pastries, cakes and pastry mixes, confectionery, frozen confectionery, ices and sweets, puddings, ice creams, sorbet, chocolate beverages with milk, coffee, tea, artificial coffee, coffee, tea, chocolate and cocoa based drinks, beers, mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices, syrups and other preparations for making beverages, cooking apparatus, catering equipment, apparatus and appliances food, drink and catering

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor

equipment, parts and fittings of cooking apparatus, catering equipment, apparatus and appliances, household or kitchen utensils and containers, glassware, porcelain and earthenware not included in other classes.

Transportation of goods; package and storage of goods; travel arrangements.

Restaurants, cafes, cafeterias, snack bars and coffee bars, coffee shops; preparation of food and drink.

EM	European Community	01-Apr-1996	01-Apr-1996	01-Apr-1996	Registered	Brake Bros Limited

		207407	207407			B813-026
CHEFS HEAD LOGO

		Class: 29, 30, 32

Goods:

Meat, meat products; fish; poultry and game; frozen and chilled food products made from meat, fish, poultry or game; prepared meals; fruit and vegetables all being preserved, dried, cooked or frozen; vegetarian prepared meals; eggs; milk based desserts. Class 30: Rice, pasta; pasta products, snack foods; prepared meals, dumplings, sauces, pastries, cakes and pastry mixes; potato chips; confectionery; ices and sweets; puddings; dessert products; icecreams; sorbet. Class 32: Non-alcoholic drinks

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
EM	European Community	29-Jan-2014	18-Jun-2013	18-Jun-2023	Registered	Brake Bros Limited

		11910759	11910759	207431		B005902/30

POGO’S POTS ON THE GO & logo

		Class: 29, 30

Goods:

Meat; meat products; fish; poultry and game; dairy products and vegetables, all being preserved, dried, cooked or frozen; frozen and/or chilled food products made from meat, fish poultry or game; dairy products and vegetables (all being preserved, dried, cooked or frozen), prepared meals; vegetarian prepared meals; snack foods, milk products; eggs.

Coffee, tea, cocoa, sugar; rice; flour and preparations made from cereals; pastry and confectionary; sandwiches and wraps; bakery products; prepared meals and snack foods; pasta and pasta products; bread; bread rolls; buns; condiments; sauces; relish; snack foods.

EM	European Community	16-May-2003	16-May-2003	16-May-2023	Registered	Brake Bros Limited

		3170991	3170991			B813-025/31

PRIORY FALLS

		Class: 32

		Goods: Flavoured water; unflavoured water; soft drinks; juices

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
EM	European Community	22-Jun-2009	20-Nov-2008	20-Nov-2018	Registered	Brake Bros Limited

		7410434	7410434			B005902/7

TREEBARK

		Class: 30

		Goods: Bread and bread products; pastries, cakes, pastry mixes; confectionery; ices and sweets; puddings; dessert products; biscuits

EM	European Community	18-Mar-2002	18-Mar-2002	18-Mar-2002	Registered	Brake Bros Limited

		2621563	2621563			B318502

TWIN CHEFS LOGO

		Class: 29k, 30, 33, 43

Goods:

Meat; meat products; fish, poultry and game; frozen and/or chilled food products made from meat, fish poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; milk based deserts.

Rice, pasta; pasta products, snack foods, prepared meals, dumplings; sauces, pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; dessert products; ice creams; sorbet.

Alcoholic beverages including wines, spirits and liqueurs; cider and perry.

Restaurant services; self-service restaurant services; cafeteria services; catering services; food and drink preparation; wine bar services; cocktail bar services; snack bar services; canteen services.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
FR	France	18-Aug-2003	18-Aug-2003	18-Aug-2023	Registered	Brake Bros Limited

		043330736	043330736			B338930/a

ARRIBA

		Class: 30, 32, 43

Goods:

Beans whole and ground coffee, coffee and espresso-based drinks and coffee and / or espresso coffee ready to drink iced coffee and sweets and confectionery coffee cream; tea, cocoa, spices powder, flavored syrups , baked goods, including muffins, scones, cookies, biscuits, pastries, cakes and breads, and pre-mixed preparations to achieve, chocolate and confectionery, muesli.

Non-alcoholic beverages and soft coffee-based drinks, flavored syrups with coffee to prepare drinks, bottled water coffee flavored, carbonated water, mineral water, juices, soft drinks and fruit juices and sodas, juice and soft drinks.

Services of restaurants, cafes, cafeterias, fast food restaurants and continuous operation [snack bar] and coffee bars, cafes, bars, catering services (food) including preparation of food and beverages.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
FR	France	07-Oct-2002	07-Oct-2002	07-Oct-2022	Registered	Brake Bros Limited

		043330737	043330737			B324904/a

BRAKES

		Class: 16, 29, 30, 32, 34, 39

Goods:

Printed matter and publications; cardboard and articles made of cardboard; books, periodicals, posters, photographs and prints, poster place mats; stationery; cards; pens, pencils; stickers; menus.

Meat; meat products; fish, poultry and game; ambient frozen and chilled foods products made from meat, fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; dessert products; milk based desserts.

Breads, bread rolls, croissants, bagels, ciabattas, crumpets, scones, baguettes, naan breads, pitta breads, rice; pasta, pasta products; snack foods; prepared meals; dumplings; sauces; pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; ice creams; sorbet; chocolate beverages with milk; coffee; tea; artificial coffee; drinks not included in other classes.

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Lighters; matches; smokers’ articles.

Transportation of goods; package and storage of goods; travel arrangements.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
DE	Germany		23-Apr-2014		Pending	Brake Bros Limited

B005902/39

SUB350 (black and white)

Class: 29, 30, 43

Goods:

Meat; meat products; fish; poultry and game; dairy products; fruits and vegetables, all being preserved, dried, cooked or frozen; frozen and/or chilled products made from meat, fish, poultry, game, dairy products or fruits and vegetables (all being preserved, dried, cooked or frozen); prepared meals; vegetarian prepared meals.

Prepared snack foods; prepared meals; flour and preparations made from cereals or from flour; bread, bread products, bakery products; sandwiches and wrap sandwiches; rolls, baguettes, baps, cobs, buns, muffins, pitta bread.

Food and drink preparation; snack bar services; catering services.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
DE	Germany		23-Apr-2014		Pending	Brake Bros Limited

B005902/40

SUB350 (colour)

Class: 29, 30, 43

Goods:

Meat; meat products; fish; poultry and game; dairy products; fruits and vegetables, all being preserved, dried, cooked or frozen; frozen and/or chilled products made from meat, fish, poultry, game, dairy products or fruits and vegetables (all being preserved, dried, cooked or frozen); prepared meals; vegetarian prepared meals.

Prepared snack foods; prepared meals; flour and preparations made from cereals or from flour; bread, bread products, bakery products; sandwiches and wrap sandwiches; rolls, baguettes, baps, cobs, buns, muffins, pitta bread.

Food and drink preparation; snack bar services; catering services.

Country & Trademark Name	Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
WO	Int’l Registration - Madrid	01-Aug-2013		Pending	Brake Bros Limited

		1182250			B005902/34

brakes and logo

Class: 16, 29, 30, 32, 39, 43

Goods:

Printed matter and publications; cardboard and goods made of cardboard; books, periodicals, posters, photographs and prints, paper, textile, vinyl and fabric place mats; stationery; cards; pens, pencils; stickers; printed menus.

Meat; meat products; fish, poultry and game; ambient, frozen and chilled food products made from meat, fish, poultry or game; prepared meals made from meat, fish, poultry, game, meat extract or fruits and vegetables (all being preserved, frozen, dried or cooked); fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals with a vegetable and/or fruit base; potato chips; eggs; dessert made of fruit, dairy, jellies, jams, compotes or edible oils and fans; milk based desserts.

Breads, bread rolls, croissants, bagels, ciabattas, crumpets, scones, baguettes, naan breads, pitta breads, rice; pasta, pasta products; cereal rice and wheat based snack foods; prepared meals made from noodles, rice and pasta; dumplings; sauces; pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; ice creams; sorbet (ice and mixes); chocolate beverages with milk; coffee; tea; artificial coffee; chocolate, cocoa, coffee and tea based beverages not included in other classes.

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Transportation of goods; package and storage of goods; travel arrangements.

Restaurants, cafes, cafeterias, snack bars and coffee bars, coffee shops; preparation of food and drink.

Country & Trademark Name	Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor

Country & Trademark Name	Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
WO	Int’l Registration – Madrid Ireland	01-Aug-2013		Pending	Brake Bros Limited

		1182250			B005902/34

brakes and logo

Class: 16, 29, 30, 32, 39, 43

Goods:

Printed matter and publications; cardboard and goods made of cardboard; books, periodicals, posters, photographs and prints, paper, textile, vinyl and fabric place mats; stationery; cards; pens, pencils; stickers; printed menus.

Meat; meat products; fish, poultry and game; ambient, frozen and chilled food products made from meat, fish, poultry or game; prepared meals made from meat, fish, poultry, game, meat extract or fruits and vegetables (all being preserved, frozen, dried or cooked); fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals with a vegetable and/or fruit base; potato chips; eggs; dessert made of fruit, dairy, jellies, jams, compotes or edible oils and fans; milk based desserts.

Breads, bread rolls, croissants, bagels, ciabattas, crumpets, scones, baguettes, naan breads, pitta breads, rice; pasta, pasta products; cereal rice and wheat based snack foods; prepared meals made from noodles, rice and pasta; dumplings; sauces; pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; ice creams; sorbet (ice and mixes); chocolate beverages with milk; coffee; tea; artificial coffee; chocolate, cocoa, coffee and tea based beverages not included in other classes.

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Transportation of goods; package and storage of goods; travel arrangements.

Restaurants, cafes, cafeterias, snack bars and coffee bars, coffee shops; preparation of food and drink.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
WO	Int’l Registration – Madrid Ireland	15-Dec-2011	15-Dec-2011	15-Dec-2021	Registered	Brake Bros Limited

		1110233	1110233			B005902/27

HUDSON’S & logo

		Class: 11, 29, 30, 43

Goods:

Cooking apparatus; steamers for heating food products; water baths for heating food products; food warming cabinets.

Meat; meat products; frozen and/or chilled food products made from meat.

Bread, bread rolls, buns; condiments, sauces, relish; cereal based snack foods, rice based snack foods.

Food and drink preparation; snack bar services.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
WO	Int’l Registration – Madrid Ireland	17-Jun-2009	17-Jun-2009	17-Jun-2019	Registered	Brake Bros Limited

		1017154	1017154			B005902/9

SUNBLAZE

		Class: 20, 30, 31

Goods:

Preserved, dried and cooked fruits, vegetables and pulses including tinned fruits, vegetables and pulses; semi-preserved fruits and vegetables including, but not limited to tomatoes, courgettes, peppers, aubergines, artichokes; vegetable purees; jellies, jams, fruit sauces; eggs; butter, cheese; edible oils.

Coffee, tea; couscous; pasta and pasta products; flour and preparations made from cereals; bread, pastry and confectionery; speciality breads; honey; salt, mustard; vinegar, sauces (condiments); spices; ice.

Fruits and vegetables; seeds; nuts; fresh pulses; malt.

WO	Int’l Registration – Madrid Ireland	13-Feb-2010	13-Feb-2010	13-Feb-2020	Registered	Brake Bros Limited

		1035861	1035861			B005902/15

THE GREAT BRITISH ICE CREAM CO. and logo

		Class: 30

		Goods: Ice creams, sorbets, ices, puddings, frozen confectionery

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
WO	Int’l Registration – Madrid Switzerland	13-Feb-2003	13-Feb-2003	13-Feb-2023	Registered	Brake Bros Limited

		800173	800173			B329652

TWIN CHEFS LOGO

		Class: 20, 30, 39

Goods:

Meat; meat products; fish; poultry and game; frozen and/or chilled food products made from meat, fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; milk based desserts.

Rice, pasta; pasta products, snack foods, prepared meals, dumplings; sauces, pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; dessert products; ice creams; sorbet.

Transportation of goods; package and storage of goods; travel arrangements.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
IE	Ireland	18-Aug-2003		18-Aug-2023	Registered	Brake Bros Limited

		233457	2003/02456			B338930/c

ARRIBA

Class: 30, 32, 43

Goods:

Ground and whole bean coffee, coffee and expresso beverages and beverages made with a base of coffee and/or espresso, ready to drink coffee, coffee ice cream and coffee based candy and confections; tea, cocoa, powered flavourings, flavouring syrups, baked goods, including muffins, scones, biscuits, cookies pastries, cakes and breads, and ready-to-make mixes of the same; chocolate and confectionery items, granola.

Coffee based, non-alcoholic drinks and soft drinks, coffee based flavouring syrups, made for making beverages, coffee flavoured bottled waters, sparkling waters, mineral waters, fruit juices, sparkling fruit and juice based beverages and soda beverages, juices and soft drinks.

Restaurants, cafes, cafeterias, snack bars and coffee bars, coffee shops; preparation of food and drink.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
IE	Ireland	30-Sep-2004	30-Sep-2004	29-Sep-2014	Registered	Brake Bros Limited

		230508	2004/02072			B349565

BAKE & BITE LOGO (Series of 2)

Class: 29, 30, 43

Goods:

Class 29: Meat; meat products; fish; poultry and game; frozen and/or chilled food products made from meat, fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; milk based desserts. Class 30: Rice, pasta; pasta products, snack foods, prepared meals, dumplings; sauces, pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; dessert products; ice creams; sorbet. Class 43: Restaurant services; self-service restaurant services; cafeteria services; catering services; food and drink preparation; wine bar services; cocktail bar services; snack bar services; canteen services.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
IE	Ireland	13-Feb-2009	13-Feb-2009	12-Feb-2019	Registered	Brake Bros Foodservice Limited

		242936	2009/02043			B005902/13

BOSTON’S & logo

Class: 29, 30, 43

Goods:

Meat, meat products; fish; poultry and game; frozen and/or chilled food products made from meat, fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; milk based deserts.

Ground and whole bean coffee, coffee and espresso beverages and beverages made with a base of coffee and/or espresso, ready to drink coffee, tea, cocoa, powdered flavourings, flavouring syrups, baked goods, including muffins. scones, biscuits, cookies, pastries, cakes and breads, and ready-to-make mixes of the same, chocolate and confectionery items, granola, snack foods, prepared meals, ices and sweets, puddings, dessert products, ice-creams, sorbets, donuts, bread.

Restaurants, cafes, cafeterias, snack bars and coffee bars, coffee shops; preparation of food and drink.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
IE	Ireland	06-Oct-2002	06-Oct-2002	06-Oct-2002	Registered	Brake Bros Limited

		231688	2002/02630			B324904/b

BRAKES

Class: 16, 29, 30, 32, 34, 39

insert logo

Goods:

Printed matter and publications; cardboard and articles made of cardboard; books, periodicals, posters, photographs and prints, poster place mats; stationery; cards; pens, pencils; stickers; menus.

Meat; meat products; fish, poultry and game; ambient frozen and chilled foods products made from meat, fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; dessert products.

Breads, bread rolls, croissants, bagels, ciabattas, crumpets, scones, baguettes, naan breads, pitta breads, rice; pasta, pasta products; snack foods; prepared meals; dumplings; sauces; pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; milk based desserts, ice creams; sorbet; chocolate beverages with milk; coffee; tea; artificial coffee; drinks not included in other classes.

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Lighters; matches; smokers’ articles.

Transportation of goods; package and storage of goods; travel arrangements.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
IE	Ireland	10-Aug-2010	10-Aug-2010	09-Aug-2020	Registered	Brake Bros Limited

brakes Ireland (series of 2)		244165	2010/01432			B005902/20

		Class: 16, 29, 30, 32, 39, 43

Goods:

Printed matter and publications; cardboard and articles made of cardboard; books, periodicals, posters, photographs and prints, poster place mats; stationery; cards; pens, pencils; stickers; menus.

Meat, meat products; fish, fish products, seafood; poultry and game; ambient, frozen and chilled food products made from meat, fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potatoes, potato products; tofu; eggs; dessert products; soups and preparations for making soup; dairy products, milk and milk products, cream, butter, cheese; oils and fats; pickles; fruit sauces; jams, marmalades, preserves; yoghurt and yoghurt products; imitation cream, coffee whiteners; oil based dressings for seafoods and salads; Bombay mix, nuts.

Breads, bread rolls, croissants, bagels, ciabattas, crumpets, scones, baguettes, naan breads, pitta breads; rice; couscous; pasta, pasta products; pasties, pies, quiches; snack foods; preparations made from corn; prawn crackers, popcorn, pretzels, corn chips, tortilla chips, cassava chips; prepared meals; dumplings; sauces; honey; salt, mustard; vinegar, sauces (condiments); baked goods, namely muffins, scones, cookies, buns and pastries; cheesecakes; gateaux, cakes, sponges; pies, tarts, sweetmeats; cake and pastry mixes; granola; biscuits; confectionery; frozen confectionery; ices and sweets; puddings; ice creams; sorbet; chocolate beverages with milk; ground and whole bean coffee, coffee and expresso beverages; artificial coffee; tea; cocoa; drinks not included in other classes.

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; flavoured water; unflavoured water; syrups and other preparations for making beverages.

Transportation of goods; packaging and storage of goods; travel arrangements.

Restaurant services; self-service restaurant services; cafeteria services; catering services; food and drink preparation; wine bar services; cocktail bar services; snack bar and coffee bar services; coffee shops; canteen services.

IE	Ireland	13-Nov-1996	13-Nov-2016	Registered	Brake Bros Limited

ORCHARD FARM		203465			B813-025/20

	Class: 29, 30, 31

insert logo

Goods:

Class 29: Meat, fish, poultry and game; meat extract; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats; salad dressings; preserves. Class 30: Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking powder; salt, mustard; vinegar, sauces (except salad dressing); spices; ice, ice creams and frozen confections. Class 31: Agricultural, horticultural and forestry products and grains not included in other classes; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
IE	Ireland	28-Feb-2011	28-Feb-2011	27-Feb-2021	Registered	Brake Bros Limited

PASTA PRONTO & logo (series of 2) (new)		245183	2011/00367			B005902/24

	Class: 29, 30

Goods:

Meat; meat products; fish; poultry and game; dairy products; fruits and vegetables, all being preserved, dried, cooked or frozen; frozen and/or chilled products made from meat, fish, poultry, game, dairy products or fruits and vegetables (all being preserved, dried, cooked or frozen); prepared meals included in Class 29; vegetarian prepared meals.

Pasta; pasta products; snack foods included in Class 30; prepared meals included in Class 30; sauces for pasta.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
SW	Sweden	07-Jan-2011	07-Oct-2010	07-Jan-2021	Registered	Brake Bros Limited

brakes fresh ideas (stylized)		415328	2010/08013			B005902/22

		Class: 16, 29, 30, 32, 39, 43

insert logo

Goods:

Printed matter and publications; cardboard and articles made of cardboard; books, periodicals, posters, photographs and prints, poster place mats; stationery; cards; pens, pencils; stickers; menus.

Meat, meat products; fish, fish products, seafood; poultry and game; ambient, frozen and chilled food products made from meat, fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potatoes, potato products; tofu; eggs; dessert products; soups and preparations for making soup; dairy products, milk and milk products, cream, butter, cheese; oils and fats; pickles; fruit sauces; jams, marmalades, preserves; yoghurt and yoghurt products; imitation cream, coffee whiteners; oil based dressings for seafoods and salads.

Breads, bread rolls, croissants, bagels, ciabattas, crumpets, scones, baguettes, naan breads, pitta breads; rice; couscous; pasta, pasta products; pasties, pies, quiches; snack foods; preparations made from corn; Bombay mix, nuts, prawn crackers, popcorn, pretzels, corn chips, tortilla chips, cassava chips; prepared meals; dumplings; sauces; honey; salt, mustard; vinegar, sauces (condiments); baked goods, including muffins, scones, cookies, pastries; cheesecakes; gateaux, cakes, sponges; pies, tarts, sweetmeats; cake and pastry mixes; granola; biscuits; confectionery; frozen confectionery; ices and sweets; puddings; ice creams; sorbet; chocolate beverages with milk; ground and whole bean coffee, coffee and expresso beverages; artificial coffee; tea; cocoa; drinks not included in other classes.

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; flavoured water; unflavoured water; syrups and other preparations for making beverages.

Transportation of goods; package and storage of goods; travel arrangements.

Restaurant services; self-service restaurant services; cafeteria services; catering services; food and drink preparation; wine bar services; cocktail bar services; snack bar and coffee bar services; coffee shops; canteen services

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	18-Aug-2003	18-Aug-2003	18-Aug-2023	Registered	Brake Bros Limited

ARRIBA		2384128	2384128			B338930/b

		Class: 30, 32, 43

insert logo

Goods:

Ground and whole bean coffee, coffee and expresso beverages and beverages made with a base of coffee and/or espresso, ready to drink coffee, coffee ice cream and coffee based candy and confections; tea, cocoa, powered flavourings, flavouring syrups, baked goods, including muffins, scones, biscuits, cookies pastries, cakes and breads, and ready-to-make mixes of the same; chocolate and confectionery items, granola.

Coffee based, non-alcoholic drinks and soft drinks, coffee based flavouring syrups, made for making beverages, coffee flavoured bottled waters, sparkling waters, mineral waters, fruit juices, sparkling fruit and juice based beverages and soda beverages, juices and soft drinks.

Restaurants, cafes, cafeterias, snack bars and coffee bars, coffee shops; preparation of food and drink.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	29-Sep-2004	29-Sep-2004	29-Sep-2014	Registered	Brake Bros Foodservice Limited

BAKE & BITE LOGO (Series of 2)		2374309	2374309			B349566

		Class: 29, 30, 43

Goods:

Class 29: Meat; meat products; fish; poultry and game; frozen and/or chilled food products made from meat, fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; milk based desserts. Class 30: Rice, pasta; pasta products, snack foods, prepared meals, dumplings; sauces, pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; dessert products; ice creams; sorbet. Class 43: Restaurant services; self-service restaurant services; cafeteria services; catering services; food and drink preparation; wine bar services; cocktail bar services; snack bar services; canteen services.

GB	United Kingdom	26-Jul-2002	26-Jul-2002	26-Jul-2022	Registered	Brake Bros Limited

BELLISSIMO		2306322	2306322			B005916/d

		Class: 30

insert logo		Goods: Ices, ice cream, ice cream products, water ices and frozen confections; preparations for making ice cream and/or ice cream products and/or water ices and/or frozen confections.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	16-Mar-2010	16-Mar-2010	16-Mar-2020	Registered	Brake Bros Limited

BIRCHSTEAD		2542095	2542095			B005902/16

		Class: 29

insert logo		Goods: Meat, fish, poultry, game; meat extracts; eggs, milk and milk products.

GB	United Kingdom	17-Mar-2010	17-Mar-2010	17-Mar-2020	Registered	Brake Bros Limited

BIRCHSTEAD Mature EXTRA MATURED BEEF & logo (series of 2)		2542122	2542122			B005902/17

		Class: 29

		Goods: Meat, fish, poultry, game; meat extracts; eggs, milk and milk products.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	13-Feb-2009	13-Feb-2009	13-Feb-2019	Registered	Brake Bros Foodservice Limited

BOSTON’S & logo		2532497	2532497			B005902/12

		Class: 29, 30, 43

Goods:

Meat; meat products; fish; poultry and game; frozen and/or chilled food products made from meat, fish poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; milk based desserts.

Ground and whole bean coffee, coffee and expresso beverages and beverages made with a base of coffee and/or espresso, ready to drink coffee, tea, cocoa, powdered flavourings, flavouring syrups, baked goods, including muffins, scones, biscuits, cookies, pastries, cakes and breads, and ready-to-make mixes of the same, chocolate and confectionery items, granola, snack foods, prepared meals, ices and sweets, puddings, dessert products, ice creams, sorbets, donuts, bread.

Restaurants, cafes, cafeterias, snack bars and coffee bars, coffee shops; preparation of food and drink.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	25-Apr-1996	25-Apr-1996	25-Apr-2016	Registered	Brake Bros Limited

BRAKE BROS (SERIES)		2070039	2070039			B813-007

		Class: 29, 30

Goods:

Class 29: Meat; meat products, fish; poultry and game; frozen and chilled food products made from meat, fish poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; eggs; potato chips; milk based desserts. Class 30 Rice, pasta; pasta products, snack foods; prepared meals, dumplings; sauces, pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; dessert products; ice creams; sorbet.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	14-Mar-2002	14-Mar-2002	14-Mar-2022	Registered	Brake Bros Limited

BRAKEFRESH/BRAKE FRESH (series of 2)		2295320	2295320			B318496

		Class: 29, 30, 33, 42

insert logo

Goods:

Meat; meat products; fish; poultry and game; frozen and/or chilled food products made from meat, fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; milk based desserts.

Rice, pasta; pasta products, snack foods, prepared meals, dumplings; sauces, pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; dessert products; ice creams; sorbet.

Alcoholic beverages including wines, spirits and liqueurs; cider and perry.

Restaurant services; self-service restaurant services; cafeteria services; catering services; food and drink preparation; wine bar services; cocktail bar services; snack bar services; canteen services.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	07-Oct-2002	07-Oct-2002	07-Oct-2022	Registered	Brake Bros Limited

BRAKES		2380257	2380257			B324904/3

		Class: 16, 29, 30, 32, 34, 39

insert logo

Goods:

Printed matter and publications; cardboard and articles made of cardboard; books, periodicals, posters, photographs and prints, poster place mats; stationery; cards; pens, pencils; stickers; menus.

Meat; meat products; fish, poultry and game; ambient, frozen and chilled food products made from meat, fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; dessert products; milk based desserts.

Breads, bread rolls, croissants, bagels, ciabattas, crumpets, scones, baguettes, naan breads, pitta breads, rice; pasta, pasta products; snack foods; prepared meals; dumplings; sauces; pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; ice creams; sorbet; chocolate beverages with milk; coffee; tea; artificial coffee; drinks not included in other classes.

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Lighters; matches; smokers’ articles.

Transportation of goods; package and storage of goods; travel arrangements.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	28-Jun-2002	28-Jun-2002	28-Jun-2022	Registered	Brake Bros Limited

		2380257	2380257			B324904/3

BRAKES – QUALITY FOOD FOR CATERERS (series of 2)

		Class: 29, 30, 33, 43

Goods:

Meat; meat products; fish; poultry and game; frozen and/or chilled food products made from meat, fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; milk based desserts.

Rice, pasta; pasta products, snack foods, prepared meals, dumplings; sauces, pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; dessert products; ice creams; sorbet.

Alcoholic beverages including wines, spirits and liqueurs; cider and perry.

Restaurant services; self-services restaurant services; cafeteria services; catering services; food and drink preparation; wine bar services; cocktail bar services; snack bar services; canteen services.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	22-Jul-2013	22-Jul-2013	22-Jul-2023	Registered	Brake Bros Limited

		3014794	3014794			B005902/33
brakes & logo (series of 6)

		Class: 16, 29, 30, 32, 39, 43

Goods:

Printed matter and publications; cardboard and articles made of cardboard; books, periodicals, posters, photographs and prints, poster place mats; stationery; cards; pens, pencils; stickers; menus.

Meat; meat products; fish, poultry and game; ambient, frozen and chilled food products made from meat, fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; dessert products; milk based desserts.

Breads, bread rolls, croissants, bagels, ciabattas, crumpets, scones, baguettes, naan breads, pitta breads, rice; pasta, pasta products; snack foods; prepared meals; dumplings; sauces; pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; ice creams; sorbet; chocolate beverages with milk; coffee; tea; artificial coffee; drinks not included in other classes.

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Transportation of goods; package and storage of goods; travel arrangements.

Restaurants, cafes, cafeterias, snack bars and coffee bars, coffee shops; preparation of food and drink.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	28-Jun-2004	28-Jun-2004	28-Jun-2024	Registered	Brake Bros Limited

		2366846	2366846			B347695

BRAKES FOODSERVICE SOLUTIONS

		Class: 16, 29, 30, 32, 39

insert logo

Goods:

Class 16: Printed matter and publications; books, periodicals, posters, photographs and prints, posters, place mats; stationery; cards; pens, pencils; stickers; menus. Class 29: Meat; meat products; fish, poultry, game; prepared meals; fruits and vegetables all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; dessert products. Class 30: Breads, bread rolls, croissants, bagels, ciabattas, crumpets, scones, baguettes, rice; pasta, pasta products; snack foods; prepared meals, dumplings; sauces; pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; milk based desserts, ice creams; sorbet; chocolate beverages with milk; coffee; tea; artificial coffee; drinks not included in other classes. Class 32: Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages. Class 39: Transportation of goods; packaging and storage of goods.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	29-Jun-2004	29-Jun-2004	29-Jun-2024	Registered	Brake Bros Limited

		2366847	2366847			B347696

BRAKES FOODSERVICE SOLUTIONS (Series of 2)

		Class: 16, 29, 30, 32, 39

Goods:

Class 16: Printed matter and publications; books, periodicals, posters, photographs and prints, posters, place mats; stationery; cards; pens, pencils; stickers; menus. Class 29: Meat; meat products; fish, poultry, game; prepared meals; fruits and vegetables all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; dessert products. Class 30: Breads, bread rolls, croissants, bagels, ciabattas, crumpets, scones, baguettes, rice; pasta, pasta products; snack foods; prepared meals, dumplings; sauces; pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; milk based desserts, ice creams; sorbet; chocolate beverages with milk; coffee; tea; artificial coffee; drinks not included in other classes. Class 32: Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages. Class 39: Transportation of goods; packaging and storage of goods.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	01-Jul-2002	01-Jul-2002	01-Jul-2022	Registered	Brake Bros Limited

		2304171	2304171			B321924

BRAKES FOODZONE – THE GREAT EAT!

		Class: 16, 29, 30, 32, 34, 39

insert logo

Goods:

Printed matter and publications; cardboard and articles made of cardboard; books, periodicals, posters, photographs and prints, poster place mats; stationery; cards; pens, pencils; stickers; menus.

Meat; meat products; fish, poultry and game; ambient frozen and chilled foods products made from meat; fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; dessert products.

Breads, bread rolls, croissants, bagels, ciabattas, crumpets, scones, baguettes, naan breads, pitta breads, rice; pasta, pasta products; snack foods; prepared meals; dumplings; sauces; pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; milk based desserts, ice creams; sorbet; chocolate beverages with milk; coffee; tea; artificial coffee; drinks not included in other classes.

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Lighters; matches; smokers’ articles.

Transportation of goods; package and storage of goods; travel arrangements.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	20-Jan-2007	20-Jan-2007	20-Jan-2017	Registered	Brake Bros Limited

		2444220	2444220			B005902/2

brakes fresh ideas (stylized) (series of 3)

		Class: 29, 30, 39

Goods:

Class 29: Meat; meat products; fish and fish products; prepared meals containing fish; poultry and game; frozen and/or chilled food products made from meat, fish, poultry or game; prepared meals; fruit and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; milk based desserts. Class 30: Rice, pasta; pasta products, snack foods, prepared meals, dumplings; sauces, pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; dessert products; ice creams; sorbet. Class 39: Transportation of goods; package and storage of goods; travel arrangements.

GB	United Kingdom	22-Sep-2008	22-Sep-2008	22-Sep-2018	Registered	Brake Bros Limited

		2498270	2498270			B005l02/6

CAFE COLLECTION & logo (series of 2)

		Class: 29, 30

Goods:

Prepared meals; fruits all being preserved, dried, cooked or frozen; vegetarian prepared meals; ‘potato chips; milk based desserts.

Snack foods, prepared meals, pastries, cakes. pastry mixes, confectionery; frozen confectionery; ices and sweets, puddings, dessert products, ice creams, sorbets; biscuits.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	08-Nov-2001	08-Nov-2000	08-Nov-2020	Registered	Brake Bros Limited

		2251924	2251924			B813-025/28

CAMPBELL & NEILL SEAFOOD SPECIALIST & LOGO

		Class: 29, 31

		Goods: Fish. Live crustaceans.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	10-Oct-1996	10-Oct-1996	10-Oct-2016	Registered	Brake Bros Limited

		2112465	2112465			B813-025/13

CATERCARE & logo
		Class: 03, 05, 16, 21

Goods:

Class 3: Cleaning, polishing and bleaching preparations; bleaches, washing up liquids, detergent sanitisers, multi-purpose cleaners, oven cleaners, cleaning and rinsing preparations for dish washers, descalers, dishwasher detergents, bactericidal detergents, detergents, detergent sanitising powder, degreasant powder, degreasant cleaner, oven cleaner, stain and tannin remover, bactericidal cleaning sprays, soaps, glass cleaning preparations, toilet cleaning preparations. Class 5: Sanitary preparations and disinfectants, sterilising preparations, bactericidal detergents, bactericidal preparations, sanitising preparations, biocidal soaps, bactericidal cleaning sprays, air freshening preparations. Class 16: Bags and boxes, plastic materials for packaging, catering foil, plastic film, greaseproof paper, refuse sacks, bin liners, paper towels, toilet paper. Class 21: Small domestic utensils and containers, household or kitchen utensils and containers, soap dispensers, containers for soap, detergents, disinfectant and sanitising preparations, spray containers, rubber gloves, sponges, cleaning cloths, scourers, brushes.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	29-Nov-1996	29-Nov-1996	29-Nov-2016	Registered	Brake Bros Limited

		2117098	2117098			B813-025/23

CEARNS & BROWN

		Class: 03, 11, 29, 30, 32, 33, 39

Goods:

Class 3: Cleaning preparations; laundry preparations; toiletries; soaps; perfumery; cosmetics; preparations for the hair; dentrifices. Class 11: Catering equipment; kitchen equipment; apparatus for cooking and refrigerating. Class 29: M eat, fish, poultry and game; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats. Class 30: Bread; pastry and confectionery, cereals, flour; coffee, artifical coffee, tea, cocoa; sugar; rice, tapioca, sago; ices; honey, treacle; yeast, baking powder; salt, mustard; vinegar, sauces (condiments); spices; ice. Class 32: Beers, soft drinks, canned drinks; mineral and aerated water and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages. Class 33: Wines; alcoholic beverages. Class 39: Delivery and distribution of food and other goods; transportation of food and other goods; packaging and storage of goods.

GB	United Kingdom	14-Dec-2007	14-Dec-2007	14-Dec-2017	Registered	Brake Bros Limited

		2474983	2474983			B813-025/23

Chef device

		Class: 29

		Goods: Meat, game, poultry.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	15-Feb-2001	15-Feb-2001	15-Feb-2021	Registered	Brake Bros Limited

		2261404	2261404			B309133

COOL MINT FLING

		Class: 30

Goods:

Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice; not including biscuits.

GB	United Kingdom	01-Feb-1983	01-Feb-1983	01-Feb-2024	Registered	Brake Bros Limited

		1189690	1189690			B318497/1

COUNTRY CHOICE

		Class: 30

		Goods: Bread, biscuits (other than biscuits for animals), cakes, pastry, flour confectionery and bakery products (for food).

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	29-Feb-1992	29-Feb-1992	01-Mar-2019	Registered	Brake Bros Foodservice Limited

		1492472	1492472			C641-003

COUNTRY CHOICE FOODS and baker device

		Class: 30

		Goods: Preparations made from cereals; bread, pastry and flour confectionery, all being frozen; al l included in Class 30.

GB	United Kingdom	03-Feb-1996	03-Feb-1996	03-Feb-2016	Registered	Brake Bros Foodservice Limited

		2055606	2055606			C641-007

COUNTRY CHOICE LOGO

		Class: 30

		Goods: Preparations made from cereals; bread, pastry and flour; confectionery; all made for freezing.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	14-Mar-2002	14-Mar-2002	14-Mar-2022	Registered	Brake Bros Foodservice Limited

		2295318	2295318			B318497

COUNTRY CHOICE/COUNTRY CHOICE (series of 2)

		Class: 29, 30, 43

Goods:

Meat; meat products; but not including pork, bacon or gammon; fish; poultry and game; frozen and/or chilled food products made from meat, fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; milk based desserts.

Rice, pasta; pasta products, snack foods, prepared meals, dumplings; sauces, pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; dessert products; ice creams; sorbets.

Self-service restaurant services; cafeteria services; catering services; food and drink preparation; snack bar services; canteen services; food and drink preparation; snack bar services; canteen services; none relating to the preparation or provision of alcoholic beverages.

GB	United Kingdom	22-Jul-1996	22-Jul-1996	22-Jul-2016	Registered	Brake Bros Limited

		2105768	2105768			B005915/1

CUISINE FOODSERVICE

		Class: 39

		Goods: Delivery, packaging and storage, all of goods; distribution services.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	23-Apr-1996	23-Apr-1996	23-Apr-2016	Registered	Brake Bros Limited

		2069575	2069575			B005915/2

CUISINE FOODSERVICE

		Class: 29, 30, 32

Goods:

Class 29: Meat, meat products, fish, fish products, seafood, poultry, game; sausages, bacon, black pudding, scotch eggs, eggs; ham, turkey, beef, pork; pate; tuna; dairy products, milk and milk products, butter, cheese, oils and fats, fruit sauces; cream, sour cream, curd, whey, margarine, yoghurt and yoghurt products; desserts and preparations for making desserts; imitation cream, coffee whiteners, jams, marmalades, preserves, snack foods; dried and cooked fruit and vegetables; but not including any such goods being prepared meals. Class 30: Pasties, pies, quiche, bread and bread products, confectionery, cakes, pastry, cheesecakes, salad dressings, condiments, tomato sauce, snack foods; but not including any such goods being prepared meals. Class 32: Non-alcoholic drinks and preparations for making such drinks, fruit and vegetable juices for use as beverages, mineral and aerated waters, spring waters.

GB	United Kingdom	31-Jul-1991	31-Jul-1991	31-Jul-2018	Registered	Brake Bros Limited

		1471950	1471950			B813-025/3

DRAGON WINGS

		Class: 29

		Goods: Marinated wings of poultry included in class 29.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	28-Mar-2003	28-Mar-2003	28-Mar-2023	Registered	Brake Bros Limited

		2327892B	2327892B			B333157/1

FOOD ZONE (series of 2)

Class: 16, 29, 30, 32, 34, 39

Goods:

Printed matter and publications; cardboard and articles made of cardboard; books, periodicals, posters, photographs and prints, poster place mats; stationery; cards; pens, pencils; stickers; menus.

Meat; meat products; fish, poultry and game; ambient frozen and chilled food products made from meat, fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; dessert products.

Breads, bread rolls, croissants, bagels, ciabattas, crumpets, scones, baguettes, naan breads, pitta breads, rice; pasta, pasta products; snack foods; prepared meals; dumplings; sauces; pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; milk based desserts, ice creams; sorbet; chocolate beverages with milk; coffee; tea; artificial coffee; drinks not included in other classes.

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Lighters; matches; smokers’ articles.

Transportation of goods; packaging and storage of goods; travel arrangements.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	28-Mar-2003	28-Mar-2003	28-Mar-2023	Registered	Brake Bros Limited

		2327892A	2327892A			B333157

FOOD ZONE THE GREAT EAT (series of 4)

Class: 16, 29, 30, 32, 34, 39

Goods:

Printed matter and publications; cardboard and articles made of cardboard; books, periodicals, posters, photographs and prints, poster place mats; stationery; cards; pens, pencils; stickers; menus.

Meat; meat products; fish, poultry and game; ambient frozen and chilled food products made from meat, fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; dessert products.

Breads, bread rolls, croissants, bagels, ciabattas, crumpets, scones, baguettes, naan breads, pitta breads, rice; pasta, pasta products; snack foods; prepared meals; dumplings; sauces; pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; milk based desserts, ice creams; sorbet; chocolate beverages with milk; coffee; tea; artificial coffee; drinks not included in other classes.

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Lighters; matches; smokers’ articles.

Transportation of goods; packaging and storage of goods; travel arrangements.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom				Registered	Freshfayre Limited

B005915/b

FRESHFAYRE

Class: 35, 39

Goods:

The bringing together, for the benefit of others, of a variety of food and drink products, including ambient food and drink products and chilled foods, enabling customers to conveniently view and purchase those goods; the aforementioned services also provided by means of telecommunications.

Delivery and distribution of food and drink products, including ambient food and drink products and chilled foods.

GB	United Kingdom	23-Jun-2011	23-Jun-2011	23-Jun-2021	Registered	Brake Bros Limited

		2585588	2585588			B005902/25
HUDSON’S & logo (series of 2)

Class: 11, 29, 30, 43

Goods:

Cooking apparatus; steamers for heating food products; water baths for heating food products; food warming cabinets.

Meat; meat products; frozen and/or chilled food products made from meat.

Bread, bread rolls, buns; condiments, sauces, relish; snack foods.

Food and drink preparation; snack bar services.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	15-Jul-2013	15-Jul-2013	15-Jul-2023	Registered	Brake Bros Limited

		3013981	3013981			B005902/32

KITCHEN & CO food the way you like it & logo (series of 2)

		Class: 29, 30, 43

Goods:

Meat; meat products; fish; poultry and game; frozen and/or chilled food products made from meat, fish poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; milk based desserts; salads; fruit salads.

Ground and whole bean coffee, coffee and espresso beverages and beverages made with a base of coffee and/or espresso, ready to drink coffee, tea, cocoa; powdered flavourings, flavouring syrups; bakery products; baked goods, including muffins, scones, biscuits, cookies, pastries, cakes and breads, and ready-to-make mixes of the same; chocolate and confectionery items; granola; snack foods; prepared meals; ices and sweets; puddings, dessert products, ice creams, sorbets; donuts; sandwiches and wraps; pasta and pasta products; salad dressings; condiments.

Restaurants, cafes, cafeterias, snack bars and coffee bars, coffee shops; preparation of food and drink.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	22-Dec-1995	22-Dec-1995	22-Dec-2015	Registered	Brake Bros Limited

		2049458	2049458	2861011		B813-021

LARDERFRESH LOGO

		Class: 29, 30

Goods:

Class 29: Meat; meat products, fish; poultry and game; chilled food products made from meat, fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; eggs; edible oils and fats; potato chips, milk based desserts. Class 30: Rice; pasta; pasta products, snack foods; prepared meals; dumplings; salad dressings; vinegrette; sauces; pastries, cakes and pastry mixes; confectionery; sweets; puddings; dessert products.

GB	United Kingdom	26-Jul-2002	26-Jul-2002	26-Jul-2022	Registered	Brake Bros Limited

		2306323	2306323			B005915/e

LE PAIN CUISINE / Le Pain Cuisine (series of 2)

		Class: 30

		Goods: Flour and preparations made from cereals; bread, pastries, cakes and confectioneries.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	14-Mar-2002	14-Mar-2002	14-Mar-2022	Registered	Brake Bros Limited

		2295330	2295330			B318500

M&J SEAFOOD

		Class: 29, 30, 33, 43

Goods:

Meat; meat products; fish and fish products; prepared meals containing fish; poultry and game; frozen and/or chilled food products made from meat, fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; milk based desserts.

Rice, pasta; pasta products, snack foods, prepared meals, dumplings; sauces, pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; dessert products; ice creams; sorbet.

Alcoholic beverages including wines, spirits and liqueurs; cider and perry.

Restaurant services; self-service restaurant services; cafeteria services; catering services; food and drink preparations; wine bar services; cocktail bar services; snack bar services; canteen services.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	10-Feb-2007	10-Feb-2007	10-Feb-2017	Registered	Brake Bros Limited

		2446298	2446298			B005902/3a

M&J seafood fresh fish specialist (stylized)

		Class: 29

Goods:

Meat; meat products; fish and fish products; prepared meals containing fish; poultry and game; frozen and/or chilled food products made from meat, fish, poultry or game; prepared meals; fruit and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; milk based desserts.

GB	United Kingdom	06-Jun-2002	06-Jun-2002	06-Jun-2022	Registered	Brake Bros Limited

		2302225	2302225			B320706

MILE HIGH

		Class: 29, 30, 33, 43

Goods:

Meat; meat products; fish; poultry and game; frozen and/or chilled food products made from meat, fish poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; milk based desserts.

Rice, pasta; pasta products, snack foods, prepared meals, dumplings; sauces, pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; dessert products; ice creams; sorbet.

Alcoholic beverages including wines, spirits and liqueurs; cider and perry.

Catering services, food and drink preparation.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	01-May-2001	01-May-2001	01-May-2021	Registered	Brake Bros Limited

		2268791	2268791			B310958

MILE HIGH CHOCOLATE GATEAU

		Class: 30

Goods:

Gateaux, cakes, sponges, pastry, pastries, biscuits, non-medicated confectionery; frozen confectionery; pies, tarts, sweetmeats, sweets, desserts, puddings and toppings, fillings for the aforesaid goods; ice creams, sorbets.

GB	United Kingdom	11-Dec-1990	11-Dec-1990	11-Dec-2017	Registered	Brake Bros Limited

		1450160	1450160			B813-025/17
ORCHARD FARM

		Class: 29, 30, 31, 32

Goods:

Class 29: Soups and preparations for making soup; cooked, dried and preserved vegetables; milk; eggs and dairy products; jams; edible oils and fats; pickles; fish and pate; all included in class 29. Class 30: Pate, pasta, coffee, preparations for use as substitutes for coffee, tea, honey, treacle, condiments, mustard, vinegar, sugar, sauces, spices, beverages and rice grains; all included in class 30. Class 31: Vegetables; all included in class 31. Class 32: All goods included in class 32.

GB	United Kingdom	29-May-1997	29-May-1997	29-May-2017	Registered	Brake Bros Limited

		2134188	2134188			B813-025/18

ORCHARD FARM

		Class: 29

		Goods: Meat, fish, poultry and game; cooked meats, sliced meats, quiches, pork pies, savoury pies, gammon steaks; meat extracts.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	26-Jun-1998	26-Jun-1998	26-Jun-2018	Registered	Brake Bros Limited

		2170577	2170577			B813-025/19

ORCHARD FARM & LOGO

		Class: 29, 30, 31, 32

Goods:

Class 29: Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats. Class 30: Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking powder; salt, mustard; vinegar, sauces (condiments); spices; ice. Class 31: Agricultural, horticultural and forestry products and grains not included in other classes; fresh fruits and vegetables; seeds; malt. Class 32: Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	20-Dec-2000	20-Dec-2000	20-Dec-2020	Registered	Brake Bros Limited

		2256385	2256385			B066897

ORGANIC & LOGO

		Class: 29, 30, 31, 32

Goods:

Meat, fish, poultry and game and products made therefrom; vegetable preparations for use as substitutes for meat; non-dairy products intended as substitutes for milk; cheese, dairy and non-dairy butters; cream; preparations made from plants for use as foodstuffs; tofu; eggs; preserved, dried, cooked, frozen or otherwise prepared vegetables and fruits; sea vegetables; edible oils and edible fats; jellies, jams, preserves, sauces; mayonnaise; fruit and vegetable purees and sauces; prepared nuts; all being organically grown or being made principally from ingredients which are organically grown.

Coffee and coffee substitutes; carob powder; tea and tea substitutes; condiments and sauces; soups; salt and salt substitutes; spices; vinegar; herbs; mustard; salad dressings; all being organically grown or being made principally from ingredients which are organically grown.

Fresh fruits and vegetables; seeds including edible seeds; all being organically grown or being made principally from ingredients which are organically grown.

Fruit juices and fruit concentrates; all being organically grown, or being made principally from ingredients which are organically grown.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	31-Aug-2010	31-Aug-2010	31-Aug-2020	Registered	Brake Bros Limited

		2557120	2557120			B005902/18a

PASTA PRONTO & logo (series of 2) (new)

		Class: 29, 30

Goods:

Meat; meat products; fish; poultry and game; dairy products; fruits and vegetables, all being preserved, dried, cooked or frozen; frozen and/or chilled products made from meat, fish, poultry, game, dairy products or fruits and vegetables (all being preserved, dried, cooked or frozen); prepared meals; vegetarian prepared meals.

Pasta; pasta products; snack foods; prepared meals; sauces for pasta.

GB	United Kingdom	20-Apr-2010	20-Apr-2010	20-Apr-2020	Registered	Brake Bros Limited

		2545438	2545438		Rw Not Required	B005902/18

PASTA PRONTO (stylized) (series of 2)

		Class: 29, 30

Goods:

Meat; meat products; fish; poultry and game; dairy products; fruits and vegetables, all being preserved, dried, cooked or frozen; frozen and/or chilled products made from meat, fish, poultry, game, dairy products or fruits and vegetables (all being preserved, dried, cooked or frozen); prepared meals; vegetarian prepared meals.

Pasta; pasta products; snack foods; prepared meals; sauces for pasta.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	02-Apr-2003	02-Apr-2003	02-Apr-2023	Registered	Brake Bros Limited

		2328259	2328259			B333584

PAULEYS

		Class: 31

		Goods: Fresh fruits and fresh vegetables.

GB	United Kingdom	20-Jan-2007	20-Jan-2007	20-Jan-2017	Registered	Brake Bros Limited

		2444218	2444218			B005902/4

pauleys fresh produce (stylized) (series of 3)

		Class: 31

		Goods: Fresh fruits and fresh vegetables.

GB	United Kingdom	12-Feb-2003	12-Feb-2003	12-Feb-2023	Registered	Brake Bros Limited

		2323425	2323425			B813-025/30

PRIORITY FALLS

		Class: 32

		Goods: Flavoured water; unflavoured water; soft drinks; juices.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	11-Nov-1985	11-Nov-1985	11-Nov-2016	Registered	Brake Bros Limited

		1254090	1254090			B813-057/2

PURITAN MAID

	Class: 29

		Goods: All goods included in class 29, but not including including edible oils or edible fats, or any goods of the same description as edible or edible fats.

GB	United Kingdom	19-Jan-2001	19-Jan-2001	19-Jan-2021	Registered	M & J Seafood Limited

		2258404	2258404			B813-025/29

SEAFOODIRECT.CO.UK & ARROW LOGO

		Class: 29

		Goods: Fish, crustacea, seafood.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	16-Apr-2008	16-Apr-2008	16-Apr-2018	Registered	Brake Bros Limited

		2485033	2485033			B005915/a

SMARTCRUMB

		Class: 29, 30, 40

Goods:

Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats; frozen fish, frozen vegetables, frozen meat, the aforementioned goods provided in a non pre-fried crumb coating.

Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice; bread, breadcrumbs.

Treatment of materials; freezing of foods.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	04-Apr-2014	29-Oct-2013	29-Oct-2023	Registered	Brake Bros Limited

		3028485	3028485			B005902/35

SUB350 (series of 2)

		Class: 29, 30, 43

Goods:

Meat; meat products; fish; poultry and game; dairy products; fruits and vegetables, all being preserved, dried, cooked or frozen; frozen and/or chilled products made from meat, fish, poultry, game, dairy products or fruits and vegetables (all being preserved, dried, cooked or frozen); prepared meals; vegetarian prepared meals.

Prepared snack foods; prepared meals; flour and preparations made from cereals or from flour; bread, bread products, bakery products; sandwiches and wrap sandwiches; rolls, baguettes, baps, cobs, buns, muffins, pitta bread.

Food and drink preparation; snack bar services; catering services.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	26-Jul-2011	26-Jul-2011	26-Jul-2021	Registered	Brake Bros Limited

		2589096	2589096			B005902/26

SUBSTOP & logo (series of 2)

		Class: 29, 30, 43

Goods:

Meat; meat products; fish; poultry and game; dairy products; fruits and vegetables, all being preserved, dried, cooked or frozen; frozen and/or chilled products made from meat, fish, poultry, game, dairy products or fruits and vegetables (all being preserved, dried, cooked or frozen); prepared meals; vegetarian prepared meals.

Prepared snack foods; prepared meals; flour and preparations made from cereals or from flour; bread, bread products, bakery products; sandwiches and wrap sandwiches; rolls, baguettes, baps, cobs, buns, muffins, pitta bread.

Food and drink preparation; snack bar services; catering services.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	05-Jun-2009	05-Jun-2009	05-Jun-2019	Registered	Brake Bros Limited

		2517739	2517739			B005902/10

SUNBLAZE

		Class: 29, 30, 31

Goods:

Preserved, dried and cooked fruits, vegetables and pulses including tinned fruits, vegetables and pulses; semi-preserved fruits and vegetables including, but not limited to tomatoes, courgettes, peppers, aubergines, artichokes; vegetable purees; jellies, jams, fruit sauces; eggs; butter, cheese; edible oils.

Coffee, tea; couscous; pasta and pasta products; flour and preparations made from cereals; bread, pastry and confectionery; speciality breads; honey; salt, mustard; vinegar, sauces (condiments); spices; ice.

Fruits and vegetables; seeds; nuts; fresh pulses; malt.

GB	United Kingdom	05-Feb-2010	05-Feb-2010	05-Feb-2020	Registered	Brake Bros Limited

		2538171	2538171			B005902/14

SUNBLAZE

		Class: 30

		Goods: Ice creams, sorbets, ices, desserts, frozen confectionery.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	20-Dec-2013	15-Jul-2013	15-Jul-2023	Registered	Brake Bros Limited

		3013986	3013986			B005902/31

THE KITCHEN DINER food the way you like it & logo (series of 2)

		Class: 29, 30

Goods:

Meat; meat products; fish; poultry and game; frozen and/or chilled food products made from meat, fish poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; milk based desserts; salads; fruit salads.

Ground and whole bean coffee, coffee and espresso beverages and beverages made with a base of coffee and/or espresso, ready to drink coffee, tea, cocoa; powdered flavourings, flavouring syrups; bakery products; baked goods, including muffins, scones, biscuits, cookies, pastries, cakes and breads, and ready-to-make mixes of the same; chocolate and confectionery items; granola; snack foods; prepared meals; ices and sweets; puddings, dessert products, ice creams, sorbets; donuts; sandwiches and wraps; pasta and pasta products; salad dressings; condiments.

GB	United Kingdom	22-Dec-1995	22-Dec-1995	22-Dec-2015	Registered	Brake Bros Limited

		2049470	2049470			B813-010

THE PUDDING FACTORY

		Class: 30

		Goods: Puddings; pies; gateaux.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	19-Dec-2012	19-Dec-2012	19-Dec-2022	Registered	Brake Bros Limited

		2646288	2646288			B005902/29

TUK TUK

		Class: 29, 30

Goods:

Meat, fish, poultry and game; products made from meat, fish, poultry and game; meat extracts; preserved, frozen, dried and cooked fruits and vegetables; jellies, jams, compotes, pickles; Indian style snacks; ready prepared curry dishes with and without rice; pulses, lentils, dahls; food paste; prepared meals and snack foods.

Flour and preparations made from cereals; bread, Indian style breads; naan breads; poppadoms; rice; sauces and chutneys; spices; curry pastes; food pastes; curry sauces; prepared meals and snack foods.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	14-Mar-2002	14-Mar-2002	14-Mar-2022	Registered	Brake Bros Limited

		2295337	2295337			B318503

TWIN CHEFS LOGO (series of 3)

		Class: 29, 30, 33, 43

Goods:

Meat; meat products; fish; poultry and game; frozen and/or chilled food products made from meat, fish, poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; milk based desserts.

Rice, pasta; pasta products, snack foods, prepared meals, dumplings; sauces, pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; dessert products; ice creams; sorbet.

Alcoholic beverages including wines, spirits and liqueurs; cider and perry.

Restaurant services; self-service restaurant services; cafeteria services; catering services; food and drink preparation; wine bar services; cocktail bar services; snack bar services; canteen services.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	25-Jan-2003	25-Jan-2003	25-Jan-2023	Registered	Brake Bros Limited

		2321869	2321869			B329654

TWIN CHEFS LOGO (series of 3)

		Class: 39

		Goods: Transportation of goods; package and storage of goods; travel arrangements.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	22-Jul-2003	22-Jul-2003	22-Jul-2023	Registered	Brake Bros Limited

		2338408	2338408			B005915/f

WOODWARD & logo (series of 4)

		Class: 09, 29, 30, 32, 33, 35, 39, 41, 42

Goods:

Downloadable electronic publications, in particular catalogues and directories.

Meat; fish, poultry and game, all being fresh or frozen; meat extracts; fruits and vegetables, all being preserved, dried, cooked, canned or frozen; jellies and dairy products; jams, marmalade, eggs, edible oils, edible fats; food preserves; potato crisps and potato products; prepared meals and constituents therefor; snack foods.

Coffee, tea, sugar, rice, tapioca, sago; mixtures of coffee and chicory, coffee essences and coffee extracts; chicory and chicory mixtures, all for use as substitutes for coffee; flour, preparations made from cereals, bread, biscuits; cakes, pastry, non-medicated confectionery; edible ices; refreshing ice; honey, treacle; yeast, baking-powder, salt, mustard, vinegar, pepper, sauces, salad sauces; spices; prepared meals and constituents therefor, snack foods.

Beers, mineral and carbonated waters and other non-alcoholic beverages; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Alcoholic beverages; wines, spirits and liqueurs.

The bringing together, for the benefit of others, of a variety of goods and services, enabling customers to conveniently view and purchase those goods from an Internet website, a catalogue and/or personalised shopping list by mail order or by means of telecommunications, all of the aforesaid specialising in the supply of food, drink and other products and services to hotels, restaurants, public houses and other catering outlets; the bringing together, for the benefit of others, of a variety of goods and services, through a television shopping channel, enabling customers to conveniently view and purchase those goods and services by means of telecommunications; advertising, marketing and promotion of goods and services; cost and payment calculation, monitoring, recordal and processing; organisation, operation and supervision of sales and promotional incentive schemes; customer advisory and consultancy services; the provision of promotional, incentive and loyalty schemes by means of customer club membership schemes.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
Transport; packaging and storage of goods; delivery of goods; computerised ordering of goods. Providing online catalogues and directories. Website hosting.

GB	United Kingdom	10-Jul-1997	10-Jul-1997	10-Jul-2017	Registered	Brake Bros Limited

		2138569A	2138569A			B813-053

WORLD OF ICE CREAM LOGO (long)

Class: 29, 30, 43

Goods:

Class 29: Meat; meat products; fish, poultry and game; frozen and/or chilled food products made from meat, fish poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; dessert products. Class 30: Rice, pasta; pasta products, snack foods, prepared meals, dumplings; sauces, pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; milk based desserts, ice creams; sorbet. Class 43: Restaurant services; self-service restaurant services; cafeteria services; catering services for the provision of food and drink; food and drink preparation; wine bar services; cocktail bar services; snack bar services; canteen services.

Country & Trademark Name		Registration No. & Date	Application No. & Date	Renewal Date & Quinn	Status	Proprietor
GB	United Kingdom	10-Jul-1997	10-Jul-1997	10-Jul-2017	Registered	Brake Bros Limited

		2138569B	2138569B			B813-053/1

WORLD OF ICE CREAM LOGO (round)

Class: 29, 30, 43

Goods:

Class 29: Meat; meat products; fish, poultry and game; frozen and/or chilled food products made from meat, fish poultry or game; prepared meals; fruits and vegetables, all being preserved, dried, cooked or frozen; vegetarian prepared meals; potato chips; eggs; dessert products. Class 30: Rice, pasta; pasta products, snack foods, prepared meals, dumplings; sauces, pastries, cakes and pastry mixes; confectionery; frozen confectionery; ices and sweets; puddings; milk based desserts, ice creams; sorbet. Class 43: Restaurant services; self-service restaurant services; cafeteria services; catering services for the provision of food and drink; food and drink preparation; wine bar services; cocktail bar services; snack bar services; canteen services.

GB	United Kingdom	25-Apr-1997	25-Apr-1997	25-Apr-2017	Registered	Brake Bros Foodservice Limited

		2131014	2131014			B813-051

YELLOW CAB CAKE CO./YELLOW CAB FOOD CO. (series of 4)

Class: 30

Goods: Confectionery, candies, cakes, pastries, pralines, bread and bread products.

Part 2

Domain Names

Account	Domain name	Type	Let Lapse	DNS Type	Web Pointing	Domain name servers
Brake Bros Limited	bakeandbite.co.uk	UKTLD	No.	FWD:	http://www.countrychoice.co.uk	Demys name servers.
Brake Bros Limited	bakenbite.co.uk	UKTLD	No.	FWD:	http://www.countrychoice.co.uk	Demys name servers.
Brake Bros Limited	birchstead.co.uk	UKTLD	No.	IP/CNAME:	88.208.244.217	Demys name servers.
Brake Bros Limited	birchstead.com	GTLD	No.	IP/CNAME:	88.208.244.217	Demys name servers.
Brake Bros Limited	birchstead.org.uk	UKTLD	No.	IP/CNAME:	88.208.244.217	Demys name servers.
Brake Bros Limited	birchsteadmature.co.uk	UKTLD	No.	IP/CNAME:	88.208.244.217	Demys name servers.
Brake Bros Limited	birchsteadmature.com	GTLD	No.	IP/CNAME:	88.208.244.217	Demys name servers.
Brake Bros Limited	birchsteadmature.org.uk	UKTLD	No.	IP/CNAME:	88.208.244.217	Demys name servers.
Brake Bros Limited	birchsteadmaturemeat.co.uk	UKTLD	No.	IP/CNAME:	88.208.244.217	Demys name servers.
Brake Bros Limited	birchsteadmaturemeat.com	GTLD	No.	IP/CNAME:	88.208.244.217	Demys name servers.
Brake Bros Limited	birchsteadmaturemeat.org.uk	UKTLD	No.	IP/CNAME:	88.208.244.217	Demys name servers.
Brake Bros Limited	birchsteadmaturemeats.co.uk	UKTLD	No.	IP/CNAME:	88.208.244.217	Demys name servers.
Brake Bros Limited	birchsteadmaturemeats.com	GTLD	No.	IP/CNAME:	88.208.244.217	Demys name servers.
Brake Bros Limited	birchsteadmaturemeats.org.uk	UKTLD	No.	IP/CNAME:	88.208.244.217	Demys name servers.
Brake Bros Limited	boulanger.co.uk	UKTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	boulangeriespecialist.co.uk	UKTLD	No.	FWD:	http://www.brakesgroup.co.uk/	Demys name servers.
Brake Bros Limited	boulangeriespecialist.com	GTLD	No.	FWD:	http://www.brakesgroup.co.uk/	Demys name servers.
Brake Bros Limited	brake.co.uk	UKTLD	No.	IP/CNAME:	freshideas.brakeshosting.co.uk	Demys name servers.
Brake Bros Limited	brake.eu	CCTLD	No.	IP/CNAME:	80.76.197.135	Demys name servers.
Brake Bros Limited	brake.uk	UKTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brake-bros.com	GTLD	No.	FWD:	http://www.brake.co.uk/	Demys name servers.
Brake Bros Limited	brake-brothers.co.uk	UKTLD	No.	FWD:	http://www.brake.co.uk	Demys name servers.
Brake Bros Limited	brakebros.co.uk	UKTLD	No.	FWD:	http://www.brake.co.uk	Demys name servers.
Brake Bros Limited	brakebrosfood.co.uk	UKTLD	No.	FWD:	http://www.brake.co.uk	Demys name servers.
Brake Bros Limited	brakebrosfood.com	GTLD	No.	FWD:	http://www.brake.co.uk	Demys name servers.
Brake Bros Limited	brakebrosfoodservice.co.uk	UKTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakebrosfoodservice.com	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.

Account	Domain name	Type	Let Lapse	DNS Type	Web Pointing	Domain name servers
Brake Bros Limited	brakebross.co.uk	UKTLD	No.	FWD:	http://www.brake.co.uk	Demys name servers.
Brake Bros Limited	brakefoodgroup.com	GTLD	No.	FWD:	http://www.brake.co.uk	Demys name servers.
Brake Bros Limited	brakefoodgroup.net	GTLD	No.	FWD:	http://www.brake.co.uk	Demys name servers.
Brake Bros Limited	brakefrance.com	GTLD	No.	FWD:	http://www.brake.co.uk/	Demys name servers.
Brake Bros Limited	brakefresh.co.uk	UKTLD	No.	FWD:	http://www.brake.co.uk	Demys name servers.
Brake Bros Limited	brakegrocery.co.uk	UKTLD	No.	FWD:	http://www.brake.co.uk	Demys name servers.
Brake Bros Limited	brakegrocery.com	GTLD	No.	FWD:	http://www.brake.co.uk	Demys name servers.
Brake Bros Limited	brakegrocery.net	GTLD	No.	FWD:	http://www.brake.co.uk/	Demys name servers.
Brake Bros Limited	brakegroup.co.uk	UKTLD	No.	FWD:	http://www.brakesgroup.co.uk	Demys name servers.
Brake Bros Limited	brakegroup.com	GTLD	No.	FWD:	http://www.brakesgroup.co.uk	Demys name servers.
Brake Bros Limited	brakes.catering	NGTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakes.education	NGTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakes.jobs	STLD	No.	FWD:	http://www.brake.co.uk	Demys name servers.
Brake Bros Limited	brakes.pub	NGTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakes.scot	NGTLD	No.	IP/CNAME:		Demys name servers.
Brake Bros Limited	brakesassure.co.uk	UKTLD	No.	IP/CNAME:	213.70.228.169	Demys name servers.
Brake Bros Limited	brakesassure.com	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakesassure-test.co.uk	UKTLD	No.	IP/CNAME:	213.70.228.174	Demys name servers.
Brake Bros Limited	brakesassure-test.com	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakesbros.co.uk	UKTLD	No.	FWD:	http://www.brake.co.uk	Demys name servers.
Brake Bros Limited	brakesbrothers.co.uk	UKTLD	No.	FWD:	http://www.brake.co.uk	Demys name servers.
Brake Bros Limited	brakescateringequipment.co.uk	UKTLD	No.	FWD:	http://www.brakesce.co.uk	Demys name servers.
Brake Bros Limited	brakesce.catering	NGTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakesce.co.uk	UKTLD	No.	IP/CNAME:	134.0.22.9	Demys name servers.
Brake Bros Limited	brakescorporate.catering	NGTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakescreativefoods.co.uk	UKTLD	No.	FWD:	http://www.brake.co.uk	Demys name servers.
Brake Bros Limited	brakescrew.biz	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakescrew.co.uk	UKTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakescrew.com	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.

Account	Domain name	Type	Let Lapse	DNS Type	Web Pointing	Domain name servers
Brake Bros Limited	brakescrew.eu	CCTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakescrew.info	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakescrew.net	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakescrew.org	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakescrew.org.uk	UKTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakescrew.tv	CCTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakesfoodmarket.co.uk	UKTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakesfoodmarket.com	GTLD	No.	IP/CNAME:	foodmarket.brakeshosting.co.uk	Demys name servers.
Brake Bros Limited	brakesfoodmarket.fr	CCTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakesfoodmarket.se	CCTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakesfreshideas.co.uk	UKTLD	No.	FWD:	http://www.brake.co.uk	Demys name servers.
Brake Bros Limited	brakesfreshideas.com	GTLD	No.	FWD:	http://www.brake.co.uk	Demys name servers.
Brake Bros Limited	brakesfreshideas.eu	CCTLD	No.	FWD:	http://www.brake.co.uk	Demys name servers.
Brake Bros Limited	brakesfreshideas.org.uk	UKTLD	No.	FWD:	http://www.brake.co.uk	Demys name servers.
Brake Bros Limited	brakesgroup.co.uk	UKTLD	No.	IP/CNAME:	81.89.136.48	Demys name servers.
Brake Bros Limited	brakesgroup.com	GTLD	No.	IP/CNAME:	brakesgroup.brakeshosting.co.uk	Demys name servers.
Brake Bros Limited	brakesgroup.eu	CCTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakesindependent.catering	NGTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakeslocal.biz	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakeslocal.co.uk	UKTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakeslocal.com	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakeslocal.eu	CCTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakeslocal.info	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakeslocal.net	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakeslocal.org	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakeslocal.org.uk	UKTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakeslocal.tv	CCTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakesmarket.co.uk	UKTLD	No.			Demys name servers.
Brake Bros Limited	brakesmarket.com	GTLD	No.			Demys name servers.
Brake Bros Limited	brakesmarket.eu	CCTLD	No.			Demys name servers.

Account	Domain name	Type	Let Lapse	DNS Type	Web Pointing	Domain name servers
Brake Bros Limited	brakesmarket.fr	CCTLD	No.			Demys name servers.
Brake Bros Limited	brakesmarket.se	CCTLD	No.			Demys name servers.
Brake Bros Limited	brakesmps.co.uk	UKTLD	No.	IP/CNAME:	www-brakesmps.service.maglabs.net	Demys name servers.
Brake Bros Limited	brakesmps.com	GTLD	No.	IP/CNAME:	www-brakesmps.service.maglabs.net	Demys name servers.
Brake Bros Limited	brakesordering.co.uk	UKTLD	No.			Demys name servers.
Brake Bros Limited	brakesprofessionalfoodmarket.co.uk	UKTLD	No.			Demys name servers.
Brake Bros Limited	brakesprofessionalfoodmarket.com	GTLD	No.			Demys name servers.
Brake Bros Limited	brakesprofessionalfoodmarket.eu	CCTLD	No.			Demys name servers.
Brake Bros Limited	brakesprofessionalfoodmarket.fr	CCTLD	No.			Demys name servers.
Brake Bros Limited	brakesprofessionalfoodmarket.se	CCTLD	No.			Demys name servers.
Brake Bros Limited	brakessolutions.biz	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakessolutions.co.uk	UKTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakessolutions.com	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakessolutions.eu	CCTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakessolutions.info	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakessolutions.net	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakessolutions.org	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakessolutions.org.uk	UKTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakessolutions.tv	CCTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	brakesstudentchef.co.uk	UKTLD	No.	IP/CNAME:	87.117.239.136	Demys name servers.
M&J Seafood Limited	british-skippers.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	british-skippers.com	GTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	britishskippers.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	britishskippers.com	GTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	campbellandneill.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	campbellandneill.com	GTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	campbellandneillsmokedsalmon.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	campbellandneillsmokedsalmon.com	GTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.

Account	Domain name	Type	Let Lapse	DNS Type	Web Pointing	Domain name servers
Brake Bros Limited	cew.co.uk	UKTLD	No.	IP/CNAME:	87.106.191.152	Demys name servers.
Brake Bros Limited	chilled-direct.co	CCTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	chilled-direct.com	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	chilleddirect.co	CCTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	chilleddirect.com	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
M&J Seafood Limited	cornish-skippers.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	cornish-skippers.com	GTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	cornishskippers.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	cornishskippers.com	GTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
Brake Bros Limited	country-choice-foods.co.uk	UKTLD	No.	FWD:	http://www.countrychoice.co.uk	Demys name servers.
Brake Bros Limited	countrychoice.catering	NGTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	countrychoice.co.uk	UKTLD	No.	IP/CNAME:	81.89.143.111	Demys name servers.
Brake Bros Limited	countrychoice.org.uk	UKTLD	No.	FWD:	http://www.countrychoice.co.uk/	Demys name servers.
Brake Bros Limited	countrychoicefoods.co.uk	UKTLD	No.	FWD:	http://www.countrychoice.co.uk	Demys name servers.
Brake Bros Limited	countrychoicefoods.ie	CCTLD	No.	FWD:	http://www.countrychoice.co.uk	Demys name servers.
Brake Bros Limited	creativefoodsatbrakes.co.uk	UKTLD	No.	FWD:	http://www.creative-foods.co.uk	Demys name servers.
Brake Bros Limited	davifrais.com	GTLD	No.	IP/CNAME:	rm74z.x.incapdns.net	Demys name servers.
Brake Bros Limited	davigel.ae	CCTLD	No.	IP/CNAME:	164.109.29.134	Demys name servers.
Brake Bros Limited	davigel.be	CCTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	davigel.com	GTLD	No.	IP/CNAME:	rm74z.x.incapdns.net	Demys name servers.
Brake Bros Limited	davigel.es	CCTLD	No.	IP/CNAME:	pjadc.x.incapdns.net	Demys name servers.
Brake Bros Limited	davigel.eu	CCTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	davigel.fr	CCTLD	No.	IP/CNAME:	cp5ah.x.incapdns.net	Demys name servers.
Brake Bros Limited	davigel.it	CCTLD	No.	IP/CNAME:	lof4o.x.incapdns.net	Demys name servers.
Brake Bros Limited	davigel.me	CCTLD	No.	IP/CNAME:	164.109.29.134	Demys name servers.
Brake Bros Limited	davigel.pt	CCTLD	No.	IP/CNAME:	suwys.x.incapdns.net	Demys name servers.
Brake Bros Limited	davigel-information.com	GTLD	No.	IP/CNAME:	213.186.33.4	Demys name servers.
Brake Bros Limited	davigel-recrute.fr	CCTLD	No.	IP/CNAME:	s6vzj.x.incapdns.net	Demys name servers.
M&J Seafood Limited	directseafood.co.uk	UKTLD	No.	FWD:	http://www.directseafoods.co.uk	Demys name servers.
M&J Seafood Limited	directseafood.eu	CCTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.

Account	Domain name	Type	Let Lapse	DNS Type	Web Pointing	Domain name servers
M&J Seafood Limited	directseafood.net	GTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	directseafood.org.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
Brake Bros Limited	emenuglaces.fr	CCTLD	No.	IP/CNAME:	151.80.25.150	Demys name servers.
M&J Seafood Limited	english-skippers.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	english-skippers.com	GTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	englishskippers.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	englishskippers.com	GTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
Brake Bros Limited	foodservice.co.uk	UKTLD	No.	FWD:	http://www.brake.co.uk	Demys name servers.
Brake Bros Limited	formation-et-expertise.fr	CCTLD	No.	IP/CNAME:	f3fqw.x.incapdns.net	Demys name servers.
Brake Bros Limited	freshfayre.catering	NGTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	freshfayre.com	GTLD	No.	FWD:	http://www.freshfayre.co.uk	Demys name servers.
Brake Bros Limited	freshfayre.eu	CCTLD	No.	FWD:	http://www.freshfayre.co.uk	Demys name servers.
Brake Bros Limited	freshfayre.org.uk	UKTLD	No.	FWD:	http://www.freshfayre.co.uk	Demys name servers.
Brake Bros Limited	greatbritishicecreamco.co.uk	UKTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	greatbritishicecreamcomany.co.uk	UKTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
M&J Seafood Limited	irishskippers.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	irishskippers.com	GTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
Brake Bros Limited	laboulangeriespecialist.co.uk	UKTLD	No.	IP/CNAME:	boulangerie.brakeshosting.co.uk	Demys name servers.
Brake Bros Limited	laboulangeriespecialist.com	GTLD	No.	IP/CNAME:	88.208.246.13	Demys name servers.
Brake Bros Limited	lefournil.co.uk	UKTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	maison-des-gourmets.co.uk	UKTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	maisondesgourmets.co.uk	UKTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
M&J Seafood Limited	mandjseafood.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	mandjseafood.com	GTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	mandjseafood.scot	NGTLD	No.	IP/CNAME:		Demys name servers.
M&J Seafood Limited	mandjseafoods.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	mandjseafoods.com	GTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
Brake Bros Limited	meat-direct.co	CCTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	meat-direct.com	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.

Account	Domain name	Type	Let Lapse	DNS Type	Web Pointing	Domain name servers
Brake Bros Limited	meatdirect.co	CCTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	menigoprofessionalfoodmarket.se	CCTLD	No.			Demys name servers.
M&J Seafood Limited	mjseafood.catering	NGTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
M&J Seafood Limited	mjseafood.co.uk	UKTLD	No.	IP/CNAME:	81.89.143.97	Demys name servers.
M&J Seafood Limited	mjseafood.com	GTLD	No.	IP/CNAME:	mjseafood.brakeshosting.co.uk	Demys name servers.
M&J Seafood Limited	mjseafood.eu	CCTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	mjseafoods.co.uk	UKTLD	No.	IP/CNAME:	81.89.143.97	Demys name servers.
M&J Seafood Limited	mjseafoods.com	GTLD	No.	IP/CNAME:	81.89.143.97	Demys name servers.
M&J Seafood Limited	mjseafoods.eu	CCTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
Brake Bros Limited	okfs.co.uk	UKTLD	No.	FWD:	http://www.brakesgroup.co.uk	Demys name servers.
Brake Bros Limited	orchardfarm.com	GTLD	No.	FWD:	http://www.creative-foods.co.uk	Demys name servers.
Pauleys Limited	pauleys.co.uk	UKTLD	No.	IP/CNAME:	159.253.211.8	Demys name servers.
Brake Bros Limited	primemeat.co.uk	UKTLD	No.	FWD:	http://www.primemeats.co.uk	Demys name servers.
Brake Bros Limited	primemeats.co.uk	UKTLD	No.	IP/CNAME:	primemeats.brakeshosting.co.uk	Demys name servers.
Brake Bros Limited	produits-davigel.com	GTLD	No.	IP/CNAME:	p9b5z.x.incapdns.net	Demys name servers.
Brake Bros Limited	professionalfoodmarket.co.uk	UKTLD	No.			Demys name servers.
Brake Bros Limited	professionalfoodmarket.com	GTLD	No.			Demys name servers.
Brake Bros Limited	professionalfoodmarket.eu	CCTLD	No.			Demys name servers.
Brake Bros Limited	professionalfoodmarket.fr	CCTLD	No.			Demys name servers.
Brake Bros Limited	professionalfoodmarket.se	CCTLD	No.			Demys name servers.
M&J Seafood Limited	responsiblesourcing.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	scottish-skippers.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	scottish-skippers.com	GTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	scottishskippers.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	scottishskippers.com	GTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	seadirect.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	seafood-direct.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	seafoodmasterclass.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	seafoodmasterclass.com	GTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	seafoods-direct.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.

Account	Domain name	Type	Let Lapse	DNS Type	Web Pointing	Domain name servers
M&J Seafood Limited	southcoastskippers.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	southcoastskippers.com	GTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	sustainableseafood.co.uk	UKTLD	No.	IP/CNAME:	mjseafood.brakeshosting.co.uk	Demys name servers.
Brake Bros Limited	tasteofitaly.co.uk	UKTLD	No.	FWD:	http://www.brake.co.uk	Demys name servers.
Brake Bros Limited	thebrakescrew.biz	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	thebrakescrew.co.uk	UKTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	thebrakescrew.com	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	thebrakescrew.eu	CCTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	thebrakescrew.info	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	thebrakescrew.net	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	thebrakescrew.org	GTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	thebrakescrew.org.uk	UKTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	thebrakescrew.tv	CCTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	thegreatbritishicecreamco.co.uk	UKTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	thegreatbritishicecreamcompany.co.uk	UKTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	thepuddingfactory.co.uk	UKTLD	No.	IP/CNAME:	88.208.244.218	Demys name servers.
Brake Bros Limited	thepuddingfactory.org.uk	UKTLD	No.	IP/CNAME:	88.208.244.218	Demys name servers.
M&J Seafood Limited	ukskippers.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	ukskippers.com	GTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	welsh-skippers.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	welsh-skippers.com	GTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	welshskippers.co.uk	UKTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
M&J Seafood Limited	welshskippers.com	GTLD	No.	FWD:	http://www.mjseafood.com	Demys name servers.
Wild Harvest Limited	wildharvest.catering	NGTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Wild Harvest Limited	wildharvestuk.com	GTLD	No.	IP/CNAME:	wildharvest.brakeshosting.co.uk	Demys name servers.
Brake Bros Limited	woodward.catering	NGTLD	No.	IP/CNAME:	parked.demys.com	Demys name servers.
Brake Bros Limited	woodward.scot	NGTLD	No.	FWD:	http://www.woodward-foodservice.com	Demys name servers.
Brake Bros Limited	woodward-foodservice.co.uk	UKTLD	No.	FWD:	http://www.woodward-foodservice.com	Demys name servers.
Brake Bros Limited	woodward-foodservice.com	GTLD	No.	IP/CNAME:	woodward.brakeshosting.co.uk	Demys name servers.

Account	Domain name	Type	Let Lapse	DNS Type	Web Pointing	Domain name servers
Brake Bros Limited	woodwardfoodservice.co.uk	UKTLD	No.	FWD:	http://www.woodward-foodservice.com	Demys name servers.
Brake Bros Limited	woodwardfoodservice.com	GTLD	No.	FWD:	http://www.woodward-foodservice.com	Demys name servers.
Brake Bros Limited	brakeshosting.co.uk	UKTLD	No.			ns-01.visarc.co.uk. ns-02.visarc.co.uk.
Brake Bros Limited	mjseafood.catering	NGTLD
Brake Bros Limited	wildharvest.catering	NGTLD

Schedule 8

Material Contracts

Part 1

Customers

Customer	Data Room Reference

United Kingdom and Ireland

1) Mitchell’s & Butlers (MandB)	7.2.7.3.1

2) Compass	7.2.7.9.1

3) The Restaurant Group (TRG)	7.2.7.10.1

4) Sodexo	7.2.7.11.1

5) Stonegate	7.2.7.13.1

6) Scotland Excel	7.2.7.12.1

7) WSH Other	7.2.7.14.1

8) John Lewis	7.2.7.16.1

9) Wagamama	7.2.7.24

10) Debenhams	7.2.7.18

11) Wetherspoons	7.2.7.25.1

12) Welcome Break	7.2.7.15

13) Fourseason	7.2.7.5.1

14) NHS Eng	7.2.7.19

15) Itsu	7.2.7.25.7

16) Orchid	7.2.7.17.1

17) Mitie Cat	7.2.7.20

18) Tuco Ltd	7.2.7.21.1

19) Hilton	7.2.7.22.1

20) Wyevale (previously the Garden Centre)	7.2.7.7

France

1) Louvre Hotels	7.2.5.28-29

2) API	7.2.5.9-11

3) Groupe Restalliance	7.2.5.3

4) Sodexo	7.2.5.1

5) Picard Plateforme	7.2.5.48-49

6) Uniha	7.2.5.2

7) Courtepaille	7.2.5.50

8) Autogrill	7.2.5.47

9) Poivre Rouge	7.2.5.31

10) CHU Angers	copy of contract not provided

Sweden

1) Fazer Food Services	7.2.4.9 & 7.2.4.10

2) Stockholm Stad	7.2.4.6

3) Scandic Hotel AB	7.2.4.24

4) Lunds Kommun M.FL	7.2.4.27

5) Texas Smoke House	7.2.4.11

6) VGR	7.2.4.38

7) Uppsala	7.2.4.39-41

8) Sundsvall	7.2.4.42

9) Norrköping	7.2.4.16

10) Jönköping	7.2.4.14

Part 2

Suppliers

Contracts marked with (*) are contracted on the basis of the standard terms and conditions of the Group (Data Room Documents 8.1.4 and 8.1.5).

Supplier	Data Room Reference

United Kingdom and Ireland

1) Coca Cola Enterprises Limited	*

2) Princes International	*

3) GB Oils Limited	8.2.1.8.1

4) Unilever UK Ltd	*

5) J&B Woodcock & Sons	*

6) Pepsico International	*

7) Costa Limited	8.2.1.24.1

8) McCain Foods GB Ltd	*

9) Nestlé	*

10) Yearsley IS Ltd	*

France

1) Socopa Viandes Frais	8.5.2.21, 8.5.2.22 & 8.5.2.23

2) Alliance Elabores 76	8.5.2.7, 8.5.2.8 & 8.5.2.11

3) Rohan Viandes Elaboration	copy of contract not provided

4) Nestlé Grand Froid SA	copy of contract not provided

5) Goedegebuur Frais	8.5.2.17

6) Entremont (Sodiaal)	8.5.2.24

7) Gelagri	copy of contract not provided

8) Gie Pasquier	copy of contract not provided

9) American Seafoods Company LLC	copy of contract not provided

10) Marine Harvest Lorient	copy of contract not provided

Sweden

1) Arla Foods AB	8.4.14

2) Fruktservice I Helsingborg AB	copy of contract not provided

3) Servicestyckarna AB	copy of contract not provided

4) Findus Sverige AB	8.4.8

5) Feldts Fisk & Skaldjur AB	8.4.7

6) Scan AB	8.4.11

7) Orkla Foods Sverige	8.4.10

8) Unilever Sverige	8.4.13

9) Texas Smoke House Smm AB	8.4.15

10) Atria Sverige AB	8.4.4

Schedule 9

Restricted Employees

Ken McMeikan

David Burns

Jonas Kohler

Phil Wieland

Michael Ball

Ian Keilty

Maria Neeve

Alan Waite

David Lodge

Stuart Smith

Ian Goldsmith

Jacques Deronzier

Jerome Jouanin

Jörgen Johansson,

Antoine de Cernon

Andrew Bush

Sarah Whibley

Keith McLeod

Raj Tugnait

Duncan Gibson

Execution

EXECUTED as a deed by		/s/ Michael Plantevin

CUCINA (BC) LUXCO S.À R.L.		Director Michael Plantevin

acting by		/s/ Aurélien Vasseur

Director Aurélien Vasseur

EXECUTED as a deed by		/s/ Michael Plantevin

CUCINA (BC) GROUP FINANCE S.À R.L.		Director Michael Plantevin

acting by		/s/ Aurélien Vasseur
Director Aurélien Vasseur

EXECUTED as a deed by		/s/ Dwight Poler

CUCINA CAYMAN HNW, L.P.		Director

acting by Cucina Cayman HNW GP, Ltd,
its General Partner

in the presence of:	/s/ Kirsten Poler

Print name of witness:	Kirsten Poler

Address:	54 Parliament Hill

London NW3 2TL

EXECUTED as a deed by		/s/ Dwight Poler

CUCINA CAYMAN LP		Director

acting by Cucina GP, its General Partner

in the presence of:	/s/ Kirsten Poler

Print name of witness:	Kirsten Poler

Address:	54 Parliament Hill

London NW3 2TL

EXECUTED as a deed by		/s/ Kennedy McMeikan
KEN MCMEIKAN
in the presence of:

/s/ Phil Wieland
Print name of witness:	Phil Wieland
Address:	Tower House 10 Southampton St London WC2E 7HA

EXECUTED as a deed by		/s/ Phil Wieland
PHIL WIELAND
in the presence of:

/s/ Kennedy McMeikan
Print name of witness:	Kennedy McMeikan
Address:	Tower house 10 Southampton St London WC2E 7HA

EXECUTED as a deed by		/s/ Sarah Whibley
SARAH WHIBLEY
in the presence of:

/s/ Georgiana Andrews
Print name of witness:	Georgiana Andrews
Address:	100 New Bridge St London EC4V 6JA

EXECUTED as a deed by		/s/ Andrew Bush
ANDREW BUSH
in the presence of:

/s/ Juliet Bush
Print name of witness:	Juliet Bush
Address:	Gate Lodge Burcott Leighton Buzzard LU7 0LZ

EXECUTED as a deed by		/s/ Jacques Deronzier
JACQUES DERONZIER
in the presence of:

/s/ Jérôme Jouanin
Print name of witness:	Jérôme Jouanin
Address:	9 rue Leconte de Lisle 91540 Mennecy France

EXECUTED as a deed by		/s/ Duncan Gibson
DUNCAN GIBSON
in the presence of:

/s/ Georgiana Andrews
Print name of witness:	Georgiana Andrews
Address:	100 New Bridge St London EC4V 6JA

EXECUTED as a deed by		/s/ Raj Tugnait
RAJ TUGNAIT
in the presence of:

/s/ Sara Heatherly
Print name of witness:	Sara Heatherly
Address:	Tower House 10 Southampton St London NCZE 7HA

EXECUTED as a deed by		/s/ Keith Mcleod
KEITH MCLEOD
in the presence of:

/s/ Georgiana Andrews
Print name of witness:	Georgiana Andrews
Address:	100 New Bridge St London EC4V 6JA

EXECUTED as a deed by		/s/ lan Keilty
IAN KEILTY
in the presence of:

/s/ L Duffy
Print name of witness:	Mrs. L. Duffy
Address:	55 Berners Way Broxbourne Herts. EN10 6NR

EXECUTED as a deed by		/s/ Stuart Smith
STUART SMITH
in the presence of:

/s/ Georgiana Andrews
Print name of witness:	Georgiana Andrews
Address:	100 New Bridge St London EC4V 6JA

EXECUTED as a deed by		/s/ Jonas Kohler
JONAS KOHLER
in the presence of:

/s/ Gun Sundberg
Print name of witness:	Gun Sundberg
Address:	Visirvägen Z6 14174 Segeltorp

THE PURCHASER

EXECUTED as a deed by	/s/ Russell T. Libby

SYSCO CORPORATION	Authorised Signatory